EXHIBIT 10.1

Execution Copy

SERVICE AGREEMENT
FOR THE
KALAELOA SEAWATER DESALINATION FACILITY
DESIGN, BUILD, OPERATE AND MAINTAIN PROJECT
OAHU, HAWAII

between

THE BOARD OF WATER SUPPLY, CITY AND COUNTY OF HONOLULU

and

KALAELOA DESALCO LLC

Dated as of

June 2, 2023

[This Page Intentionally Left Blank]

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ARTICLE 1

DEFINITIONS AND INTERPRETATION

SECTION 1.1.DEFINITIONS3

SECTION 1.2.INTERPRETATION30

(A)Plurality30

(B)Headings30

(C)References Hereto30

(D)References to Days and Time of Day30

(E)References to Including30

(F)References to Statutes30

(G)References to Governmental Bodies and Private Persons30

(H)References to Documents and Standards30

(I)References to All Reasonable Efforts31

(J)References to Dollar Amounts31

(K)References to Promptly31

(L)Entire Agreement31

(M)Standards of Workmanship and Materials31

(N)Technical Standards and Codes31

(O)Technical or Construction Industry Terminology32

(P)Causing Performance32

(Q)Party Bearing Cost of Performance32

(R)Good Industry Practice and Good Engineering and Construction Practice32

(S)Applicability, Stringency and Consistency of Contract Standards32

(T)Delivery of Documents in Printed and Digital Format32

(U)Severability32

(V)Drafting Responsibility33

(W)No Third Party Rights33

(X)Acting Reasonably and in Good Faith; Discretion33

(Y)Governing Law33

(Z)Defined Terms33

(AA)Interpolation33

(BB)Accounting and Financial Terms33

(CC)References to Approval33

(DD)Persons33

(EE)Design and Construction Requirements34

(FF)Liquidated Damages34

(GG)Assistance35

(HH)References to Treatment35

(II)Counterparts35

(JJ)HRS, HAR, City Charter, and City Ordinances35

SECTION 1.3.ABBREVIATIONS35

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES

SECTION 2.1.REPRESENTATIONS AND WARRANTIES OF THE BWS36

(A)Existence and Powers36

(B)Due Authorization and Binding Obligation36

(C)No Conflict36

(D)No Approvals Required36

(E)No Litigation36

(F)Claims and Demands36

SECTION 2.2.REPRESENTATIONS AND WARRANTIES OF THE DBOM CONTRACTOR36

(A)Existence and Powers36

(B)Due Authorization and Binding Obligation37

(C)No Conflict37

(D)No Approvals Required37

(E)No Litigation37

(F)Claims and Demands37

(G)Applicable Law Compliance37

(H)Practicability and Possibility of Performance37

(I)Intellectual Property38

(J)Information Supplied by or on Behalf of the DBOM Contractor38

(K)Design-Build Performance and Payment Bonds38

(L)Guaranty Agreement38

(M)Required Design-Build Period Insurance38

(N)No Conflicts of Interest38

(O)License39

(P)Proof of Compliance with Laws39

(Q)Certificate of Vendor Compliance39

(R)Conformity with Service Agreement Requirements39

ARTICLE 3

TERM

SECTION 3.1.EFFECTIVE DATE AND INITIAL TERM40

SECTION 3.2.BWS RENEWAL OPTIONS40

SECTION 3.3.SURVIVAL40

ARTICLE 4

GENERAL PERFORMANCE REQUIREMENTS

SECTION 4.1.DBOM CONTRACTOR RESPONSIBILITIES GENERALLY42

(A)Reliance42

(B)Scope of the Contract Services42

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(C)Compliance with Certain Federal Requirements42

(D)Cooperation43

(E)Responsibility for Personnel and Subcontractors43

(F)Design Professional Licensing Requirements43

(G)Customer Outreach44

(H)DBOM Contractor’s Place of Business44

SECTION 4.2.ACCESS TO AND SUITABILITY OF THE PROJECT SITE44

(A)Familiarity with the Project Site44

(B)Independent Verification44

(C)Project Site Access44

(D)Department of Land and Natural Resources Right of Entry Permits45

SECTION 4.3.INFORMATION PROVIDED BY OR ON BEHALF OF THE BWS47

(A)Generally47

(B)Limited Reliance by DBOM Contractor47

(C)No Reliance by DBOM Contractor on the Reference Documents49

SECTION 4.4.COMPLIANCE WITH APPLICABLE LAW49

(A)Compliance with Applicable Law Obligation49

(B)Compliance with Conditions in Governmental Approvals49

(C)Governmental Approvals Necessary for Continued Construction50

(D)Investigations of Non-Compliance50

(E)Fines, Penalties and Remediation50

SECTION 4.5.GENERAL EXCISE AND OTHER TAXES51

SECTION 4.6.ENGAGEMENT OF PROJECT MANAGER51

(A)Duties51

(B)Fees52

SECTION 4.7.DELIVERABLE MATERIAL52

SECTION 4.8.PERIODIC REPORTS52

(A)Design-Build Period Monthly Progress Reports52

(B)Monthly Operations Reports53

(C)Annual Asset Management Reports53

(D)Annual Operations and Maintenance Reports53

(E)Default Reports53

SECTION 4.9.FINANCIAL RECORDS54

(A)Design-Build Work Books and Records54

(B)Operation Services Books and Records54

(C)Availability of Books and Records54

(D)Guarantor Financial Reports55

(E)Inspection, Audit and Adjustment55

SECTION 4.10.LOSS, DAMAGE OR DESTRUCTION OF THE PROJECT55

(A)Prevention and Repair55

(B)Insurance and Other Third Party Payments55

(C)Payment for Restoration Work and Uninsured Costs55

(D)Repair of Property56

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SECTION 4.11.OVERLAP OF DESIGN-BUILD PERIOD AND OPERATION PERIOD56

ARTICLE 5

MANAGEMENT, LABOR AND SUBCONTRACTORS

SECTION 5.1.MANAGEMENT57

(A)Design-Build Manager57

(B)O&M Plant Manager57

(C)DBOM Contractor’s Operations Lead58

(D)BWS Rights with Respect to Key Individuals58

(E)Replacement of Certain Key Individuals; Liquidated Damages59

SECTION 5.2.LABOR59

(A)Personnel Performance59

(B)Training of DBOM Contractor and Subcontractor Employees60

(C)Labor Relations60

(D)Notice of Labor Disputes60

(E)Wages and Hours60

(F)Overtime Work61

(G)Certified Payrolls and Fringe Benefits61

(H)Maintain Payroll Records61

(I)Availability of Payrolls and Fringe Benefits61

(J)Violations62

(K)Post Wage Schedule62

(L)Employee Interviews62

(M)Failure to Comply62

(N)Non-Discrimination Policy62

(O)Sexual Harassment64

(P)Abuse, Use, Sale or Possession of Drugs or Intoxicants65

(Q)Inclusion in Subcontracts65

(R)DBOM Contractor Employee Whistleblower Rights and Requirement to Inform Employees of Whistleblower Rights65

(S)Employee-Related Insurance Coverage65

(T)Applicability of Certain Federal Requirements65

SECTION 5.3.EMPLOYMENT OF STATE RESIDENTS ON CONSTRUCTION CONTRACTS66

(A)Generally66

(B)Defined Terms66

(C)Requirements of DBOM Contractor66

(D)Penalties66

(E)Conflict with Federal Law66

SECTION 5.4.SUBCONTRACTORS67

(A)Right to Subcontract67

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(B)Required Use of Specified Significant Subcontractors67

(C)Performance Failure68

(D)Restricted Persons68

(E)Subcontractor Licensing68

(F)Availability of Significant Subcontractors and Key Individuals68

(G)Removal of Subcontractor Personnel68

(H)Assignability68

(I)Prompt Payment to Subcontractors69

(J)Subcontractor Claims69

(K)Subcontracting with Small and Minority Businesses, Women's Business Enterprises and Labor Surplus Area Firms70

SECTION 5.5.TERMINATION, AMENDMENT, ASSIGNMENT AND REPLACEMENT OF MATERIAL SUBCONTRACTS70

(A)Termination, Amendment and Assignment70

(B)Replacement71

ARTICLE 6

DEVELOPMENT PERIOD

SECTION 6.1.COMMENCEMENT OF DEVELOPMENT PERIOD WORK72

SECTION 6.2.PROJECT SITE SUITABILITY CONFIRMATION72

(A)Project Site Familiarity72

(B)Development Period Responsibilities72

SECTION 6.3.ENVIRONMENTAL AND ARCHAEOLOGICAL REVIEW72

(A)Environmental and Archaeological Review Generally72

(B)NEPA Document and Archeological Construction Monitoring, Mitigation and Preservation Plans72

(C)Environmental and Archaeological Mitigation Measures73

(D)Finalization of Environmental Review and Design-Build Work73

SECTION 6.4.PILOT TESTING73

(A)Governmental Approval Testing73

(B)Enhanced Testing74

(C)Failure to Achieve a Reasonable Match75

(D)Failure to Achieve No Detrimental Impact75

(E)BWS Termination Rights75

(F)Potential Adjustments Following Pilot Testing76

SECTION 6.5.DBOM CONTRACTOR DEVELOPMENT PERIOD RESPONSIBILITIES76

SECTION 6.6.BWS DEVELOPMENT PERIOD RESPONSIBILITIES77

SECTION 6.7.CONSTRUCTION COMMENCEMENT DATE CONDITIONS78

(A)Construction Commencement Date Conditions Generally78

(B)Construction Commencement Date Conditions78

SECTION 6.8.CLOSING THE DEVELOPMENT PERIOD79

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(A)Establishment of the Construction Commencement Date79

(B)Effect of the Establishment of the Construction Commencement Date79

(C)BWS Issuance of Limited Notice to Proceed79

ARTICLE 7

DESIGN AND PERMITTING OF THE PROJECT

SECTION 7.1.DBOM CONTRACTOR DESIGN WORK81

(A)Performance of the Design Work81

(B)Sole Responsibility and Liability81

(C)BWS Review and Comment on Design Documents81

(D)Changes to the Design and Construction Requirements82

(E)Documents at the Project Site82

SECTION 7.2.CHANGES TO THE DESIGN AND CONSTRUCTION REQUIREMENTS AT DBOM CONTRACTOR REQUEST82

(A)BWS Consent Required82

(B)Notice and Information as to Proposed Change82

(C)DBOM Contractor’s Responsibility to Identify Proposed Design and Construction Requirements Changes83

(D)Changes to Design Documents Made to Comply with Design and Construction Requirements83

SECTION 7.3.OTHER CHANGES TO THE DESIGN-BUILD WORK AND DESIGN AND CONSTRUCTION REQUIREMENTS83

(A)Changes Made Due To Uncontrollable Circumstances83

(B)Changes Required By Governmental Bodies84

(C)Changes Required by the BWS84

SECTION 7.4.DESIGN-BUILD WORK PERMITTING RESPONSIBILITIES85

(A)DBOM Contractor Governmental Approvals Responsibility Generally85

(B)Application Process86

(C)Data and Information87

(D)Non-Compliance and Enforcement87

(E)Reports to Governmental Bodies87

(F)Potential Regulatory Change87

(G)DBOM Contractor Assistance to the BWS88

(H)BWS-designated Governmental Approvals and Limited Permitting Assistance by the BWS88

(I)DBOM Contractor Assumption of Permitting Risk89

(J)Uncontrollable Circumstance Relief Associated with Certain Permitting Obligations90

(K)Assumed Approval Issuance Dates90

(L)Delays Affecting BWS-Designated Governmental Approvals93

SECTION 7.5.NEW DOMESTIC WATER SUPPLY PERMIT93

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ARTICLE 8

CONSTRUCTION OF THE PROJECT

SECTION 8.1.DESIGN-BUILD WORK GENERALLY95

(A)Commencement of Construction Period Work95

(B)Elements of the Design-Build Work95

(C)Sequencing and Staging of Design-Build Work95

(D)Laydown and Staging Areas96

(E)Schedule and Reports96

(F)Quality Assurance and Quality Control96

(G)Title and Risk of Loss97

(H)Encumbrances97

(I)Interfaces97

(J)On-Site Meetings and Design and Construction Review97

(K)Utilities97

(L)Software Programming98

(M)Payment of Costs98

(N)Notice of Default98

(O)Required Engineer-of-Record Certification98

SECTION 8.2.DIFFERING SITE CONDITIONS98

(A)Development Period Work Relating to Differing Site Conditions98

(B)Discovery of Differing Site Conditions98

(C)Relief for Differing Site Conditions99

SECTION 8.3.REGULATED SITE CONDITIONS99

(A)DBOM Contractor Responsibilities and Indemnity99

(B)Known Regulated Site Conditions99

(C)Unknown Regulated Site Conditions99

(D)Remediation of Unknown Regulated Site Conditions100

(E)Relief for Unknown Regulated Site Conditions100

(F)Articles of Historic or Scientific Value100

(G)Generator Liability101

(H)Archeological Construction Monitoring, Mitigation and Preservation Plans101

SECTION 8.4.CONSTRUCTION PRACTICE101

SECTION 8.5.MAINTENANCE OF BWS WATER SYSTEM OPERATIONS102

SECTION 8.6.SUSPENSION OF WORK102

(A)BWS Right to Suspend Work102

(B)Uncontrollable Circumstance Relief Due to Suspension102

(C)DBOM Contractor’s Responsibilities During Suspension102

SECTION 8.7.RESPONSIBILITY FOR HEALTH AND SAFETY103

(A)Health and Safety Representative103

(B)Precautions and Protection103

(C)Health and Safety Inspections and Meetings104

(D)Design-Build Health and Safety Plan104

(E)Health and Safety Compliance Requirements104

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(F)Emergencies104

SECTION 8.8.SECURITY105

(A)Security Generally105

(B)Design-Build Security Plan105

SECTION 8.9.CONSTRUCTION MONITORING, OBSERVATIONS, TESTING AND UNCOVERING OF WORK105

(A)Observation and Design-Build Work Review Protocol105

(B)DBOM Contractor Tests and Inspections106

(C)BWS Tests, Observations and Inspections106

(D)Overtime Work Inspections106

(E)Certificates and Reports107

(F)Notice of Covering Design-Build Work107

SECTION 8.10.CORRECTION OF DESIGN-BUILD WORK108

(A)Correction of Non-Conforming Design-Build Work108

(B)Election to Accept Non-Conforming Design-Build Work108

(C)Relation to Other Obligations108

SECTION 8.11.PROJECT WARRANTIES108

SECTION 8.12.EXISTING SOURCED SEAWATER WELLS AND UIC WELL109

(A)Existing Sourced Seawater Wells and UIC Well Generally109

(B)Condition of the Existing Sourced Seawater Wells; DBOM Contractor Evaluation109

(C)Uncontrollable Circumstance Relief for Defects in Sourced Seawater Wells110

(D)Insufficiency of Sourced Seawater Supply110

SECTION 8.13.MECHANICAL COMPLETION110

(A)Conditions to Mechanical Completion110

(B)Notice of Mechanical Completion112

SECTION 8.14.FINAL PUNCH LIST112

ARTICLE 9

COMMISSIONING, TESTING, ACCEPTANCE AND FINAL COMPLETION

SECTION 9.1.COMMISSIONING113

(A)Generally113

(B)Commissioning Plan113

(C)Water Production and Disposal during Commissioning113

SECTION 9.2.ACCEPTANCE TESTING113

(A)Submittal of Full Facility Test and Acceptance Test Plan113

(B)Notice of Commencement of Reliability Demonstration113

(C)Conditions to Commencement of the Full Facility Test and the Acceptance Tests113

(D)Conduct of the Reliability Demonstration114

(E)Test Report114

(F)Water Production and Delivery Prior to the Acceptance Date114

SECTION 9.3.ACCEPTANCE DATE CONDITIONS115

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SECTION 9.4.THE SCHEDULED ACCEPTANCE DATE AND DELAY LIQUIDATED DAMAGES115

(A)Schedule for Achieving Acceptance115

(B)Acceptance Prior to Scheduled Acceptance Date116

(C)Acceptance Subsequent to Scheduled Acceptance Date; Delay Liquidated Damages116

SECTION 9.5.ACCEPTANCE DATE CONCURRENCE OR DISAGREEMENT116

(A)Acceptance Date Concurrence116

(B)Acceptance Date Disagreement116

(C)No Design-Build Price Payments for Acceptance Prior to Acceptance Date117

SECTION 9.6.FAILURE TO ACHIEVE ACCEPTANCE117

SECTION 9.7.FINAL COMPLETION117

SECTION 9.8.NO ACCEPTANCE, WAIVER OR RELEASE118

ARTICLE 10

PAYMENT OF THE DESIGN-BUILD PRICE

SECTION 10.1.DESIGN-BUILD PRICE120

(A)Design-Build Price Generally120

(B)Fixed Design-Build Price120

(C)Fixed Design-Build Price Adjustments120

(D)Limitation on Payments for Costs of the Design-Build Work124

(E)Financing of the Design-Build Price124

(F)No Service Fee Payment Prior to Acceptance125

SECTION 10.2.PAYMENT FOR THE DEVELOPMENT PERIOD WORK125

(A)Fixed Development Price125

(B)Fixed Payment and Performance Schedule125

(C)Disbursement Procedure125

(D)Disbursement Dispute Procedures126

SECTION 10.3.PAYMENT PROCEDURE FOR CONSTRUCTION PERIOD WORK126

(A)Progress Payments126

(B)Construction Disbursement Procedure127

(C)Disbursement Dispute Procedures128

(D)Retention128

SECTION 10.4.PERMISSIBLE WITHHOLDINGS129

SECTION 10.5.FINAL REQUISITION AND PAYMENT130

(A)Final Requisition130

(B)Final Payment131

(C)Failure to Comply132

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ARTICLE 11

OPERATION AND MANAGEMENT

SECTION 11.1.DBOM CONTRACTOR OBLIGATIONS GENERALLY133

(A)Operation and Management Responsibility for the Project133

(B)Encumbrances133

(C)Transfer and Application of Industry Experience133

SECTION 11.2.BWS OPERATION PERIOD OBLIGATIONS GENERALLY133

SECTION 11.3.SERVICE COORDINATION134

(A)Communications and Meetings134

(B)Complaints and Communications134

SECTION 11.4.TRAINING OF BWS PERSONNEL134

SECTION 11.5.UTILITIES DURING THE OPERATION PERIOD135

(A)Electricity Supply and Consumption135

(B)All Other Utilities135

SECTION 11.6.OPERATION AND MAINTENANCE MANUAL135

(A)DBOM Contractor Responsibility135

(B)Supplements for Capital Modifications136

SECTION 11.7.OPERATING PROTOCOL136

SECTION 11.8.SAFETY136

SECTION 11.9.SECURITY137

SECTION 11.10.SAMPLING, TESTING AND LABORATORY WORK137

SECTION 11.11.NO NUISANCE COVENANT137

SECTION 11.12.OPERATING GOVERNMENTAL APPROVALS138

(A)Applications and Submittals138

(B)Data and Information138

(C)Non-Compliance and Enforcement139

(D)Reports to Governmental Bodies139

(E)Potential Regulatory Change139

SECTION 11.13.BWS ACCESS TO PROJECT139

SECTION 11.14.OPERATING DATA AND PROJECT RECORDS140

(A)Computerized Information System140

(B)Availability of Operating Data to BWS140

(C)Record Documents140

SECTION 11.15.EMERGENCIES140

(A)Operation Period Emergency Response Plan140

(B)Emergency Action141

ARTICLE 12

PERFORMANCE

SECTION 12.1.BWS WATER SYSTEM142

(A)Reliance142

(B)Management of the BWS Water System and the Project142

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(C)Water Ownership and Limitations on DBOM Contractor Rights142

SECTION 12.2.WATER TREATMENT GUARANTEE142

(A)Applicable Law Limits142

(B)Enhanced Water Quality Standards142

(C)Liquidated Damages and Other Remedies for Breach of Water Treatment Guarantee142

(D)Adjustment of Liquidated Damages143

(E)Indemnity for Loss-and-Expense from Non-Complying Product Water143

(F)Change in Law Affecting Product Water144

SECTION 12.3.WATER DELIVERY GUARANTEE144

(A)Minimum and Maximum Daily Flow Rate144

(B)Compliance with Flow Rates144

(C)Water Delivery Guarantee; Liquidated Damages144

(D)Measuring Product Water Deliveries145

(E)Limited Permitted Downtime for Maintenance, Repair and Replacement Activities145

(F)Product Water Delivery Ramp-Up Period145

(G)BWS Right to Adjust the Water Delivery Guarantee146

(H)Extraordinary Flow Rate Change146

(I)Relation of Product Water Demand and Delivery to Service Fee147

(J)BWS-Directed Curtailments and Shutdowns147

(K)No BWS Obligation to Demand Water147

(L)Insufficiency of Sourced Seawater Supply147

SECTION 12.4.PRODUCTION EFFICIENCY GUARANTEE148

SECTION 12.5.HYDRAULIC TRANSIENTS GUARANTEE148

SECTION 12.6.ENVIRONMENTAL GUARANTEE148

SECTION 12.7.SOURCED SEAWATER QUALITY AND UNCONTROLLABLE CIRCUMSTANCES148

(A)Relief Generally148

(B)Sourced Seawater Quality - Specified Parameters148

(C)Sourced Seawater Quality - Unspecified Parameters149

(D)Response Measures to Variations in Sourced Seawater Quality149

SECTION 12.8.BWS REMEDIES FOR NON-COMPLIANCE WITH PERFORMANCE GUARANTEES149

(A)Remedies149

(B)Performance Testing150

(C)Indemnification150

SECTION 12.9.SERVICE COORDINATION150

SECTION 12.10.METERING AND TESTING150

(A)Testing150

(B)Metering and Weighing151

SECTION 12.11.RELEASES, LEAKS AND SPILLS151

(A)Unauthorized Releases151

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(B)Notification and Reporting151

(C)Site Assessment upon Termination or Expiration151

(D)Cleanup and Costs151

(E)Indemnification152

SECTION 12.12.DBOM CONTRACTOR DISPOSAL OF RESIDUALS152

(A)Residuals Management152

(B)Acceptable Disposal Site152

(C)Transportation Operations152

(D)Acceptable Disposal Site Information153

(E)Title and Documentation153

(F)Indemnity153

SECTION 12.13.DBOM CONTRACTOR DISPOSAL OF RO PROCESS WASTEWATER AND NON-PRODUCT WATER153

SECTION 12.14.ADMINISTRATIVE SANCTIONS153

(A)Compliance Failures153

(B)Liquidated Damages154

ARTICLE 13

MAINTENANCE, REPAIR AND REPLACEMENT

SECTION 13.1.MAINTENANCE, REPAIR AND REPLACEMENT GENERALLY155

(A)Ordinary Maintenance, Repair and Replacements155

(B)Repair and Maintenance of Project Site155

SECTION 13.2.MAJOR MAINTENANCE, REPAIR AND REPLACEMENTS155

(A)Major Maintenance, Repair and Replacements Generally155

(B)Replacements of Excluded Project Equipment and Structures156

SECTION 13.3.MAINTENANCE, REPAIR AND REPLACEMENT PLAN AND SCHEDULE157

(A)Maintenance, Repair and Replacement Plan157

(B)Major Maintenance, Repair and Replacement Schedule158

SECTION 13.4.MEMBRANE REPAIR AND REPLACEMENT158

(A)DBOM Contractor Responsibility for Membrane Replacement158

(B)BWS Approval of Initial and Updated RO System Membrane Replacement Schedule159

SECTION 13.5.PROJECT EVALUATIONS160

(A)Initial and Final Valuation of Vehicles, Rolling Stock, Spare Parts and Consumables160

(B)Baseline Project Record160

(C)Periodic Inspection of the Project160

(D)Final Evaluation of the Project160

(E)Required Condition of Project Structures Upon Return to the BWS161

(F)Required Condition of Project Equipment Upon Return to the BWS161

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(G)End of Term Performance Evaluation161

(H)Determination of Handback Retainage161

(I)Establishment and Use of Handback Retainage Account162

(J)Performance of the Handback Work and Further Inspection162

(K)Final BWS Condition Assessment162

(L)Final Compliance163

(M)Effect of Election to Renew or Termination163

(N)Selection and Costs of Independent Evaluator163

SECTION 13.6.PERIODIC MAINTENANCE INSPECTIONS163

(A)Annual Maintenance Inspection163

(B)Full-Scale Inspections163

(C)Remediation164

(D)Unscheduled Inspections and No Transfer of Responsibility164

SECTION 13.7.COMPUTERIZED MAINTENANCE MANAGEMENT SYSTEM164

(A)DBOM Contractor Responsibility164

(B)BWS-Directed Changes to Computerized Maintenance Management System165

SECTION 13.8.DISPOSAL OF SURPLUS EQUIPMENT165

SECTION 13.9.WARRANTIES165

(A)Generally165

(B)Membrane Manufacturer’s Warranties and Guarantees165

ARTICLE 14

CAPITAL MODIFICATIONS

SECTION 14.1.CAPITAL MODIFICATIONS GENERALLY166

(A)Purpose166

(B)BWS Approval166

(C)Responsibility for Costs166

(D)Third Party Borrowing or Financing166

(E)Cost Savings166

SECTION 14.2.CAPITAL MODIFICATIONS AT DBOM CONTRACTOR REQUEST167

SECTION 14.3.MAINTENANCE, REPAIR AND REPLACEMENT CAPITAL MODIFICATIONS167

SECTION 14.4.CAPITAL MODIFICATIONS REQUIRED TO REMEDY DBOM CONTRACTOR BREACH167

SECTION 14.5.CAPITAL MODIFICATIONS DUE TO UNCONTROLLABLE CIRCUMSTANCES167

SECTION 14.6.CAPITAL MODIFICATIONS AT BWS DIRECTION168

SECTION 14.7.PRIMARY PROCEDURE FOR IMPLEMENTING CAPITAL MODIFICATIONS168

(A)Primary Implementation Procedure168

(B)DBOM Contractor Conceptual Plan and BWS Review168

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(C)DBOM Contractor Implementation Proposal168

(D)Negotiation and Finalization of DBOM Contractor Implementation Proposal169

(E)Implementation Procedures and DBOM Contractor Performance170

SECTION 14.8.ALTERNATIVE PROCEDURES FOR IMPLEMENTING CAPITAL MODIFICATIONS170

SECTION 14.9.FINANCING CAPITAL MODIFICATIONS170

SECTION 14.10.DBOM CONTRACTOR NON-IMPAIRMENT RIGHTS170

ARTICLE 15

SERVICE FEE AND OTHER PAYMENTS

SECTION 15.1.SERVICE FEE GENERALLY172

SECTION 15.2.SERVICE FEE FORMULA172

SECTION 15.3.BASE OPERATING CHARGE COMPONENTS172

(A)Base Operating Charge Formulas172

(B)Basis of Fixed Component173

(C)Basis of Variable Component173

(D)Adjustment Factors Applicable to the Fixed Component173

SECTION 15.4.FIXED COMPONENT174

SECTION 15.5.VARIABLE COMPONENT174

SECTION 15.6.ANNUAL CAPITAL MAINTENANCE CHARGE175

(A)Generally175

(B)Annual Capital Maintenance Charge175

(C)Annual Adjustment to the Annual Capital Maintenance Charge175

(D)MRR Account176

(E)Drawings from MRR Account during the Operation Period177

(F)Undisbursed Amounts177

(G)No Limitation on DBOM Contractor Obligations177

SECTION 15.7.ANNUAL MEMBRANE REPLACEMENT CHARGE178

(A)Generally178

(B)Annual Membrane Replacement Charge178

(C)Annual Adjustment to the Annual Membrane Replacement Charge178

(D)Membrane Replacement Account178

(E)Drawings from Membrane Replacement Account during the Operation Period179

(F)Undisbursed Amounts179

(G)No Limitation on DBOM Contractor Obligations179

SECTION 15.8.REIMBURSABLE COSTS CHARGE180

SECTION 15.9.EXTRAORDINARY ITEMS CHARGE OR CREDIT180

(A)Extraordinary Items180

(B)Treatment of Extraordinary Items Component181

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SECTION 15.10.BILLING AND PAYMENT181

(A)Billing181

(B)Payment181

(C)BWS Service Fee Offset Rights182

SECTION 15.11.ESTIMATES AND ADJUSTMENTS182

(A)Pro Rata Adjustments182

(B)Budgeting182

SECTION 15.12.ANNUAL SETTLEMENT182

(A)Generally182

(B)Annual Settlement of Electricity Costs183

SECTION 15.13.BILLING STATEMENT DISPUTES183

SECTION 15.14.PRIVATE BUSINESS USE RESTRICTIONS183

(A)Payments to DBOM Contractor183

(B)Review of Adjustments to the Service Fee183

SECTION 15.15.TAX EXEMPTION OF PROJECT184

ARTICLE 16

CHANGE PROCEDURES AND DISPUTE RESOLUTION

SECTION 16.1.CHANGE PROCEDURES185

(A)Modifications Must be in Writing185

(B)No Oral Modification185

(C)Change Orders and Unilateral Change Directives185

(D)Adjustments of Price or Time for Performance186

(E)Price Adjustment186

(F)Overhead and Profit187

(G)Cost or Pricing Data187

(H)Modification of Bonds189

(I)Claims189

SECTION 16.2.CLAIMS BASED ON ORAL DIRECTIVES190

(A)Oral Directives190

(B)Acknowledgment of Oral Directive190

SECTION 16.3.AUTHORITY TO RESOLVE CONTRACT AND BREACH OF CONTRACT CONTROVERSIES190

(A)Decisions of the Officer-in-Charge190

(B)Controversies between the BWS and the DBOM Contractor190

(C)Failure of Contracting Officer to Provide Final Decision191

(D)Controversies Involving BWS Claims Against the DBOM Contractor191

(E)Decision191

(F)Continued Performance by DBOM Contractor191

(G)Payments191

(H)Interest191

(I)Cost of Dispute192

(J)Remedies192

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SECTION 16.4.FORUM FOR LEGAL PROCEEDINGS192

SECTION 16.5.CONTINUANCE OF PERFORMANCE DURING DISPUTE192

ARTICLE 17

BREACH, DEFAULT, REMEDIES AND TERMINATION

SECTION 17.1.REMEDIES FOR BREACH193

(A)Generally193

(B)No Effect On Contract Services193

(C)No Duplicative Recovery; Express Remedies193

SECTION 17.2.EVENTS OF DEFAULT BY THE DBOM CONTRACTOR193

(A)Events of Default Not Requiring Previous Notice or Cure Opportunity for Termination193

(B)Events of Default Requiring Previous Notice and Cure Opportunity for Termination195

(C)Notice and Cure Opportunity195

(D)Other Remedies Upon DBOM Contractor Event of Default196

(E)Relationship to Liquidated Damages196

SECTION 17.3.LIMITATION ON DBOM CONTRACTOR LIABILITY196

(A)Initial Stated Monetary Limitation196

(B)Delay Liquidated Damages Sub-Limit196

(C)Stated Monetary Limitation for Contract Years Four through the End of the Term196

(D)Performance-Related Liquidated Damages Sub-Limit197

SECTION 17.4.APPLICABILITY AND INTERPRETATION OF THE LIMITATIONS ON LIABILITY197

SECTION 17.5.EVENTS OF DEFAULT BY THE BWS198

(A)Events of Default Permitting Termination198

(B)Notice and Cure Opportunity198

(C)Other BWS Breaches Constituting Uncontrollable Circumstances198

(D)Effect of Termination198

(E)Payment of Amounts Owing Through the Termination Date199

SECTION 17.6.BWS TERMINATION OPTIONS DURING THE DESIGN-BUILD PERIOD199

(A)BWS Termination for Cause199

(B)BWS Convenience Termination Right Prior to the Acceptance Date199

(C)Compensation in Connection with BWS Convenience Termination During the Design-Build Period199

(D)Payment of Amounts Owing Through the Termination Date200

(E)Delivery of Design-Build Period Work Product to the BWS201

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SECTION 17.7.BWS TERMINATION OPTIONS DURING THE OPERATION PERIOD201

(A)BWS Termination for Cause201

(B)BWS Convenience Termination Right During the Operation Period201

(C)Compensation in Connection with BWS Convenience Termination During the Operation Period201

(D)Payment of Amounts Owing Through the Termination Date203

SECTION 17.8.GENERAL PROVISIONS REGARDING CONVENIENCE TERMINATION203

(A)Termination Payment Contingent Upon Surrender of Possession203

(B)Adequacy of Termination Payment203

(C)Consideration for Convenience Termination Right203

(D)Completion or Continuance by BWS203

SECTION 17.9.OBLIGATIONS OF THE DBOM CONTRACTOR UPON TERMINATION OR EXPIRATION203

(A)DBOM Contractor Obligations203

(B)Hiring of DBOM Contractor Personnel205

(C)Continuity of Service and Technical Support206

(D)DBOM Contractor Payment of Certain Costs206

(E)BWS Payment of Certain Costs206

(F)Exit Test206

SECTION 17.10.NO WAIVERS207

SECTION 17.11.NO SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES207

ARTICLE 18

INSURANCE

SECTION 18.1.INSURANCE209

(A)DBOM Contractor Insurance209

(B)Insurers, Deductibles and BWS Rights209

(C)Certificates, Policies and Notice209

(D)Maintenance of Insurance Coverage210

(E)BWS Insurance211

(F)Reductions for Insurance Proceeds211

(G)Department of Land and Natural Resources Required Insurance211

ARTICLE 19

UNCONTROLLABLE CIRCUMSTANCES

SECTION 19.1.UNCONTROLLABLE CIRCUMSTANCES GENERALLY213

(A)Extent of Relief Available to the DBOM Contractor213

(B)Effect of Uncontrollable Circumstances on Obligations213

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(C)Mitigation Given Effect213

(D)Applicable Law Compliance213

(E)Limitations on DBOM Contractor Relief213

(F)No Relief from Payment Obligations Accrued and Owing214

(G)Contract Services Not Affected; Resumption of Performance214

SECTION 19.2.UNCONTROLLABLE CIRCUMSTANCE CLAIM PROCEDURES214

(A)Notice and Written Report214

(B)Updates214

(C)Submittal of Relief Request214

(D)Delay in Notification215

(E)Multiple and Overlapping Claims215

(F)Burden of Proof and Mitigation215

(G)BWS Response215

(H)Agreement or Dispute215

(I)Certifications215

SECTION 19.3.UNCONTROLLABLE CIRCUMSTANCES RELIEF216

SECTION 19.4.SCHEDULE RELIEF AND RELATED PRICE RELIEF216

(A)Conditions to Schedule Relief216

(B)Compensable Uncontrollable Circumstance Delay217

(C)Concurrent Delay217

SECTION 19.5.UNUSUALLY SEVERE AND ABNORMAL CLIMATIC EVENTS218

SECTION 19.6.EXISTING COVID-19 PANDEMIC218

SECTION 19.7.ADDITIONAL LIMITATIONS ON RELIEF218

(A)Limitations on Relief for Naturally Occurring Events Outside the State218

(B)Change in Law Pertaining to Taxes218

SECTION 19.8.CAPITAL MODIFICATIONS218

SECTION 19.9.RELEASE219

ARTICLE 20

INDEMNIFICATION

SECTION 20.1.DBOM CONTRACTOR’S OBLIGATION TO INDEMNIFY220

(A)DBOM Contractor Indemnity220

(B)Exceptions to and Limitations on the DBOM Contractor Indemnity221

(C)No Insurance Limitation221

(D)Reductions221

(E)Reliance by BWS Indemnitees222

SECTION 20.2.INDEMNIFICATION PROCEDURES222

(A)Notice222

(B)Consolidation of Claims222

(C)DBOM Contractor Right to Dispute and Conduct Claim222

(D)Rights and Duties of the Parties222

(E)BWS Indemnitee Rights to Conduct Defense223

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(F)Transfer of Conduct of Claim to BWS Indemnitee223

(G)DBOM Contractor Responsibility for Costs223

(H)Infringement of Intellectual Property Rights224

ARTICLE 21

SECURITY FOR PERFORMANCE

SECTION 21.1.GUARANTOR225

(A)Guaranty Agreement225

(B)Reports and Notifications Concerning the Financial Condition of the Guarantor225

(C)Material Adverse Change to the Financial Condition of the Guarantor225

(D)Credit Enhancement Upon a Material Adverse Change225

(E)BWS Termination Rights Associated with the Financial Condition of the Guarantor226

SECTION 21.2.BONDS226

(A)Performance and Payment Bonds226

(B)Operations Performance Bond227

(C)Surety Requirements227

(D)Monitoring of Sureties227

(E)Payment Claims Against the Payment Bond227

SECTION 21.3.COSTS OF PROVIDING SECURITY FOR PERFORMANCE228

(A)Generally228

(B)Release of Operations Performance Bond228

ARTICLE 22

MISCELLANEOUS PROVISIONS

SECTION 22.1.OWNERSHIP OF THE PROJECT AND INDEPENDENT CONTRACTOR STATUS229

SECTION 22.2.RELATIONSHIP OF THE PARTIES229

SECTION 22.3.SERVICE AGREEMENT ADMINISTRATION229

(A)Administrative Communications229

(B)Contract Administration Memoranda229

(C)Procedure229

(D)Effect230

SECTION 22.4.SERVICE AGREEMENT AMENDMENTS230

(A)Amendments Generally230

(B)Procedure230

SECTION 22.5.CONTRACT REPRESENTATIVES230

(A)DBOM Contractor Representative230

(B)DBOM Contractor’s Senior Supervisors230

(C)BWS’s Officer-in-Charge231

(D)BWS Approvals and Consents231

SECTION 22.6.PROPERTY RIGHTS231

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(A)Identification of all Intellectual Property231

(B)Protection from Infringement231

(C)Exceptions to Infringement Protection231

(D)Intellectual Property Developed by the DBOM Contractor232

SECTION 22.7.INTEREST ON OVERDUE OBLIGATIONS232

SECTION 22.8.NEGOTIATED FIXED PRICE WORK232

(A)Fixed Component of the Service Fee and Fixed Design-Build Price232

(B)Negotiated Lump Sum Pricing of Work for Which the BWS is Financially Responsible232

SECTION 22.9.COST SUBSTANTIATION233

(A)Cost Substantiation Generally233

(B)Costs Requiring Cost Substantiation233

(C)Cost Substantiation Certificate233

(D)Allowable Design-Build Work Costs234

(E)Evidence of Costs Incurred234

(F)Subcontractor Mark-Ups234

(G)Payment of Reimbursable Expenses234

SECTION 22.10.GENERAL DUTY TO MITIGATE234

(A)Mitigation by the DBOM Contractor234

(B)Mitigation by the BWS234

SECTION 22.11.ACTIONS OF THE BWS IN ITS GOVERNMENTAL CAPACITY235

SECTION 22.12.CONTRACT NOT BINDING UNLESS FUNDS AVAILABLE235

(A)Manager Certification235

(B)Certification of a Portion of Funds235

(C)Contracts Involving Federal Funds235

(D)No Adjustments Unless Sufficient Funds are Made Available235

SECTION 22.13.ASSIGNMENT236

(A)By the DBOM Contractor236

(B)By the BWS236

SECTION 22.14.CONFIDENTIALITY237

(A)Confidential Nature of Information237

(B)Limitation on Use and Disclosure237

(C)Security Plan237

(D)Information Provided to BWS237

(E)Survival237

SECTION 22.15.CONFIDENTIALITY OF PERSONAL INFORMATION237

(A)Definitions237

(B)Confidentiality of Material237

(C)Security Awareness Training and Confidentiality Agreements238

(D)Termination for Cause238

(E)Records Retention238

SECTION 22.16.ASSIGNMENT OF ANTITRUST CLAIMS238

SECTION 22.17.CAMPAIGN CONTRIBUTIONS BY STATE AND COUNTY CONTRACTORS239

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SECTION 22.18.PUBLICITY239

SECTION 22.19.COMPLIANCE WITH MATERIAL AGREEMENTS239

SECTION 22.20.BINDING EFFECT239

SECTION 22.21.NOTICES239

(A)Procedure239

(B)BWS Notice Address239

(C)Project Manager Notice Address240

(D)DBOM Contractor Notice Address240

SECTION 22.22.NOTICE OF LITIGATION240

SECTION 22.23.FURTHER ASSURANCES240

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TRANSACTION FORMS

A.Form of Guaranty Agreement

B.Form of Labor and Materials Payment Bond

C.Form of Design-Build Performance Bond

D.Form of Operations Performance Bond

SCHEDULES

1.	Project Reference Information
2.	Governmental Approvals
3.	General Design-Build Work Requirements
4.	Design and Construction Requirements
5.	Design-Build Quality Management Plan and Quality Control Requirements
6.	Design-Build Work Review Procedures
7.	Progress Schedule Requirements
8.	Mechanical Completion Requirements
9.	Acceptance Testing Requirements
10.	Design-Build Price and Maximum Drawdown Schedule
11.	General Operations and Maintenance Requirements
12.	Major Maintenance, Repair and Replacement
13.	RO System Membrane Replacement
14.	Guaranteed Maximum Electricity Utilization and Demand
15.	Performance Guarantee Requirements and Liquidated Damages
16.	Monitoring, Sampling and Reporting Requirements
17.	Asset Evaluation Protocol and Exit Test Procedures and Standards
18.	Insurance Requirements
19.	Key Individuals and Approved Subcontractors
20.	Example Service Fee Calculations
21.	Certain Federal Requirements and Guidelines
22.	Customer Outreach

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[This Page Intentionally Left Blank]

SERVICE AGREEMENT
FOR THE
KALAELOA SEAWATER DESALINATION FACILITY
DESIGN, BUILD, OPERATE AND MAINTAIN PROJECT
OAHU, HAWAII

THIS SERVICE AGREEMENT FOR THE KALAELOA SEAWATER DESALINATION FACILITY DESIGN, BUILD, OPERATE AND MAINTAIN PROJECT is entered into and effective as of the Contract Date (defined below), by and between the Board of Water Supply of the City and County of Honolulu, Hawaii (the “BWS”) and Kalaeloa Desalco LLC, a limited liability company organized and existing under the laws of the the State of Hawaii and authorized to do business in the State of Hawaii (the “DBOM Contractor”).

RECITALS

(A)The BWS has determined that it is in the BWS’s best interests to contract with a private entity to permit, design, construct, start-up, acceptance test, operate and maintain (including all capital maintenance) a new seawater desalination facility (the “Contract Services”).

(B)Pursuant to Subchapter 6 of HAR Chapter 3-122 and HRS § 103D-303, the BWS is authorized to conduct a procurement process to select a private entity to provide the Contract Services.

(C)The first phase of the procurement process was the issuance of a Stage-1 Request for Proposals (“Stage-1 RFP”) by the BWS on March 22, 2021.  Following an evaluation of the responses submitted to the Stage-1 RFP based upon the criteria set forth in the Stage-1 RFP, the BWS selected three priority listed offerors to whom it would issue a Stage-2 Request for Proposals (“Stage-2 RFP”) to provide the Contract Services.

(D)On November 9, 2021, the BWS undertook the second phase of the competitive process by issuing the Stage-2 RFP to the three priority listed offerors.  Stage-2 RFP Addenda were issued on November 22, 2021, December 20, 2021, January 7, 2022, January 12, 2022, February 4, 2022, March 11, 2022, April 13, 2022, and April 28, 2022.

(E)Final proposals submitted in response to the Stage-2 RFP were received on June 1, 2022 from two of the three priority listed offerors.

(F)The proposals were reviewed by the BWS and assigned a score based on the evaluation criteria and scoring method set forth in the Stage-2 RFP.

(G)Based on the evaluations and scoring of the final proposals, the BWS determined that the proposal submitted by the DBOM Contractor represented the best value to the BWS considering the relative importance of technical, business, financial and other evaluation factors included in the Stage-2 RFP.

(H)Consolidated Water Co. Ltd., an affiliate of the DBOM Contractor, will guarantee the payment and performance of the obligations of the DBOM Contractor under this Service Agreement pursuant to a separate guaranty agreement executed concurrently herewith.

(I)The BWS desires to receive, and the DBOM Contractor desires to provide, the Contract Services under the terms of this Service Agreement.

In consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION
SECTION 1.1.DEFINITIONS.  As used in this Service Agreement, the following terms shall have the meanings set forth below:

“2008 FEIS” means the Final Environmental Impact Statement for the Proposed Kalaeloa Desalination Facility, dated September 2008, and identified as a Reference Document in Schedule 1 (Project Reference Information).

“Acceptable Disposal Site” has the meaning specified in subsection 12.12(B) (Acceptable Disposal Site).

“Acceptance” means demonstration by the DBOM Contractor that the Acceptance Tests have been conducted, the Project Acceptance Criteria have been achieved and all other Acceptance Date Conditions have been achieved.

“Acceptance Date” means the date on which Acceptance of the Project occurs or is deemed to have occurred under Article 9 (Commissioning, Testing, Acceptance and Final Completion).

“Acceptance Date Conditions” has the meaning specified in Section 9.3 (Acceptance Date Conditions).

“Acceptance Test” and “Acceptance Testing” means the test for Acceptance to be performed by the DBOM Contractor in accordance with Article 9 (Commissioning, Testing, Acceptance and Final Completion), Schedule 9 (Acceptance Testing Requirements) and the Full Facility Test and Acceptance Test Plan.

“Access Road” means the road to be constructed and maintained by the DBOM Contractor to provide access to the Project Site from Olai Street, as more particularly described in Schedule 4 (Design and Construction Requirements).

“Actual Annual Electricity Costs” means the sum of all actual annual electricity costs resulting from the DBOM Contractor’s performance of this Service Agreement as reflected in the electricity bills paid by the BWS, excluding any charges or penalties imposed by the electricity provider which are required to be reimbursed by the DBOM Contractor to the BWS on a monthly basis as provided in subsection 11.5(A) (Electricity Supply and Consumption).

“Additional Renewal Term” has the meaning specified in Section 3.2 (BWS Renewal Options).

“Adjustment Factors” means the CPI Adjustment Factor, the Chemicals Adjustment Factor and the Capital Maintenance Adjustment Factor.

“Affiliate” means, in respect of a person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control” means, with respect to the relationship between or among two or more persons, the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee, personal representative or executor, by statute, contract, credit arrangement or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of trustees or similar body governing the affairs of such person.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Annual Capital Maintenance Charge” has the meaning specified in subsection 15.6(B) (Generally).

“Annual Membrane Replacement Charge” has the meaning specified in subsection 15.7(B) (Generally).

“Annual Settlement Statement” has the meaning specified in subsection 15.12(A) (Generally).

“Applicable Law” means (1) any federal, State or local law, code, regulation, consent order or agreement; (2) any formally adopted and generally applicable rule, requirement, determination, standard, policy, implementation schedule or order of any Governmental Body having appropriate jurisdiction; (3) any established interpretation of law or regulation utilized by an appropriate Governmental Body if such interpretation is documented by such Governmental Body and generally applicable; and (4) any Governmental Approval, in each case having the force of law and applicable from time to time to: (a) the siting, permitting, design, acquisition, construction, equipping, financing, ownership, possession, start-up, testing, operation, maintenance, repair, replacement or management of water treatment systems, including the Facility; (b) the conveyance, treatment, storage or supply of water; (c) the air emissions therefrom; (d) the transfer, handling, transportation or disposal of Facility By-Products; and (e) any other transaction or matter contemplated hereby (including any of the foregoing which pertain to water treatment, waste disposal, health, safety, fire, environmental protection, labor relations, building codes, the payment of prevailing or minimum wages and non-discrimination).  Applicable Law shall also be deemed to include the Hawaii Department of Labor and Industrial Relations, Hawaii Occupational Safety and Health Law through Hawaii Occupational Safety & Health Division (“HIOSH”) rules and regulations.

“Archeological Construction Monitoring, Mitigation and Preservation Plans” means the archeological construction monitoring, mitigation and preservation plans to be developed by the DBOM Contractor in accordance with the Contract Standards and requiring SHPD approval in accordance with Section 6.3 (Environmental and Archaeological Review).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended from time to time and any successor statute thereto.  “Bankruptcy Code” shall also include (1) any similar state law relating to bankruptcy, insolvency, the rights and remedies of creditors, the appointment of receivers or the liquidation of companies and estates that are unable to pay their debts when due, and (2) in the event the Guarantor is incorporated or otherwise organized under the laws of a jurisdiction other than the United States, any similar insolvency or bankruptcy code applicable under the laws of such jurisdiction.

“Baseline Cost Amount” has the meaning specified in subsection 10.1(C)(4)(b) (Baseline Cost Amounts).

“Baseline Project Record” has the meaning specified in subsection 13.5(B) (Baseline Project Record).

“Base Operating Charge” has the meaning specified in subsection 15.3(A) (Base Operating Charge Formulas).

“Billing Period” means each calendar month, except that (1) the first Billing Period shall begin on the Acceptance Date and shall continue to the last day of the month in which the Acceptance Date occurs, and (2) the last Billing Period shall end on the last day of the Term.  Any computation made on the basis of a Billing Period shall be adjusted on a pro

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

rata basis to take into account any Billing Period of less than the actual number of days in the month to which such Billing Period relates.

“Bureau of Reclamation” means the United States Bureau of Reclamation and any successor agency.

“Business Day” means any day other than a Saturday, Sunday or any statutory holiday in the State.

“BWS” or “Board of Water Supply” means the Board of Water Supply, City and County of Honolulu, as identified in Article VII, Revised Charter of the City and County of Honolulu 1973, as amended.

“BWS-designated Governmental Approvals” means those Governmental Approvals that are the responsibility of the BWS, as designated in Schedule 2 (Governmental Approvals).

“BWS Fault” means:

(1)A breach, failure, non-performance or non-compliance by the BWS with respect to any of its obligations and responsibilities under this Service Agreement;
(2)A breach (including the untruth) of any representation or warranty made by the BWS under this Service Agreement;
(3)Willful misconduct of the BWS; or
(4)A negligent act or omission of the BWS.

“BWS Indemnitees” and “BWS Indemnitee” have the meaning specified in subsection 20.1(A) (DBOM Contractor Indemnity).

“BWS Property” means any structures, improvements, equipment, fire alarm systems, wastewater and water mains, valves, pumping systems, hydrants, hydrant connections, duct lines, lamps, lampposts, monuments, sidewalks, curbs, trees, lawns, roadways, utilities or any other systems, fixtures, or real or personal property owned, leased, operated, maintained, or occupied by the BWS.

“BWS Service Area” means all territory in which customers are served by the BWS Water System during the Term.

“BWS Water System” means the BWS’s water distribution systems (including all pipes, pumping stations, mains, valves, distribution facilities and equipment, treatment works, sources of water supply, and related buildings, structures, improvements and assets) managed by the BWS and serving the BWS Service Area.

“Capital Maintenance Adjustment Factor” has the meaning specified in subsection 15.6(C) (Annual Adjustment to the Annual Capital Maintenance Charge).

“Capital Modification” means any material change to any part of the Project occurring after the Acceptance Date, including the installation of new structures, equipment, systems or technology, as addressed in Article 14 (Capital Modifications).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Change in Law” means any of the following acts, events or circumstances to the extent that compliance with the change materially expands the scope, interferes with, delays or increases the cost of performing the obligations of either party:

(1)Except as provided below in items (a) through (c) of this definition, the adoption, amendment, promulgation, issuance, modification, repeal or written change in administrative or judicial interpretation of any Applicable Law on or after the Contract Date, unless such Applicable Law was on or prior to the Contract Date duly adopted, promulgated, issued or otherwise officially modified or changed in interpretation, in each case in final form, to become effective without any further action by any Governmental Body;
(2)Except as provided below in items (a) through (c) of this definition, the order or judgment of any Governmental Body issued on or after the Contract Date enforcing any Change in Law described above in item (1) of this definition to the extent such order or judgment is not the result of intentional or negligent action, error or omission or lack of reasonable diligence of the DBOM Contractor or of the BWS, whichever is asserting the occurrence of a Change in Law; provided, however, that the contesting in good faith or the failure in good faith to contest any such order or judgment shall not constitute or be construed as such an intentional or negligent action, error or omission or lack of reasonable diligence; or
(3)Except as provided below in items (a) through (c) of this definition, the denial of an application for, a delay in the review, issuance or renewal of, or the suspension, termination or interruption of any Governmental Approvals, or the imposition of a term, condition or requirement on or after the Contract Date in connection with the issuance, renewal or failure of issuance or renewal of, any Governmental Approval to the extent that such occurrence is not the result of intentional or negligent action, error or omission or a lack of reasonable diligence of the DBOM Contractor or of the BWS, whichever is asserting the occurrence of a Change in Law; provided, however, that the contesting in good faith or the failure in good faith to contest any such occurrence shall not be construed as such an intentional or negligent action or lack of reasonable diligence.

It is specifically understood, however, that none of the following shall constitute a “Change in Law”:

(a)Acts, events and circumstances with respect to the Governmental Approvals to the extent that the DBOM Contractor has expressly assumed the permitting risk under Sections 7.4 (Design-Build Work Permitting Responsibilities) and 11.12 (Operating Governmental Approvals) of this Service Agreement;
(b)A change in the nature or severity of the actions typically taken by a Governmental Body to enforce compliance with Applicable Law which was in effect as of the Contract Date;
(c)Any increase in any fines or penalties provided for under Applicable Law in effect as of the Contract Date; and
(d)Any act, event or circumstance that would otherwise constitute a Change in Law but that does not change the requirements imposed on the DBOM Contractor by the Contract Standards in effect as of the Contract Date.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Change Order” means a written order issued by the BWS in accordance with Section 16.1 (Change Procedures), making a Design and Construction Requirements Change or other modification to the Contract Services, whether made at DBOM Contractor request, due to Uncontrollable Circumstances, as a result of a term or condition imposed by a Governmental Body, or at the direction of the BWS, or otherwise making a Fixed Design-Build Price Adjustment, adjustment to the Scheduled Acceptance Date, adjustment to the Service Fee or other change to the terms and conditions of this Service Agreement.  A Change Order shall be deemed to constitute a Contract Amendment.

“Chemicals Adjustment Factor” has the meaning specified in subsection 15.3(D) (Adjustment Factors Applicable to the Fixed Component).

“Chemicals Element” means the element of the Fixed Component of the Base Operating Charge to which the Chemicals Adjustment Factor shall be applied, as specified in Section 15.4 (Fixed Component).

“City” or “C&C” means the City and County of Honolulu, Hawaii.

“Commissioning” means completion and implementation of an approved commissioning program that includes a logical approach consistent with Good Industry Practice to demonstrate and confirm the performance of each unit process operating individually and together as a total plant treatment process to meet the Contract Standards.

“Commissioning Plan” means the protocols, procedures and processes for the performance of Commissioning prepared and documented by the DBOM Contractor and approved by the BWS in accordance with Schedule 8 (Mechanical Completion Requirements).

“Concentrate” means the membrane output stream that contains RO Feedwater rejected by the membrane, including dissolved solids and other concentrated RO Feedwater constituents.

“Construction Commencement Date” means the date identified in the Notice to Proceed to be issued in accordance with Section 6.8 (Closing the Development Period), following satisfaction of the Construction Commencement Date Conditions by the DBOM Contractor, upon which the DBOM Contractor shall have the right to proceed with the physical construction of the Project, as determined in accordance with Section 6.8 (Closing the Development Period).

“Construction Commencement Date Conditions” has the meaning specified in subsection 6.7(A) (Construction Commencement Date Conditions Generally).

“Construction Period” means the period of time after completion of the Development Period and issuance of a Notice to Proceed for the Construction Period in accordance with Section 6.8 (Closing the Development Period) and concluding at Acceptance, during which the DBOM Contractor will oversee and manage the construction, testing, Commissioning and Acceptance Testing of the Project.

“Construction Period Work” means all work required to be conducted by the DBOM Contractor during the Construction Period, including successful completion of design, construction and Acceptance Testing of the Project, preparation of the Operation and Maintenance Manual and other plans, and completion of staff training.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Consumables” means those materials, supplies and similar consumables used in connection with the operation of the Project, which may include fuel oil, diesel fuel, water treatment chemicals and other chemicals, lubricants and other fuels.

“Contract Administration Memorandum” has the meaning specified in subsection 22.3(B) (Contract Administration Memoranda).

“Contract Amendment” has the meaning specified in subsection 22.4(A) (Amendments Generally).

“Contract Date” shall be the date this Service Agreement is countersigned by the BWS, as set forth on the signature page hereto.

“Contract Services” means the Design-Build Work and the Operation Services.

“Contract Standards” means the standards, terms, conditions, methods, techniques and practices imposed or required by:

(1)Applicable Law;
(2)The Design and Construction Requirements;
(3)The Performance Guarantees;
(4)Good Engineering and Construction Practice;
(5)Good Industry Practice;
(6)The Environmental and Archaeological Mitigation Measures;
(7)All environmental mitigation measures set forth in the 2008 FEIS, including in the comment letters annexed as appendices thereto;
(8)The Archeological Construction Monitoring, Mitigation and Preservation Plans;
(9)The Design-Build Emergency Response Plan;
(10)The Design-Build Health and Safety Plan;
(11)The Design-Build Quality Management Plan;
(12)The Design-Build Security Plan;
(13)The Five-Year Major Maintenance, Repair and Replacement Plan;
(14)The Maintenance, Repair and Replacement Plan;
(15)The Operation and Maintenance Manual;
(16)The Operating Protocol;
(17)The Operation Period Emergency Response Plan;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

(18)The Operation Period Health and Safety Plan;
(19)The Operation Period Security Plan;
(20)Applicable written equipment manufacturers’ specifications;
(21)All Insurance Requirements; and
(22)Any other standard, term, condition or requirement specifically provided in this Service Agreement to be observed by the DBOM Contractor.

Subsection 1.2(S) (Applicability, Stringency and Consistency of Contract Standards) shall govern issues of interpretation related to the applicability, stringency and consistency of the Contract Standards.

“Contract Year” means the BWS’s fiscal year commencing on July 1st in any year and ending on June 30th of the following year; provided, however, that the first Contract Year of the Operation Period shall commence on the Acceptance Date and shall end on the following June 30th, and the last Contract Year shall commence on July 1st prior to the date this Service Agreement expires or is terminated, whichever is appropriate, and shall end on the last day of the Term or the effective date of any termination, whichever is appropriate.  Any computation made on the basis of a Contract Year shall be adjusted on a pro rata basis to take into account any Contract Year of less than 365 or 366 days, whichever is applicable.

“Contracting Officer” means the Manager and Chief Engineer (Manager) of the BWS.

“Cost Substantiation” means the process of providing evidence of actual costs in accordance with Section 22.9 (Cost Substantiation).

“CPI Adjustment Factor” has the meaning specified in subsection 15.3(D) (Adjustment Factors Applicable to the Fixed Component).

“DBOM Contractor” means Kalaeloa Desalco LLC, a limited liability company organized and existing under the laws of the State of Hawaii, and its permitted successors and assigns.

“DBOM Contractor-designated Governmental Approvals” means those Governmental Approvals that are the responsibility of the DBOM Contractor, as designated in Schedule 2 (Governmental Approvals).

“DBOM Contractor Fault” means:

(1)A breach, failure, non-performance or non-compliance by the DBOM Contractor with respect to any of its obligations and responsibilities under this Service Agreement;
(2)A breach (including the untruth) of any representation or warranty made by the DBOM Contractor under this Service Agreement;
(3)Willful misconduct of the DBOM Contractor or any other DBOM Contractor Person; or

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

(4)A negligent act or omission of the DBOM Contractor or any other DBOM Contractor Person.

“DBOM Contractor Improvements” means the Facility, the Product Water Storage Tanks, the Product Water Transmission Line, the Stormwater Control System, the Access Road, the UIC Transmission Line, the Underground Injection Well, the Recycled Water Lines, the Project Equipment, the Project Structures and all other improvements to be designed and constructed by the DBOM Contractor as specified in Schedule 4 (Design and Construction Requirements).

“DBOM Contractor Indemnity” means the indemnity obligations of the DBOM Contractor under Article 20 (Indemnification).

“DBOM Contractor Person” means:

(1)The DBOM Contractor;
(2)Any director, officer, employee or agent of the DBOM Contractor in each case acting as such;
(3)Any Subcontractor and any Affiliate, representative or advisor of the DBOM Contractor, in any such person’s capacity as a provider of services directly or indirectly to the DBOM Contractor in connection with the Project; and
(4)Anyone for whose acts any of the foregoing may be legally or contractually liable in connection with this Service Agreement, including officers, directors, employees, representatives, agents, consultants and contractors.

“DBOM Contractor Representative” means the individual specified in writing by the DBOM Contractor as the representative of the DBOM Contractor from time to time for all purposes of this Service Agreement.

“Deliverable Material” means all documents, reports, studies, surveys, computer programs, warranties, manuals, submittals, licenses and other documents and materials required to be delivered by the DBOM Contractor to the BWS pursuant to this Service Agreement, including the Design Documents.

“Department of Health” or “DOH” means the State of Hawaii Department of Health or any successor agency.

“Department of Land and Natural Resources” or “DLNR” means the State of Hawaii Department of Land and Natural Resources or any successor agency.

“Design and Construction Requirements” means the specifications, drawings, and other technical requirements for the performance of the Design-Build Work set forth in Schedule 3 (General Design-Build Work Requirements) and Schedule 4 (Design and Construction Requirements).

“Design and Construction Requirements Change” means a change in the Design and Construction Requirements made by a Change Order or Unilateral Change Directive pursuant to Section 16.1 (Change Procedures): (1) as a result of a DBOM Contractor request agreed to by the BWS; (2) on account of Uncontrollable Circumstances; (3) as a result of a term or condition imposed by a Governmental Body; or (4) at the direction of the BWS.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Design-Build Emergency Response Plan” means the plan so designated to be prepared by the DBOM Contractor in accordance with subsection 8.7(F) (Emergencies).

“Design-Build Health and Safety Plan” means the plan so designated to be prepared by the DBOM Contractor in accordance with subsection 8.7(D) (Design-Build Health and Safety Plan).

“Design-Build Manager” has the meaning specified in subsection 5.1(A) (Design-Build Manager).

“Design-Build Performance Bond” means the performance bond to be provided by the DBOM Contractor concurrently with the execution of this Service Agreement as described in and maintained pursuant to this Service Agreement, in the form set forth in the Transaction Forms.

“Design-Build Period” means the period from and including the Contract Date through the date of Final Completion, and includes the Development Period and the Construction Period.

“Design-Build Price” means the sum of the Fixed Design-Build Price and the Fixed Design-Build Price Adjustments.

“Design-Build Quality Management Plan” or “Design and Construction Quality Management Plan” means the design-build quality management plan to be developed by the DBOM Contractor in accordance with Schedule 5 (Design-Build Quality Management Plan and Quality Control Requirements).

“Design-Build Security Plan” means the plan so designated to be prepared by the DBOM Contractor in accordance with subsection 8.8(B) (Design-Build Security Plan).

“Design-Build Work” or “Design and Construction Work” means everything required to be furnished and done for and relating to the design, construction and Acceptance of the Project by the DBOM Contractor pursuant to this Service Agreement during the Design-Build Period, including the Development Period Work and the Construction Period Work.  Design-Build Work (and Design and Construction Work) includes the employment and furnishing of all labor, materials, equipment, supplies, tools, scaffolding, transportation, Utilities, insurance, temporary facilities and other things and services of every kind whatsoever necessary for the full performance and completion of the DBOM Contractor’s design, engineering, construction, start-up, Acceptance Testing, obtaining and maintaining Governmental Approvals and related obligations with respect to the construction of the Project during the Design-Build Period under this Service Agreement, including all completed structures, assemblies, fabrications, acquisitions and installations, all Commissioning and testing, and all of the DBOM Contractor’s administrative, accounting, recordkeeping, notification and similar responsibilities of every kind whatsoever under this Service Agreement pertaining to such obligations.  A reference to Design-Build Work (or Design and Construction Work) shall mean any part and all of the Design-Build Work (and Design and Construction Work) unless the context otherwise requires, and shall include all Design and Construction Requirements Changes authorized by a Change Order or Unilateral Change Directive.

“Design Documents” means the DBOM Contractor’s plans, technical specifications, drawings, record drawings and other design and construction documents prepared in connection with the Design-Build Work.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Design Professional Services” means that part of the Design-Build Work consisting of the preparation of Design Documents for the Project by licensed professional engineering, architectural and land surveying firms, as well as all other services required to be performed by licensed design professionals as part of the Design-Build Work for the design and engineering of the Project, including professional engineering, architectural and land surveying services.

“Design Professional Services Firm” means any person providing Design Professional Services.

“Development Period” means the period of time after the issuance of a Notice to Proceed with the Development Period following execution of the Service Agreement and concluding at the point in time that the DBOM Contractor has met the conditions precedent to the commencement of the Construction Period and the BWS has issued the Notice to Proceed for the Construction Period in accordance with Section 6.8 (Closing the Development Period).

“Development Period Work” means everything required to be furnished and done for and relating to the Project by the DBOM Contractor pursuant to this Service Agreement during the Development Period.  “Development Period Work” shall mean any part and all of the “Development Period Work” unless the context otherwise requires.

“Differing Site Conditions” means (a) actual subsurface or latent physical subsurface conditions at the Project Site which differ materially from those indicated in the Reference Documents, or (b) unknown physical subsurface conditions at the Project Site of an unusual nature, which differ materially from those ordinarily encountered and generally recognized as inherent in work of the character required herein; provided, however, that the term “Differing Site Conditions” excludes conditions of which the DBOM Contractor had actual or constructive knowledge as of the Contract Date (including through review of the Reference Documents, conditions described in the Geotechnical Design Memorandum, as well as conditions that are evident from the location, topography and nature of the Project Site).

“DLNR Right of Entry Permits” has the meaning specified in subsection 4.2(D) (Department of Land and Natural Resources Right of Entry Permits).

“ECI-Construction Labor Cost Adjustment” has the meaning specified in subsection 10.1(C)(3) (ECI-Construction Labor Cost Adjustment).

“ECI-Construction Labor Cost Adjustment Date” has the meaning specified in subsection 10.1(C)(3) (ECI-Construction Labor Cost Adjustment).

“ECI-Construction Labor Index” means the final non-seasonally adjusted Employment Cost Index (State and Area Employment, Hours, and Earnings), for Construction, Specialty Trade Contractors for the Urban Honolulu, HI Area (Series ID: SMU15465202023800001), as reported by the U.S. Department of Labor, Bureau of Labor Statistics (BLS).

“Electricity Savings Element” shall have the meaning specified in subsection 15.3(C) (Basis of Variable Component).

“Encumbrances” means any Lien, lease, mortgage, security interest, charge, judgment, judicial award, attachment or encumbrance of any kind with respect to the Project, other than Permitted Encumbrances.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“End of Term Performance Evaluation Period” has the meaning specified in Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).

“End of Term Performance Evaluation Requirements” has the meaning specified in Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).

“Engineer-of-Record” means the professional engineer licensed in the State in good standing who is designated by the DBOM Contractor and acceptable to the BWS, acting reasonably, and is responsible for the preparation, signing, dating, sealing and issuing of the engineering documents relating to a portion of or all of the Design-Build Work.

“Enhanced Pilot Testing” has the meaning specified in subsection 6.4(B) (Enhanced Testing).

“Enhanced Pilot Testing Report” has the meaning specified in subsection 6.4(B) (Enhanced Testing).

“Enhanced Water Quality Standards” means those requirements for Product Water (in addition to the requirements imposed by Applicable Law), as set forth in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages).

“Environmental and Archaeological Mitigation Measures” has the meaning specified in subsection 6.3(C) (Environmental and Archaeological Mitigation Measures).

“EPA” means the United States Environmental Protection Agency and any successor agency.

“Event of Default” means, with respect to the DBOM Contractor, those items specified in Section 17.2 (Events of Default by the DBOM Contractor) and, with respect to the BWS, those items specified in Section 17.5 (Events of Default by the BWS), which may lead to termination of this Service Agreement upon election of the non-defaulting party.

“Excluded Project Equipment and Structures” has the meaning specified in subsection 13.2(B) (Replacements of Excluded Project Equipment and Structures).

“Existing UIC Well” means the existing UIC Pilot Test wastewater disposal /cap rock monitoring well, including certain related structures and equipment, as more particularly described in Schedule 4 (Design and Construction Requirements).

“Exit Test” means the performance test of the Project to be conducted by the DBOM Contractor prior to termination or expiration of this Service Agreement to be conducted in accordance with subsection 17.9(F) (Exit Test) and Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards), if required by such subsection and Schedule.

“Exit Test Plan” means the testing protocols, procedures and processes for the performance of the Exit Test, prepared and documented by the DBOM Contractor and approved by the BWS in accordance with Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards), if required by such Schedule and subsection 17.9(F) (Exit Test).

“Exit Test Procedures and Standards” means the test procedures and standards for the performance test of the Project, to be conducted by the DBOM Contractor prior to termination or expiration of this Service Agreement, developed in accordance with Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards), if required by such Schedule and subsection 17.9(F) (Exit Test).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Extension Period” means the period commencing on the day after the Scheduled Acceptance Date and ending 180 days following the Scheduled Acceptance Date, or in the event of one or more delays caused by Uncontrollable Circumstances occurring during such period, the date determined by adding to such 180-day period the aggregate number of days of delay caused by such Uncontrollable Circumstances.

“Extraordinary Item” has the meaning specified in Section 15.9 (Extraordinary Items Charge or Credit).

“Facility” or “Plant” means the reverse osmosis water treatment plant, including all pumping, storage and chemical feed facilities and all related buildings, structures, fixtures and equipment, as more particularly described in Schedule 4 (Design and Construction Requirements), with an initial installed production capacity of 1.7 MGD and all facilities and the site design planned to cost-effectively facilitate potential future expansions of up to 5.1 MGD, to be designed, constructed, acceptance tested, operated, maintained and Exit Tested by the DBOM Contractor pursuant to the Contract Standards, together with any Capital Modifications made thereto from time to time.

“Facility By-Products” means Concentrate, RO Process Wastewater and Residuals requiring disposal by the DBOM Contractor.

“Fees and Costs” means reasonable fees and expenses of employees, attorneys, architects, engineers, expert witnesses, contractors, consultants and other persons, and costs of transcripts, printing of briefs and records on appeal, copying and other reimbursed expenses, and expenses reasonably incurred in connection with investigating, preparing for, defending or otherwise appropriately responding to any Legal Proceeding, including reasonable travel expenses.

“Final Completion” means completion of the Design-Build Work in compliance with the Design and Construction Requirements and the applicable requirements of this Service Agreement, as more particularly described in Section 9.7 (Final Completion).

“Final Project Evaluation Report” has the meaning specified in Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).

“Final Punch List” has the meaning specified in Section 8.14 (Final Punch List).

“Fitch” means Fitch Ratings Inc., and its successors and assigns.

“Fixed Design-Build Price” has the meaning specified in subsection 10.1(B) (Fixed Design-Build Price).

“Fixed Design-Build Price Adjustments” has the meaning specified in subsection 10.1(C) (Fixed Design-Build Price Adjustments).

“Fixed Development Price” has the meaning specified in subsection 10.2(A) (Fixed Development Price).

“Five-Year Major Maintenance, Repair and Replacement Plan” means the maintenance, repair and replacement plan for Excluded Project Equipment and Structures to be developed by the DBOM Contractor in accordance with Schedule 11 (General Operations and Maintenance Requirements).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Flow Rate” means the rate of flow of Product Water volume delivered to the Point of Connection, as measured by the Product Water Flow Meter (adjusted for any Product Water withdrawn for use at the Facility) and expressed in MGD.

“Full Facility Test” means the test immediately prior to the Acceptance Test during which the DBOM Contractor shall demonstrate that the Facility is capable of reliable operation, to be performed by the DBOM Contractor in accordance with Article 9 (Commissioning, Testing, Acceptance and Final Completion), Schedule 9 (Acceptance Testing Requirements) and the Full Facility Test and Acceptance Test Plan.

“Full Facility Test and Acceptance Test Plan” means the testing protocols, procedures and processes for the performance of the Full Facility Test and the Acceptance Tests prepared and documented by the DBOM Contractor and approved by the BWS in accordance with Schedule 9 (Acceptance Testing Requirements) and Section 9.2 (Acceptance Testing).

“Geotechnical Design Memorandum” means the Geotechnical Design Memorandum, Geotechnical Approach and Assumptions, Kalaeloa Seawater Desalination Facility Treatment Plant DBOM Project, Kalaeloa, Oahu, Hawaii, dated August 30, 2022, prepared by Geolabs, Inc., and set forth in Schedule 4 (Design and Construction Requirements).

“Good Engineering and Construction Practice” means all methods, techniques, standards, and practices which, at the time they are to be employed and in light of the circumstances known (including the Project’s coastal location) or reasonably believed to exist at such time, are generally recognized and accepted as good design, engineering, equipping, installation, construction, commissioning and testing practices for the design, construction and improvement of capital assets in reverse osmosis water treatment plants and by the municipal drinking water industry in the United States.

“Good Industry Practice” means all methods, techniques, standards and practices which, at the time they are to be employed and in light of the circumstances known (including the Project’s coastal location) or reasonably believed to exist at such time, are generally recognized and accepted as good operation, maintenance, repair, replacement and management practices in reverse osmosis water treatment plants and by the municipal drinking water industry in the United States.

“Governmental Approvals” means all orders of approval, permits, licenses, authorizations, consents, certifications, exemptions, rulings, entitlements and approvals issued by a Governmental Body of whatever kind and however described which are required under Applicable Law to be obtained or maintained by any person with respect to the Contract Services.  “Governmental Approvals” shall include, without limitation, the BWS-designated Governmental Approvals and the DBOM Contractor-designated Governmental Approvals.

“Governmental Body” means any federal, State, regional or local legislative, executive, judicial or other governmental board, agency, authority, commission, administration, court or other body (including the BWS, acting in its governmental capacity other than as a party to this Service Agreement), or any official thereof, having jurisdiction in any way over or in respect of any aspect of the performance of the Contract Services or relating to the Project.

“Guaranteed Maximum Annual Electricity Costs” has the meaning specified in Schedule 14 (Guaranteed Maximum Electricity Utilization and Demand).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Guaranteed Maximum Electricity Demand” has the meaning specified in Schedule 14 (Guaranteed Maximum Electricity Utilization and Demand).

“Guaranteed Maximum Electricity Utilization” has the meaning specified in Schedule 14 (Guaranteed Maximum Electricity Utilization and Demand).

“Guarantor” means Consolidated Water Co. Ltd., a limited company organized and existing under the laws of the Cayman Islands, and its successors and assigns permitted thereunder.

“Guaranty Agreement” or “Guaranty” means the Guaranty Agreement entered into concurrently with this Service Agreement from the Guarantor to the BWS in the form set forth in the Transaction Forms, as the same may be amended from time to time in accordance therewith.

“Handback Retainage” has the meaning specified in subsection 13.5(H) (Determination of Handback Retainage).

“Handback Retainage Account” has the meaning specified in subsection 13.5(I) (Establishment and Use of Handback Retainage Account).

“Hazardous Materials” mean and include any and all radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, hazardous wastes, toxic substances, and any and all other substances or materials defined as “hazardous materials”, “extremely hazardous materials”, “hazardous wastes”, or “toxic substances” under or for the purposes of Hazardous Materials Laws.

“Hazardous Materials Laws” mean and include all federal, State, and City laws, ordinances, rules, regulations or codes, now or hereafter in effect, relating to environmental conditions, human health or industrial hygiene, including but not limited to the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §9601 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.) the Clean Air Act (42 U.S.C.§ 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 through 2629), the Safe Drinking Water Act (42 U.S.C. Sections 300f through 300j), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.), Hawaii Revised Statutes, Chapters 128D, 342B, 342D, 342F, 342H, 342I, 342J, 342L 342N, and 342P, and applicable regulations promulgated thereunder and each as amended from time to time, or any other federal, State, or City environmental law, regulation, ordinance, rule, or by-law, whether existing as of the date hereof, previously enforced, or subsequently enacted.

“Hazardous Residuals” has the meaning specified in subsection 12.12(E) (Title and Documentation).

“Health and Safety Representative” has the meaning specified in subsection 8.7(A) (Health and Safety Representative).

“Hydraulic Transients Guarantee” means the DBOM Contractor’s guarantees of performance set forth in Section 12.5 (Hydraulic Transients Guarantee).

“Independent Evaluator” means a qualified independent evaluator or evaluation firm with demonstrated skill and experience in the evaluation of utility property similar to the

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

Project, not otherwise associated with the transactions contemplated hereby, selected with the mutual consent of the parties for the purpose of evaluating and determining the condition of the Project Structures and the Project Equipment and the performance capability of the Project in accordance with Section 13.5 (Project Evaluations).  The Independent Evaluator may be an engineer or other technical professional, who is licensed as appropriate with the State, in good standing, and competent to perform such services.

“Initial Renewal Term” has the meaning specified in Section 3.2 (BWS Renewal Options).

“Initial Term” has the meaning specified in Section 3.1 (Effective Date and Initial Term).

“Insurance Requirement” means any rule, regulation, code, or requirement issued by any insurance company that has issued a policy of Required Insurance under this Service Agreement or by any insurance company that has issued a policy of insurance required to be obtained and maintained by the BWS in accordance with subsection 18.1(E) (BWS Insurance), compliance with which is a condition to the effectiveness of such policy.

“Intellectual Property” means any trade secrets, proprietary rights, patents, copyrights or trademarks recognized under Applicable Law.

“Key Individual” means any individual identified by the DBOM Contractor as having a lead capacity or a high level of authorization in a supervisory capacity, including those individuals identified as such in Schedule 19 (Key Individuals and Approved Subcontractors).

“Known Regulated Site Conditions” means Regulated Site Conditions identified in the Reference Documents, or otherwise known to the DBOM Contractor as of the Contract Date; provided, however, that nothing in the HONOULIULI 168 AISR - Draft, AIS (submitted), July, 2021, set forth as a Reference Document in Schedule 1 (Project Reference Information), shall be deemed to establish the presence of Regulated Substances anywhere in, on or under the Project Site that would constitute a Known Regulated Site Condition.

“Legal Proceeding” means every action, suit, litigation, arbitration, administrative proceeding, and other legal or equitable proceeding having a material bearing upon this Service Agreement or the performances of the parties hereunder, and all appeals therefrom.

“Lien” means any and every lien against the Project or against any monies due or to become due from the BWS to the DBOM Contractor under this Service Agreement, for or on account of the Contract Services, including mechanics’, materialmen’s, and laborers’ liens.

“Loss-and-Expense” means any and all (1) loss, liability, forfeiture, obligation, damage, fine, penalty, judgment, deposit, charge, assessment, Tax, cost or expense, and (2) fees, costs and expenses of expert witnesses, contractors, and other persons, including all Fees and Costs, incurred in connection with investigating, preparing for, defending or responding to any Legal Proceeding, in each case relating to third party claims for which DBOM Contractor is obligated to indemnify the BWS Indemnitees pursuant to the DBOM Contractor Indemnity.

“Maintenance, Repair and Replacement Plan” means the maintenance, repair and replacement plan to be developed by the DBOM Contractor in accordance with Schedule 11 (General Operations and Maintenance Requirements).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Major Maintenance, Repair and Replacement” means any renewal, repair or replacement of the machinery, equipment, structures or improvements constituting a part of the Project (excluding the RO system membranes) and having a cost (excluding overhead, profit and all costs associated with the labor of the DBOM Contractor or any of its Affiliates,) equal to or greater than $5,000 (which initial amount shall be subject to escalation annually on July 1 of each Contract Year by the Capital Maintenance Adjustment Factor).

“Major Maintenance, Repair and Replacement Schedule” has the meaning specified in subsection 13.3(B) (Major Maintenance, Repair and Replacement Schedule).

“Manager and Chief Engineer” or “Manager” means the Manager and Chief Engineer of the BWS.

“Material Adverse Change” has the meaning specified in subsection 21.1(C) (Material Adverse Change to the Financial Condition of the Guarantor).

“Material Subcontract” means any Subcontract between the DBOM Contractor and a Significant Subcontractor.

“Materials Cost Adjustment” has the meaning specified in subsection 10.1(C)(4)(a) (The Materials Cost Adjustment).

“Materials Cost Adjustment Date” has the meaning specified in subsection 10.1(C)(4) (Adjustment for Certain Raw Materials Cost Fluctuations).

“Mechanical Completion” has the meaning specified in subsection 8.13(A) (Conditions to Mechanical Completion).

“Mechanical Completion Date” means the date on which Mechanical Completion of the Project occurs or is deemed to have occurred under Section 8.13 (Mechanical Completion).

“Membrane Replacement Account” has the meaning specified in subsection 15.7(D) (Membrane Replacement Account).

“MG” or “mg” means millions of gallons.

“MGD” or “mgd” means millions of gallons per day.

“MG/L” or “mg/L” means milligrams per liter.

“Monthly Progress Report” has the meaning specified in subsection 4.8(A) (Design-Build Period Monthly Progress Reports).

“Moody’s” means Moody’s Investors Service Inc., and its successors and assigns.

“MRR Account” has the meaning specified in subsection 15.6(D) (MRR Account).

“NEPA” means the National Environmental Policy Act, 42 U.S.C. 4321 et seq., and applicable regulations promulgated thereunder, each as amended from time to time.

“NEPA Document” means the categorical exclusion, environmental assessment, finding of no significant impact or environmental impact statement prepared by the Bureau of Reclamation for the Project pursuant to NEPA, in draft and final forms as applicable.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“New Domestic Water Supply Permit” means the New Domestic Water Supply permit required to be issued by the Department of Health as an Acceptance Date Condition, authorizing the BWS to use Product Water as a source of potable water for public consumption.

“Notice to Proceed” or “NTP” means a written notice issued by the Officer-in-Charge authorizing the DBOM Contractor to commence performing a portion of the Contract Services, as specified in such written notice.

“O&M Element” means the element of the Fixed Component of the Base Operating Charge to which the CPI Adjustment Factor shall be applied, as specified in Section 15.4 (Fixed Component).

“O&M Plant Manager” has the meaning specified in subsection 5.1(B) (O&M Plant Manager).

“Officer-in-Charge” means the Manager and Chief Engineer (Manager) of the BWS or the delegated designee.

“Operations Lead” has the meaning specified in subsection 5.1(C) (DBOM Contractor’s Operations Lead).

“Operating Protocol” means the written protocol setting forth the practices and procedures which are necessary or useful in coordinating the activities of the parties during the Operation Period, including all interface, coordination, and water delivery and supply policies, procedures, plans and protocols to be established, adopted and revised in accordance with Section 11.7 (Operating Protocol), Section 12.9 (Service Coordination) and Schedule 11 (General Operations and Maintenance Requirements).

“Operation and Maintenance Manual” or “O&M Manual” means the comprehensive plan and related computer programs prepared by the DBOM Contractor containing detailed standard operating and maintenance procedures and other specific instructions, policies, directives, routines, schedules and other matters relating to the Operation Services, developed and maintained as required by Section 11.6 (Operation and Maintenance Manual) and Schedule 11 (General Operations and Maintenance Requirements) solely for the delivery of services under this Service Agreement.

“Operation Period” means the period from and including the Acceptance Date to and including the last day of the Term.

“Operation Period Emergency Response Plan” means the plan so designated to be prepared by the DBOM Contractor in accordance with subsection 11.15(A) (Operation Period Emergency Response Plan).

“Operation Period Health and Safety Plan” means the plan so designated to be prepared by the DBOM Contractor in accordance with Section 11.8 (Safety).

“Operation Period Security Plan” means the plan so designated to be prepared by the DBOM Contractor in accordance with Section 11.9 (Security).

“Operation Services” means everything required to be furnished and done for and relating to the operation of the Project by the DBOM Contractor pursuant to this Service Agreement during the Operation Period.  Operation Services include the employment and furnishing of all labor, materials, equipment, supplies, Consumables, tools, storage,

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

transportation, insurance, sales, delivery and other things and kinds of services whatsoever necessary for the full performance of the DBOM Contractor’s operation, maintenance, repair, replacement, management, obtaining and maintaining DBOM Contractor-designated Governmental Approvals and related obligations under this Service Agreement, and all of the DBOM Contractor’s administrative, accounting, recordkeeping, reporting, notification and similar responsibilities of every kind whatsoever under this Service Agreement pertaining to such obligations.

“Operations Performance Bond” means the performance bond to be provided by the DBOM Contractor as an Acceptance Date Condition in accordance with the terms and conditions set forth in this Service Agreement and in the form set forth in the Transaction Forms.

“OSHA” means the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 650 et seq., including the applicable regulations promulgated thereunder, each as amended or superseded from time to time.

“Overdue Rate” means the statutory rate applicable to judgments against the State of Hawaii under Chapter 662, HRS.

“Payment Bond” means the labor and materials payment bond provided by the DBOM Contractor concurrently with the execution of this Service Agreement as described in and maintained pursuant to this Service Agreement, in the form set forth in the Transaction Forms.

“Performance Guarantees” means the guarantees of performance made by the DBOM Contractor set forth in this Service Agreement and the Schedules, including the Water Treatment Guarantee, the Water Delivery Guarantee, the Production Efficiency Guarantee, the Hydraulic Transients Guarantee and the Environmental Guarantees set forth in Article 12 (Performance) and Schedule 15 (Performance Guarantee Requirements and Liquidated Damages).

“Permitted Encumbrances” means, as of any particular time and without limiting the right of the DBOM Contractor to Uncontrollable Circumstance relief as and the extent provided in this Service Agreement with respect to Changes in Law, any one or more of the following:

(1)Encumbrances for utility charges, taxes, rates and assessments not yet delinquent or, if delinquent, the validity of which is being contested diligently and in good faith by the DBOM Contractor and against which the DBOM Contractor has established appropriate reserves in accordance with generally accepted accounting principles;
(2)Any Encumbrance arising out of any judgment rendered which is being contested diligently and in good faith by the DBOM Contractor, the execution of which has been stayed or against which a bond or bonds in the aggregate principal amount equal to such judgments shall have been posted with a financially-sound insurer and which does not have a material and adverse effect on the ability to construct or operate the Project;
(3)Any Encumbrance arising in the ordinary course of business imposed by law dealing with materialmen’s, mechanics’, workmen’s, repairmen’s, warehousemen’s, landlords’, vendors’ or carriers’ encumbrances created by law, or deposits or pledges which are not yet due or, if due, the validity of which is being contested diligently and in

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

good faith by the DBOM Contractor and against which the DBOM Contractor has established appropriate reserves in accordance with generally accepted accounting principles;
(4)Servitudes, licenses, easements, Encumbrances, restrictions, rights-of-way and rights in the nature of easements or similar charges which will not in the aggregate materially and adversely impair the construction or operation of the Project;
(5)Zoning and building bylaws and ordinances, municipal bylaws and regulations, and restrictive covenants, which do not materially interfere with the construction or operation of the Project;
(6)Encumbrances which are created by a Change in Law on or after the Contract Date; and
(7)Any Encumbrance created by an act or omission by the BWS or with respect to which the BWS has given its consent.

“Point of Connection” or “POC” means the physical place of interconnection between the Product Water Transmission Line and the BWS Water System (as set forth in Schedule 4 (Design and Construction Requirements)) where metering and Product Water quality sampling shall be performed to monitor DBOM Contractor compliance with the Performance Guarantees.

“Production Efficiency Guarantee” means the DBOM Contractor’s guarantee of performance set forth in Section 12.4 (Production Efficiency Guarantee).

“Product Water” means Sourced Seawater which has been treated at the Facility in accordance herewith and delivered by the DBOM Contractor to the Point of Connection.

“Product Water Flow Meter” means the measuring device or devices located at the Point of Connection which shall be used to measure the daily total volume of Product Water delivered by the DBOM Contractor to the BWS Water System.

“Product Water Storage Tanks” means the storage tanks for Product Water produced by the Facility, including all related structures, pipes, valves, and equipment, as more particularly described in Schedule 4 (Design and Construction Requirements)

“Product Water Transmission Line” means the transmission line for the conveyance of Product Water from the Facility to the Point of Connection, including all related structures, pipes, valves, hydrants and equipment, as more particularly described in Schedule 4 (Design and Construction Requirements).

“Progress Payment Schedule” means the detailed itemized list, including schedule of values, that establishes the value or cost of each detailed part of the Design-Build Work, and which is used as the basis for preparing progress payments during the Design-Build Period and is in the form required by Schedule 10 (Design-Build Price and Maximum Drawdown Schedule).

“Project” means the Project Site, the DBOM Contractor Improvements, the Sourced Seawater Wells, the Existing UIC Well and any Capital Modifications made thereto from time to time, as more particularly described in Schedule 4 (Design and Construction Requirements).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Project Acceptance Criteria” means the criteria and standards for the achievement of Acceptance set forth in Article 9 (Commissioning, Testing, Acceptance and Final Completion) and Schedule 9 (Acceptance Testing Requirements).

“Project Equipment” means all manufactured equipment, property or assets, whether or not constituting personal property or fixtures, constituting part of the Project, including tanks (other than concrete tanks); basins (other than concrete basins); process and treatment, mechanical, piping (with an initial useful life of less than 20 years), electrical, instrumentation and controls, remote monitoring and communications, HVAC, chemical and other storage and feed systems, cranes and hoists, and any ancillary, appurtenant and support equipment and systems utilized in or at the Project.

“Project Manager” means the individual or firm designated by the BWS from time to time to manage and administer this Service Agreement and act as the BWS’s liaison with the DBOM Contractor in connection with the Contract Services.

“Project Schedule” means the DBOM Contractor’s critical path method completion schedule for the performance of the Design-Build Work, as set forth as an attachment to Schedule 7 (Progress Schedule Requirements) on the Contract Date and as updated and maintained by the DBOM Contractor in accordance with subsection 8.1(E) (Schedule and Reports) and Schedule 7 (Progress Schedule Requirements).

“Project Site” means the parcels of real property on which the Project is to be constructed, as more particularly described in Schedule 1 (Project Reference Information).

“Project Structures” means all structures, buildings, concrete tanks, concrete basins and piping (with an initial useful life of equal to or greater than 20 years) constituting part of the Project.

“Proposal” means the final proposal submitted by the DBOM Contractor on the Proposal Submittal Date in response to the Stage-2 RFP.

“Proposal Submittal Date” means June 1, 2022, which is the date the DBOM Contractor submitted its Proposal to the BWS in accordance with the Stage-2 RFP.

“QA/QC Manager” means an employee of the DBOM Contractor, any Affiliate of the DBOM Contractor, or the DBOM Contractor’s construction manager designated by the DBOM Contractor as the individual responsible for developing and implementing the Design-Build Quality Management Plan for the Project, as set forth in Schedule 5 (Design-Build Quality Management Plan and Quality Control Requirements).

“Qualified Commercial Bank” means (i) a domestic bank or (ii) subject to the BWS’s approval, acting reasonably, an international bank (or a subsidiary thereof) that is licensed in the United States of America:

(1)Whose long term debt has at least the following ratings by at least two of the three rating agencies listed below:
(a)“A2” or higher by Moody’s Investors Service Inc.;
(b)“A” or higher by S&P Global Ratings, a S&P Global Inc. business; and
(c)“A” or higher by Fitch Ratings Ltd.; and

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

(2)Which maintains a banking office, branch or agency in the State.

“Record Adjustment” has the meaning specified in subsection 10.1(C)(4)(c) (Record Adjustments).

“Record Adjustment Factor” has the meaning specified in subsection 10.1(C)(4)(c) (Record Adjustments).

“Recycled Water Lines” means the recycled water pipelines and connections to local off-site reclaimed water lines for Project Site usage, including all related structures, pipes, valves and equipment, as more particularly described in Schedule 4 (Design and Construction Requirements).

“Reference Documents” means those documents listed as Reference Documents in Schedule 1 (Project Reference Information).

“Regulated Site Condition” means, and is limited to:

(1)Surface or subsurface structures, materials or conditions having historical, archaeological, cultural, religious, scientific or similar significance;
(2)The presence or habitat of a species that is classified under Applicable Law as endangered, rare, threatened, of special concern, or similarly subject to the protections of Applicable Law;
(3)The presence anywhere in, on, under or adjacent to the Project Site on the Contract Date of wells or underground storage tanks for the storage of chemicals, petroleum products or Regulated Substances; and
(4)The presence of Regulated Substances anywhere in, on or under the Project Site (including presence in surface water, groundwater, soils or subsurface strata), but not including Regulated Substances used, stored or otherwise brought to the Project Site by any DBOM Contractor Person as provided in subsection 8.3(A) (DBOM Contractor Responsibilities and Indemnity).

“Regulated Substance” means (1) any oil, petroleum or petroleum product and (2) any pollutant, contaminant, hazardous substance, Hazardous Material, toxic substance, toxic pollutant, solid waste, municipal waste, industrial waste or hazardous waste that is defined as such by and is subject to regulation under any Applicable Law; except that de minimis quantities of any of the foregoing that are expressly exempted from regulation or remediation under Applicable Law shall not constitute a Regulated Substance hereunder.

“Reimbursable Costs Charge” has the meaning described in Section 15.8 (Reimbursable Costs Charge).

“Reliability Demonstration” means the continuous 30 day period consisting of the 16-day Full Facility Test period and followed by the 14-day Acceptance Test period.

“Relief Request Notice” has the meaning specified in subsection 19.2(C) (Submittal of Relief Request).

“Renewal Term” has the meaning specified in Section 3.2 (BWS Renewal Options).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Required Design-Build Period Insurance” has the meaning specified in Schedule 18 (Insurance Requirements).

“Required Insurance” means the Required Design-Build Period Insurance and the Required Operation Period Insurance, as set forth in Schedule 18 (Insurance Requirements).

“Required Operation Period Insurance” has the meaning specified in Schedule 18 (Insurance Requirements).

“Requisition” means a written submission by the DBOM Contractor on the form of requisition as agreed to by the parties, together with accompanying submittals, requesting progress payments or final payment with respect to the Design-Build Price, and which is to be accompanied by such supporting documentation as required by Article 10 (Payment of the Design-Build Price).

“Residuals” means any semi-solid or solid material resulting from the treatment of Sourced Seawater.  The term “Residuals” does not include “Concentrate” or “RO Process Wastewater” as such terms are defined herein.

“Restricted Person” means any person who (or any member of a group of persons acting together, any one of which):

(1)Is disbarred, suspended, or otherwise disqualified from federal, State, or BWS contracting for any services similar in nature to the Contract Services;
(2)Was or is subject to any material claim of the United States, the State or the BWS in any proceedings (including regulatory proceedings) which have been concluded or are pending at the time at which the determination of whether the person falls within this definition is being made, and which (in respect of any such pending claim, if it were to be successful) would, in the BWS’s view, in either case, be reasonably likely to materially affect the ability of the DBOM Contractor to perform its obligations under this Service Agreement;
(3)In the case of an individual, he or she (or in the case of a legal entity, any of the members of the board of directors or its senior executive managers) has been sentenced to imprisonment or otherwise given a custodial sentence for any criminal offense (other than minor traffic offenses or misdemeanors) less than 5 years prior to the date at which the determination of whether the person falls within this definition is being made;
(4)Has, directly or indirectly, its principal or controlling office in a country that is subject to any economic or political sanctions imposed by the United States for reasons other than its trade or economic policies; or
(5)Has as its primary business the illegal manufacture, sale, distribution or promotion of narcotic substances or arms, or is or has been involved in terrorism.

“RO” means reverse osmosis.

“RO Feedwater” means the cartridge filter effluent for the reverse osmosis system downstream of any chemical addition.  The sampling point for the RO Feedwater is at the effluent of the cartridge filters and downstream of any chemical addition to the water entering the RO system membranes.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“RO Process Recovery” means the amount of permeate produced by the reverse osmosis process divided by the amount of RO Feedwater supplied to the reverse osmosis process, expressed as a percentage.

“RO Process Wastewater” means: (1) Concentrate; (2) Unacceptable Water; (3) Sourced Seawater; (4) Sourced Seawater Well flushing wastewater; and (5) CaCO3 reactor backwash and rinsing wastes, RO membrane cleaning wastes (clean-in-place (CIP) wastewater) and laboratory wastes, that in each case with regard to this clause (5), have been treated in a manner that is consistent with Applicable Law.

“RO System Membrane Replacement Schedule” has the meaning specified in Schedule 13 (RO System Membrane Replacement).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

“Scheduled Acceptance Date” means the date which is 1,347 days following the issuance of the Notice to Proceed with the Development Period by the BWS, as such Scheduled Acceptance Date may be adjusted due to the occurrence of Uncontrollable Circumstances.

“Schedule” means any of the Schedules and, as applicable, any attachments thereto, that are appended to this Service Agreement and identified as such in the Table of Contents.

“Security Instruments” means the Guaranty Agreement, the Design-Build Performance Bond, the Payment Bond and the Operations Performance Bond.

“Senior Supervisors” has the meaning specified in subsection 22.5(B) (DBOM Contractor’s Senior Supervisors).

“Service Agreement” means this Service Agreement for the Kalaeloa Seawater Desalination Facility Design, Build, Operate and Maintain Project between the DBOM Contractor and the BWS, including the Schedules and the Transaction Forms, as the same may be amended or modified from time to time in accordance herewith.

“Service Fee” means the fee to be paid by the BWS to the DBOM Contractor as compensation for the performance of the Operation Services by the DBOM Contractor in accordance with Article 15 (Service Fee and Other Payments).

“SHPD” means the State of Hawaii Historic Preservation Division or any successor agency.

“Significant Subcontractor” means any Subcontractor identified as a “Significant Subcontractor” in Schedule 19 (Key Individuals and Approved Subcontractors) or which is performing Contract Services pursuant to a Subcontract with a contract value equal to or greater than $250,000.

“Sourced Seawater” means any water pumped from the Sourced Seawater Wells and conveyed to the Facility.

“Sourced Seawater Wells” means the two existing wells, including certain related structures and equipment, for the collection of Sourced Seawater, as more particularly described in Schedule 4 (Design and Construction Requirements).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Sourced Seawater Wells Condition Standards” has the meaning specified in subsection 8.12(B) (Condition of the Existing Sourced Seawater Wells; DBOM Contractor Evaluation).

“Specified Sourced Seawater Quality Parameters” means those Sourced Seawater quality parameters which are specified in Table 2.3 of Schedule 4 (Design and Construction Requirements).

“Stage-2 RFP” means the BWS’s Stage-2 Request for Proposals for the Kalaeloa Seawater Desalination Facility Design-Build-Operate and Maintain Project, issued on November 9, 2021, as amended.

“State” means the State of Hawaii.

“Stormwater Control System” means the stormwater control system and all related stormwater retention and drainage structures, pipes, valves and equipment located on the Project Site, as more particularly described in Schedule 4 (Design and Construction Requirements).

“Subcontract” means any contract entered into by the DBOM Contractor, or a Subcontractor of the DBOM Contractor of any tier, with one or more persons in connection with the carrying out of the DBOM Contractor’s obligations under this Service Agreement, whether for the furnishing of labor, materials, equipment, supplies, services or otherwise.

“Subcontractor” means any person, other than the DBOM Contractor, that enters into a Subcontract for any portion of the Contract Services, whether for the furnishing of labor, materials, equipment, supplies, services or otherwise.

“Surety” means the surety company or surety companies issuing the Design-Build Performance Bond, the Payment Bond or the Operations Performance Bond and meeting the qualification requirements set forth in subsection 21.2(C) (Surety Requirements).

“Tax” means any tax, fee, levy, duty, impost, charge, surcharge, assessment or withholding, or any payment-in-lieu thereof, and any related interest, penalty or addition to the tax.

“Term” has the meaning specified in Section 3.1 (Effective Date and Initial Term).

“Termination Date” means the last day of the Term resulting from either a termination or expiration under this Service Agreement.

“Transaction Form” means any of the Transaction Forms appended to this Service Agreement.

“UIC Transmission Line” means the transmission line for the conveyance of RO Process Wastewater and non-Product Water resulting from treatment of Sourced Seawater from the Facility to the Underground Injection Well, including all related buildings, structures, pipes, valves and equipment, as more particularly described in Schedule 4 (Design and Construction Requirements).

“Unacceptable Water” has the meaning set forth in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

“Uncontrollable Circumstance” means any act, event or condition that (1) is beyond the reasonable control of the party relying on it as a justification for not performing an obligation or complying with any condition required of such party under this Service Agreement, and (2) materially expands the scope of, materially interferes with, materially delays, or materially increases the cost of, performing the party’s obligations under this Service Agreement, to the extent that such act, event or condition is not the result of the intentional or negligent act, error or omission, failure to exercise reasonable diligence, or breach of this Service Agreement on the part of the party claiming the occurrence of an Uncontrollable Circumstance.

(1)Inclusions.  Subject to the foregoing, Uncontrollable Circumstances shall include the following:
(a)A Change in Law (except as otherwise provided in the definition thereof and in subsection 19.7(B) (Change in Law Pertaining to Taxes);
(b)Any injunction or similar order issued by a Governmental Body, provided that such order is not the result of DBOM Contractor Fault and the DBOM Contractor is in compliance with the Contract Standards;
(c)Errors, omissions or insufficiencies relating to certain information provided to the DBOM Contractor by or on behalf of the BWS, as and to the extent provided in Section 4.3 (Information Provided by or on Behalf of the BWS);
(d)The existence of a Differing Site Condition, as and to the extent provided in Section 8.2 (Differing Site Conditions);
(e)The existence of an Unknown Regulated Site Condition, as and to the extent provided in Section 8.3 (Regulated Site Conditions);
(f)The occurrence of force majeure events, including: fires; floods; epidemics; pandemics (except as otherwise provided in Section 19.6 (Existing COVID-19 Pandemic); quarantine restrictions; unusually severe and abnormal climatic conditions determined in accordance with Section 19.5 (Unusually Severe and Abnormal Climatic Events); landslides; underground movement; earthquakes; tornadoes; hurricanes; lightning; volcanic activity; tsunamis and other acts of God;
(g)Explosion, terrorism, sabotage or similar occurrence, acts of a declared public enemy, extortion, war, blockade or insurrection, riot or civil disturbance, except as provided in the exclusions to this definition with respect to acts, events or circumstances occurring outside of the United States;
(h)Labor disputes, except labor disputes involving employees of the DBOM Contractor, its Affiliates, or Subcontractors;
(i)The failure of any Subcontractor (other than the DBOM Contractor, the Guarantor or any Affiliate of either) to furnish services, materials, chemicals or equipment on the dates agreed to, but only if such failure is the result of an event which would constitute an Uncontrollable Circumstance if it affected the DBOM Contractor directly, and the DBOM Contractor is not able after exercising all reasonable efforts to timely obtain substitutes;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

(j)The failure of any appropriate Governmental Body or private utility having operational jurisdiction in the area in which the Project is located to provide and maintain Utilities to the Project which are required for the performance of this Service Agreement;
(k)Any failure of title to the Project or a portion of the Project or any placement or enforcement of any Encumbrance on the Project or a portion of the Project not consented to in writing by, or arising out of any action of, or agreement entered into by, the party adversely affected thereby;
(l)Failure of the design, construction or condition of the Sourced Seawater Wells to comply with the Sourced Seawater Wells Condition Standards or a latent defect in the Sourced Seawater Wells, as and to the extent provided in Section 8.12 (Existing Sourced Seawater Wells and UIC Well);
(m)The insufficiency of the Sourced Seawater supply to the extent provided in subsection 12.3(L) (Insufficiency of Sourced Seawater Supply);
(n)Variations in the nature, condition or quality of Sourced Seawater, as and to the extent provided in Section 12.7 (Sourced Seawater Quality and Uncontrollable Circumstances);
(o)The preemption, confiscation, diversion, destruction or other interference in possession or performance of materials or services by a Governmental Body in connection with a public emergency or any condemnation or other taking by eminent domain of any material portion of the Project;
(p)The failure of the BWS to maintain and repair in good working order all BWS Water System assets (excluding the Project), which are material to the DBOM Contractor’s performance of the Operation Services;
(q)With respect to the DBOM Contractor, any BWS Fault and Unilateral Change Directives not due to DBOM Contractor Fault to the extent that the DBOM Contractor has notified the Officer-in-Charge in writing in accordance with subsection 16.1(I) (Claims) that the Unilateral Change Directive will have a material and adverse effect on the DBOM Contractor’s ability to construct or operate the Project; or
(r)With respect to the BWS, any DBOM Contractor Fault.
(2)Exclusions.  It is specifically understood that, without limitation, none of the following acts, events or circumstances shall constitute Uncontrollable Circumstances:
(a)Any act, event or circumstance that would not have occurred but for the affected party’s failure to comply with its obligations hereunder;
(b)Changes in interest rates, inflation rates, wage rates, insurance premiums, commodity prices, currency values, exchange rates or other economic conditions;
(c)With respect to the BWS, any changes in the financial condition of the BWS, and with respect to the DBOM Contractor, any changes in the

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

financial condition of the DBOM Contractor, the Guarantor or their Affiliates or Subcontractors affecting the ability to perform their respective obligations;
(d)The consequences of error, neglect or omissions by the DBOM Contractor, the Guarantor, any Subcontractor, any of their Affiliates or any other person in the performance of the Contract Services;
(e)Union or labor work rules, requirements or demands which have the effect of increasing the number of employees employed at the Project or otherwise increasing the cost to the DBOM Contractor of performing the Contract Services;
(f)Any impact of prevailing wage or similar laws, customs or practices on the DBOM Contractor’s costs;
(g)Weather conditions that do not constitute unusually severe and abnormal climatic conditions determined in accordance with Section 19.5 (Unusually Severe and Abnormal Climatic Events);
(h)Any and all surface, subsurface and other conditions affecting the Project Site, which may increase costs of performing or cause delay in the performance of the Design-Build Work, except those constituting Differing Site Conditions or Regulated Site Conditions to the extent provided in Section 8.2 (Differing Site Conditions) and Section 8.3 (Regulated Site Conditions), respectively;
(i)Any act, event, circumstance or Change in Law occurring outside of the United States;
(j)Mechanical failure of equipment to the extent not resulting from a condition that is listed in the “Inclusions” section of this definition; or
(k)Failure of the DBOM Contractor to secure any patent or other Intellectual Property right which is or may be necessary for the performance of the Contract Services;
(l)COVID-19-related restrictions and conditions which have not changed from those restrictions and conditions in effect on the Contract Date, as provided in Section 19.6 (Existing COVID-19 Pandemic).

“Underground Injection Well” or “UIC Well” means the well, including certain related structures and equipment, for the underground injection of RO Process Wastewater and non-Product Water resulting from treatment of Sourced Seawater, as more particularly described in Schedule 4 (Design and Construction Requirements).

“Unilateral Change Directive” has the meaning set forth in subsection 16.1(C) (Change Orders and Unilateral Change Directives).

“Unknown Regulated Site Conditions” means Regulated Site Conditions that are not Known Regulated Site Conditions.

“Utilities” means any and all utility services and installations whatsoever (including gas, water, sewer, electricity, telephone, and telecommunications), and all piping,

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

wiring, conduit, and other fixtures of every kind whatsoever related thereto or used in connection therewith.

“Water Delivery Guarantee” has the meaning specified in subsection SECTION 12.3(C) (Water Delivery Guarantee; Liquidated Damages).

“Water Treatment Guarantee” has the meaning specified in subsection 12.2(B) (Enhanced Water Quality Standards).

“Wells” means the Sourced Seawater Wells, the Existing UIC Well and the Underground Injection Well.

SECTION 1.2.INTERPRETATION.  In this Service Agreement, notwithstanding any other provision hereof:
(A)Plurality.  Words importing the singular number mean and include the plural number and vice versa.
(B)Headings.  The Table of Contents and any headings preceding the text of the Articles, Sections and subsections of this Service Agreement shall be solely for convenience of reference and shall not affect its meaning, construction or effect.
(C)References Hereto.  The terms “hereto,” “hereby,” “hereof,” “herein,” “hereunder” and any similar terms refer to this Service Agreement.
(D)References to Days and Time of Day.  All references to days herein are references to calendar days, unless otherwise indicated, such as by reference to Business Days.  If the time for doing an act falls or expires on a day that is not a Business Day, the time for doing such act shall be extended to the next Business Day.  Notwithstanding the foregoing, requirements contained in this Service Agreement relating to actions to be taken in the event of an emergency and other requirements for which it is clear that performance is intended to occur on a non-Business Day, shall be performed as specified, even though the date in question may fall on a non-Business Day.  Each reference to time of day is a reference to Hawaii–Aleutian Standard Time (HST).
(E)References to Including.  The words “include”, “includes” and “including” are to be construed as meaning “include without limitation”, “includes without limitation” and “including without limitation”, respectively.
(F)References to Statutes.  Each reference to a statute or statutory provision includes any statute or statutory provision which amends, extends, consolidates or replaces the statute or statutory provision or which has been amended, extended, consolidated or replaced by the statute or statutory provision and includes any orders, regulations, by-laws, ordinances, codes of practice or instruments made under the relevant statute.
(G)References to Governmental Bodies and Private Persons.  Each reference to a Governmental Body is deemed to include a reference to any successor to such Governmental Body or any organization or entity or organizations or entities which has or have taken over the functions or responsibilities of such Governmental Body.  Each reference to a private person that is not an individual is deemed to include a reference to its successors and permitted assigns.
(H)References to Documents and Standards.  Each reference to an agreement, document, standard, principle or other instrument includes a reference to that

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

agreement, document, standard, principle or instrument as amended, supplemented, substituted, novated or assigned.
(I)References to All Reasonable Efforts.  The expression “all reasonable efforts” and expressions of like import, when used in connection with an obligation of either party, means taking in good faith and with due diligence all commercially reasonable steps to achieve the objective and to perform the obligation, including doing all that can reasonably be done in the circumstances taking into account each party’s obligations hereunder to mitigate delays and additional costs to the other party, and in any event taking no less steps and efforts than those that would be taken by a commercially reasonable and prudent person in comparable circumstances.
(J)References to Dollar Amounts.  All statements of, or references to, dollar amounts or money, including references to “$” and “dollars”, are to the lawful currency of the United States of America.  All payments required to be made by either party hereunder shall be made in dollars.
(K)References to Promptly.  All references to “promptly” shall be interpreted as meaning such action shall occur within a reasonable period of time given the circumstances.
(L)Entire Agreement.  This Service Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Service Agreement.  Without limiting the generality of the foregoing, this Service Agreement shall completely and fully supersede all other understandings and agreements among the parties with respect to such transactions, including those contained in the BWS’s Stage-1 Request for Proposals, the response of the DBOM Contractor submitted in connection thereto, the Stage-2 RFP, the Proposal, and any amendments or supplements to any of the foregoing.
(M)Standards of Workmanship and Materials.  Any reference in this Service Agreement to materials, equipment, systems or supplies (whether such references are in lists, notes, specifications, schedules, or otherwise) shall be construed to require the DBOM Contractor to furnish the same in accordance with the grades and standards therefor indicated in this Service Agreement.  Where this Service Agreement does not specify any explicit quality or standard for construction materials or workmanship, the DBOM Contractor shall use only workmanship and new materials of a quality consistent with that of construction workmanship and materials specified elsewhere in the Design and Construction Requirements, and the requirements of the Design and Construction Requirements are to be interpreted accordingly.
(N)Technical Standards and Codes.  References in this Service Agreement to all professional and technical standards, codes and specifications are to the most recently published professional and technical standards, codes and specifications of the institute, organization, association, authority or society specified, all as in effect as of the Contract Date.  Unless otherwise specified to the contrary, (1) all such professional and technical standards, codes and specifications shall apply as if incorporated in the Design and Construction Requirements and (2) if any material revision occurs, to the DBOM Contractor’s knowledge, after the Contract Date, and prior to completion of the applicable Design-Build Work, the DBOM Contractor shall notify the BWS.  Unless otherwise specified to the contrary, all such professional and technical standards, codes and specifications shall apply as if incorporated in the Design and Construction Requirements.  If any material revision to such professional and technical standards, codes and specifications occurs, to the DBOM Contractor’s knowledge, after the Contract Date, and prior to completion of the applicable Design-Build Work, the DBOM Contractor shall notify the BWS.  If so directed by the BWS pursuant to a Unilateral Change Directive or a Change Order, the DBOM Contractor shall perform the applicable Design-Build Work in accordance with the revised professional and technical standard, code,

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

or specification as long as the BWS agrees to provide appropriate schedule relief and to adjust the Fixed Design-Build Price on a lump sum or Cost Substantiated basis to the extent necessary to compensate the DBOM Contractor for any additional cost or expense attributable to any such revision.  Nothing in this subsection shall limit the DBOM Contractor’s obligation to comply with Applicable Law as in effect during the Term
(O)Technical or Construction Industry Terminology.  Words not otherwise defined which have well-known technical or construction industry meanings are used in accordance with such recognized meanings.
(P)Causing Performance.  A party shall itself perform, or shall cause to be performed, subject to any limitations specifically imposed hereby with respect to Subcontractors or otherwise, the obligations affirmatively undertaken by such party under this Service Agreement.
(Q)Party Bearing Cost of Performance.  All obligations undertaken by each party hereto shall be performed at the cost of the party undertaking the obligation or responsibility, unless the other party has explicitly agreed herein to bear all or a portion of the cost either directly, by reimbursement to the other party or through an adjustment to the Service Fee.
(R)Good Industry Practice and Good Engineering and Construction Practice.  Good Industry Practice and Good Engineering and Construction Practice shall be utilized hereunder, among other things, to implement and in no event to displace or lessen the stringency of, the Contract Standards.
(S)Applicability, Stringency and Consistency of Contract Standards.  The DBOM Contractor shall be obligated to comply only with those Contract Standards which are applicable in any particular case.  Where more than one Contract Standard applies to any particular performance obligation of the DBOM Contractor hereunder, each such applicable Contract Standard shall be complied with.  In the event there are different levels of stringency among such applicable Contract Standards, the most stringent of the applicable Contract Standards shall govern.  In the event the DBOM Contractor notifies the Officer-in-Charge in writing of any inconsistency among the Contract Standards, and the BWS makes a determination in writing as to which Contract Standard shall apply, the BWS’s determination as to the applicable standard shall be binding.
(T)Delivery of Documents in Printed and Digital Format.  In this Service Agreement, the DBOM Contractor is obligated to deliver reports, records, designs, plans, drawings, specifications, proposals and other documentary submittals in connection with the performance of its duties hereunder.  The DBOM Contractor agrees that all such documents shall be submitted to the BWS both in printed form (in the number of copies indicated) and in digital form.  Digital copies shall consist of computer readable data submitted in any standard interchange format that the BWS may reasonably request to facilitate the administration and enforcement of this Service Agreement.  In the event that a conflict exists between the signed or the signed and stamped hard copy of any document and the digital copy thereof, the signed or the signed and stamped hard copy shall govern, except that for items that are finalized in a digital form, the final digital version shall govern.
(U)Severability.  Each provision of this Service Agreement shall be valid and enforceable to the fullest extent permitted by law.  If any provision of this Service Agreement is held to be invalid, unenforceable or illegal to any extent, such provision shall be severed and such invalidity, unenforceability or illegality shall not prejudice or affect the validity, enforceability and legality of the remaining provisions of this Service Agreement, unless such

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

continued effectiveness as modified would be contrary to the basic understandings and intentions of the parties as expressed herein.  If any provision of this Service Agreement is held to be invalid, unenforceable or illegal, the parties will promptly endeavor in good faith to negotiate new provisions to eliminate such invalidity, unenforceability or illegality and to restore this Service Agreement as nearly as possible to its original intent and effect.
(V)Drafting Responsibility.  The parties waive the application of any rule of law which otherwise would be applicable in connection with the construction of this Service Agreement to the effect that ambiguous or conflicting terms or provisions should be construed against the party who (or whose counsel) prepared the executed agreement or any earlier draft of the same.
(W)No Third Party Rights.  This Service Agreement is exclusively for the benefit of the BWS and the DBOM Contractor and shall not provide any third parties (with the exception of any BWS Indemnitees to the extent provided in Article 20 (Indemnification)) with any remedy, claim, liability, reimbursement, cause of action or other rights.
(X)Acting Reasonably and in Good Faith; Discretion.  Each party shall act reasonably and in good faith in the exercise of its rights hereunder, except where a party has the right to act in its “discretion” by the express terms hereof.  When a party has “discretion”, it means that party has the sole, absolute and unfettered discretion, with no requirement to act reasonably or provide reasons unless specifically required under the provisions of this Service Agreement.  When a party does not have “discretion” it means that the party shall act reasonably.
(Y)Governing Law.  The laws of the State shall govern the validity of this Service Agreement and any of this Service Agreement’s individual terms or provisions, as well as the rights and duties of the parties to this Service Agreement.
(Z)Defined Terms.  The definitions set forth in Section 1.1 (Definitions) shall control in the event of any conflict with any definitions used in the recitals or elsewhere in this Service Agreement.
(AA)Interpolation.  If any calculation hereunder is to be made by reference to a chart, index or table of values, and the reference calculation falls between two stated values, the calculation shall be made on the basis of linear interpolation, unless expressly provided otherwise in this Service Agreement.
(BB)Accounting and Financial Terms.  All accounting and financial terms used herein are, unless otherwise indicated, to be interpreted and applied in accordance with generally accepted accounting principles.
(CC)References to Approval.  The terms “approved” and “approval,” when used in the context of obtaining the BWS’s approval of a specific approach, proposal, plan, schedule, analysis, or design submitted by the DBOM Contractor, means that the BWS’s representative is in agreement with the specific approach, proposal, plan, schedule, analysis, or design and that the submittal itself and its contents appear to conform to the respective requirements of this Service Agreement for that submittal.
(DD)Persons.  Words importing persons include firms, companies, associations, joint ventures, general partnerships, limited partnerships, limited liability corporations, trusts, business trusts, corporations and other legal entities, including public bodies, as well as individuals.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

(EE)Design and Construction Requirements.  The Design and Construction Requirements are intended to include the basic design principles, concepts and requirements for the Design-Build Work but does not include the final, detailed design, plans or specifications or indicate or describe each and every item required for full performance of the Design-Build Work or for achieving Acceptance.  The DBOM Contractor agrees to prepare all necessary and required, complete and detailed designs, plans, drawings and specifications and to furnish and perform, without additional compensation of any kind, all Design-Build Work in conformity with the Design and Construction Requirements and the final designs, plans, drawings and specifications based thereon.  The DBOM Contractor further agrees that it shall not have the right to bring any claim whatsoever against the BWS or any of its consultants or subcontractors, arising out of any preliminary engineering report, design drawings, specifications or design requirements included in the Stage-2 RFP or made available during the procurement process.
(FF)Liquidated Damages.  This Service Agreement provides for the payment by the DBOM Contractor of liquidated damages in certain circumstances associated with: (1) the replacement of Key Individuals, as and to the extent provided in Section 5.1 (Management); (2) unexcused delays in achieving Acceptance, as and to the extent provided in Section 9.4 (The Scheduled Acceptance Date and Delay Liquidated Damages); (3) failure to comply with the Performance Guarantees, as and to the extent provided in Sections 12.2 (Water Treatment Guarantee), 12.3 (Water Delivery Guarantee) and 12.6 (Environmental Guarantee) and in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages); and (4) non-performance or breach, as and to the extent provided in 12.14 (Administrative Sanctions).  Each party agrees that the BWS’s actual damages in each such circumstance would be difficult or impossible to ascertain, and that the liquidated damages provided for herein with respect to each such circumstance are intended to place the BWS in the same economic position as it would have been in had the applicable circumstance not occurred.  Such liquidated damages shall constitute the only damages payable by the DBOM Contractor to the BWS to compensate the BWS for each such circumstances of replacement, unexcused delay, non-compliance and non-performance, as applicable, regardless of legal theory.  This limitation, however, is not intended to limit any of the other remedies for breach specifically provided for in this Service Agreement, including the BWS’s remedies associated with an Event of Default by the DBOM Contractor under Section 17.2 (Events of Default by the DBOM Contractor).  The parties acknowledge and agree that:
(1)The additional remedies specifically provided for in this Service Agreement are intended to address harms and damages which are separate and distinct from those which the liquidated damages are meant to remedy;
(2)The liquidated damages payable under this Service Agreement are not a penalty, and are fair and reasonable and such payment represents a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from the circumstances of replacement, unexcused delay, non-compliance and non-performance, as applicable; and
(3)In recognition of the foregoing acknowledgments, the DBOM Contractor and the BWS are expressly estopped from arguing, and waive any rights either party may have to argue, that the liquidated damages provided for herein are a penalty or that they are not enforceable.

All liquidated damages provided for herein shall be at the discretion of the BWS, which shall have the right to waive any DBOM Contractor obligation to pay liquidated damages hereunder.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 1 - Definitions and Interpretation

(GG)Assistance.  The obligations of a party to cooperate with, to assist or to provide assistance to the other party hereunder shall be construed as an obligation to use the party’s personnel resources to the extent reasonably available in the context of performance of their normal duties, and not to incur material additional overtime or third party expense unless requested and reimbursed by the assisted party.
(HH)References to Treatment.  The terms “treat,” “treated,” “treatment,” “treating” and any similar terms, when used with respect to Sourced Seawater, shall mean and refer to the operation of the Facility to treat Sourced Seawater and supply Product Water to the BWS Water System, including pretreatment, membrane treatment, post treatment and stabilization, all in accordance with this Service Agreement.
(II)Counterparts.  This Service Agreement may be executed in any number of original counterparts.  All such counterparts shall constitute but one and the same Service Agreement.
(JJ)HRS, HAR, City Charter, and City Ordinances.  The applicable provisions of HRS Chapter 103, HRS Chapter 103D, HAR Title 3 for the Department of Accounting and General Services of the State of Hawaii, and the City Charter and the City Ordinances shall be deemed to be a part of this Service Agreement as though fully set forth herein.  Wherever “chief procurement officer” appears in the HAR, it shall mean the Manager and Chief Engineer of the BWS.  Wherever “head of the purchasing agency” and “procurement officer” appear in the HAR, both shall mean the Officer-in-Charge or their authorized designees.
SECTION 1.3.ABBREVIATIONS.  The following abbreviations shall refer to the technical society, organization, body, code, rules, or standards listed opposite each abbreviation:
AASHTO	American Association of State Highway and Transportation Officials
ACI	American Concrete Institute
ADAAG	Americans with Disabilities Accessibility Act Guidelines
AISC	American Institute of Steel Construction
AITC	American Institute of Timber Construction
ANSI	American National Standard Institute
ASTM	American Society for Testing and Materials
AWWA	American Water Works Association
AWS	American Welding Society
FHWA	Federal Highway Administration, U.S. Department of Transportation
FS	Federal Specifications
GO6	General Order No. 6 of the Public Utilities Commission, Rules for Overhead Electric Line Construction
GRJP	General Rules for Joint Use of Poles
HAR	Hawaii Administrative Rules
HRS	Hawaii Revised Statutes
IES	Illuminating Engineering Society
NEC	National Electric Code
ROH	Revised Ordinances of the City & County of Honolulu
UBC	Uniform Building Code
UL	Underwriters' Laboratories, Inc.
UPC	Uniform Plumbing Code
WCLA	West Coast Lumberman’s Association

ARTICLE 2

REPRESENTATIONS AND WARRANTIES
SECTION 2.1.REPRESENTATIONS AND WARRANTIES OF THE BWS.  The BWS represents and warrants that:
(A)Existence and Powers.  The BWS is a semi-autonomous and self-supporting agency of the City and County of Honolulu, validly organized and existing under and by virtue of the City Charter and the laws of the State, with full legal right, power and authority to enter into and to perform its obligations under this Service Agreement.
(B)Due Authorization and Binding Obligation.  This Service Agreement has been duly authorized, executed and delivered by all necessary corporate action of the BWS and constitutes a legal, valid and binding obligation of the BWS, enforceable against the BWS in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights from time to time in effect and equitable principles of general application.
(C)No Conflict.  To the best of its knowledge, neither the execution and delivery by the BWS of this Service Agreement nor the performance by the BWS of its obligations in connection with the transactions contemplated hereby or the fulfillment by the BWS of the terms or conditions hereof (1) conflicts with, violates or results in a breach of any constitution, charter, law, ordinance or governmental regulation applicable to the BWS, or (2) conflicts with, violates or results in a material breach of any term or condition of any order, judgment or decree, or any contract, agreement or instrument, to which the BWS is a party or by which the BWS or any of its properties or assets are bound, or constitutes a material default under any of the foregoing.
(D)No Approvals Required.  No approval, authorization, order or consent of, or declaration, registration or filing with, any Governmental Body or referendum of voters is required for the valid execution and delivery of this Service Agreement by the BWS or the performance by the BWS of its payment or other obligations hereunder except otherwise as such have been duly obtained or made or, if not required as of the Contract Date, are expected to be obtained in due course.
(E)No Litigation.  Except as disclosed to the DBOM Contractor, to the best of its knowledge, there is no Legal Proceeding before or by any Governmental Body pending or overtly threatened or publicly announced against the BWS, in which an unfavorable decision, ruling or finding could reasonably be expected to have a material and adverse effect on the execution and delivery of this Service Agreement by the BWS or the validity, legality or enforceability of this Service Agreement against the BWS, or on the ability of the BWS to perform its obligations hereunder.
(F)Claims and Demands.  Except as disclosed in writing to the DBOM Contractor, to the best of its knowledge, there are no material and adverse claims or demands based in environmental, contract or tort law pending or threatened against the BWS with respect to the BWS Water System.
SECTION 2.2.REPRESENTATIONS AND WARRANTIES OF THE DBOM CONTRACTOR.  In addition to any other representations and warranties made by the DBOM Contractor in this Service Agreement, the DBOM Contractor represents and warrants that:
(A)Existence and Powers.  The DBOM Contractor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 2 - Representations and Warranties

Hawaii, and has the authority to do business in this State and in any other state in which it conducts its activities, with the full legal right, power and authority to enter into and perform its obligations under this Service Agreement.
(B)Due Authorization and Binding Obligation.  This Service Agreement has been duly authorized, executed and delivered by all necessary corporate action of the DBOM Contractor and constitutes a legal, valid and binding obligation of the DBOM Contractor, enforceable against the DBOM Contractor in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights from time to time in effect and equitable principles of general application.
(C)No Conflict.  To the best of its knowledge, neither the execution nor delivery by the DBOM Contractor of this Service Agreement nor the performance by the DBOM Contractor of its obligations in connection with the transactions contemplated hereby or the fulfillment by the DBOM Contractor of the terms or conditions hereof (1) conflicts with, violates or results in a breach of any constitution, law, governmental regulation, by-laws or certificates of incorporation applicable to the DBOM Contractor or (2) conflicts with, violates or results in a breach of any order, judgment or decree, or any contract, agreement or instrument to which the DBOM Contractor is a party or by which the DBOM Contractor or any of its properties or assets are bound, or constitutes a default under any of the foregoing.
(D)No Approvals Required.  No approval, authorization, order or consent of, or declaration, registration or filing with, any Governmental Body is required for the valid execution and delivery of this Service Agreement by the DBOM Contractor except as such have been duly obtained or made.
(E)No Litigation.  Except as disclosed in writing to the BWS, there is no Legal Proceeding, at law or in equity, before or by any court or Governmental Body pending or, to the best of the DBOM Contractor’s knowledge, overtly threatened or publicly announced against the DBOM Contractor, in which an unfavorable decision, ruling or finding could reasonably be expected to have a material and adverse effect on the execution and delivery of this Service Agreement by the DBOM Contractor or the validity, legality or enforceability of this Service Agreement against the DBOM Contractor, or any other agreement or instrument entered into by the DBOM Contractor in connection with the transactions contemplated hereby, or on the ability of the DBOM Contractor to perform its obligations hereunder or under any such other agreement or instrument.
(F)Claims and Demands.  Except as disclosed in writing to the BWS, there are no material and adverse claims and demands based in environmental, contract or tort law pending or, to the best of the DBOM Contractor’s knowledge, threatened against the DBOM Contractor with respect to any water treatment facility providing service to the general public designed, constructed, operated, maintained or managed by the DBOM Contractor.
(G)Applicable Law Compliance.  Except as disclosed in writing to the BWS, the DBOM Contractor has no knowledge of any material violation of any law, order, rule or regulation applicable to any water or wastewater facility providing service to the general public within the United States, which has been designed, constructed, operated, maintained or managed by the DBOM Contractor, the Guarantor or any Affiliate thereof.
(H)Practicability and Possibility of Performance.  The Design and Construction Requirements, the technology and the construction management practices to be employed in the performance of the Contract Services are furnished exclusively by the DBOM Contractor and its Affiliates and Subcontractors pursuant to the terms of this Service Agreement, and the DBOM Contractor assumes and shall have exclusive responsibility for their

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 2 - Representations and Warranties

efficacy, notwithstanding the inclusion of design principles or other terms and conditions in the Stage-2 RFP or the clarification of the terms of the Design and Construction Requirements, the Project Acceptance Criteria, and the Performance Guarantees between the DBOM Contractor and the BWS.  The DBOM Contractor assumes the risk of the practicability and possibility of performance of the Project on the scale, within the time for completion, and in the manner required hereunder, and of treating Sourced Seawater and supplying Product Water through the operation, maintenance and management of the Project in a manner which meets all of the requirements hereof, even though such performance and operation may involve technological or market breakthroughs or overcoming facts, events or circumstances (other than (i) Uncontrollable Circumstances, including Unilateral Change Directives not due to DBOM Contractor Fault to the extent that the DBOM Contractor has notified the Officer-in-Charge in writing in accordance with subsection 16.1(I) (Claims) that the Unilateral Change Directive will have a material and adverse effect on the DBOM Contractor’s ability to construct or operate the Project, and (ii) the improper implementation of any replacement of Excluded Project Equipment and Structures that are the responsibility of the BWS, without the DBOM Contractor acting as the BWS’s agent, pursuant to item (2) of subsection 13.2(B) (Replacements of Excluded Equipment and Structures)) which may be different from those assumed by the DBOM Contractor in entering into this Service Agreement, and agrees that sufficient consideration for the assumption of such risks and duties is included in the Fixed Design-Build Price and the Service Fee.  No impracticability or impossibility of any of the foregoing shall be deemed to constitute an Uncontrollable Circumstance.
(I)Intellectual Property.  The DBOM Contractor owns, or has sufficient rights to use, all Intellectual Property necessary for the Project without any material conflict with the rights of others.
(J)Information Supplied by or on Behalf of the DBOM Contractor.  The information supplied and representations and warranties made by the DBOM Contractor and the Guarantor in the Proposal made in response to the Stage-2 RFP and in all post-Proposal submittals with respect to the DBOM Contractor and the Guarantor (and to the DBOM Contractor’s knowledge, all information supplied in such submittals with respect to any Affiliate or Subcontractor) are true, correct and complete in all material respects.
(K)Design-Build Performance and Payment Bonds.  Concurrently with the execution of this Service Agreement, the DBOM Contractor has provided the BWS with the Design-Build Performance Bond and the Payment Bond as financial security for the faithful performance and payment of its Design-Build Work obligations hereunder.  The Design-Build Performance Bond and the Payment Bond are each in the form set forth in the Transaction Forms, and are in compliance with the requirements of Section 21.2(Bonds).
(L)Guaranty Agreement.  Concurrently with the execution of this Service Agreement, the DBOM Contractor has provided the BWS with the Guaranty Agreement as security for the faithful performance and payment of its obligations hereunder.  The Guaranty Agreement is in the form set forth in the Transaction Forms, and is in compliance with the requirements of Section 21.1(Guarantor).
(M)Required Design-Build Period Insurance.  Concurrently with the execution of this Service Agreement, the DBOM Contractor has provided the BWS with certificates of insurance for all Required Design-Build Period Insurance specified in Schedule 18 (Insurance Requirements).  The Required Design-Build Period Insurance is in compliance with the requirements of Section 18.1 (Insurance).
(N)No Conflicts of Interest.  Neither the DBOM Contractor nor any employee or agent of the DBOM Contractor presently has any interest, and promises that no such

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 2 - Representations and Warranties

interest, direct or indirect, shall be acquired, that would or might conflict in any manner or degree with the DBOM Contractor’s performance under this Service Agreement.
(O)License.  The DBOM Contractor is a business entity that is experienced and skilled in the construction of projects of the type described in this Service Agreement and the DBOM Contractor is licensed by the State to engage in the type of construction required by this Service Agreement and is in compliance with all Applicable Laws precedent thereto.
(P)Proof of Compliance with Laws.  Concurrently with the execution of this Service Agreement, the DBOM Contractor has provided the BWS proof of compliance with the requirements of:
(1)Section 103D-310(c), HRS;
(2)HRS Chapter 237, Tax Clearance;
(3)HRS Chapter 383, Unemployment Insurance;
(4)HRS Chapter 386, Workers’ Compensation;
(5)HRS Chapter 392, Temporary Disability Insurance;
(6)HRS Chapter 393, Prepaid Health Care;
(Q)Certificate of Vendor Compliance.  Prior to the execution of this Service Agreement, the DBOM Contractor has registered online with Hawaii Compliance Express (HCE) at http://vendors.ehawaii.gov and acquired a “Certificate of Vendor Compliance”.  The HCE provides current compliance status as of the issuance date.  The Design-Builder acknowledges that the “Certificate of Vendor Compliance” indicating that DBOM Contractor’s status is compliant with the requirements of Section 103D-310(c), HRS, shall be accepted for both contracting purposes and final payment.  The DBOM Contractor further acknowledges that it will be required to pay an annual fee of $12.00 to the Hawaii Information Consortium, LLC (HIC).
(R)Conformity with Service Agreement Requirements.  The DBOM Contractor acknowledges that the work required under this Service Agreement shall be completed in conformity with each and every requirement of this Service Agreement.  The DBOM Contractor further acknowledges that in the event it fails to so perform, the DBOM Contractor may be suspended from bidding on any or all contracts of the BWS pursuant to Chapter 3-126, HAR.

ARTICLE 3

TERM
SECTION 3.1.EFFECTIVE DATE AND INITIAL TERM.  This Service Agreement shall become effective on the Contract Date, and shall continue in effect for the 20 years following the Acceptance Date (the “Initial Term”) or, if renewed at the option of the BWS as provided in Section 3.2 (BWS Renewal Options), this Service Agreement shall remain effective until the last day of the Renewal Term (the Initial Term and any Renewal Term being referred to herein as the “Term”).  If this Service Agreement is terminated earlier pursuant to the termination provisions under Article 17 (Breach, Default, Remedies and Termination), however, the Term shall be deemed to have ended as of the date of such termination.  All rights, obligations and liabilities of the parties hereto shall commence on the Contract Date, subject to the terms and conditions hereof.  The BWS shall have no obligation to make Service Fee payments hereunder until the Acceptance Date.  At the end of the Term, all obligations of the parties hereunder shall terminate, except as provided in Sections 3.3 (Survival) and 17.9 (Obligations of the DBOM Contractor Upon Termination or Expiration).
SECTION 3.2.BWS RENEWAL OPTIONS.  This Service Agreement may be renewed and extended for an initial five year renewal term and an additional five year renewal term (the first such renewal being the “Initial Renewal Term”, the second such renewal term being the “Additional Renewal Term” and each such renewal term individually or in the aggregate being the “Renewal Term”) at the sole option of the BWS.  The terms and conditions governing the Renewal Term shall be the same terms and conditions governing the Initial Term.  The DBOM Contractor shall give the BWS notice of the approaching expiration of the Initial Term or the Initial Renewal Term, as applicable, no later than 365 days prior to such expiration.  The BWS, not later than 180 days prior to the expiration of the Initial Term or the Initial Renewal Term, as applicable, shall give the DBOM Contractor written notice of its intent whether or not to exercise its renewal option.
SECTION 3.3.SURVIVAL.  Notwithstanding any other provision of this Service Agreement, this Section and the following provisions hereof shall survive the expiration or any earlier termination of this Service Agreement:
(1)Article 2 (Representations and Warranties);
(2)Section 4.7 (Deliverable Material);
(3)Section 4.9 (Financial Records);
(4)Section 8.11 (Project Warranties);
(5)Section 13.5 (Project Evaluations);
(6)Article 16 (Change Procedures and Dispute Resolution);
(7)Article 17 (Breach, Default, Remedies and Termination), as applicable to the rights and obligations of the parties following the Termination Date;
(8)Article 18 (Insurance) and Schedule 18 (Insurance Requirements);
(9)Article 20 (Indemnification), including all of the indemnities, limitations and releases set forth therein with respect to events that occurred prior to the Termination Date or during the DBOM Contractor’s provision of the transition services

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 3 - Term

under Section 17.9 (Obligations of the DBOM Contractor Upon Termination or Expiration);
(10)Section 22.6 (Property Rights);
(11)Section 22.7 (Interest on Overdue Obligations);
(12)Section 22.14 (Confidentiality);
(13)Section 22.15 (Confidentiality of Personal Information);
(14)Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards);
(15)All provisions of this Service Agreement with respect to payment obligations of the DBOM Contractor or the BWS accrued prior to the Termination Date;
(16)Any other provisions which either expressly or by their context or inherent character should survive expiration or early termination of this Service Agreement or the completion of the Contract Services; and
(17)Any provisions necessary to give effect to the provisions referenced or described in this Section.

No termination of this Service Agreement shall (1) limit or otherwise affect the respective rights and obligations of the parties hereto accrued prior to the date of such termination; or (2) preclude either party from impleading the other party in any Legal Proceeding originated by a third party as to any matter occurring during the Term.

ARTICLE 4

GENERAL PERFORMANCE REQUIREMENTS
SECTION 4.1.DBOM CONTRACTOR RESPONSIBILITIES GENERALLY.
(A)Reliance.  The DBOM Contractor acknowledges and agrees that the BWS is entering into this Service Agreement in reliance on the DBOM Contractor’s expertise with respect to the performance of the Contract Services.  The DBOM Contractor recognizes that the Project will serve an essential public service and is critically important in order to enable the BWS to continue to meet its obligations with regard to supplying potable water in the BWS Service Area.  The DBOM Contractor agrees that it will be relieved of its performance obligations under this Service Agreement solely to the extent provided in Article 19 (Uncontrollable Circumstances) with respect to the occurrence of Uncontrollable Circumstances.
(B)Scope of the Contract Services.  The Contract Services are divided into the Design-Build Work and the Operation Services, each as more particularly described in Article 6 (Development Period), Article 7 (Design and Permitting of the Project), Article 8 (Construction of the Project), Article 9 (Commissioning, Testing, Acceptance and Final Completion), 11 (Operation and Management), Article 12 (Performance) and Article 13 (Maintenance, Repair and Replacement).  The DBOM Contractor recognizes that, notwithstanding this division, the Contract Services may overlap and agrees to perform all Contract Services in accordance with the Contract Standards.  In no event, however, shall the DBOM Contractor commence with the physical construction of the Project prior to the satisfaction of the Construction Commencement Date Conditions in accordance with Section 6.7 (Construction Commencement Date Conditions).  As of the Contract Date, the complete design of the Project has not yet been developed.  The DBOM Contractor shall have responsibility for the further development and finalization of the design of the Project in compliance with the Design and Construction Requirements and all other Contract Standards as part of the Design-Build Work.  Following the establishment of the Construction Commencement Date, the DBOM Contractor shall be solely responsible for undertaking and completing the applicable Design-Build Work in accordance with the Contract Standards.  Following the Acceptance Date, the DBOM Contractor shall be solely responsible for undertaking the Operation Services in accordance with the Contract Standards.
(C)Compliance with Certain Federal Requirements.  The parties acknowledge and agree that the BWS will obtain funding to reimburse itself for or to pay directly a portion of the Design-Build Price: (1) pursuant to funds available under the American Rescue Plan Act of 2021, Public Law 117-2 (“ARPA”); (2) through a loan from the EPA pursuant to the Water Infrastructure Finance and Innovation Act, codified as 33 U.S.C. §§ 3901-3915 (“WIFIA”); and  (2) from grant funding obtained from the Bureau of Reclamation.  The DBOM Contractor shall comply with all applicable ARPA, WIFIA and Bureau of Reclamation requirements set forth in Schedule 21 (Certain Federal Requirements and Guidelines).  In the event the DBOM Contractor believes it is necessary to apply for a waiver with respect to ARPA, WIFIA and Bureau of Reclamation requirements regarding the purchase of products or materials as set forth in Schedule 21 (Certain Federal Requirements and Guidelines), the DBOM Contractor shall prepare any waiver applications, at the DBOM Contractor’s sole cost, for the BWS’s review and approval for submission. Notwithstanding the BWS’s agreement to submit an applicable waiver application, any delay or cost as a result of a final decision to deny a particular waiver on the basis that the specified product or material is available in the United States shall not be grounds for Uncontrollable Circumstance relief. In the event a waiver request is denied on a basis other than the specified product or material being available in the United States, the parties reserve their respective rights and defenses as to whether such denial is grounds for Uncontrollable Circumstance relief in accordance with terms of this

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

Service Agreement. For purposes of clarification, the submittal of a wavier application by the BWS pursuant to this subsection is not an indication by the BWS that the denial of a waiver request for any reason would be grounds for Uncontrollable Circumstance relief. The DBOM Contractor shall include all applicable federal requirements in all Subcontracts for Design-Build Work in a manner that effectively establishes the right of the BWS, the EPA or the Bureau of Reclamation to enforce such requirements. The DBOM Contractor shall also comply with any applicable guidelines promulgated from time to time by the EPA and the Bureau of Reclamation with respect to WIFIA and Bureau of Reclamation-funded projects, respectively, procured using a design-build based project delivery method. In the event of a change in applicable federal requirements effective following the Contract Date, the DBOM Contractor shall be entitled to a Fixed Design-Build Price Adjustment to account for any additional cost of compliance. The DBOM Contractor shall, upon request, provide the BWS with an acknowledgement of compliance with any federal requirement, together with appropriate supporting documentation not already in the BWS’s possession.
(D)Cooperation.  The DBOM Contractor agrees to cooperate with the BWS and any other contractor engaged by BWS in connection with the work to be performed toward completion of the Project, including the Project Manager.  The DBOM Contractor recognizes that a cooperative and collaborative environment among all persons engaged in performing such work is essential to the successful implementation of the Project and agrees to use all reasonable efforts to work with all such other persons toward fostering such an environment.  The preceding requirements shall, without limitation, extend to cooperation with the BWS in its oversight of the design, construction, operations and maintenance of the Project, and other matters relating to the Contract Services.
(E)Responsibility for Personnel and Subcontractors.  All obligations of the DBOM Contractor under this Service Agreement shall be performed by DBOM Contractor employees, agents or Subcontractors (subject to the limitations set forth in Article 5 (Management, Labor and Subcontractors)) who are qualified to perform the specific services and meet all registration, licensing and certification requirements imposed by Applicable Law and any Governmental Body.  These personnel must possess the skill required to properly perform the work under this Service Agreement.  The DBOM Contractor shall ensure that the DBOM Contractor’s employees and agents are experienced and fully qualified to engage in the activities and perform the services required under this Service Agreement, and that all applicable licensing and operating requirements imposed or required under federal, State, or City law, and all applicable accreditation and other standards of quality generally accepted in the field of the activities of such employees and agents are complied with and satisfied.  The DBOM Contractor shall be fully responsible, in accordance with the terms and conditions of this Service Agreement, for all Contract Services performed by its employees, agents or Subcontractors.  When required by the Officer-in-Charge, whose decision shall be final, the DBOM Contractor shall replace any employee who lacks the skill to perform the work assigned to the employee or is discourteous or disorderly while performing such work.  If acceptable to the Officer-in-Charge, a person who has been so replaced may be assigned other work on the Project.  Any such acceptance by the Officer-in-Charge shall not relieve the DBOM Contractor from performing the work in accordance with this Service Agreement.
(F)Design Professional Licensing Requirements.  All Design Professional Services furnished by the DBOM Contractor shall be performed by or under the supervision of personnel licensed to perform such services in accordance with State law, by personnel who are careful, skilled, experienced, and competent in their respective trades or professions, who are professionally qualified to perform the Contract Services in accordance with the Contract Standards and who shall assume professional responsibility for the accuracy and completeness of the Design Documents prepared or checked by them.  It is the intent of the parties that the DBOM Contractor is fully responsible for furnishing the design of the Project through

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

Subcontracts with licensed Design Professional Services Firm(s) as provided herein.  References in this Service Agreement to the DBOM Contractor’s responsibilities or obligations to “perform” the design portions of the Design-Build Work shall be deemed to mean that the DBOM Contractor shall “furnish” the design for the Project.
(G)Customer Outreach.  Customer outreach concerning the Project shall be handled by the parties in accordance with the principles set forth in Schedule 22 (Customer Outreach).
(H)DBOM Contractor’s Place of Business.  The DBOM Contractor shall maintain, for the duration of the Term, a permanent place of business within the State where the DBOM Contractor may be served notice and legal process.  Written notice may also be served on the DBOM Contractor or its superintendent on the Project Site personally, or via facsimile machine if the DBOM Contractor has one, or via mail to the local post office address or post office box.
SECTION 4.2.ACCESS TO AND SUITABILITY OF THE PROJECT SITE.
(A)Familiarity with the Project Site.  The DBOM Contractor acknowledges that the DBOM Contractor’s agents and representatives have visited, inspected and are familiar with the Project Site, its surface physical condition relevant to the obligations of the DBOM Contractor pursuant to this Service Agreement, including surface conditions, soil conditions, roads, utilities, topographical conditions and air and water quality conditions; that the DBOM Contractor is familiar with all local and other conditions which may be material to the DBOM Contractor’s performance of its obligations under this Service Agreement (including transportation; seasons and climate; access, availability, disposal, handling and storage of materials and equipment; and availability and quality of labor and Utilities), and has received and reviewed all information regarding the Project Site provided to it as part of the Project Site-related information or obtained in the course of performing its obligations hereunder, has made any other site investigations that it deems necessary to make a determination as to the suitability of the Project Site; and that based on the foregoing, the Project Site constitutes an acceptable and suitable site for the construction of the Project in accordance herewith, and the Project can be constructed on the Project Site within the Design-Build Price and by the Scheduled Acceptance Date.
(B)Independent Verification.  The DBOM Contractor acknowledges that, except as otherwise provided under Section 4.3 (Information Provided by or on Behalf of the BWS), it is responsible for the independent verification and confirmation of any Project Site information, including geotechnical, soils and other reports, surveys and analyses regarding the Project Site, supplied to it by or on behalf of the BWS and upon which it elects to rely in connection herewith.  Except as specifically provided in Section 4.3 (Information Provided by or on Behalf of the BWS), Section 8.2 (Differing Site Conditions) and Section 8.3 (Regulated Site Conditions), no error or omission in any such information shall constitute an Uncontrollable Circumstance, or relieve the DBOM Contractor from any of its obligations or entitle the DBOM Contractor to any increase in compensation hereunder.  Notwithstanding any factual statement, conclusion, or any language or recommendation contained in any information supplied to the DBOM Contractor by or on behalf of the BWS, the DBOM Contractor assumes full responsibility for inspecting the Project Site and for the means and methods of construction that it employs when performing the Design-Build Work.
(C)Project Site Access.  The execution of this Service Agreement shall be deemed to constitute the granting of a license to the DBOM Contractor to access the Project Site for the purposes of performing such engineering and analysis, including (subject to Section

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

6.3 (Environmental and Archaeological Review)) such additional subsurface and geotechnical studies or tests as deemed necessary by the DBOM Contractor for the performance of the Design-Build Work prior to the Construction Commencement Date.  Such access shall be subject to the BWS’s prior approval, which shall not be unreasonably withheld as to time and scope.  In addition, the DBOM Contractor shall be responsible for coordination with owners of property adjacent to the Project Site for the unlocking of gates as necessary to access the Project Site and perform the Design-Build Work.  Except to the extent provided in Section 8.2 and Section 8.3 with respect to Differing Site Conditions and Regulated Site Conditions, respectively, the DBOM Contractor shall assume all risks associated with such activities and shall indemnify, defend and hold harmless the BWS Indemnitees in accordance with and to the extent provided in Article 20 (Indemnification) from and against all Loss-and-Expense resulting therefrom.  Following the Construction Commencement Date, the DBOM Contractor shall have all Project Site access rights as are necessary for the performance of the Contract Services during the Term and such access rights shall not be subject to prior BWS approval.
(D)Department of Land and Natural Resources Right of Entry Permits.  The DLNR has issued Construction and Management Right-of-Entry Permits, set forth as a Reference Document in Schedule 1 (Project Reference Information) (the “DLNR Right of Entry Permits”), for certain State-owned parcels of land in the vicinity of the Project Site.  In performance of the Contract Services hereunder, the DBOM Contractor shall comply with all requirements that are imposed upon the BWS and its consultants, contractors and other persons acting for or on the BWS’s behalf, that are set forth in such DLNR Right of Entry Permits.  Without limiting any other obligation of the DBOM Contractor hereunder, pursuant to such requirements the DBOM Contractor shall:
(1)Comply with the insurance coverage-related requirements applicable to the DLNR Right of Entry Permits in accordance with Section 18.1 (Insurance) and Schedule 18 (Insurance Requirements);
(2)Comply with all of the requirements of all municipal, state, and federal authorities and observe all municipal, state and federal laws applicable to the right-of-entry area or premises, now in force or which may be in force;
(3)Indemnify, defend and hold harmless the Department of Land and Natural Resources in accordance with Article 20 (Indemnification) from any Loss-and-Expense resulting from: (a) any act or omission on the part of any DBOM Contractor Person relating to the use, occupancy, maintenance, or enjoyment of the right-of-entry area or premises; (b) any failure on the part of DBOM Contractor Person to maintain the right-of-entry area or premises and areas adjacent thereto in DBOM Contractor’s use and control, and including any accident, fire or nuisance, growing out of or caused by any failure on the part of any DBOM Contractor Person to maintain the area or premises in a safe condition; and (b) from and against all actions, suits, damages, and claims by whomsoever brought or made by reason of any DBOM Contractor’s non-observance or non-performance of any of the terms, covenants, and conditions of this right-of-entry or the rules, regulations, ordinances, and laws of the federal, state, municipal or county governments;
(4)Not cause or permit the escape, disposal or release of any Hazardous Materials except as permitted by Applicable Law.  The DBOM Contractor shall not allow the storage or use of such materials in any manner not sanctioned by Applicable Law or by the highest standards prevailing in the industry for the storage and use of such materials, nor allow to be brought onto the right-of-entry area or premises any such materials except to use in the ordinary course of the DBOM Contractor’s business, and then only after written notice is given to the DLNR of the identity of such materials and

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

upon the DLNR’s consent which consent may be withheld at the DLNR’s sole and absolute discretion.  If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials by any DBOM Contractor Person, then the DBOM Contractor shall be responsible for the cost thereof.  In addition, the DBOM Contractor shall execute affidavits, representations and the like from time to time at the DLNR’s request concerning the DBOM Contractor’s best knowledge and belief regarding the presence of Hazardous Materials on the right-of entry area or premises placed or released by any DBOM Contractor Person;
(5)Indemnify, defend and hold harmless the Department of Land and Natural Resources in accordance with Article 20 (Indemnification) from any Loss-and-Expense resulting from the release of Hazardous Materials on the right-of-entry area or premises occurring while any DBOM Contractor Person is in possession, or elsewhere if caused by any DBOM Contractor Person. These covenants shall survive the expiration or earlier termination of the DLNR Right of Entry Permits;
(6)Use appropriate precautions and measures to minimize inconveniences to surrounding residents, landowners, and the public in general;
(7)Not store any personal belongings in the right-of-entry area or premises during the effective period of the DLNR Right of Entry Permits;
(8)Shall assume all costs associated with the construction of Design-Build Work within the right-of-entry area or premises as the sole responsibility of the DBOM Contractor (subject to payment therefore by the BWS in accordance with this Service Agreement);
(9)Maintain and employ debris, pollution and contamination control measures, safeguards and techniques to prevent debris, pollution or contamination to the ocean waters, streams or waterways resulting from any DBOM Contractor Person’s use, maintenance, repair and operation of the right-of-entry area or premises, and, subject to Section 8.3 (Regulated Site Conditions), shall take immediate corrective action in the event of such pollution or contamination to immediately remove the cause of such pollution or contamination, and shall immediately clean the right-of-entry area or premises and its surrounding waters of such pollutant or contaminant and restore to the DLNR’s satisfaction the areas affected by such pollution or contamination, all at the DBOM Contractor’s own cost and expense;
(10)Employ best management practices to avoid having silt or dirt enter the ocean; and
(11)Subject to subsection 8.3(F) (Articles of Historic or Scientific Value), immediately stop all land utilization or work or both and contact the DLNR Historic Preservation Office in compliance with Chapter 6E, HRS, in the event any historic properties or burial sites, as defined in section 6E-2, HRS, are found on the premises.

The DBOM Contractor acknowledges and agrees that the DLNR reserves the right to impose additional, but reasonable, terms and conditions as it deems necessary while the DLNR Right of Entry Permits are in force, and the DBOM Contractor shall comply with all such terms and conditions in performance of the Contract Services.  Any related change in the terms and conditions of this Service Agreement as a result of such additional DLNR terms and conditions shall be incorporated, as appropriate, through a Change Order in accordance with Section 16.1 (Change Procedures).  The DBOM Contractor further acknowledges and agrees that all disputes

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

or questions arising under the DLNR Right of Entry Permits shall be referred to the Chairperson of the DLNR for a determination and resolution of the dispute or question and that the Chairperson’s decision shall be final and binding on the BWS and the DBOM Contractor.

SECTION 4.3.INFORMATION PROVIDED BY OR ON BEHALF OF THE BWS.
(A)Generally.  The BWS makes no representation or warranty with respect to any information provided to the DBOM Contractor by or on behalf of the BWS in connection with this Service Agreement except as specifically provided in subsection (B) (Limited Reliance by DBOM Contractor) of this Section.  Except with respect to the occurrence of Uncontrollable Circumstances and as expressly provided in subsection (B) (Limited Reliance by DBOM Contractor) of this Section, the DBOM Contractor shall assess all risks related to the Project and independently verify and confirm all information supplied to it by or on behalf of the BWS and upon which the DBOM Contractor elects to rely in connection herewith.  Except as expressly provided in subsection (B) (Limited Reliance by DBOM Contractor) of this Section, the DBOM Contractor shall have no right to relief hereunder or to make any claim against the BWS, or to seek any adjustment to the Fixed Design-Build Price, the Service Fee or the Scheduled Acceptance Date as the result of any error, omission or insufficiency relating to any information provided to the DBOM Contractor by or on behalf of the BWS in connection with this Service Agreement.
(B)Limited Reliance by DBOM Contractor.  The DBOM Contractor shall be entitled to reasonably use the information specified below in this subsection in performing the Contract Services, shall not be required to re-perform the work required to develop such information, and shall be entitled to rely on such information as provided in this Section:
(1)The following Project Site real property description information:
(a)State of Hawaii Certificate of Title - Certificate No: 58028;
(b)LCD No 2700717 Deed 2001-04-27; and
(c)LCD 2875386 Corrected Deed 2002-12-26;
(2)The following Sourced Seawater quality data:
(a)Kalaeloa Raw Water Quality Technical Memorandum, E2 Environmental, March 2, 2018; and
(b)Reports of Analytic Results, (source well), Aecos, INC, March 24, 2002;
(3)The following Project Site information:
(a)Tax Map 9-1-031-28 and 47 (for Site); and
(b)City and County of Honolulu, Zoning Resolution 01-166, July 11, 2001;
(4)The following Sourced Seawater Well information:
(a)3-1805-013 Permit Appl.;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

(b)Seawater Supply Well Completion Report, dated 4/12/02, Well 3-1805-13;
(c)3-1805-015 Permit Appl.;
(d)Seawater Supply Well Completion Report, dated 1/25/05, Well 3-1805-15;
(e)Kalaeloa Basalt Well - neutron log;
(f)Kalaeloa Basalt Wells - temperature logs;
(g)Down Well videos (Well #3-1805-14: VTS_01_0.IFF; VTS_01_1.VOB - VTS_01_5.VOB; and
(h)Down Well videos (Well #3-1805-13: VTS_02_0.IFF; VTS_02_1.VOB - VTS_02_5.VOB.
(5)The following Underground Injection Well information:
(a)Caprock (Existing UIC) Well Completion Report for Well 3-1805-14, dated 4/12/02;
(b)Kalaeloa Desalination Facility Source Well Equipment Test - UIC Permit; and
(c)UIC No. UO-2179 Injection Well Status Report 2018 - FINAL COMPLETE;
(6)Campbell Park Distribution Sys. Inspection - Videos (multiple files);
(7)The following archeologic and environmental information:
(a)HONOULIULI 168 AISR - Draft, AIS (submitted), July, 2021; and
(b)The 2008 FEIS (2008-11-08-OA-FEIS-Kalaeloa-Desalination-Facility, September, 2008); and
(8)Board Meeting Jan. 27 2020 - Adoption Resolution – Bur of Rec Funding Application.

All of the information specified in items (1) through (8) of this subsection are Reference Documents provided by the BWS with the Stage-2 RFP and identified as such in Schedule 1 (Project Reference Information).  If the DBOM Contractor establishes that any error, omission or insufficiency relating to the information provided to the DBOM Contractor specified above in this subsection has a material and adverse impact on the DBOM Contractor’s cost or time of performance under this Service Agreement, then the DBOM Contractor shall be entitled to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances); provided, however, that the DBOM Contractor shall not be entitled to any such relief to the extent the error, omission or insufficiency is the result of DBOM Contractor Fault.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

(C)No Reliance by DBOM Contractor on the Reference Documents.  The Reference Documents are provided for reference purposes only and, except to the extent information contained in a Reference Document is expressly identified in subsection (B) (Limited Reliance by DBOM Contractor) of this Section, the DBOM Contractor shall not be entitled to rely on the information contained in any Reference Document.  Except as expressly provided in subsection (B) (Limited Reliance by DBOM Contractor) of this Section, no misstatement, error, omission, insufficiency or otherwise in a Reference Document shall entitle the DBOM Contractor to Uncontrollable Circumstance or other relief hereunder.
SECTION 4.4.COMPLIANCE WITH APPLICABLE LAW.
(A)Compliance with Applicable Law Obligation.  In designing, constructing, Commissioning, starting up and testing the Project, the DBOM Contractor shall comply with Applicable Law, shall construct and operate all equipment and systems comprising the Project, as applicable, in accordance with the Contract Standards, and shall observe the same safety standards as are set forth in Section 8.7 (Responsibility for Health and Safety) during the Design-Build Period and in Section 11.8 (Safety) with respect to the operation of the Project and such other safety requirements set forth in Schedule 3 (General Design-Build Work Requirements).  The DBOM Contractor shall perform the Operation Services in accordance with Applicable Law, and shall cause all Subcontractors to comply with Applicable Law, including all registration, licensing and certification requirements imposed by any Governmental Body.  The DBOM Contractor shall comply with the terms of all Governmental Approvals and other Applicable Law pertaining to the Project, Sourced Seawater, Product Water, Facility By-Products, air emissions, noise, light emissions and odor, notwithstanding the fact that the DBOM Contractor may not be a permittee or co-permittee on some or all of such Governmental Approvals.  At the request of the BWS, the DBOM Contractor shall participate in performance evaluation surveys conducted by the Department of Health, EPA or any other applicable Governmental Body.  Without limiting the generality of the foregoing provisions of this subsection, laws, regulations and ordinances that affect the Contract Services with which the DBOM Contractor shall comply include:
(1)Chapter 103, HRS, relating to expenditure of public money;
(2)Chapter 103D, HRS, relating to Hawaii procurement code;
(3)Chapter 104, HRS, relating to wages and hours of employees on public works;
(4)Chapter 378, HRS, relating to fair employment practices;
(5)Chapter 386, HRS, relating to worker's compensation;
(6)Chapter 396, HRS, relating to occupational safety and health;
(7)Chapter 444, HRS, relating to licensing of contractors; and
(8)All applicable standards, orders or regulations issued pursuant to the Clean Air Act (42 U.S.C. 7401-7671q) and the Federal Water Pollution Control Ac (33 U.S.C. 1251-1387).
(B)Compliance with Conditions in Governmental Approvals.  The DBOM Contractor shall comply with all conditions and requirements of all Governmental Approvals,

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

including all BWS-designated Governmental Approvals, required to be made, obtained or maintained under Applicable Law in connection with the continuance of the Contract Services.
(C)Governmental Approvals Necessary for Continued Construction.  The DBOM Contractor shall make all necessary filings, applications and reports necessary to obtain and maintain all DBOM Contractor-designated Governmental Approvals, including all renewals and extensions, required to be made, obtained, maintained, renewed or extended under Applicable Law in connection with the continuance of the Design-Build Work once commenced.  The BWS, subject to the limitations set forth in subsection 7.4(H) (BWS-designated Governmental Approvals and Limited Permitting Assistance by the BWS), shall cooperate with the DBOM Contractor in connection with the foregoing undertaking.
(D)Investigations of Non-Compliance.  In connection with any actual or alleged event of non-compliance with Applicable Law, the DBOM Contractor shall, in addition to any other duties which Applicable Law may impose: (1) fully and promptly respond to all inquiries, investigations, inspections, and examinations undertaken by any Governmental Body; (2) attend all meetings and hearings required by any Governmental Body; (3) provide all corrective action plans, reports, submittals and documentation required by any Governmental Body, and shall provide copies of any such plan, report, submittal or other documentation to the BWS; (4) in conjunction with the BWS, communicate in a timely and effective manner with the general public as to the nature of the event, the impact on the public, and the nature and timetable for the planned remediation measures; and (5) immediately upon receipt thereof, provide the BWS with a true, correct and complete copy of any written notice of violation or non-compliance with Applicable Law, and true and accurate transcripts of any oral notice of non-compliance with Applicable Law, issued or given by any Governmental Body.  The DBOM Contractor shall furnish the BWS with an immediate written notice describing the occurrence of any event or the existence of any circumstance which does or may result in any such notice of violation or non-compliance to the extent the DBOM Contractor has knowledge of any such event or circumstance, and of any Legal Proceeding alleging such non-compliance.  To the greatest extent practicable, the DBOM Contractor shall provide the BWS an opportunity to review and comment on any proposed DBOM Contractor response to any non-compliance with Applicable Law hereunder prior to its implementing such response.
(E)Fines, Penalties and Remediation.  Except to the extent excused by Uncontrollable Circumstances, in the event that the DBOM Contractor or any Subcontractor fails at any time to comply with Applicable Law (including any Governmental Approval) with respect to the Project, Sourced Seawater, Product Water or any other Contract Services (including air emissions, odor, Facility By-Products or other environmental or operating conditions), the DBOM Contractor shall:
(1)Promptly respond to any notice of non-compliance, warning letter, notice of violation or other enforcement and seek amicable resolution of the issues;
(2)Immediately correct such failure and resume compliance with Applicable Law;
(3)Pay any resulting fines, assessments, levies, impositions, penalties or other charges;
(4)Indemnify, defend and hold harmless the BWS Indemnitees in accordance with Article 20 (Indemnification) from any Loss-and-Expense resulting therefrom;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

(5)Make all changes in performing the Contract Services that are necessary to assure that the failure of compliance with Applicable Law will not recur; and
(6)Comply with any corrective action plan filed with or mandated by any Governmental Body in order to remedy a failure of the DBOM Contractor to comply with Applicable Law.

The DBOM Contractor shall have the right to contest any fine or penalty imposed under this subsection so long as the DBOM Contractor is contesting any such action in good faith by appropriate proceedings conducted with due diligence and the BWS has no liability as a result of the failure of the DBOM Contractor to pay any such fine or penalty during the period of contest.  Any capital investment, improvement or modification required to be made pursuant to this subsection, reasonably expected to result in a material change to the Project during the Operation Period, shall be considered a Capital Modification subject to the provisions of Article 14 (Capital Modifications).

SECTION 4.5.GENERAL EXCISE AND OTHER TAXES.  The DBOM Contractor shall be responsible for payment of all applicable federal, State, and City taxes and fees that may become due and owing by the DBOM Contractor by reason of this Service Agreement, including but not limited to: (i) income taxes; (ii) employment related fees, assessments, and taxes; and (iii) general excise taxes (including City surcharges).  The DBOM Contractor shall obtain a general excise tax license from the Department of Taxation of the State of Hawaii in accordance with Section 237-9, HRS, and shall comply with all requirements thereof.  The DBOM Contractor acknowledges that, in performing the Contract Services, its gross receipts (i.e., total business income before any business expenses are deducted) are subject to State and City general excise Taxes.  The DBOM Contractor further acknowledges that these Taxes, as well as all applicable sales, use and similar Taxes have been priced into the Fixed Design-Build Price and the Service Fee, and agrees to pay all such Taxes when due without reimbursement from the BWS.  The DBOM Contractor shall obtain a tax clearance certificate from the Director of Taxation of the State of Hawaii, showing that all delinquent taxes, if any, levied or accrued under State law against the DBOM Contractor have been paid and submit the same to the BWS prior to commencing any performance under this Service Agreement.  The DBOM Contractor shall also be solely responsible for meeting all requirements necessary to obtain the tax clearance certificate required for final payment under Section 103-53, HRS, Section 103-D-328, HRS, and 3-122, HAR.
SECTION 4.6.ENGAGEMENT OF PROJECT MANAGER.
(A)Duties.  The DBOM Contractor shall fully cooperate with the Project Manager in connection with the administration of this Service Agreement and the performance of the duties of the Project Manager hereunder.  In the performance of such services, the DBOM Contractor agrees that the Project Manager may, without limiting other possible services to the BWS: review and monitor construction progress, payments and procedures; determine the completion of specified portions of the Design-Build Work; monitor the performance of the Enhanced Pilot Testing and review the Enhanced Pilot Testing Report; review proposed changes to the Design and Construction Requirements; review plans, drawings and specifications of the Project for compliance with the Design and Construction Requirements; monitor the Acceptance Tests undertaken by the DBOM Contractor and review the DBOM Contractor’s certified Acceptance Test report to determine whether the Project Acceptance Criteria have been satisfied pursuant to Article 9 (Commissioning, Testing, Acceptance and Final Completion) and Schedule 9 (Acceptance Testing Requirements); review the validity of the DBOM Contractor’s written notice that an Uncontrollable Circumstance has occurred; review the DBOM Contractor’s submissions with respect to Capital Modifications pursuant to Article 14 (Capital Modifications); and provide certificates and perform such other

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

duties as may be specifically conferred on the Project Manager hereunder.  The BWS may also assign and delegate authority over the day-to-day management of contract administrative matters hereunder to the Project Manager in addition to the services to be provided by the Project Manager described in this subsection.  The scope of any such duties and authority assigned and delegated by the BWS to the Project Manager will be communicated by the BWS to the DBOM Contractor. Notwithstanding the foregoing, the Project Manager shall not have or be delegated any authority to: (1) require or approve changes to the Design and Construction Requirements or the DBOM Contractor’s plans and specifications made in accordance therewith; (2) provide for any Fixed Design-Build Price Adjustment or any change in the Service Fee; (3) agree to any adjustment to the Scheduled Acceptance Date or any other schedule adjustment; or (4) bind the BWS with respect to any Contract Amendment (including any Change Order).
(B)Fees.  The fees of the Project Manager shall be paid by the BWS, except that the DBOM Contractor shall reimburse the BWS, on a Cost Substantiated basis, for any services performed by the Project Manager in connection with each repetition of all or any portion of the Acceptance Tests unless and to the extent any such additional Acceptance Tests occur during the Extension Period or are required as a result of Uncontrollable Circumstances.  The parties acknowledge and agree that the liquidated damages provided for in subsection 9.4(C) (Acceptance Subsequent to Scheduled Acceptance Date; Delay Liquidated Damages) are intended, in part, to reimburse the BWS for the expenses reasonably anticipated to be incurred by the BWS as a result of a delay by the DBOM Contractor in achieving Acceptance by the Scheduled Acceptance Date, including the costs associated with any services to be performed by the Project Manager during the Extension Period.  Accordingly, during the Extension Period, the DBOM Contractor shall be required to pay liquidated damages in accordance with and to the extent provided in subsection 9.4(C) (Acceptance Subsequent to Scheduled Acceptance Date; Delay Liquidated Damages), but shall not otherwise be required to reimburse the BWS for the actual costs of the Project Manager incurred during the Extension Period.
SECTION 4.7.DELIVERABLE MATERIAL.  As the Design-Build Work progresses (or upon the termination of the DBOM Contractor’s right to perform the Design-Build Work), the DBOM Contractor shall deliver to the BWS all Deliverable Material.  The provisions of Section 22.6 (Property Rights) shall apply to any Deliverable Material used by the DBOM Contractor in the Design-Build Work that is proprietary in nature or otherwise subject to the property rights of a third party.  The BWS shall have the right from and after the Contract Date and notwithstanding any termination of this Service Agreement to use (or permit use of) all such Deliverable Material, all oral information received by the BWS in connection with the Design-Build Work, and all ideas or methods represented by such Deliverable Material, without additional compensation.  The BWS’s use of any such Deliverable Material for any purpose other than in connection with the continued development, implementation, operation or expansion of the Project shall be at its own risk and the DBOM Contractor shall have no liability therefor.  The provisions of this Section shall survive any termination of this Service Agreement.
SECTION 4.8.PERIODIC REPORTS.
(A)Design-Build Period Monthly Progress Reports.  The DBOM Contractor shall provide the BWS and the Project Manager with monthly Design-Build Work reports (each a “Monthly Progress Report”) prepared in accordance with the Contract Standards, including Schedule 3 (General Design-Build Work Requirements), covering the Project and addressing work performed during the past month, percentage of work completion and compliance with the Project Schedule.  The DBOM Contractor shall describe Project issues, problems or concerns that the BWS should be made aware of and how the DBOM Contractor proposes to address them in each Monthly Progress Report.  The Monthly Progress Report shall include a

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

description of the work planned for the next three months.  The BWS’s and the Project Manager’s receipt or acceptance of the Monthly Progress Report (or any revised Monthly Progress Report) shall not bind the BWS in any manner.  Thus, the BWS’s and the Project Manager’s receipt or acceptance of the Monthly Progress Report (or any revised Monthly Progress Report) shall not imply BWS approval or consent to any of the matters set forth therein and shall not limit or otherwise affect the DBOM Contractor’s obligations to achieve Acceptance by the Scheduled Acceptance Date and Final Completion by the date specified in Section 9.7 (Final Completion).
(B)Monthly Operations Reports.  The DBOM Contractor shall provide the BWS with monthly operations reports no later than 15 days after the end of each Billing Period.  In addition to the operating data specified in Schedules 11 (General Operations and Maintenance Requirements), 15 (Performance Guarantee Requirements and Liquidated Damages) and 16 (Monitoring, Sampling and Reporting Requirements), the monthly operations reports shall include: (1) all information required pursuant to the reporting requirements of the DOH, Safe Drinking Water Branch, if any, for the New Domestic Water Supply Permit; and (2) a report by the DBOM Contractor of any administrative fine, penalty or consent order against it or any of its Affiliates with respect to the performance of operation and maintenance services at water treatment plants located in the State.  The monthly operations reports shall also include the information specified in Schedule 14 (Guaranteed Maximum Electricity Utilization and Demand) concerning the Guaranteed Maximum Electricity Utilization and the Guaranteed Maximum Electricity Demand.
(C)Annual Asset Management Reports.  The DBOM Contractor shall provide the BWS, within 30 days after the end of each Contract Year following the Acceptance Date, an annual asset management report including an Excel file of additions and deletions of capital assets.  These reports shall include retired and replaced capital assets, which include property, plant and equipment, and infrastructure assets (e.g. pipes, pumps, motors, buildings, roofs and similar items). Capital assets are defined by the BWS as assets with an initial, individual cost of more than $2,000 and have an estimated useful life in excess of two years.  Capital assets of the BWS are depreciated using the straight-line method over the estimated useful lives as follows: (1) buildings: 40-50 years; (2) improvements other than buildings: 15-25 years; (3) furniture, fixtures, machinery and equipment: 5-15 years; (4) public domain and system infrastructure 50 years.  These four general categories shall be used for reporting purposes.  The DBOM Contractor may provide further detail as to specific capital assets that are replaced or new capital assets that are added.  The report shall reflect the original capital cost and the total replacement capital cost or new capital asset (in the case of an item not part of the original Fixed Design-Build Price) for each item or category being reported.
(D)Annual Operations and Maintenance Reports.  The DBOM Contractor shall furnish the BWS, within 30 days after the end of each Contract Year following the Acceptance Date, an annual summary of the information contained in the monthly operations reports, including a report by the DBOM Contractor of any administrative fine, penalty or consent order against it or any of its Affiliates with respect to the performance of operation and maintenance services at water treatment plants located in the State.  The DBOM Contractor shall also perform and report to the BWS, as part of its annual operations and maintenance report, the results of a comprehensive performance evaluation which will review and analyze the administrative, operational and maintenance practices employed in the management of the Project.  The annual operations and maintenance report shall also include a summary of all replacements or retirement of Project Equipment and all Capital Modifications.
(E)Default Reports.  The DBOM Contractor shall provide to the BWS, promptly following the receipt thereof, copies of any written notice of a material default, breach

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

or non-compliance received or sent under or in connection with any Material Subcontract entered into by the DBOM Contractor in connection with the Contract Services.
SECTION 4.9.FINANCIAL RECORDS.
(A)Design-Build Work Books and Records.  The DBOM Contractor shall prepare and maintain proper, accurate and complete books and records regarding the Design-Build Work and all other transactions related to the design, permitting, construction, start-up, Commissioning and testing of the Design-Build Work, including all books of account, bills, vouchers, invoices, personnel rate sheets, cost estimates and bid computations and analyses, Subcontracts, purchase orders, delivery tickets, time books, daily job diaries and reports, correspondence, and any other documents showing all acts and transactions in connection with or relating to or arising by reason of the Design-Build Work, this Service Agreement, any Subcontract or any operations or transactions in which the BWS has or may have a financial or other material interest hereunder.  All financial records of the DBOM Contractor and its Subcontractors shall be maintained in accordance with generally accepted accounting principles and auditing standards for governmental institutions.  The DBOM Contractor shall produce such books and records for examination and copying in connection with the costs of Change Orders, Unilateral Change Directives, Uncontrollable Circumstance costs, or other costs in addition to the Fixed Design-Build Price under circumstances in which such costs are required to be Cost Substantiated pursuant to this Service Agreement and excluding circumstances in which work is performed on a negotiated, fixed price basis.  The DBOM Contractor shall keep and maintain all construction books and records for the Project separate and distinct from other records and accounts, and shall maintain such books and records for at least seven years after Acceptance, or such longer period during which any Legal Proceeding with respect to the Design-Build Work commenced within seven years after the Acceptance Date may be pending.
(B)Operation Services Books and Records.  The DBOM Contractor shall prepare and maintain proper, accurate, complete and current financial books, records and accounts, in accordance with generally accepted accounting principles, with respect to all aspects of the Project and Operation Services, including direct and indirect personnel expenses, Subcontractor costs, the costs of material, equipment and supplies, maintenance, repair and replacement items, operating expenses and overhead.  These financial records shall be in form and substance sufficient to support all financial reporting, including Cost Substantiation, required hereunder.  The DBOM Contractor shall keep the relevant portions of the books, records and accounts maintained with respect to each Contract Year until at least the tenth anniversary of the last day of each such Contract Year (or such longer period as may be appropriate to account for any dispute then pending).
(C)Availability of Books and Records.  For those circumstances that require Cost Substantiation under Section 22.9 (Cost Substantiation), the DBOM Contractor shall make such books and records available to the BWS for inspection, audit and copying upon reasonable notice during business hours to the extent necessary to allow the BWS to determine to its reasonable satisfaction the accuracy, completeness, currency and propriety of any charge or request for payment hereunder.  The DBOM Contractor shall not be required to provide the BWS any income statement showing profit or loss, but recognizes that profit and loss information may become discernible to the BWS through the Cost Substantiation process.  In the event the DBOM Contractor fails to prepare or maintain any books, records or accounts as required under this Section, the DBOM Contractor shall not be entitled to any requested payments or adjustments for which Cost Substantiation was required hereunder to the extent such failure prevented Cost Substantiation.  The provisions of this Section shall survive the termination of this Service Agreement.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

(D)Guarantor Financial Reports.  The DBOM Contractor shall furnish the BWS with all required Guarantor financial information in accordance with subsection 21.1(B) (Reports and Notifications Concerning the Financial Condition of the Guarantor).
(E)Inspection, Audit and Adjustment.  The BWS shall have the right to perform or commission an inspection or independent audit of the financial information required to be kept under this Section in accordance with Section 3-122-175, HAR, subject to possible reimbursement as provided in this subsection.  If an inspection or audit reveals that the DBOM Contractor has overstated any amount subject to Cost Substantiation, then the DBOM Contractor shall, at the election of the BWS, either immediately reimburse to the BWS or offset against future Fixed Design-Build Price or Service Fee payments the overstated amount, in addition to interest, from the time such amount was initially overpaid until reimbursed or credited to the BWS, at the Overdue Rate.  If an inspection or audit contemplated by this Section discloses an overpayment of 1% or more of the total amount that should have been properly paid by the BWS during the period audited, then the DBOM Contractor shall, in addition to the reimbursement or credit of such overpaid amount, with interest (at the Overdue Rate), reimburse the BWS for any and all fees and costs incurred in connection with the inspection or audit. The foregoing remedies shall be in addition to any other remedies the BWS may have, including remedies for an Event of Default by the DBOM Contractor.
SECTION 4.10.LOSS, DAMAGE OR DESTRUCTION OF THE PROJECT.
(A)Prevention and Repair.  The DBOM Contractor shall use care and diligence, and shall take all appropriate precautions, to protect the Project from loss, damage or destruction.  The DBOM Contractor shall report to the BWS and the insurers, immediately upon obtaining knowledge thereof, any damage or destruction to the Project and as soon as practicable thereafter shall submit a full report to the BWS.  The DBOM Contractor shall also submit to the BWS within 24 hours of receipt copies of all accident and other reports filed with, or given to the DBOM Contractor by, any insurance company, adjuster or Governmental Body.  Without limiting any of the rights or responsibilities of the DBOM Contractor set forth in Section 11.15 (Emergencies), the parties shall cooperate so as to promptly commence and proceed with due diligence to complete the repair, replacement and restoration of the Project to at least the character or condition thereof existing immediately prior to the loss, damage or destruction, in accordance with and subject to the procedures set forth in Article 14 (Capital Modifications), Article 18 (Insurance) and Article 19 (Uncontrollable Circumstances), as applicable.  The BWS shall have the right to monitor, review and inspect the performance of any repair, replacement and restoration work by the DBOM Contractor as if such work constituted Design-Build Work hereunder.
(B)Insurance and Other Third Party Payments.  To the extent that any repair, replacement or restoration costs incurred pursuant to this Section can be recovered from any insurer or from another third party, each party shall assist the other in exercising such rights as it may have to effect such recovery.  Each party shall provide the other with copies of all relevant documentation at no cost to the other party, and shall cooperate with and assist the other party upon request by participating in conferences, negotiations and litigation regarding insurance claims.
(C)Payment for Restoration Work and Uninsured Costs.  All insurance proceeds and recoveries from third parties resulting from damage to or the loss or destruction of the Project, including proceeds from all policies of Required Insurance, shall be for the benefit of the BWS.  The BWS shall pay the DBOM Contractor for restoration work required pursuant to this Section with such proceeds and recoveries and, to the extent the damage to or loss or destruction of the Project is caused by an Uncontrollable Circumstance, other funds of

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 4 - General Performance Requirements

the BWS obtained pursuant to the Change Order or Capital Modifications provisions of Section 7.3 (Other Changes to the Design-Build Work and Design and Construction Requirements) and Section 16.1 (Change Procedures) or Article 14 (Capital Modifications), as applicable.  In the event the damage to or loss or destruction of the Design-Build Work is not caused by an Uncontrollable Circumstance, all costs not covered by insurance proceeds or third party payments (including any deductible or self-insured retention amount required to be paid in connection with any insurance provided by the BWS) shall be borne solely by the DBOM Contractor to the extent the damage was caused by the negligence of any Design-Build Person or to the extent insurance proceeds are not available due to a failure of the DBOM Contractor to obtain or maintain any applicable policy of Required Insurance.  Nothing in this subsection is intended to waive any rights of recovery under applicable policies of insurance.
(D)Repair of Property.  The DBOM Contractor shall avoid damage to, and shall promptly repair or replace, all BWS Property and all private property damaged by any DBOM Contractor Person in connection with the performance of, or the failure to perform, the Contract Services.  The repair and replacements shall restore the damaged property, to the maximum extent reasonably practicable, to its character and condition existing immediately prior to the damage.  The costs incurred by DBOM Contractor in repairing or replacing any BWS Property and any private property damaged by any DBOM Contractor Person pursuant to this subsection shall be borne solely by the DBOM Contractor to the extent the damage was caused by the negligence of any DBOM Contractor Person or to the extent insurance proceeds are not available due to a failure of the DBOM Contractor to obtain or maintain any applicable policy of Required Insurance.  To the extent that any such costs incurred pursuant to this subsection can be recovered from any insurer or from another third party (including any Subcontractor), the DBOM Contractor shall exercise all reasonable efforts to obtain recovery from the appropriate source and provide a credit to the BWS if recovery is obtained for return to the source of funding.  Nothing in this subsection is intended to waive any rights of recovery under applicable policies of insurance.
SECTION 4.11.OVERLAP OF DESIGN-BUILD PERIOD AND OPERATION PERIOD.  The parties acknowledge that the Operation Period (which commences on the Acceptance Date) and the Design-Build Period (which ends upon achievement of Final Completion) will overlap, and that during the period of overlap the obligations of the DBOM Contractor to be performed during both such periods shall apply.  The parties further acknowledge that the Acceptance Date shall demarcate the BWS’s respective rights to convenience terminate this Service Agreement during the Design-Build Period and during the Operation Period, as provided in Sections 17.6 (BWS Termination Options During the Design-Build Period) and 17.7 (BWS Termination Options During the Operation Period), respectively.

ARTICLE 5

MANAGEMENT, LABOR AND SUBCONTRACTORS
SECTION 5.1.MANAGEMENT.
(A)Design-Build Manager.  The DBOM Contractor shall designate an employee of the DBOM Contractor, any Affiliate of the DBOM Contractor, or the DBOM Contractor’s Subcontractor primarily responsible for the design or construction of the Project, as the design-build manager (the “Design-Build Manager”) during the Design-Build Period.  When the DBOM Contractor or any Subcontractor is performing Design-Build Work, the Design-Build Manager (or designee reasonably acceptable to the BWS) shall be present at the Project Site.  The Design-Build Manager shall, among other things:
(1)Be familiar with the Design-Build Work and all requirements of this Service Agreement;
(2)Coordinate the Design-Build Work and give the Design-Build Work regular and careful attention and supervision;
(3)Maintain a daily status log of the Design-Build Work; and
(4)Be available to execute instructions and directions from the BWS or its authorized representatives; and
(5)Attend all monthly construction progress meetings with the BWS and the Project Manager.

The DBOM Contractor represents and warrants that the Design-Build Manager shall be vested with the authority to act on behalf of the DBOM Contractor in connection with the performance of the Design-Build Work and to bind the DBOM Contractor with respect to any certification required under this Service Agreement to be made by the Design-Build Manager.  The DBOM Contractor acknowledges that the performance of the individual serving from time to time as the Design-Build Manager will have a material bearing on the quality of service provided hereunder, and that effective cooperation between the BWS and the Design-Build Manager will be essential to effectuating the intent and purposes of this Service Agreement.  Accordingly, the DBOM Contractor may change the individual assigned as the Design-Build Manager solely in accordance with the provisions of subsection (D) (BWS Rights with Respect to Key Individuals) of this Section.

(B)O&M Plant Manager.  The DBOM Contractor shall designate an employee of the DBOM Contractor, any Affiliate of the DBOM Contractor, or the DBOM Contractor’s Subcontractor primarily responsible for the operations and maintenance of the Project, as the operations and maintenance manager (the “O&M Plant Manager”) during the Operation Period.  When the DBOM Contractor or any Subcontractor is performing Operation Services, the O&M Plant Manager (or designee reasonably acceptable to the BWS) shall be present at the Project Site.  The O&M Plant Manager shall, among other things:
(1)Be familiar with the Operation Services and all requirements of this Service Agreement;
(2)Coordinate the Operation Services and give the Operation Services regular and careful attention and supervision;
(3)Maintain a daily status log of the Operation Services; and

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

(4)Be available to execute instructions and directions from the BWS or its authorized representatives; and
(5)Attend all monthly operations and maintenance meetings with the BWS and the Project Manager.

The DBOM Contractor represents and warrants that the O&M Plant Manager shall be vested with the authority to act on behalf of the DBOM Contractor in connection with the performance of the Operation Services and to bind the DBOM Contractor with respect to any certification required under this Service Agreement to be made by the O&M Plant Manager.  The DBOM Contractor acknowledges that the performance of the individual serving from time to time as the O&M Plant Manager will have a material bearing on the quality of service provided hereunder, and that effective cooperation between the BWS and the O&M Plant Manager will be essential to effectuating the intent and purposes of this Service Agreement.  Accordingly, the DBOM Contractor may change the individual assigned as the O&M Plant Manager solely in accordance with the provisions of subsection (D) (BWS Rights with Respect to Key Individuals) of this Section.

(C)DBOM Contractor’s Operations Lead.  The DBOM Contractor shall appoint a full-time operator of the Facility (the “Operations Lead”) who shall be licensed, trained, experienced and proficient in the management and operation of water treatment systems comparable to the Facility, shall hold a Department of Health water treatment plant operator Grade 4 certification as of the date of the commencement of start-up and Commissioning of the Project, shall be otherwise appropriately certified under Applicable Law, and whose sole employment responsibility shall be managing the DBOM Contractor’s performance of the Operation Services.  The Operations Lead shall reside in the City at all times during the Term.  The DBOM Contractor acknowledges that the performance of the individual serving from time to time as the Operations Lead will have a material bearing on the quality of service provided hereunder, and that effective cooperation between the BWS and the Operations Lead will be essential to effectuating the intent and purposes of this Service Agreement.  Accordingly, the DBOM Contractor may change the individual assigned as the Operations Lead solely in accordance with the provisions of subsection (D) (BWS Rights with Respect to Key Individuals) of this Section.
(D)BWS Rights with Respect to Key Individuals.  The DBOM Contractor acknowledges that the identity of the Design-Build Manager, the O&M Plant Manager, the Operations Lead and the other key management and supervisory personnel proposed by the DBOM Contractor and its Subcontractors in its Proposal was a material factor in the selection of the DBOM Contractor to perform this Service Agreement.  Such Key Individuals, their affiliations and their anticipated roles in the performance of the Contract Services are set forth in Schedule 19 (Key Individuals and Approved Subcontractors).  The DBOM Contractor shall utilize such Key Individuals to perform such services at all times and places required under the terms of this Service Agreement, and shall ensure that such Key Individuals devote all efforts necessary for all periods of time necessary or required under the terms of this Service Agreement to timely fulfill all Contract Services unless such Key Individuals are unavailable for good cause shown.  “Good cause shown” shall not include performing services on other projects for the DBOM Contractor or any of its Affiliates, but shall include termination for cause, employee death, disability, retirement, resignation or any job protected leave available under Applicable Law.  If the DBOM Contractor must replace any Key Individual for any reason, the DBOM Contractor shall only utilize replacement key management and supervisory personnel of equivalent skill, experience and reputation, and any such replacement shall be subject to BWS approval as set forth in this subsection.  Any Key Individual change shall be proposed by the DBOM Contractor to the BWS with reasonable advance notice for the BWS’s review and approval.  To qualify for the BWS’s approval, a written request must be submitted

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

to the Officer-in-Charge demonstrating how the proposed change will be equal to or better than the Key Individual identified in Schedule 19 (Key Individuals and Approved Subcontractors).  The written request shall include a comprehensive resume (limit to two pages per person) of the candidate’s licenses, training, experience, skills and approach to management and customer relations and a side-by-side comparison of the original Key Individual and the proposed substitute Key Individual.  This side-by-side comparison shall demonstrate that the proposed change is equal or better.  The DBOM Contractor shall afford the BWS an opportunity to interview the candidate with respect to such matters.  The BWS shall have the right within 30 days following receipt of such information or interview, whichever is later, to disapprove the hiring of the proposed candidate, which right of disapproval shall not be exercised unreasonably.  The DBOM Contractor shall remove or replace, or have removed or replaced, any personnel performing the Contract Services if the BWS, acting reasonably, determines that an unworkable relationship has developed between the BWS and the individual.
(E)Replacement of Certain Key Individuals; Liquidated Damages.  If an individual filling a Key Individual role is not available for the Contract Services, or does not maintain active involvement in the prosecution and performance of the Contract Services, the DBOM Contractor acknowledges that the BWS, the Contract Services, and the Project will suffer significant and substantial damages and that it is impracticable and extremely difficult to determine the actual damages that would accrue in such an event.  If the DBOM Contractor formally or informally replaces any of the Key Individuals identified below absent good cause shown (as defined in subsection (D) (BWS Rights with Respect to Key Individuals) of this Section), then the DBOM Contractor agrees to pay liquidated damages, in the amount identified below, per substitution, in addition to obtaining the required approval of the substituted Key Individuals from the BWS pursuant to subsection (D) (BWS Rights with Respect to Key Individuals) of this Section:
Key Individuals:	Liquidated Damage Amount:
DBOM Contractor Representative	$100,000
Design-Build Manager	$100,000
Quality Manager	$50,000
Design Manager	$50,000
O&M Plant Manager	$100,000
Operations Lead	$50,000
Maintenance Lead	$50,000

The DBOM Contractor understands and agrees that any damages payable in accordance with this subsection are in the nature of liquidated damages and not a penalty and that such sums are reasonable under the circumstances.  The BWS shall waive the assessment of liquidated damages if the DBOM Contractor: (1) provides sufficient documentation that demonstrates that the Key Individual substitution has equal or better qualifications to the original Key Individual in accordance with subsection (D) (BWS Rights with Respect to Key Individuals) of this Section; and (2) implements a reasonable transition plan to ensure adequate training of the substitute Key Individual so that there is no disruption in the applicable Contract Services required to be provided pursuant to this Service Agreement.

SECTION 5.2.LABOR.
(A)Personnel Performance.  The DBOM Contractor shall enforce discipline and good order at all times among the DBOM Contractor’s employees and all Subcontractor employees.  All persons engaged by the DBOM Contractor for Design-Build Work shall have requisite skills for the tasks assigned.  The DBOM Contractor shall employ or engage and compensate engineers and other consultants to perform all engineering and other services required for the Contract Services.  The DBOM Contractor shall ensure that all persons

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

performing Contract Services, including all Subcontractors, comply with all registration, licensing and certification requirements imposed by any Governmental Body or otherwise under Applicable Law, including DBOM Contractor and Subcontractor employees.
(B)Training of DBOM Contractor and Subcontractor Employees.  The DBOM Contractor shall provide training for all individuals employed by the DBOM Contractor or Subcontractors as a prerequisite to their entry to the Project Site.  The DBOM Contractor’s training program for such employees shall include orientation training, safety and awareness training, and any other training deemed necessary.
(C)Labor Relations.  The DBOM Contractor shall furnish labor that can work in harmony with all other elements of labor employed for the performance of the Contract Services.  The DBOM Contractor shall have exclusive responsibility for disputes or jurisdictional issues among unions or trade organizations representing employees of the DBOM Contractor or its Subcontractors, whether pertaining to organization of the Contract Services, arrangement or subdivision of the Design and Construction Requirements, employee hiring, or any other matters.  The BWS shall have no responsibility whatsoever for any such disputes or issues and the DBOM Contractor shall indemnify, defend and hold harmless the BWS and the BWS Indemnitees in accordance with and to the extent provided in Article 20 (Indemnification) from and against all Loss-and-Expense resulting from any such labor dispute.
(D)Notice of Labor Disputes.  If the DBOM Contractor has knowledge of an actual or potential labor dispute that may affect any of the Contract Services, the DBOM Contractor shall promptly:
(1)Give notice thereof to the BWS, including all relevant information related to the dispute of which the DBOM Contractor has knowledge; and
(2)Take all reasonable steps to ensure that such labor dispute does not affect the performance of any of the Contract Services including by applying for relief to appropriate forums or courts.
(E)Wages and Hours.  The DBOM Contractor shall observe and comply with all the provisions of Chapter 104, HRS, relating to wages and hours of employees on public works during the Construction Period.  The DBOM Contractor shall pay all employees the minimum basic wage rate in conformance with applicable federal and State laws.  The minimum wage shall be periodically increased during the Construction Period in an amount equal to the increase in the prevailing wages for those kinds of work as periodically determined by the State Director of Labor and Industrial Relations or the United States Secretary of Labor, as applicable.  Since the BWS has obtained funding from the federal government to pay portions of the Design-Build Price, both federal and State wage rates shall apply and the DBOM Contractor shall comply with the Davis-Bacon Act (40 U.S.C. 3141-3144 and 3146-3148) as supplemented by the United States Department of Labor regulations (29 CFR Part 5, “Labor Standards Provisions Applicable to Contracts Covering Federally Financed and Assisted Construction”) and all applicable provisions set forth in Schedule 21 (Certain Federal Requirements and Guidelines).  Where rates for any class of laborers and mechanics differ, the higher rates shall prevail.  A copy of the wage rate determination, (including any additional classification and wage rate conformed under 29 CFR 5.5a(1)(ii) and Davis-Bacon poster (WH-1321)) shall be posted at all times at the site of work in a prominent and accessible place where it can be easily seen by the workers.  Notwithstanding the provisions of the Service Agreement when entered into by the parties (including the Davis-Bacon Act wage determination attached to Schedule 21 (Certain Federal Requirements and Guidelines)), if the applicable prevailing wage rate has increased during the Term, the rate of pay of laborers and mechanics performing

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

Design-Build Work shall be raised accordingly.  No additional compensation shall be made to the DBOM Contractor for such increases during the Term.  The DBOM Contractor and all Subcontractors shall also comply with the Copeland “Anti-Kickback” Act (40 U.S.C. 3145), as supplemented by United States Department of Labor regulations (29 CFR Part 3, “Contractors and Subcontractors on Public Building or Public Work Financed in Whole or in Part by Loans or Grants from the United States).
(F)Overtime Work.  No laborer or mechanic employed at the Project Site during the Construction Period shall be permitted or required to work on a Saturday, Sunday, or a legal holiday of the State or in excess of eight hours on any other day unless the laborer or mechanic receives overtime compensation for all hours worked on a Saturday, Sunday, and a legal holiday of the State or in excess of eight hours on any other day.  For purposes of determining overtime compensation under this subsection, the basic hourly rate of any laborer or mechanic shall not be less than the basic hourly rate determined by the Director of Labor and Industrial Relations to be the prevailing basic hourly rate for corresponding classes of laborer and mechanics on projects of similar character in the State.  The DBOM Contractor and all Subcontractors shall also comply with the 40 U.S.C. 3702 and 3704, as supplemented by United States Department of Labor regulations (29 CFR Part 5, “Labor Standards Provisions Applicable to Contracts Covering Federally Financed and Assisted Construction”) and all applicable provisions set forth in Schedule 21 (Certain Federal Requirements and Guidelines).
(G)Certified Payrolls and Fringe Benefits.  Two certified copies of all payrolls and fringe benefits shall be submitted weekly to the Officer-in-Charge in connection with any work for which payment of prevailing wages is required by this Service Agreement (including this Section and Schedule 21 (Certain Federal Requirements and Guidelines)) or Applicable Law.  The DBOM Contractor shall be responsible for the submission of certified copies of the payrolls and fringe benefits of all Subcontractors.  The certification shall affirm that the payrolls are correct and complete, that the wage rates contained therein are not less than the applicable rates contained in the wage determination decision of the Director of Labor and Industrial Relations and that the classifications set forth for each laborer or mechanic conform with the work the laborer or mechanic performed and also comply with all applicable provisions set forth in Schedule 21 (Certain Federal Requirements and Guidelines).  The payrolls shall contain the name of each employee, the employee’s correct classification, rate of pay, daily and weekly numbers of hours worked on this project as well as hours performed on other projects, deductions made and actual wages paid.  The BWS shall have the authority to withhold payments due or to become due if certified payrolls are not submitted in a timely manner.
(H)Maintain Payroll Records.  Payroll and fringe benefit records for all laborers and mechanics working at the Project Site shall be maintained by the DBOM Contractor and its Subcontractors during the Construction Period and preserved for a period of three years thereafter.  The records shall contain the name of each employee, the employee's correct classification, rate of pay, daily and weekly numbers of hours worked, deductions made, and actual wages paid.
(I)Availability of Payrolls and Fringe Benefits.  The DBOM Contractor shall make payroll and fringe benefit records available for examination within 10 days from the date of a written request by the BWS, a Governmental Body or any authorized representative thereof.  As provided in HRS § 104-22(b), a penalty will be assessed against the DBOM Contractor in the event it: (1) fails to make payroll records accessible within 10 days; (2) fails to provide information requested for the proper enforcement of this Section within 10 days; or (3) fails to keep or falsifies any record required under this Section.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

(J)Violations.  If the Officer-in-Charge finds that any laborer or mechanic employed at the Project Site during the Construction Period by the DBOM Contractor or any Subcontractor has been or is being paid wages at a rate less than the required rate, or has not received the laborer’s or mechanic’s full overtime compensation, the Officer-in-Charge may take appropriate action in accordance with HRS 104-21, or the Contracting Officer may, upon recommendation of the Officer-in-Charge, by written notice to the DBOM Contractor, terminate the DBOM Contractor’s right, or the right of any Subcontractor, to proceed with the work or with the part of the work in which the required wages or overtime compensation have not been paid and may complete such or part by contract or otherwise, and the DBOM Contractor and its Sureties shall be liable to the BWS for any excess costs occasioned thereby.
(K)Post Wage Schedule.  The DBOM Contractor is required to post the applicable wage schedule in a prominent and easily accessible place at the Project Site.  The DBOM Contractor shall give to each laborer and mechanic employed under this Service Agreement a copy of the rates of wages required to be posted.
(L)Employee Interviews.  The Officer-in-Charge and the State Department of Labor and Industrial Relations may interview employees during working hours on the job.  Failure to allow employees to be interviewed may result in the DBOM Contractor being assessed penalties described under HRS § 104-22(b).
(M)Failure to Comply.  Failure to comply with the requirements of subsections (E) (Wages and Hours) through (L) (Employee Interviews) of this Section may result in disqualification from bidding on future BWS projects.
(N)Non-Discrimination Policy.  No person performing Contract Services, including any Subcontractor, employee, or agent of the DBOM Contractor, shall engage in any discrimination that is prohibited by any Applicable Law.  The DBOM Contractor shall be an equal opportunity employer.  During the performance of this Service Agreement the DBOM Contractor agrees as follows:
(1)The DBOM Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex, sexual orientation, gender identity, or national origin.  The DBOM Contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, sexual orientation, gender identity, or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The DBOM Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this non-discrimination clause.
(2)The DBOM Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the DBOM Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, sexual orientation, gender identity, or national origin.
(3)The DBOM Contractor will not discharge or in any other manner discriminate against any employee or applicant for employment because such employee or applicant has inquired about, discussed, or disclosed the compensation of the employee or applicant or another employee or applicant.  This provision shall not apply to instances in which an employee who has access to the compensation information of

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

other employees or applicants as a part of such employee’s essential job functions discloses the compensation of such other employees or applicants to individuals who do not otherwise have access to such information, unless such disclosure is in response to a formal complaint or charge, in furtherance of an investigation, proceeding, hearing, or action, including an investigation conducted by the employer, or is consistent with the DBOM Contractor’s legal duty to furnish information.
(4)The DBOM Contractor will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the said labor union or workers’ representatives of the DBOM Contractor’s commitments under this subsection (and Section 202 of Executive Order No. 11246 of September 24, 1965), and shall post copies of the notice in conspicuous places available to employees and applicants for employment.
(5)The DBOM Contractor will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the United States Secretary of Labor.
(6)The DBOM Contractor will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by rules, regulations, and orders of the United States Secretary of Labor, or pursuant thereto, and will permit access to its books, records, and accounts by the BWS, the EPA, the Bureau of Reclamation and the United States Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.
(7)In the event of the DBOM Contractor’s noncompliance with the nondiscrimination clauses of this Service Agreement or with any of the said rules, regulations, or orders, this Service Agreement may be canceled, terminated, or suspended in whole or in part and the DBOM Contractor may be declared ineligible for further government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the United States Secretary of Labor, or as otherwise provided by law.
(8)The DBOM Contractor will include the portion of the sentence immediately preceding paragraph (1) and the provisions of paragraphs (1) through (8) of this subsection in every Subcontract or purchase order unless exempted by rules, regulations, or orders of the United States Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each Subcontractor or vendor.  The DBOM Contractor will take such action with respect to any Subcontract or purchase order as the BWS, EPA or the Bureau of Reclamation or United States Secretary of Labor may direct as a means of enforcing such provisions, including sanctions for noncompliance; provided, however, that in the event the DBOM Contractor becomes involved in, or is threatened with, litigation with a Subcontractor or vendor as a result of such direction, the DBOM Contractor may request the United States to enter into such litigation to protect the interests of the United States.

Without limiting the generality of any of the foregoing provisions of this subsection, the DBOM Contractor shall also comply with all applicable requirements relative to the Age Discrimination Act of 1975 (42 USC 6102); Title VI (42 USC 2000d) of the Civil Rights Act of 1964, as

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

amended; and Equal Employment Opportunity (Executive Order 11246, as amended) that provide for non-discrimination in federally assisted programs.  The DBOM Contractor shall include a similar nondiscrimination clause as set forth in this subsection in all Subcontracts.  If the DBOM Contractor fails to include a nondiscrimination clause in a Subcontract, the BWS shall provide a reasonable opportunity to cure the defect.  Failure of the DBOM Contractor to cure the defect within the time period granted shall be a material breach of this Service Agreement.

(O)Sexual Harassment.  The DBOM Contractor shall comply with the requirements of Section 1-18 of the Revised Ordinances of Honolulu (ROH) regarding sexual harassment at all times during the Term.  The DBOM Contractor shall have and enforce a policy prohibiting sexual harassment.  The DBOM Contractor’s sexual harassment policy must set forth the same or greater protection than those contained or required by the ordinance.  ROH § 1-18 is applicable to the DBOM Contractor’s business and includes:
(1)Prohibitions against an officer’s or employee’s sexual harassment of the following:
(a)Another officer or employee of the employer;
(b)An individual under consideration for employment with the employer; or
(c)An individual doing business with the employer.
(2)A provision prohibiting a management or supervisory officer or employee from knowingly permitting a subordinate officer or employee to engage in the sexual harassment prohibited under paragraph (1) above;
(3)A prohibition against retaliation towards an officer, employee, or individual who has complained of sexual harassment, conducted an investigation of a complaint, or acted as a witness during an investigation of a complaint;
(4)A prohibition against a malicious false complaint of sexual harassment by an officer, employee, or individual;
(5)Provisions allowing an officer, employee, or individual to make a sexual harassment complaint to an appropriate management, supervisory, or personnel officer or employee;
(6)Procedures for investigating a sexual harassment complaint in an unbiased, fair, and discreet manner with appropriate safeguards to maintain confidentiality and protection from embarrassment;
(7)A provision requiring the use of the “reasonable person of the same gender standard” to determine if sexual harassment has occurred.  Under the standard, sexual harassment shall be deemed to have occurred if the alleged offender’s conduct would be considered sexual harassment from the perspective of a reasonable person of the same gender as the alleged victim.  If the alleged victim is a woman, the “reasonable person of the same gender standard” shall be equivalent to, and may be called, the “reasonable woman standard”;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

(8)Disciplinary actions which may be imposed on an officer or employee who committed a prohibited act; and
(9)For an employer with at least five employees, a provision requiring the annual viewing of a video on the sexual harassment policy by each management or supervisory officer or employee.

The action of the DBOM Contractor signing this Service Agreement shall constitute the DBOM Contractor’s acceptance of and pledge to comply with the provisions for the sexual harassment policy as required by ROH § 1-18.

(P)Abuse, Use, Sale or Possession of Drugs or Intoxicants.  The use, possession, sale or distribution of drugs or intoxicants by the DBOM Contractor, a Subcontractor, or any of their employees while on the Project Site or while actively representing or performing Contract Services is prohibited.  It shall be the responsibility of the DBOM Contractor to prevent such activities and to remove any employee or Subcontractor employee whose ability to perform appears to be affected by the use of drugs or intoxicants.  Failure of the DBOM Contractor to comply with this Section shall be a material breach of this Service Agreement.
(Q)Inclusion in Subcontracts.  The DBOM Contractor shall include subsections (E) (Wages and Hours) through (P) (Abuse, Use, Sale or Possession of Drugs or Intoxicants) of this Section in every Subcontract for Contract Services.
(R)DBOM Contractor Employee Whistleblower Rights and Requirement to Inform Employees of Whistleblower Rights.  As a result of the federal funding that the BWS is obtaining to reimburse itself for a portion of the Design-Build Price, this Service Agreement and employees working on the Design-Build Work will be subject to the whistleblower rights and remedies in the pilot program on contractor employee whistleblower protections established at 41 U.S.C. 4712 by Section 828 of the National Defense Authorization Act for Fiscal Year 2013 (Pub. L. 112-239) and Federal Acquisition Regulation (FAR) 3.908.  The DBOM Contractor shall inform its employees in writing, in the predominant language of the workforce, of employee whistleblower rights and protections under 41 U.S.C 4712, as described in FAR 3.908. The DBOM Contractor shall insert the substance of this subsection, including this sentence, in all Subcontracts over the simplified acquisition threshold, as defined in FAR 2.101 on the date of Subcontract award.
(S)Employee-Related Insurance Coverage.  The DBOM Contractor is responsible for securing all employee-related insurance coverage for the DBOM Contractor and the DBOM Contractor’s employees and agents that is or may be required by law, and for payment of all premiums, costs, and other liabilities associated with securing such insurance coverage.
(T)Applicability of Certain Federal Requirements.  Nothing set forth in this Section is intended to limit the DBOM Contractor’s obligations as set forth in Schedule 21 (Certain Federal Requirements and Guidelines).  Subsection 1.2(S) (Applicability, Stringency and Consistency of Contract Standards) shall govern issues of interpretation related to any inconsistency between terms and conditions set forth in this Section and in Schedule 21 (Certain Federal Requirements and Guidelines).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

SECTION 5.3.EMPLOYMENT OF STATE RESIDENTS ON CONSTRUCTION CONTRACTS.
(A)Generally.  The DBOM Contractor is advised of the applicability of Chapter 103B, HRS, as amended by Act 192, SLH 2011, Employment of State Residents on Construction Procurement Contracts, (“HRS Chapter 103B”).  HRS Chapter 103B requires the DBOM Contractor to ensure that Hawaii Residents (as defined in the statute) compose not less than eighty percent of the workforce employed to perform the construction work under this Service Agreement.  This requirement shall apply to Subcontracts of $50,000 or more in connection with this Service Agreement.
(B)Defined Terms.  Definitions for terms used in HRS 103B include:
(1)“Resident” means a person who is physically present in the State at the time the person claims to have established the person's domicile in the State and shows the person's intent is to make Hawaii the person's primary residence.
(2)“Shortage trade” means a construction trade in which there is a shortage of Hawaii residents qualified to work in the trade.
(C)Requirements of DBOM Contractor.  The DBOM Contractor shall ensure that Hawaii Residents compose not less than eighty per cent of the workforce employed to perform construction work pursuant to this Service Agreement, calculated as follows:
(1)The eighty per cent requirement shall be determined by dividing the total number of hours worked on a contract by Residents by the total number of hours worked by all employees of the DBOM Contractor in the performance of construction work pursuant to this Service Agreement. Hours worked for any Subcontractor shall count towards the calculation for purposes of this subsection.  The hours worked by employees within Shortage Trades, as determined by the Department of Labor and Industrial Relations, shall not be included in the calculations for purposes of this subsection.
(2)A notarized Certification for Employment of State Residents on Construction Procurement Contracts shall be submitted with the final Requisition upon Final Completion.
(D)Penalties.  Failure to comply with the requirements set forth in this Section shall be subject to any of the following sanctions:
(1)Withholding of final payment on this Service Agreement or Subcontract, as applicable, until DBOM Contractor or Subcontractor complies with Section 103B-3(a), HRS;
(2)Proceedings for debarment or suspension of the DBOM Contractor or Subcontractor under Section 103D-702, HRS.
(E)Conflict with Federal Law.  HRS Chapter 103B and the requirements of this Section shall not apply if the application of the chapter is in conflict with any federal law, or if application of the chapter will disqualify the BWS from receiving federal funds or aid.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

SECTION 5.4.SUBCONTRACTORS.
(A)Right to Subcontract.  The DBOM Contractor may carry out the Contract Services by contracting such obligations to one or more Subcontractors in accordance with the requirements of this Article; provided, however, that Nordic PCL Construction, Inc. (the DBOM Contractor’s General Contractor) will perform, with its own organization, Design-Build Work amounting to not less than twenty percent (20%) of the Fixed Design-Build Price, exclusive of costs for materials and equipment the DBOM Contractor purchases for installation by its Subcontractors.  The DBOM Contractor shall retain full responsibility to the BWS under this Service Agreement for all matters related to the Contract Services, notwithstanding the execution of, or the terms and conditions contained in, any Subcontract.  Subcontracts entered into by the DBOM Contractor for the performance of the Contract Services shall neither supersede nor abrogate any of the terms or provisions of this Service Agreement.
(B)Required Use of Specified Significant Subcontractors.  The DBOM Contractor acknowledges that certain Significant Subcontractors proposed by the DBOM Contractor in its Proposal were a material factor in the selection of the DBOM Contractor to perform this Service Agreement.  Such Significant Subcontractors and their anticipated roles in the performance of the Contract Services are set forth in Table 5.4.  The DBOM Contractor shall utilize such Significant Subcontractors to perform such services at all times and places required under the terms of this Service Agreement, and shall ensure that such Significant Subcontractors devote all efforts necessary for all periods of time necessary or required under the terms of this Service Agreement to timely fulfill all Contract Services.  If the DBOM Contractor must replace any Significant Subcontractor identified in Table 5.4 for any reason, the DBOM Contractor shall only utilize replacement Subcontractors of equivalent qualifications and reputation, and any such replacement shall be subject to BWS approval as set forth in this subsection.  Any change to a Significant Subcontractor identified in Table 5.4 shall be proposed by the DBOM Contractor to the BWS with reasonable advance notice for the BWS’s review and approval.  To qualify for the BWS’s approval, a written request must be submitted to the Officer-in-Charge demonstrating how the proposed change will be equal to or better than the Significant Subcontractor identified in Table 5.4.  The written request shall include a comprehensive qualifications statement of the potential replacement Subcontractor and a side-by-side comparison of the qualifications of the original Significant Subcontractor and the proposed substitute Significant Subcontractor.  This side-by-side comparison shall demonstrate that the proposed change is equal or better.  The DBOM Contractor shall afford the BWS an opportunity to interview senior representatives of the proposed substitute Significant Subcontractor with respect to such matters.  The BWS shall have the right within 30 days following receipt of such information or interview, whichever is later, to disapprove the proposed substitute Significant Subcontractor, which right of disapproval shall not be exercised unreasonably.

Table 5.4

Significant Subcontractor	Role
Pacific Advanced Civil Engineering, Inc.	Engineer of Record and Lead Design Professional Services Firm
Bowers and Kubota	Lead Architectural, Civil and Landscape Design Consultant
Nordic PCL Construction, Inc.	General Contractor
Consolidated Water Co. Ltd.*	Co-Lead Operating Services Firm
Perc Water Corporation*	Co-Lead Operating Services Firm

* Equal 50% owner member of Kalaeloa Desalco LLC.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

(C)Performance Failure.  The DBOM Contractor shall retain full responsibility to the BWS under this Service Agreement for all matters related to the Contract Services.  No failure of any Subcontractor used by the DBOM Contractor in connection with the provision of the Contract Services shall constitute an Uncontrollable Circumstance or otherwise relieve the DBOM Contractor from its obligations hereunder to perform the Contract Services, except as provided in items (h) and (i) in the definition of Uncontrollable Circumstances.  The DBOM Contractor shall be responsible for settling and resolving with all Subcontractors all claims including those:
(1)Arising out of delay, disruption, interference, hindrance, schedule extension caused by the DBOM Contractor;
(2)Arising from the actions or inactions of the DBOM Contractor or a Subcontractor; or
(3)Inflicted on the DBOM Contractor or a Subcontractor by the actions of another Subcontractor.

The DBOM Contractor shall provide to the BWS, promptly following the receipt thereof, copies of any notice of default, breach or non-compliance received under or in connection with any Subcontract that may have a material and adverse effect on performance by the DBOM Contractor of its obligations under this Service Agreement.

(D)Restricted Persons.  In providing the Contract Services, the DBOM Contractor shall not contract with, or allow any of its Subcontractors to contract with, any person that, in the reasonable opinion of the BWS, is a Restricted Person.
(E)Subcontractor Licensing.  All trade Subcontractors shall possess a valid contractor license as required by Applicable Law for the classification required for the work to be performed by the Subcontractor at the time of the Subcontract and throughout the duration of the Subcontract.  Subsection 5.2(A) (Personnel Performance) shall be applicable to all Subcontractors performing Design Professional Services.
(F)Availability of Significant Subcontractors and Key Individuals.  At the request of the BWS, the DBOM Contractor shall make the key representatives of Significant Subcontractors available for meetings between the BWS and the DBOM Contractor concerning design review, Design-Build Work progress or any other matter relating to the performance of the Contract Services.  The DBOM Contractor shall provide the BWS with periodic human resource allocation summary reports concerning the personnel of the Significant Subcontractors, which reports shall include anticipated personnel allocations for all ongoing and planned projects and shall demonstrate human resource sufficiency.
(G)Removal of Subcontractor Personnel.  The DBOM Contractor shall replace any member of a Subcontractor’s staff performing Contract Services at the request of the BWS, after notice and a reasonable opportunity for corrective action, in the event that the BWS determines, acting reasonably, that an unworkable relationship has developed between the BWS or the DBOM Contractor and the Subcontractor staff member.
(H)Assignability.  All Subcontracts entered into by the DBOM Contractor with respect to the Project shall be assignable to the BWS, solely at the BWS’s election and without cost or penalty, upon any early termination of this Service Agreement, including convenience termination under Sections 17.6 (BWS Termination Options During the Design-Build Period) and 17.7 (BWS Termination Options During the Operation Period).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

(I)Prompt Payment to Subcontractors.  Pursuant to Section 103-10.5, HRS, the following shall apply to this Service Agreement:
(1)Any money, other than retainage, paid to the DBOM Contractor shall be dispersed to Subcontractors within ten days after receipt of the money in accordance with the terms of the Subcontract; provided that the Subcontractor has met all the terms and conditions of the Subcontract and there are no bona fide disputes on which the BWS has withheld payment.
(2)Upon final payment to the DBOM Contractor at Final Completion, full payment to the Subcontractor, including retainage, shall be made within ten days after receipt of the money; provided there are no bona fide disputes over the Subcontractor’s performance under the Subcontract.
(3)Where a Subcontractor has provided the following documentation, all sums retained or withheld from a Subcontractor and otherwise due to the Subcontractor for satisfactory performance under the Subcontract shall be paid by the BWS to the DBOM Contractor and subsequently, upon receipt from the BWS, by the DBOM Contractor to the Subcontractor within the applicable time periods specified in Sections 103-10.5(b) and 103-10, HRS.  The Subcontractor must provide:
(a)Evidence to the DBOM Contractor of satisfactorily completing all work under their Subcontract and has provided a properly documented final payment request; and
(b)An acceptable performance and payment bond for the project executed by a surety company authorized to do business in the State or the following has occurred:
(i)	A period of ninety days after the day on which the last of the labor was done or performed and the last of the material was furnished or supplied has elapsed without written notice of a claim given to DBOM Contractor and the Surety, as provide for in Section 103D-24, HRS; and
(ii)	The Subcontractor has provided to the DBOM Contractor (a) an acceptable release of retainage bond, executed by a surety company authorized to do business in the State, in an amount of not more than two times the amount being retained or withheld by the DBOM Contractor; (b) any other bond acceptable to the DBOM Contractor; or (c) any other form of mutually acceptable collateral.
(4)If the DBOM Contractor fails to pay in accordance with this subsection, a penalty of one and one-half percent per month shall be imposed on the outstanding amounts due to the Subcontractor.  Where the DBOM Contractor has violated item (2) above three or more times within two years of the first violation, the DBOM Contractor shall be referred to the contractor license board by the BWS under Section 444-17(14), HRS.
(J)Subcontractor Claims.  The DBOM Contractor shall pay or cause to be paid to all Subcontractors all amounts due in accordance with their respective Subcontracts and the requirements of this Article and Applicable Law following payment therefor by the BWS

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

in accordance with this Service Agreement.  No Subcontractor shall have any right or claim against the BWS for labor, services, materials or equipment furnished for the Contract Services.  The DBOM Contractor acknowledges that its indemnity obligations under Article 20 (Indemnification) shall extend to all claims for payment or damages by any Subcontractor who furnishes or claims to have furnished any labor, services, materials or equipment in connection with the Contract Services.  The DBOM Contractor shall, at the Officer-in-Charge’s request, furnish satisfactory evidence that all obligations of the nature designated above in this Section have been paid, discharged or waived or are otherwise subject to good faith dispute pursuant to a non-judicial or judicial dispute resolution process between the DBOM Contractor and Subcontractor.  If the DBOM Contractor fails to do so the BWS may, after having notified the DBOM Contractor, either pay unpaid bills or withhold from the DBOM Contractor’s unpaid compensation a sum of money deemed reasonably sufficient to pay any and all such lawful claims until satisfactory evidence is furnished that all liabilities have been fully discharged whereupon payment to the DBOM Contractor will be resumed in accordance with the terms of this Service Agreement, but in no event shall the provisions of this sentence be construed to impose any obligations upon the BWS to either the DBOM Contractor, the Surety or any third party.  In paying any unpaid bills of the DBOM Contractor, any payment so made by the BWS will be considered as a payment made under this Service Agreement by the BWS to the DBOM Contractor and the BWS will not be liable to the DBOM Contractor for any such payments made in good faith.
(K)Subcontracting with Small and Minority Businesses, Women's Business Enterprises and Labor Surplus Area Firms.  In accordance with 2 CFR 200.321, the DBOM Contractor shall take all necessary affirmative steps to assure that minority businesses, women’s business enterprises and labor surplus area firms are used when possible in performance of the Design-Build Work.  Affirmative steps must include:
(1)Placing qualified small and minority businesses and women’s business enterprises on solicitation lists;
(2)Assuring that small and minority businesses, and women’s business enterprises are solicited whenever they are potential sources;
(3)Dividing total requirements, when economically feasible, into smaller tasks or quantities to permit maximum participation by small and minority businesses, and women’s business enterprises;
(4)Establishing delivery schedules, where the requirement permits, which encourage participation by small and minority businesses, and women’s business enterprises; and
(5)Using the services and assistance, as appropriate, of such organizations as the Small Business Administration and the Minority Business Development Agency of the United States Department of Commerce.
SECTION 5.5.TERMINATION, AMENDMENT, ASSIGNMENT AND REPLACEMENT OF MATERIAL SUBCONTRACTS.
(A)Termination, Amendment and Assignment.  Without limiting anything set forth in subsection 5.4(B) (Required Use of Specified Significant Subcontractors), unless the DBOM Contractor has, at its earliest practicable opportunity, submitted to the BWS notice of the proposed course of action (and any relevant documentation), the DBOM Contractor shall not:

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 5 - Management, Labor and Subcontractors

(1)Terminate, or agree to, or permit the termination of, any Material Subcontract;
(2)Make, or agree to, or permit the making of (a) any material amendment of any Material Subcontract; or (b) any departure by any party from any material provision of any Material Subcontract; or
(3)Permit any Significant Subcontractor to assign or transfer to any person any of such Significant Subcontractor’s rights or obligations under a Material Subcontract.

With respect to the Significant Subcontractors set forth in Table 5.4 of subsection 5.4(B) (Required Use of Specified Significant Subcontractors), each of the courses of action described in items (1) through (3) of this subsection, shall be subject to BWS’s written consent, which shall not be unreasonably withheld or delayed.

(B)Replacement.  Subject to the BWS’s consent rights set forth in subsection 5.4(B) (Required Use of Specified Significant Subcontractors) and subsection (A) (Termination, Amendment and Assignment) of this Section, if any Material Subcontract at any time lapses, terminates, or otherwise ceases to be in full force and effect (whether by reason of expiration or otherwise), unless the goods, services or rights which were the subject matter of such Material Subcontract are no longer reasonably required for the Project, the DBOM Contractor will forthwith enter into, or cause to be entered into, a replacement contract or contracts upon the same or substantially similar terms as the contract so replaced (to the extent reasonably practicable).  If at any time any amendment is made to any Material Subcontract, or a replacement Material Subcontract (or any agreement which materially affects the interpretation or application of any Material Subcontract) is entered into, the DBOM Contractor shall deliver to the BWS a copy of each such amendment or agreement within 14 days of the date of its execution or creation, certified as a true copy by the DBOM Contractor Representative.

ARTICLE 6

DEVELOPMENT PERIOD
SECTION 6.1.COMMENCEMENT OF DEVELOPMENT PERIOD WORK.  Concurrently with the occurrence of the Contract Date, and following issuance of a Notice to Proceed with the Development Period by the BWS, the DBOM Contractor shall promptly proceed to diligently undertake and perform the Development Period Work in accordance with the Contract Standards.  The DBOM Contractor shall be paid for its Development Period Work in accordance with Section 10.2 (Payment for the Development Period Work).
SECTION 6.2.PROJECT SITE SUITABILITY CONFIRMATION.
(A)Project Site Familiarity.  The DBOM Contractor acknowledges that the DBOM Contractor’s agents and representatives have visited, inspected and are familiar with the Project Site, as further described in Section 4.2 (Access to and Suitability of the Project Site).
(B)Development Period Responsibilities.  The DBOM Contractor shall, subject to Section 6.3 (Environmental and Archaeological Review), perform such additional soil test borings and conduct analyses of subsurface conditions, inspections and applicable site history reviews of the Project Site, as deemed necessary by the DBOM Contractor and as reasonably necessary under Good Engineering and Construction Practice and Schedule 4 (Design and Construction Requirements) to prepare for excavation and construction hereunder prior to the Construction Commencement Date.  In connection therewith, the DBOM Contractor shall comply with the provisions Sections 8.2 (Differing Site Conditions) Section 8.3 (Regulated Site Conditions), upon discovery of any alleged Differing Site Conditions or Regulated Site Conditions, respectively.
SECTION 6.3.ENVIRONMENTAL AND ARCHAEOLOGICAL REVIEW.
(A)Environmental and Archaeological Review Generally.  The NEPA analysis for the Project will not be completed prior to the Contract Date.  The BWS will not issue a Notice to Proceed with ground disturbing construction until the NEPA process is successfully completed and all other conditions set forth in Section 6.8 (Closing the Development Period) are achieved.  Prior to the issuance of any Notice to Proceed establishing the Construction Commencement Date, the DBOM Contractor is authorized to perform the following Design-Build Work:
(1)Design Professional Services, including site investigations and the preparation of the Archeological Construction Monitoring, Mitigation and Preservation Plans;
(2)Design work to support environmental regulatory compliance and early permit coordination; and
(3)Performance of the pilot testing in accordance with Section 6.4 (Pilot Testing).
(B)NEPA Document and Archeological Construction Monitoring, Mitigation and Preservation Plans.  The parties acknowledge and agree that the Bureau of Reclamation (and/or the EPA) will be the entity primarily responsible for preparing the NEPA Document and is ultimately responsible for any decision-making relating to the NEPA Document with respect to the Project.  Finalization and approval of the applicable NEPA Document by the Bureau of Reclamation (and/or the EPA) is a condition to the occurrence of the Construction

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 6 - Development Period

Commencement Date and the issuance of the Notice to Proceed with the Construction Period in accordance with Section 6.8 (Closing the Development Period).  Furthermore, approval by SHPD of the Archeological Construction Monitoring, Mitigation and Preservation Plans is a pre-condition of obtaining final NEPA approval from the Bureau of Reclamation (and/or the EPA), and, therefore, time is of the essence to submit such plans.  The DBOM Contractor shall prepare the Archeological Construction Monitoring, Mitigation and Preservation Plans in accordance with the Contract Standards, including applicable SHPD requirements, and shall submit such plans to BWS, for BWS review and comment, no later than 182 days following the date of issuance of the Notice to Proceed with the Development Period.  Any delay in the submittal of the Archeological Construction Monitoring, Mitigation and Preservation Plans shall result in a day for day reduction to the date to which the Fixed Design-Build Price shall be adjusted pursuant to subsections 10.1(C)(3) (ECI-Construction Labor Cost Adjustment) and 10.1(C)(4) (Adjustment for Certain Raw Materials Cost Fluctuations).  Following submittal by the DBOM Contractor of final Archeological Construction Monitoring, Mitigation and Preservation Plans, having addressed any comments provided by the BWS, BWS will submit such plans to SHPD for approval, which approval shall be a condition to the establishment of the Construction Commencement Date under Section 6.7 (Construction Commencement Date Conditions).
(C)Environmental and Archaeological Mitigation Measures.  The parties acknowledge and agree that any environmental mitigation measures and archaeological mitigation measures required under the NEPA Document (“Environmental and Archaeological Mitigation Measures”) shall be incorporated in the Design and Construction Requirements, as appropriate and subject to the terms and conditions of this subsection, through a Change Order in accordance with subsection 7.3(C) (Changes Required by the BWS) and Section 16.1 (Change Procedures).  The costs of all archaeological construction monitoring work required by the Archeological Construction Monitoring, Mitigation and Preservation Plans and/or the NEPA Document are included in the Fixed Design-Build Price and shall not be grounds for any Fixed Design-Build Price Adjustment under subsections 7.3(C) (Changes Required by the BWS) and 10.1(C) (Fixed Design-Build Price Adjustments) and Section 16.1 (Change Procedures).  The costs of archaeological mitigation and preservation work required by the Archeological Construction Monitoring, Mitigation and Preservation Plans and/or the NEPA Document are not included in the Fixed Design-Build Price and the DBOM Contractor shall be entitled to a Fixed Design-Build Price Adjustment on account thereof in accordance with subsections 7.3(C) (Changes Required by the BWS) and 10.1(C) (Fixed Design-Build Price Adjustments) and Section 16.1 (Change Procedures).
(D)Finalization of Environmental Review and Design-Build Work.  Upon completion of the NEPA process for the Project and the BWS’s issuance of a Notice to Proceed with the Construction Period in accordance with Section 6.8 (Closing the Development Period), the DBOM Contractor shall proceed with final design, environmental permitting, and construction in accordance with this Service Agreement.  Under no circumstances shall the DBOM Contractor commence any ground disturbing activities (other than permitted site investigations) at the Project Site or mobilize any equipment or materials to the Project Site for the purpose of construction (unless otherwise authorized to do so by the BWS, in writing), until such time as the BWS issues a Notice to Proceed with the Construction Period in accordance with Section 6.8 (Closing the Development Period).
SECTION 6.4.PILOT TESTING.
(A)Governmental Approval Testing.  The DBOM Contractor shall be responsible for performing all pilot testing required by any Governmental Body in connection with any Governmental Approval at its sole cost and expense, including conducting a pilot testing program to demonstrate compliance with the Department of Health’s requirements

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 6 - Development Period

including “Ground Water Rule” (HAR §11-20-50) and “Use of New Sources of Raw Water for Public Water Systems” (HAR §11-20-29) and the relevant pilot testing requirements of the Department of Health’s Guidance for Use of Alternative Filtration Technologies (available at: https://health.hawaii.gov/sdwb/files/2019/08/AFTGuidance_FINAL_2019.08.29.pdf). The DBOM Contractor shall provide to the DOH for its review and comment, the DBOM Contractor’s plan for pilot testing hereunder, prepared in accordance with the Contract Standards, including this subsection and Schedule 4 (Design and Construction Requirements).  The DBOM Contractor specifically bears all risk associated with any requirements imposed by a Governmental Body with respect to pilot testing, including any comments provided by the DOH with respect to the DBOM Contractor’s pilot testing plan, except to the extent that such requirements are imposed as a result of a Change in Law described in items (1) and (2) of the definition thereof. The DBOM Contractor shall provide the BWS and the applicable Governmental Body with the results of such pilot testing within 45 days of completion of the pilot tests.
(B)Enhanced Testing.  In addition to the pilot testing required to obtain any Governmental Approval pursuant to subsection (A) (Governmental Approval Testing) of this Section, the DBOM Contractor shall perform pilot testing in accordance with Schedule 4 (Design and Construction Requirements) (the “Enhanced Pilot Testing”) to demonstrate to the BWS’s satisfaction the proposed treatment processes are capable of producing Product Water that will be a “reasonable match” (as defined below in this subsection) to the Campbell Industrial Park area water quality being supplied through the BWS Water System at the time of the testing and that the introduction of Product Water to the BWS Water System will have “no detrimental impact” (as defined below in this subsection) to the BWS Water System or BWS customer’s assets when the new source of water supply is introduced into the BWS Water System.  Determination of whether the Product Water will have no detrimental impact shall be based upon the results of both the Enhanced Pilot Testing and the customer survey performed by the DBOM Contractor in accordance with Schedule 22 (Customer Outreach).  Within 30 days following the conclusion of the Enhanced Pilot Testing, the DBOM Contractor shall prepare a report in accordance with the Design and Construction Requirements (the “Enhanced Pilot Testing Report”) and submit such Enhanced Pilot Testing Report to the BWS for its review.  Within 60 days following the BWS’s receipt of the Enhanced Pilot Testing Report, the BWS shall determine, acting reasonably, based upon the results of the Enhanced Pilot Testing and the customer survey, if the Product Water will not constitute a reasonable match, or that it will cause a detrimental impact to the BWS Water System or BWS customer assets.  If the BWS finds that the Product Water will be a reasonable match and that there will be no detrimental impact to the BWS Water System or BWS customer assets, the DBOM Contractor shall proceed to complete its Development Period Work.  If the BWS finds that the Product Water will either not constitute a reasonable match or that it will have a detrimental impact on the BWS Water System or BWS customer assets, the BWS shall explain such findings to the DBOM Contractor, in writing.  Upon receipt of the BWS’s written findings, the DBOM Contractor shall meet with the BWS to discuss the findings.  Following such meeting, unless the BWS reverses its decision based upon its discussions with the DBOM Contractor or the parties otherwise agree on a path forward, the parties shall proceed in accordance with subsections (C) (Failure to Achieve a Reasonable Match) or (D) (Failure to Achieve No Detrimental Impact) of this subsection, as applicable.  For purposes of this Section 6.4, a “reasonable match” shall mean that the Enhanced Pilot Testing demonstrates that the proposed treatment processes are capable of producing Product Water that complies with the Water Treatment Guarantee (including the Enhanced Water Quality Standards).  In addition, for purposes of this Section, “no detrimental impact” shall mean that the Product Water produced by the proposed treatment processes will not result in any (a) public health impacts, (b) regulatory impacts, (c) aesthetic changes, (d) customer operations changes, or (e) necessary customer process water changes (e.g., process boiler feed, galvanized pipe releases, etc.), and

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 6 - Development Period

that there will not be material additional customer costs caused by the introduction of the new source of water supply.
(C)Failure to Achieve a Reasonable Match.  If the BWS finds that the DBOM Contractor has failed to meet the “reasonable match” requirements, the DBOM Contractor shall within 14 days either (1) demonstrate in writing to the BWS that there are Design and Construction Requirements Changes or operational changes that will remedy the deficiency or (2) notify the BWS in writing that producing Product Water that will be a reasonable match is not attainable.  Except as otherwise set forth in this subsection, (a) any such proposed Design and Construction Requirements Changes consented to by the BWS shall be implemented in accordance with Section 7.2 (Changes to the Design and Construction Requirements at DBOM Contractor Request) and the DBOM Contractor shall not be entitled to any Fixed Design-Build Price Adjustment therefor and (b) any operational changes proposed by the DBOM Contractor in order to meet the “reasonable match” requirements that are consented to by the BWS (either during or following the Enhanced Pilot Testing) shall not result in any change to any components of the Service Fee.  The BWS may also, in its discretion, agree to changes to the Water Treatment Guarantee based on the results of the Enhanced Pilot Testing and permit the DBOM Contractor to proceed to complete its Development Period Work, and any such agreement shall be reflected in a Change Order or Contract Amendment, as applicable. Notwithstanding any of the foregoing terms and conditions in this subsection, in the event the failure to meet the “reasonable match” requirements is a result of an Uncontrollabl Circumstances, including the concentration levels or characteristics of any Sourced Seawater quality parameter which is listed among the Specified Sourced Seawater Quality Parameters specified in Table 2.3 of Schedule 4 (Design and Construction Requirements) that are outside the applicable parameter range, the DBOM Contractor shall be entitled to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances), and any resulting Design and Construction Requirements Changes or operational changes consented to by the BWS shall be implemented in accordance with subsection 7.3(A) (Changes Made Due To Uncontrollable Circumstances) and Section 16.1 (Change Procedures).
(D)Failure to Achieve No Detrimental Impact.  If the BWS finds that the DBOM Contractor has failed to meet the “no detrimental impact” requirement, the DBOM Contractor shall within 14 days either (1) demonstrate in writing to BWS that there are Design and Construction Requirement Changes or operational changes that will remedy the deficiency or (2) notify BWS that producing Product Water that will not cause detrimental impact to BWS’ systems or customer’s assets is not attainable.  Any proposed Design and Construction Requirement Changes consented to by BWS shall be implemented in accordance with subsection 7.3(A) (Changes Made Due To Uncontrollable Circumstances) and a Fixed Design-Build Price Adjustment shall be agreed upon by the parties.  Any operational changes proposed by the DBOM Contractor that are consented to by BWS either during or following Enhanced Pilot Testing shall result in a change to the Service Fee as negotiated by the parties pursuant to Section 16.1 (Change Procedures) and Article 19 (Uncontrollable Circumstances)
(E)BWS Termination Rights.  In the event the BWS does not agree, acting reasonably, that the DBOM Contractor’s proposed Design and Construction Requirements Changes or operational changes will remedy the deficiency or the DBOM Contractor notifies the BWS that producing Product Water that will be a reasonable match or that will have no detrimental impact is not attainable, the BWS shall thereupon have the right to terminate this Service Agreement upon written notice to the DBOM Contractor.  Upon any such termination resulting from the failure of the DBOM Contractor to demonstrate the ability to produce Product Water that will be a reasonable match, the BWS shall have all of the rights provided in Article 17 (Breach, Default, Remedies and Termination) upon a termination of the DBOM Contractor for cause; provided, however, that in the event the failure to meet the “reasonable match” requirements is a result of an Uncontrollable Circumstance, including the

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 6 - Development Period

concentration levels or characteristics of any Sourced Seawater quality parameter which is listed among the Specified Sourced Seawater Quality Parameters specified in Table 2.3 of Schedule 4 (Design and Construction Requirements) that are outside the applicable parameter range, the termination shall be deemed a termination for convenience pursuant to subsection 17.6(B) (BWS Convenience Termination Right Prior to the Acceptance Date).  Any such termination based solely on BWS’s determination that the introduction of Product Water will have a detrimental impact on the BWS Water System or BWS customer assets shall be deemed a termination for convenience pursuant to subsection 17.6(B) (BWS Convenience Termination Right Prior to the Acceptance Date).  The DBOM Contractor shall have the right to dispute the BWS’s determination (a) that the Product Water will not constitute a reasonable match, or (b) that any Design and Construction Requirements Changes or operational changes proposed by the DBOM Contractor will not remedy the deficiency, pursuant to Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies), and if successful, the termination of this Service Agreement by the BWS shall be deemed a termination for convenience pursuant to subsection 17.6(B) (BWS Convenience Termination Right Prior to the Acceptance Date).
(F)Potential Adjustments Following Pilot Testing.  The parties acknowledge that the results of the pilot testing in certain circumstances may entitle the DBOM Contractor to Uncontrollable Circumstance relief (e.g., actual Sourced Seawater quality is “worse” than the assumed Sourced Seawater quality specified in the Sourced Seawater Quality Parameters in Table 2.3 of Schedule 4 (Design and Construction Requirements)) as described in this Section 6.4, and in other circumstances (e.g., actual Sourced Seawater quality that is “better” than the assumed Sourced Seawater quality specified in the Sourced Seawater Quality Parameters in Table 2.3 of Schedule 4 (Design and Construction Requirements)) may result in BWS determining to change certain requirements including the Enhanced Water Quality Standards or requirements associated with treatment or the Plant’s performance reliability. The DBOM Contractor shall make their post treatment optimal chemical dosage level recommendations consistent with Section 8.5 (Pilot Test Report Evaluation) of Schedule 4 (Design and Construction Requirements). In the event of a proposed changes associated with treatment or the Plant’s performance reliability, the DBOM Contractor shall develop a Change Order proposal for any proposed modifications which shall include price, schedule, performance or other relief based on the proposed change.  The parties agree to negotiate any such equitable relief or changes in good faith in accordance with Section 16.1 (Change Procedures).
SECTION 6.5.DBOM CONTRACTOR DEVELOPMENT PERIOD RESPONSIBILITIES.  The DBOM Contractor shall satisfy the following DBOM Contractor responsibilities as soon as practicable following issuance of a Notice to Proceed with the Development Period by the BWS, each of which shall be a condition precedent to the occurrence of the Construction Period unless otherwise agreed by the parties in writing:
(1)Project Site Conditions.  The DBOM Contractor shall make all further soil test borings and conduct analyses of subsurface conditions, inspections and applicable site history reviews of the Project Site (including those required by Section 6.2 (Project Site Suitability Confirmation)) and in each case as reasonably necessary under Good Engineering and Construction Practice to prepare for excavation and construction hereunder in accordance with Applicable Law.
(2)Pilot Testing.  The DBOM Contractor shall have completed all pilot testing required pursuant to 6.4(A) (Pilot Testing) and shall have demonstrated that the Product Water meets the requirements for “reasonable match” and “no detrimental impact” set forth therein.
(3)Design and Governmental Approvals.  The DBOM Contractor shall (a) perform design work and other work necessary to obtain, and shall obtain, those DBOM

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 6 - Development Period

Contractor-designated Governmental Approvals required for the commencement of construction of the Project under Applicable Law and (b) submit to the BWS design drawings for the Project in accordance with subsection 7.1(C) (BWS Review and Comment on Design Documents).  In addition, the DBOM Contractor shall cooperate with and assist the BWS in obtaining BWS-designated Governmental Approvals as required pursuant to Section 7.4 (Design-Build Work Permitting Responsibilities).
(4)Project Site-Related Plans.  The DBOM Contractor shall prepare and submit Project Site-related plans to the appropriate Governmental Body as required under Schedule 2 (Governmental Approvals) or Applicable Law and as needed to support any permit applications or meet permit conditions.
(5)Environmental Review.  Except for the preparation of the NEPA Document as and to the extent provided in Section 6.3 (Environmental and Archaeological Review), the DBOM Contractor shall have performed, at its cost and expense, all additional environmental reviews (State and federal) if any such reviews are necessary for the DBOM Contractor to construct the Project as a result of the DBOM Contractor’s design being different than the design upon which the BWS’s environmental reviews were based.
(6)Information to Support Project Site Easements.  If the BWS is required to grant Utility easements on the Project Site in connection with the Design-Build Work, the DBOM Contractor shall provide complete descriptions of Utility connections and surface features within the easement and routes on the Project Site reasonably necessary for such purposes.  The BWS shall be responsible for the preparation of all legal descriptions of the easements.
(7)Utilities.  The DBOM Contractor shall make all arrangements reasonably necessary to secure the availability of all Utilities required to construct the Facility and operate the Managed Assets in the capacities required hereunder in accordance with subsection 8.1(K) (Utilities), and shall evidence such availability by letters from the providers of such Utilities.
(8)Representations.  The representations of the DBOM Contractor set forth in Section 2.2 (Representations and Warranties of the DBOM Contractor) and of the Guarantor set forth in the Guaranty Agreement shall be true and correct in all material respects as of the date of commencement of the Construction Period as if made on and as of such date, and the DBOM Contractor shall deliver to the BWS a certificate of an authorized officer of each to that effect.
(9)Documents Evidencing Required Activities.  The DBOM Contractor shall have provided to the BWS copies of all filings and reports conducted, prepared or obtained with respect to or evidencing the DBOM Contractor’s activities pursuant to this Section.
SECTION 6.6.BWS DEVELOPMENT PERIOD RESPONSIBILITIES.  The BWS shall satisfy the following BWS responsibilities as soon as practicable following the Contract Date:
(1)BWS-Designated Governmental Approvals.  The BWS shall obtain, at its cost and expense, all BWS-designated Governmental Approvals necessary for commencement of construction of the Project.  The BWS shall cooperate with the DBOM Contractor in the submittal of all applications for DBOM Contractor-designated

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 6 - Development Period

Governmental Approvals as required pursuant to Section 7.4 (Design-Build Work Permitting Responsibilities).
(2)Representations.  The representations of the BWS set forth in Section 2.1 (Representations and Warranties of the BWS) shall be true and correct in all material respects as of the date of commencement of the Construction Period as if made on and as of such date, and the BWS shall deliver to the DBOM Contractor a certificate of the Officer-in-Charge or other authorized officer to that effect.
SECTION 6.7.CONSTRUCTION COMMENCEMENT DATE CONDITIONS.
(A)Construction Commencement Date Conditions Generally.  The obligations of the DBOM Contractor and the BWS to proceed with their respective obligations hereunder during the Construction Period shall not commence until the issuance of the Notice to Proceed establishing the Construction Commencement Date in accordance with Section 6.8 (Closing the Development Period).  The Construction Commencement Date shall be established pursuant to Section 6.8 (Closing the Development Period) of this Section upon satisfaction by the parties of their obligations pursuant to subsection (B) (Construction Commencement Date Conditions) of this Section.
(B)Construction Commencement Date Conditions.  In no event shall the DBOM Contractor commence with the physical construction of the Project prior to the satisfaction or waiver of the following “Construction Commencement Date Conditions”:
(1)The DBOM Contractor shall have fulfilled its Development Period responsibilities set forth in Section 6.5 (DBOM Contractor Development Period Responsibilities).
(2)The BWS shall have fulfilled its Development Period Responsibilities set forth in Section 6.6 (BWS Development Period Responsibilities).
(3)The DBOM Contractor shall have certified that it has completed all pre-construction requirements set forth in Schedule 3 (General Design-Build Work Requirements) and Schedule 4 (Design and Construction Requirements) and shall have provided the BWS the Design-Build Quality Management Plan in accordance with Schedule 5 (Design-Build Quality Management Plan and Quality Control Requirements) and with a final Project Schedule for the performance of the Design-Build Work in accordance with Schedule 7 (Progress Schedule Requirements).
(4)The DBOM Contractor shall have submitted to the BWS a final BWS-approved: (a) Design-Build Emergency Response Plan, (b) Design-Build Health and Safety Plan, and (c) Design-Build Security Plan.
(5)SHPD shall have approved the Archeological Construction Monitoring, Mitigation and Preservation Plans prepared in accordance with subsection 6.3(B) (NEPA Document and Archeological Construction Monitoring, Mitigation and Preservation Plans).
(6)The Bureau of Reclamation (and/or the EPA, as applicable) shall have approved the NEPA Document with respect to the Project prepared in accordance with subsection 6.3(B) (NEPA Document and Archeological Construction Monitoring, Mitigation and Preservation Plans).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 6 - Development Period

(7)The DBOM Contractor shall have completed its evaluation of the Sourced Seawater Wells and provided a report with respect thereto to the BWS in accordance with subsection 8.12(B) (Condition of the Existing Sourced Seawater Wells; DBOM Contractor Evaluation).
(8)The DBOM Contractor shall have satisfied all requirements of Applicable Law with respect to the commencement of construction and shall have obtained all Governmental Approvals (other than BWS-designated Governmental Approvals) required for the commencement of the physical construction of the Project and all such Governmental Approvals shall be in full force and effect.
(9)The DBOM Contractor shall have submitted a design submittal protocol in accordance with the requirements of Schedule 6 (Design-Build Work Review Procedures) and shall have complied with the design submittal requirements set forth in subsection 7.1(C) (BWS Review and Comment on Design Documents) to the extent necessary to commence with the physical construction of the Project.
SECTION 6.8.CLOSING THE DEVELOPMENT PERIOD.
(A)Establishment of the Construction Commencement Date.  Each party shall give the other prompt notice when all Construction Commencement Date Conditions for which it is responsible have been achieved.  Upon the satisfaction or waiver of all of such Construction Commencement Date Conditions, as determined by the BWS acting reasonably, the BWS shall issue its Notice to Proceed establishing the Construction Commencement Date and the Construction Period shall commence.  Written documents or instruments constituting or evidencing satisfaction of the Construction Commencement Date Conditions shall be furnished to each party prior to or on the Construction Commencement Date to the extent practicable.  BWS, by written notice to the DBOM Contractor delivered not later than 10 Business Days after receipt of the DBOM Contractor’s notice pursuant to this subsection, may determine that the Construction Commencement Date Conditions have not been satisfied.  In the event the BWS determines that the DBOM Contractor has not satisfied the Construction Commencement Date Conditions, notwithstanding the DBOM Contractor’s notice pursuant to this subsection, the BWS shall indicate which conditions the DBOM Contractor has failed to satisfy in its notice to the DBOM Contractor pursuant to this subsection, the DBOM Contractor shall satisfy all such conditions prior to the establishment of the Construction Commencement Date and there shall be no adjustment to the Scheduled Acceptance Date or the Fixed Design-Build Price under this Section.
(B)Effect of the Establishment of the Construction Commencement Date.  Upon the issuance of the Notice to Proceed with the Construction Period pursuant to this Section establishing the Construction Commencement Date, the DBOM Contractor shall have the right to proceed with the physical construction of the Project and shall have full access to the Project Site in accordance with subsection 4.2(C) (Project Site Access).  Absent the occurrence of Uncontrollable Circumstances as and to the extent provided in this Service Agreement, no delay in the establishment of the Construction Commencement Date shall entitle the DBOM Contractor to any price, schedule or performance relief hereunder.
(C)BWS Issuance of Limited Notice to Proceed.  Without limiting any of the foregoing provisions of this Section, the BWS, in its discretion, may issue a limited Notice to Proceed with construction, ordering long-lead materials or equipment or performance of other Design-Build Work pending satisfaction by the DBOM Contractor of all Construction Commencement Date Conditions and the specific terms and conditions under which the DBOM Contractor is authorized to proceed therewith shall be specified in such Notice to Proceed.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 6 - Development Period

Concurrently with or promptly following issuance of any such limited Notice to Proceed, the parties shall enter into a Contract Administration Memorandum reflecting the portion of the Fixed Design-Build Price, including and separately identifying portions of any Baseline Cost Amounts, applicable to the Design-Build Work authorized to be performed pursuant to such limited Notice to Proceed for purposes of calculating the ECI-Construction Labor Cost Adjustment and the Materials Cost Adjustment pursuant to items (3) (ECI-Construction Labor Cost Adjustment) and (4) (Adjustment for Certain Raw Materials Cost Fluctuations) of subsection 10.1(C) (Fixed Design-Build Price Adjustments), respectively.

ARTICLE 7

DESIGN AND PERMITTING OF THE PROJECT
SECTION 7.1.DBOM CONTRACTOR DESIGN WORK.
(A)Performance of the Design Work.  The DBOM Contractor agrees to undertake, perform, and complete the designs and plans for the Project in accordance with the Contract Standards and to prepare all Design Documents necessary or appropriate to carry out and complete the Design-Build Work.  As of the Contract Date, the DBOM Contractor’s design for the Project is not complete.  All DBOM Contractor working and final Design Documents shall comply with the Design and Construction Requirements and shall ensure that the Design-Build Work for the Project is performed to a standard of quality, integrity, durability and reliability which is equal to or better than the standard established by the Design and Construction Requirements.  The DBOM Contractor shall be responsible for the professional quality, technical accuracy, timely completion and coordination of all Design Documents and shall, without additional compensation, correct or revise any errors, omissions or other deficiencies in the Design and Construction Requirements and the Design Documents.  The DBOM Contractor shall indemnify, defend and hold harmless the BWS Indemnitees in accordance with and to the extent provided in Article 20 (Indemnification) from and against all Loss-and-Expense resulting from any errors, omissions or other design deficiencies related to the Project.
(B)Sole Responsibility and Liability.  The DBOM Contractor shall have the sole and exclusive responsibility and liability for the design, construction, operation and performance of the Project and the execution and completion of the Design-Build Work hereunder in accordance with the Contract Standards, notwithstanding the fact that the Stage-2 RFP included certain minimum conceptual design criteria for the Design-Build Work and certain performance standards that the Project would be required to meet.  The DBOM Contractor acknowledges that, in the Proposal and clarification process leading to the execution of this Service Agreement, the DBOM Contractor had the unrestricted right and opportunity not to submit its Proposal, and not to execute this Service Agreement if the DBOM Contractor had determined that such minimum conceptual design criteria would in any manner or to any degree impair the DBOM Contractor’s ability to perform the Design-Build Work and the Operation Services in compliance herewith.  Without limiting the DBOM Contractor’s right to claim relief in the event of Uncontrollable Circumstances as and to the extent provided in this Service Agreement, all risks relating to the design, construction and performance and operation of the Project and the execution and completion of the Design-Build Work, including all risks of design defects, constructability and efficacy, have been transferred to the DBOM Contractor under this Service Agreement.
(C)BWS Review and Comment on Design Documents.  The DBOM Contractor shall provide the BWS with the design submittal protocol in accordance with the specific requirements set forth in Schedule 6 (Design-Build Work Review Procedures).  The BWS shall have the right to review and comment on all Design Documents as provided in Schedule 6 (Design-Build Work Review Procedures) in order to confirm the compliance and consistency of the Design Documents with the Design and Construction Requirements and all other Contract Standards.  In no event shall the DBOM Contractor proceed with the physical construction of any particular segment of the Design-Build Work without first complying with the requirements of the design submittal protocol and Schedule 6 (Design-Build Work Review Procedures).  The DBOM Contractor shall give due consideration and provide written responses (including resolution of the comments in accordance with the Design-Build Quality Management Plan), in the time and manner provided in the design submittal protocol and Schedule 6 (Design-Build Work Review Procedures), to any comments delivered by the BWS or its representatives as to the DBOM Contractor’s design submittals.  Neither compliance by the

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

DBOM Contractor with the Design and Construction Requirements, nor review and comment by the BWS on the DBOM Contractor’s Design Documents, nor any failure or delay by the BWS in commenting on any design submittals shall in any way relieve the DBOM Contractor of full responsibility for the design, construction, performance and operation of the Project in accordance with the Contract Standards.  In addition, in the event a BWS signature is required on a Design Document in order to facilitate review of such Design Document by a Governmental Body, such BWS signing of the Design Document shall not in any way relieve the DBOM Contractor of full responsibility for the design, construction, performance and operation of the Project in accordance with the Contract Standards.  The parties acknowledge and agree that the review and comment rights of the BWS under this Section are intended for the informational purposes of the BWS and for the BWS to determine whether the Design Documents comply with the Design and Construction Requirements.  Without limiting the BWS’s review and comment rights under this Section, the BWS’s approval of any Design Document shall not be required in order for the DBOM Contractor to proceed with the performance of the applicable Design-Build Work.  However, the BWS’s lack of comment shall in no event constitute a concurrence or approval of the DBOM Contractor’s submittal or prevent the BWS from subsequent comment or disapproval at a later time.
(D)Changes to the Design and Construction Requirements.  The DBOM Contractor acknowledges the BWS’s material interest in each provision of the Design and Construction Requirements and, notwithstanding the Project Acceptance Criteria and Performance Guarantees of the DBOM Contractor and the associated non-performance remedies of the BWS, agrees that no change to the Design and Construction Requirements shall be made except with the consent of the BWS solely in accordance with Sections 7.2 (Changes to the Design and Construction Requirements at DBOM Contractor Request) and 7.3 (Other Changes to the Design-Build Work and Design and Construction Requirements).
(E)Documents at the Project Site.  The DBOM Contractor shall maintain at the Project Site all Design Documents, including a complete set of record drawings, in accordance with the Contract Standards.  These documents shall be available to the BWS for reference, copying and use, and a complete set thereof shall be delivered to the BWS upon completion of the Design-Build Work.
SECTION 7.2.CHANGES TO THE DESIGN AND CONSTRUCTION REQUIREMENTS AT DBOM CONTRACTOR REQUEST.
(A)BWS Consent Required.  The DBOM Contractor acknowledges the BWS’s material interest in each provision of the Design and Construction Requirements, and agrees that, subject to Section 7.3 (Other Changes to the Design-Build Work and Design and Construction Requirements), no material change to the Design and Construction Requirements shall be made except with the consent of the BWS, which may be withheld or conditioned in its discretion after a good faith review is made of such proposed change based on the factors specified in subsection (B) (Notice and Information as to Proposed Change) of this Section; provided, however, that the BWS will provide a written explanation in reasonable detail to the DBOM Contractor as to its reasoning for declining to make any such change.  Any change accepted by the BWS, together with all related approved terms and conditions, will be set forth in a Change Order issued in accordance with Section 16.1 (Change Procedures).
(B)Notice and Information as to Proposed Change.  The DBOM Contractor shall give the BWS written notice of, and reasonable opportunity to review and approve, any Design and Construction Requirements Change proposed to be made at the DBOM Contractor’s request in accordance with Schedule 3 (General Design-Build Work Requirements).  The notice shall contain sufficient information for the BWS to determine that the proposed Design and Construction Requirements Change:

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

(1)Does not diminish the capacity of the Design-Build Work to be performed so as to meet the Contract Standards;
(2)Does not diminish the capacity of the Project to be operated and maintained in accordance with the Contract Standards;
(3)Does not impair the quality, integrity, durability and reliability of the Design-Build Work or the Project;
(4)Is consistent with Good Engineering and Construction Practice;
(5)Will not impair the DBOM Contractor’s ability to comply with Good Industry Practice;
(6)Is reasonably necessary or is advantageous for the DBOM Contractor to fulfill its obligations under this Service Agreement;
(7)Is feasible; and
(8)Is advantageous to the BWS.
(C)DBOM Contractor’s Responsibility to Identify Proposed Design and Construction Requirements Changes.  If the DBOM Contractor intends any portion of any submittal or communication with the BWS to constitute a request for a change to the Design and Construction Requirements, the DBOM Contractor shall explicitly identify it as such and seek and obtain the BWS’s explicit approval as provided in this Section.  No change to the Design and Construction Requirements shall take effect in the absence of such an explicit DBOM Contractor written request and explicit BWS written approval in a Change Order.
(D)Changes to Design Documents Made to Comply with Design and Construction Requirements.  The Design and Construction Requirements are a part of this Service Agreement and the concepts contained therein shall not be materially changed unless authorized by the BWS.  Changes in the Design Documents by the DBOM Contractor to meet Service Agreement requirements or correct deficiencies that do not materially change the Design and Construction Requirements are the responsibility of the DBOM Contractor and shall not be considered a change in the scope of the Design-Build Work.  The DBOM Contractor shall not be entitled to any price, schedule, performance or other relief for any such changes.
SECTION 7.3.OTHER CHANGES TO THE DESIGN-BUILD WORK AND DESIGN AND CONSTRUCTION REQUIREMENTS.
(A)Changes Made Due To Uncontrollable Circumstances.  Upon the occurrence of an Uncontrollable Circumstance prior to the Acceptance Date, the DBOM Contractor shall promptly proceed, subject to the terms, conditions and procedures set forth in Article 19 (Uncontrollable Circumstances) and subject to the BWS’s approval, to make or cause to be made all changes in the scope of the Design-Build Work, including all Design and Construction Requirements Changes, reasonably necessary to address the Uncontrollable Circumstance.  The DBOM Contractor shall consult with the BWS concerning possible means of addressing and mitigating the effect of any Uncontrollable Circumstance.  The parties will use all reasonable efforts to address any changes in the scope of the Design-Build Work, including Design and Construction Requirements Changes, required due to Uncontrollable Circumstances in a manner that will not impact the critical path of planned Design-Build Work in the Project Schedule.  The DBOM Contractor shall be entitled to schedule and price relief

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

resulting from any such change in the scope of the Design-Build Work and, as appropriate, price or performance relief associated with the impact of any such change on the performance of the Operation Services, if any, to the extent provided in Article 19 (Uncontrollable Circumstances).  Without limiting the right of the BWS to issue a Unilateral Change Directive, any change in the scope of the Design-Build Work, including Design and Construction Requirements Changes, made on account of Uncontrollable Circumstances, and any related change in the terms and conditions of this Service Agreement will be set forth in a Change Order issued in accordance with Section 16.1 (Change Procedures).
(B)Changes Required By Governmental Bodies.  The parties recognize that a Governmental Body may impose terms and conditions in connection with a Governmental Approval that require a Design and Construction Requirements Change.  In the event of the imposition of any such additional terms and conditions imposed by a Governmental Body, the DBOM Contractor shall promptly proceed, subject to the BWS’s approval, to make or cause to be made all changes in the scope of the Design-Build Work, including all Design and Construction Requirements Changes, reasonably necessary to comply with such additional terms and conditions.  The risk of the imposition of any such material additional terms and conditions imposed by a Governmental Body in connection with a Governmental Approval shall constitute an Uncontrollable Circumstance, subject to subsection (A) (Changes Made Due To Uncontrollable Circumstances) of this Section, only if and to the extent the following requirements are met:
(1)The DBOM Contractor has submitted all applications, data, studies, reports, responses and other information required under Applicable Law and the adopted administrative practice of the Governmental Body in order to obtain the Governmental Approval with terms and conditions that would not require material changes to the Design and Construction Requirements
(2)The DBOM Contractor demonstrates that it has complied with the requirements of this Service Agreement and has used all reasonable efforts to obtain the Governmental Approval with terms and conditions that would not require material changes to the Design and Construction Requirements;
(3)The DBOM Contractor has responded to all Governmental Body requests for data and other additional information with respect to the Governmental Approval in a timely manner; and
(4)The DBOM Contractor satisfies all requirements and makes all demonstrations specified in Article 19 (Uncontrollable Circumstances).

In the event any of the preceding conditions are not met, however, the DBOM Contractor shall bear the risk of the imposition of any such additional terms and conditions imposed by a Governmental Body in connection with a Governmental Approval and the design and construction costs resulting from any Design and Construction Requirements Change required under this subsection, and any related costs associated with the impact of any such change on the performance of the Operation Services, if any, shall be borne by the DBOM Contractor.

(C)Changes Required by the BWS.  The BWS shall have the right to require the DBOM Contractor to make a change in the scope of the Design-Build Work, including Design and Construction Requirements Changes, at any time prior to Final Completion at its own discretion for any reason whatsoever, whether and however the exercise of such rights affects this Service Agreement so long as the DBOM Contractor’s rights are protected as provided in this subsection.  Such changes shall not invalidate this Service Agreement nor

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

release the Surety, and the DBOM Contractor agrees to perform the Design-Build Work as altered.  Among others, these changes may include:
(1)Deleting any part of the Design-Build Work;
(2)Adding new Design-Build Work;
(3)Otherwise modifying the scope of the Design-Build Work, including Design and Construction Requirements Changes;
(4)Otherwise revising the terms and conditions of this Service Agreement;
(5)Altering facilities, equipment, materials, services or the Project Site provided by the BWS; and
(6)Ordering the DBOM Contractor to accelerate or delay the Design-Build Work.

Without limiting the right of the BWS to issue a Unilateral Change Directive, the DBOM Contractor shall be entitled to a Change Order in accordance with Section 16.1 (Change Procedures) providing appropriate price, schedule, performance and other relief in the event of a change in the scope of the Design-Build Work, including Design and Construction Requirements Changes, made at the direction of the BWS under this subsection, including, as appropriate any price or performance relief associated with the impact of any such change on the performance of the Operation Services, if any; provided, however, that the DBOM Contractor shall not be entitled to any such price, schedule, performance or other relief to the extent that any such Design and Construction Requirements Change is required due to DBOM Contractor Fault.  The BWS shall have no obligation to make any change in the scope of the Design-Build Work, including Design and Construction Requirements Changes, under this Section.

SECTION 7.4.DESIGN-BUILD WORK PERMITTING RESPONSIBILITIES.
(A)DBOM Contractor Governmental Approvals Responsibility Generally.  The DBOM Contractor shall, except for BWS-designated Governmental Approvals, obtain and maintain all Governmental Approvals necessary to commence, continue and complete the Design-Build Work and achieve Acceptance.  In connection therewith, the DBOM Contractor shall:
(1)Prepare and complete all required filings, applications and reports;
(2)Develop and furnish all necessary data, information, plans, documentation and supporting material;
(3)Familiarize itself with all applicable terms and conditions;
(4)Attend all required meetings and hearings and, at the request of the BWS, assume the lead role in handling any such meetings and hearings;
(5)Cooperate with and assist the BWS in carrying out any of the BWS’s responsibilities hereunder with respect to BWS-designated Governmental Approvals as and to the extent provided in subsection (G) (DBOM Contractor Assistance to the BWS) of this Section;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

(6)Pay all required permit and filing fees, except for the permitting fees that are expressly the responsibility of the BWS pursuant to subsection (G) (BWS-designated Governmental Approvals and Limited Permitting Assistance by the BWS) of this Section;
(7)Perform all activities that are the responsibility of the DBOM Contractor as set forth in Schedule 2 (Governmental Approvals);
(8)Take all other action necessary, as soon as practicable in the performance of the Design-Build Work to obtain, maintain, renew and extend all Governmental Approvals other than BWS-designated Governmental Approvals; and
(9)Comply with the terms and conditions of all Governmental Approvals.

The DBOM Contractor-designated Governmental Approvals expected to be required as of the Contract Date are set forth in Table 2-1 of Schedule 2 (Governmental Approvals).  The DBOM Contractor shall be responsible for identifying, obtaining and maintaining any Governmental Approvals required for the performance of the Design-Build Work that are not BWS-designated Governmental Approvals, whether or not the Governmental Approval is listed in Table 2-1 of Schedule 2 (Governmental Approvals).  Subject to the terms and conditions that follow in this subsection, to the extent Applicable Law or the administrative practice of the applicable Governmental Body requires that Governmental Approvals that are required to be obtained by the DBOM Contractor pursuant to this Section be applied for or issued in the BWS’s name or that the BWS directly coordinate with such Governmental Bodies, the DBOM Contractor shall provide all necessary support and efforts to apply for and obtain such Governmental Approvals, including preparing all application and related documents for execution by the BWS.  The BWS will support the DBOM Contractor in efforts to obtain any such Governmental Approvals in its name if:

(1)Applicable Law or the administrative practice of the applicable Governmental Body prevents issuing the Governmental Body to a private firm;
(2)The DBOM Contractor takes all action to obtain the Governmental Approval in accordance with this Section;
(3)The Governmental Approval will serve the public interest;
(4)The Governmental Approval applies only to Design-Build Work under this Service Agreement; and
(5)The DBOM Contractor agrees in writing to:
(a)Comply with all issuing Governmental Body requirements, and
(b)Indemnify, defend and hold harmless the BWS Indemnitees in accordance with and to the extent provided in Article 20 (Indemnification) from and against all Loss-and-Expense resulting from any Design-Build Work-related liability incurred under the Governmental Approval.
(B)Application Process.  The BWS shall be notified by the DBOM Contractor prior to any application, data submittal, or other communication by the DBOM Contractor with any Governmental Body regarding Governmental Approvals.  The DBOM Contractor shall not knowingly take any action in any application, data submittal or other communication with any Governmental Body regarding Governmental Approvals or the terms and conditions thereof that would impose any unreasonable cost or unreasonable burden on the BWS or that would

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

materially contravene any BWS policies with respect to the matters contained therein.  The BWS reserves the right, after reasonable notification and consultation with the DBOM Contractor, to modify, alter, amend, delete or supplement any information supplied, or term or condition proposed, by the DBOM Contractor which would have the effect described in the preceding sentence.  BWS may elect to contest any terms and conditions set forth in a Governmental Approval if such terms and conditions are not acceptable to the BWS.  In the event any such contest by the BWS delays the performance of the Design-Build Work, the DBOM Contractor may be entitled to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances).  The DBOM Contractor shall deliver to the BWS, promptly after the DBOM Contractor’s receipt, a copy of each Governmental Approval, and shall provide a listing of the status of all Governmental Approvals in its Monthly Progress Reports.
(C)Data and Information.  All data, information and action required to be supplied or taken by the DBOM Contractor in connection with the Governmental Approvals shall be supplied and taken on a timely basis considering the requirements of Applicable Law and the responsibilities of the BWS as the legal and beneficial owner of the Project.  The data and information supplied by the DBOM Contractor to the BWS and all Governmental Bodies in connection therewith shall be correct and complete in all material respects, and shall be submitted in draft form to the BWS at least five Business Days prior to submitting such data and information to the applicable Governmental Body to allow full and meaningful review and comment by the BWS.  The DBOM Contractor shall be responsible for any schedule and cost consequences which may result from the submission of materially incorrect or incomplete information.
(D)Non-Compliance and Enforcement.  The DBOM Contractor shall report to the BWS and, as appropriate, other Governmental Bodies, immediately upon obtaining knowledge thereof, all violations of the terms and conditions of any Governmental Approval or Applicable Law pertaining to the Project.  The BWS shall have the right to independently enforce compliance with this Service Agreement regarding the requirements of any Governmental Approval regardless of whether a concurrent or different regulatory enforcement action has been undertaken by any other Governmental Body.  In the event that the DBOM Contractor or any Subcontractor fails at any time to comply with Applicable Law (including any Governmental Approval) it shall take all actions required by subsection 4.4(E) (Fines, Penalties and Remediation), including immediately correcting such failure and resuming compliance with Applicable Law.
(E)Reports to Governmental Bodies.  The DBOM Contractor shall prepare all reports, make all information submittals and provide all notices to all Governmental Bodies required by all Governmental Approvals and under Applicable Law with respect to the Design-Build Work.  Such reports shall contain all information required by the Governmental Body, and may be identical to comparable reports prepared for the BWS, if such are acceptable to the Governmental Body.  The DBOM Contractor first shall provide the BWS with copies of such regulatory reports for review, comment and signature, as applicable, at least five Business Days before their filing with the Governmental Body, and then with the Governmental Body; provided, however, that in the event that Applicable Law requires immediate filing with the Governmental Body, the DBOM Contractor shall provide such copies to the BWS concurrently with the filing with the Governmental Body.  The DBOM Contractor shall certify to the BWS the accuracy and completeness of all reports, submittals, data and other information proposed for filing.
(F)Potential Regulatory Change.  The DBOM Contractor shall keep the BWS regularly advised as to potential changes in regulatory requirements affecting the Contract Services of which the DBOM Contractor has knowledge, and shall provide recommended

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

responses to such potential changes so as to mitigate any possible adverse economic impact on the BWS should a Change in Law actually occur.
(G)DBOM Contractor Assistance to the BWS.  The DBOM Contractor, at its cost and expense, shall cooperate with and assist the BWS in carrying out any of the BWS’s responsibilities hereunder with respect to BWS-designated Governmental Approvals, including:
(1)Compliance with any specific requirements set forth in Schedule 2 (Governmental Approvals);
(2)Assisting the BWS in preparing and completing all required filings, applications and reports;
(3)Developing and furnishing all necessary data, information, plans, documentation and supporting material; provided, however, that with respect to permits that the BWS has retained responsibility to obtain hereunder, including the Underground Injection Well Waste Discharge Permit and the Water Use Permit, the DBOM Contractor’s obligation to provide such data, information, plans, documentation and supporting material shall be limited to providing the BWS with existing relevant data, information, plans, documentation and supporting material that is within the DBOM Contractor’s custody or control or is reasonably obtainable by the DBOM Contractor and which are reasonably required for such purpose;
(4)Familiarizing itself with all applicable terms and conditions;
(5)Attending all required meetings and hearings;
(6)Taking all other actions reasonably necessary in accordance with Good Engineering and Construction Practice to assist the BWS in obtaining, maintaining, renewing, and extending all BWS-designated Governmental Approvals; and
(7)As provided in subsection 4.4(E) (Fines, Penalties and Remediation), comply with BWS-designated Governmental Approvals, all other Governmental Approvals and all Applicable Laws, and indemnify, defend and hold harmless the BWS Indemnitees in accordance with and to the extent provided in Article 20 (Indemnification) from and against all Loss-and-Expense resulting from any failure of compliance.
(H)BWS-designated Governmental Approvals and Limited Permitting Assistance by the BWS.  The BWS shall:
(1)Be responsible for obtaining the BWS-designated Governmental Approvals, subject to the DBOM Contractor’s obligations pursuant to subsection (G) (DBOM Contractor Assistance to the BWS) of this Section;
(2)Perform all activities that are the responsibility of the BWS as set forth in Schedule 2 (Governmental Approvals);
(3)Pay all permit and filing fees required in order to obtain the BWS-designated Governmental Approvals;
(4)Cooperate with and, upon the reasonable request of the DBOM Contractor, provide reasonable assistance to the DBOM Contractor in obtaining from Governmental Bodies the DBOM Contractor-designated Governmental Approvals

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

(including any modifications, renewals and extensions of existing DBOM Contractor-designated Governmental Approvals from Governmental Bodies);
(5)Where necessary to obtain, renew, replace, extend the validity of, or arrange necessary amendments to any Governmental Approval and within a reasonable period of time after being requested to do so by the DBOM Contractor:
(a)Execute Governmental Approval applications and related documents, either in its own name or jointly with the DBOM Contractor, as and to the extent required under Applicable Law or the administrative practices of the applicable Governmental Body;
(b)Provide for attendance by appropriate BWS staff at public hearings and meetings of applicable Governmental Bodies; and
(c)Provide the DBOM Contractor with existing relevant data and documents that are within the BWS’s custody or control or are reasonably obtainable by the BWS and which are reasonably required for such purpose; provided, however, that the BWS’s obligation to provide such reasonable assistance shall be limited, in light of the DBOM Contractor’s primary role in the permitting and development of the Project, only to those actions which are legally required to be taken by the BWS as permittee or co-permittee or which involve providing information which is in the possession of or reasonably obtainable by the BWS.

Any such assistance shall be provided only upon the reasonable request of the DBOM Contractor made directly to the BWS, and the BWS shall have no affirmative obligation independently to initiate or to provide such assistance.  The BWS’s obligation to assist and cooperate pursuant to this Section shall be subject to the DBOM Contractor’s obligations under this Section and shall not require the BWS to:

(1)Staff the DBOM Contractor’s permitting or development efforts, to undertake any new studies or investigations with respect to the Project or the Project Site, or to affirmatively seek to obtain the issuance of the Governmental Approvals required to be obtained by the DBOM Contractor hereunder;
(2)Take a position which it believes to be inconsistent with this Service Agreement or the Contract Standards or BWS policy (except policies that are incompatible with the contracting methodology associated with this Service Contract or are inconsistent with the express obligations of the BWS hereunder);
(3)Take a position that is not usual and customary for the BWS to take in addressing similar circumstances affecting its own projects (except for usual and customary arrangements that are incompatible with the contracting methodology associated with this Service Agreement or are inconsistent with the express obligations of the BWS hereunder); or
(4)Refrain from concurring with a position taken by a Governmental Body if the BWS believes that position to be correct.
(I)DBOM Contractor Assumption of Permitting Risk.  The DBOM Contractor explicitly assumes the risk of obtaining and maintaining the Governmental Approvals required to be obtained by the DBOM Contractor pursuant to this Section, including the risk of delay, non-issuance or the imposition of any term or condition in connection

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

therewith by a Governmental Body; provided, however, that the DBOM Contractor shall be afforded relief from the assumption of such risk in the event of the occurrence of any Change in Law described in items (1) and (2) of the definition thereof and to the extent provided under subsection 7.3(B) (Changes Required By Governmental Bodies) and subsections (J) (Uncontrollable Circumstance Relief Associated with Certain Permitting Obligations), (K) (Assumed Approval Issuance Dates) and (L) (Delays Affecting BWS-Designated Governmental Approvals) of this Section.  In assuming this risk, the DBOM Contractor acknowledges in particular that, except as otherwise specifically provided in this Section, the delay or non-issuance of any Governmental Approval required for the commencement of construction will have the effect of compressing the period within which the completion of construction, testing and all other Design-Build Work must be completed hereunder in order to avoid delay liquidated damages pursuant to Section 9.4 (The Scheduled Acceptance Date and Delay Liquidated Damages) and termination pursuant to Section 17.2 (Events of Default by the DBOM Contractor).
(J)Uncontrollable Circumstance Relief Associated with Certain Permitting Obligations.  If in seeking to obtain a Governmental Approval set forth in subsection (K) (Assumed Approval Issuance Dates) of this Section:
(1)The DBOM Contractor has complied with the requirements of this Service Agreement;
(2)The DBOM Contractor, in a manner consistent with the overall Project Schedule, has submitted all applications, data, studies, reports, responses and other information required under Applicable Law and the adopted administrative practice of the Governmental Body in order to obtain the Governmental Approval;
(3)The DBOM Contractor has responded to all Governmental Body requests for data and other additional information with respect to the Governmental Approval in a timely manner;
(4)The delay in the issuance of the Governmental Approval by the Governmental Body causes an undue delay on the Project Schedule;
(5)The DBOM Contractor demonstrates that it has complied with the requirements of this Service Agreement and has used all reasonable efforts to obtain the Governmental Approval in a timely manner and consistent with the Project Schedule;
(6)The Governmental Body issuing the Governmental Approval, fails to issue such Governmental Approval by the Assumed Approval Issuance Date set forth in Table 7.4 in subsection (K) (Assumed Approval Issuance Dates) of this Section; and
(7)The DBOM Contractor satisfies all requirements and makes all demonstrations specified in Article 19 (Uncontrollable Circumstances),

then the DBOM Contractor shall be entitled to an adjustment to the Scheduled Acceptance Date and the Fixed Design-Build Price to the extent provided in subsection (K) (Assumed Approval Issuance Dates) of this Section.

(K)Assumed Approval Issuance Dates.  The DBOM Contractor shall submit completed applications for each of the Governmental Approvals listed below in Table 7.4 by the applicable “Governmental Approval Application Date”, as indicated in the DBOM Contractor’s preliminary Project Schedule set forth in Schedule 7 (Progress Schedule Requirements).  The Governmental Approval Application Dates are estimated in the DBOM Contractor’s preliminary Project Schedule and shall be finalized in the DBOM Contractor’s final Project Schedule

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

prepared in accordance with Schedule 7 (Progress Schedule Requirements).  The “Assumed Approval Issuance Date” is the date by which the applicable Governmental Approval is expected to be obtained, as measured by adding the number of days indicated in the table below to the applicable Governmental Approval Application Date and assuming completed application submittals in accordance with Applicable Law and the adopted administrative practice of the applicable Governmental Body by the applicable Governmental Approval Application Date.

Table 7.4

Governmental Approval	Issuing Governmental Body	Assumed Approval Issuance Date (Calendar Days)
Underground Injection Well Waste Discharge Permit	Hawaii Department of Health, Safe Drinking Water Branch	290 days[1]
Environmental Impact Statement (EIS), Supplemental	Hawaii Department of Health, Clean Water Branch, BWS and Bureau of Reclamation	290 days[1]
Archaeological Inventory Survey Report (“AIS”) for Site	State Historic Preservation Division (SHPD)	80 days[1] (draft AIS may be used by DBOM Contractor at BWS’s direction and the risk of changes in the final AIS will be borne by the BWS)
Olai Street Roadway Easements	DLNR and Property Owner	290 days[1]
State Lands Access Roadway Easement	DLNR	290 days[1]
Water Use Permit (Well Pump Installation Permit related to the use of the Sourced Seawater Wells)	State of Hawaii, Department of Land and Natural Resources (DLNR), Commission on Water Resource Management (CWRM)	180 days[2]
Amendment to the BWS’ Domestic Water Supply Permit	Hawaii Department of Health, Safe Drinking Water Branch	365 days
Building Permit	City and County of Honolulu, Department of Planning and Permitting, Site Development Division (“City DPP”)	332 days
Preservation Plan, Burial Plan, and Archaeological Monitoring Plan	State Historic Preservation Division (SHPD)	304 days
New Domestic Water Supply Permit	Hawaii Department of Health, Safe Drinking Water Branch	90 days
Amendment or permission to use the	Hawaii Department of Health, Safe Drinking Water Branch	30 days[3]

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

existing UIC Well permit for Pilot Study discharge

Notes:

1 This is a BWS-designated Governmental Approval and for purposes of this subsection/table the corresponding Governmental Approval Application Date shall be deemed to be the date of issuance of the Notice to Proceed with the Development Period by the BWS.

2 This is a BWS-designated Governmental Approval and for purposes of this subsection/table the corresponding Governmental Approval Application Date shall be deemed to be the date when the DBOM Contractor submits to the BWS the pump design portion of the permit application.  The licensed contractor will need to participate or sign the pump installation application and submit documentation needed to complete the permit application.

3 This is a BWS-designated Governmental Approval and for purposes of this subsection/table the corresponding Governmental Approval Application Date shall be deemed to be the date when the DBOM Contractor submits to the BWS the information on the anticipated wastewater flows and durations, characteristics, quality and content needed to submit the documentation necessary to support DOB’s determination to allow temporary use of the Existing UIC Well for the Pilot Study discharge.

Except as set forth below in this subsection, the Scheduled Acceptance Date shall be adjusted to account for the number of days of delay by a Governmental Body in issuing any required Governmental Approval listed in Table 7.4 of this Section beyond the Assumed Approval Issuance Date, reduced by:

(1)The number of days of DBOM Contractor delay in submitting a complete application in accordance with this Section beyond the applicable Governmental Approval Application Date;
(2)The number of days of any Governmental Body delay in issuing the required Governmental Approval due to the failure of the DBOM Contractor to exercise reasonable diligence in accordance with this Section in securing the Governmental Approval following submittal of the complete application; and
(3)The number of days of any Governmental Body delay in issuing the required Governmental Approval due to DBOM Contractor Fault.

Any adjustment under this subsection shall be limited to the number of days any such Governmental Body delay actually causes delay in the DBOM Contractor’s critical path completion schedule after the exercise of all commercially reasonable mitigation efforts by the DBOM Contractor.  In addition, the DBOM Contractor shall be entitled to an adjustment of the Fixed Design-Build Price determined pursuant to Section 19.4 (Schedule Relief and Related Price Relief) for the number of days of delay caused by the applicable Governmental Body, as calculated in accordance with this subsection.  The DBOM Contractor shall bear the burden of proving any claim of entitlement to an adjustment under this Section, and shall promptly and regularly inform the BWS as matters arise which may culminate in any such claim in order to permit timely intervention by the BWS should it so elect.  The DBOM Contractor has assumed in its Project Schedule that Governmental Approvals to be obtained from the City and County of Honolulu, Department of Planning and Permitting, Site Development Division (the “City DPP”) will be issued under a “one time review” process.  If the City DPP does not undertake a “one time review” process with respect to any Governmental Approval under its jurisdiction, then any delay associated with obtaining the applicable Governmental Approval from the City DPP beyond the Assumed Approval Issuance Date as a result of the City DPP’s decision to not

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

undertake a “one time review” shall not be grounds for an adjustment to the Scheduled Acceptance Date or to the Fixed Design-Build Price under this subsection.  Except as specifically provided for in this Section, no delay by a Governmental Body in issuing a required Governmental Approval shall entitle the DBOM Contractor to any price adjustment, schedule relief or any other relief from its performance obligations hereunder.

(L)Delays Affecting BWS-Designated Governmental Approvals.  In the event any delay in the issuance of a BWS-designated Governmental Approval delays the DBOM Contractor’s critical path completion schedule an Uncontrollable Circumstance shall be deemed to have occurred and the DBOM Contractor shall be entitled to an adjustment to the Scheduled Acceptance Date to account for the number of days of delay by a Governmental Body in issuing any required BWS-designated Governmental Approval listed in Table 7.4 in subsection (K) (Assumed Approval Issuance Dates) of this Section beyond the Assumed Approval Issuance Date, as and to the extent provided and upon compliance with the procedures set forth in Article 19 (Uncontrollable Circumstances), except to the extent the DBOM Contractor fails to comply with its obligations with respect thereto under this Section, under Schedule 2 (Governmental Approvals), or under Section 22.10 (General Duty to Mitigate).  Any adjustment under this subsection shall be limited to the number of days any such Governmental Body delay actually causes delay in the DBOM Contractor’s critical path completion schedule after the exercise of all commercially reasonable mitigation efforts by the DBOM Contractor.  In addition, the DBOM Contractor shall be entitled to an adjustment of the Fixed Design-Build Price determined pursuant to Section 19.4 (Schedule Relief and Related Price Relief) for the number of days of delay caused by the applicable Governmental Body, as calculated in accordance with this subsection.  Except as specifically provided for in this Section, no delay by a Governmental Body in issuing a required BWS-designated Governmental Approval shall entitle the DBOM Contractor to any price adjustment, schedule relief or any other relief from its performance obligations hereunder.
SECTION 7.5.NEW DOMESTIC WATER SUPPLY PERMIT.  The parties acknowledge that, although the New Domestic Water Supply Permit is not required under Applicable Law to commence and continue performance of the construction elements of the Design-Build Work, obtaining the New Domestic Water Supply Permit is a requirement for introducing Product Water produced by the Facility into the BWS Water Supply System and must be obtained in order to achieve Acceptance.  The obligations of the parties with respect to obtaining the New Domestic Water Supply Permit are set forth in this Section and Section 7.4 (Design-Build Work Permitting Responsibilities).  The DBOM Contractor acknowledges that the Department of Health intends to provide comments and advice to the DBOM Contractor concerning the Design-Build Work throughout the Design-Build Period, including during the performance of pilot testing in accordance with Section 6.4 (Pilot Testing), and that such comments and advice are likely to have a bearing on the ability of the parties to obtain the New Domestic Water Supply Permit.  Accordingly, the DBOM Contractor shall cooperate with the Department of Health throughout the Design-Build Period and shall prepare all submittals relating to the Project and perform all pilot testing required or reasonably requested by the Department of Health in accordance with this Section and Sections 6.4(A) (Pilot Testing) and 7.4 (Design-Build Work Permitting Responsibilities). If the DBOM Contractor believes that complying with any Department of Health comment or advice will have a material and adverse effect on the DBOM Contractor’s ability to construct or operate the Project in accordance with the terms of this Service Agreement, the DBOM Contractor shall, within 7 days after receipt of any such comment or advice, notify the Officer-in-Charge in writing of the Department of Health comment or advice with a description of how compliance therewith will adversely effect the Project.  The parties will thereafter promptly mutually determine whether to contest any comment or advice provided by the Department of Health if such comment or advice is not acceptable to the parties. The DBOM Contractor may be entitled to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances)

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 7 - Design and Permitting of the Project

in the event the DBOM Contractor is required to proceed in accordance with the comment or advice from the Department of Health.  Subject to the foregoing, the DBOM Contractor shall assume all risks of obtaining and maintaining the New Domestic Water Supply Permit in accordance with subsection 7.4(I) (DBOM Contractor Assumption of Permitting Risk).

ARTICLE 8

CONSTRUCTION OF THE PROJECT
SECTION 8.1.DESIGN-BUILD WORK GENERALLY.
(A)Commencement of Construction Period Work.  The BWS will issue a Notice to Proceed with the Construction Period following satisfaction of all of the Construction Commencement Date Conditions in accordance with Section 6.8 (Closing the Development Period).  Following issuance of such Notice to Proceed, the DBOM Contractor shall promptly proceed to diligently undertake and perform all remaining Design-Build Work and achieve Acceptance within the time specified in this Service Agreement in accordance with the Contract Standards.  The DBOM Contractor shall be paid the Design-Build Price pursuant to Article 10 (Payment of the Design-Build Price) as its entitlement to portions of the Design-Build Price arise in accordance with that Article.  The DBOM Contractor’s failure to achieve Acceptance on or before the Scheduled Acceptance Date (as such date may be adjusted due to the occurrence of Uncontrollable Circumstances) shall result in the assessment of delay liquidated damages under Section 9.4 (The Scheduled Acceptance Date and Delay Liquidated Damages).  Failure to achieve Acceptance by the end of the Extension Period (as such period may be extended due to the occurrence of Uncontrollable Circumstances) shall constitute a DBOM Contractor Event of Default upon which the BWS may terminate this Service Agreement for cause in accordance with Section 17.2 (Events of Default by the DBOM Contractor).
(B)Elements of the Design-Build Work.  In performing the Design-Build Work generally, the DBOM Contractor shall, in accordance with the Contract Standards and without limitation:
(1)Apply for, obtain and maintain all Governmental Approvals (other than BWS-designated Governmental Approvals) required for the Design-Build Work, and assist the BWS in obtaining BWS-designated Governmental Approvals;
(2)Comply with all reporting obligations set forth herein;
(3)Prepare and excavate the Project Site;
(4)Remove from the Project Site and dispose of any demolition or construction debris resulting from the Design-Build Work and any unused soil excavated therefrom;
(5)Design and construct the Project;
(6)Conduct Commissioning;
(7)Conduct the Full Facility Test;
(8)Conduct the Acceptance Tests and achieve Acceptance; and
(9)Achieve Final Completion,

all so that the Project is suitable and adequate for the purposes thereof.

(C)Sequencing and Staging of Design-Build Work.  The DBOM Contractor shall not be limited in the sequencing or staging of the Design-Build Work, except to the extent that the Contract Standards impose limitations.  The BWS understands and acknowledges that the DBOM Contractor intends to complete the Design-Build Work in stages whereby particular

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

segments of the Design-Build Work will be designed and built prior to the completion of the design of the Project as a whole.  Although this Service Agreement does not require the DBOM Contractor to fully complete the entire design of the Project prior to proceeding with particular segments of the physical construction of the Project, the DBOM Contractor must comply with all requirements of Applicable Law in performing the Design-Build Work and must comply with the design submittal requirements set forth in subsection 7.1(C) (BWS Review and Comment on Design Documents).  The DBOM Contractor shall comply with Good Engineering and Construction Practice in all aspects of the performance of the Design-Build Work.  In no event shall the DBOM Contractor proceed with the physical construction of any segment of the Project prior to the Construction Commencement Date established in accordance with Section 6.8 (Closing the Development Period).
(D)Laydown and Staging Areas.  Laydown and staging areas for construction materials shall be located on the Project Site, as indicated in Schedule 3 (General Design-Build Work Requirements), or at other locations approved by the BWS and any other appropriate Governmental Body and arranged and paid for by the DBOM Contractor.
(E)Schedule and Reports.  The DBOM Contractor shall prepare and provide the BWS with the “critical path method” Project Schedule for the Design-Build Work in accordance with Schedule 7 (Progress Schedule Requirements).  Throughout the Design-Build Period, the DBOM Contractor shall submit to the BWS and the Project Manager Monthly Progress Reports, which shall include updates to the Project Schedule, in accordance with the requirements set forth in subsection 4.8(A) (Design-Build Period Monthly Progress Reports) and Schedule 7 (Progress Schedule Requirements).  The DBOM Contractor agrees that the DBOM Contractor’s submission of the Monthly Progress Report and updated Project Schedule (or any revised Monthly Progress Report and updated Project Schedule) is for the BWS’s and the Project Manager’s information only and shall not limit or otherwise affect the DBOM Contractor’s obligations to achieve Acceptance by the Scheduled Acceptance Date.  The BWS’s and the Project Manager’s receipt of the Monthly Progress Report and updated Project Schedule (or any revised Monthly Progress Report and updated Project Schedule) shall not bind the BWS in any manner.  Thus, the BWS’s and the Project Manager’s receipt of the Monthly Progress Report and updated Project Schedule (or any revised Monthly Progress Report and updated Project Schedule) shall not imply BWS approval or consent to any of the matters set forth therein.  Notwithstanding any of the foregoing, the DBOM Contractor acknowledges and agrees that it has a material obligation to provide the BWS with, and to update, maintain and revise, the critical path Project Schedule for the performance of the Design-Build Work throughout the Design-Build Period in accordance with the Contract Standards.
(F)Quality Assurance and Quality Control.  The DBOM Contractor shall have full responsibility for quality assurance and quality control for the Design-Build Work, including compliance with the Design-Build Quality Management Plan, which shall be developed by the QA/QC Manager in accordance with Schedule 5 (Design-Build Quality Management Plan and Quality Control Requirements).  The QA/QC Manager, or his or her designee, shall be present on the Project Site with any necessary assistants on a full-time basis when the DBOM Contractor or any Subcontractor is performing the Design-Build Work to ensure compliance with the Design-Build Quality Management Plan.  Any designee of the QA/QC Manager under this subsection shall be an engineer meeting the requirements of subsection 4.1(F) (Design Professional Licensing Requirements), shall be subject to the reasonable approval of the BWS and shall remain under the overall supervision of the QA/QC Manager in accordance with Good Engineering and Construction Practice.  Without limiting any other requirement hereunder, the DBOM Contractor shall perform quality control inspection and testing services to assure compliance with the Contract Standards.  Sampling and testing or materials, laboratory inspection of materials and processes for quality control

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

purposes shall be performed in compliance with the requirements set forth in subsection 8.9(B) (DBOM Contractor Tests and Inspections).
(G)Title and Risk of Loss.  Title to the structures, improvements, fixtures, machinery, equipment and materials constituting the Project shall pass to the BWS upon incorporation in the Project or payment therefor by the BWS, whichever first occurs, free and clear of all Encumbrances as provided in subsection (H) (Encumbrances) of this Section.  Except to the extent provided in subsection 4.10(C) (Payment for Restoration Work and Uninsured Costs), however, the DBOM Contractor shall bear all risk of loss concerning such structures, improvements, fixtures, machinery, equipment and materials prior to Acceptance, regardless of the extent to which the loss was insured or the availability of insurance proceeds.  The procedures set forth in Section 4.10 (Loss, Damage or Destruction of the Project) shall be applicable in the event of any damage to, loss or the destruction of the Design-Build Work at the Project Site.  Notwithstanding anything set forth in this subsection or Section 4.10 (Loss, Damage or Destruction of the Project), the DBOM Contractor shall bear all risk of loss concerning any structures, improvements, fixtures, machinery, equipment or materials required for the Design-Build Work and stored at any location other than the Project Site, regardless of whether the BWS has paid for any such structures, improvements, fixtures, machinery, equipment or materials.
(H)Encumbrances.  The DBOM Contractor shall not directly or indirectly create or permit to be created or to remain, and shall promptly discharge or bond any Encumbrance or Lien (other than Permitted Encumbrances) arising in relation to the Project, the Project Site or the Design-Build Work arising out of the DBOM Contractor’s construction of the Project.  The DBOM Contractor’s Subcontracts with all materialmen, suppliers, and Subcontractors shall provide that the sole recourse for such materialmen, suppliers, and Subcontractors for non-payment shall be against the Payment Bond.
(I)Interfaces.  The DBOM Contractor shall coordinate with the BWS and all applicable Utility providers for shutdowns required to complete all interfaces with other components of the BWS Water System in performing the Contract Services.
(J)On-Site Meetings and Design and Construction Review.  During the Design-Build Period, the DBOM Contractor, the BWS and the Project Manager shall conduct regular progress and management meetings as set forth in Schedule 3 (General Design-Build Work Requirements) and Schedule 6 (Design-Build Work Review Procedures).  Such meetings shall take place at the Project Site in a field office to be provided by the DBOM Contractor in accordance with Schedule 3 (General Design-Build Work Requirements) and Schedule 6 (Design-Build Work Review Procedures) or as otherwise directed by the BWS (including conducting such meetings virtually via an internet-based meeting platform acceptable to the BWS).  The Monthly Progress Report shall be prepared by the DBOM Contractor and provided to the BWS and the Project Manager at least five days prior to each monthly meeting.
(K)Utilities.  The DBOM Contractor shall provide (including paying the costs thereof except as otherwise expressly set forth herein), make all arrangements necessary to secure the availability of, and construct all connections for, all Utilities required to construct and operate the Project in the capacities required hereunder prior to the commencement of the Operation Period in accordance with Schedule 3 (General Design-Build Work Requirements) and Schedule 4 (Design and Construction Requirements); provided, however, that the BWS shall be responsible for payment of the application and related fees, including equipment costs, charged by HECO for extending electricity service to the Project Site.  In the event that the BWS is required to grant Utility easements on the Project Site in connection with the Design-Build Work, the DBOM Contractor shall provide complete descriptions of all Utility connections on the Project Site necessary for such purposes.  The BWS shall have the rights and

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

responsibilities set forth in subsection 11.5(A) (Electricity Supply and Consumption) with respect to the supply of electricity to the Project during the Operation Period.
(L)Software Programming.  The DBOM Contractor’s obligation to perform the Design-Build Work includes the obligation to provide all software programming for the monitoring instrumentation and controls relating to the Project, as specifically set forth in Schedule 4 (Design and Construction Requirements).
(M)Payment of Costs.  The DBOM Contractor shall pay directly all costs and expenses of the Design-Build Work of any kind or nature whatsoever, including all costs of permitting (regardless of permittee but excluding permitting fees relating to, and other BWS costs associated with, the BWS-designated Governmental Approvals); regulatory compliance and Legal Proceedings brought against the DBOM Contractor; obtaining and maintaining the Security Instruments and Required Insurance; payments due under the Subcontracts with Subcontractors or otherwise for all labor and materials; legal, financial, engineering, architectural and other professional services of the DBOM Contractor; sales, use and similar Taxes on building supplies, materials and equipment; Utilities required for the performance of the Design-Build Work; general supervision by the DBOM Contractor of all Design-Build Work; DBOM Contractor preparation of schedules, budgets and reports; keeping all construction accounts and cost records; and all other costs required to achieve Final Completion.
(N)Notice of Default.  The DBOM Contractor shall provide to the BWS, promptly following the receipt thereof, copies of any notice of default, breach or non-compliance received under or in connection with any Governmental Approval, Subcontract or Security Instrument pertaining to the Design-Build Work.  The DBOM Contractor shall immediately take all required actions to rectify any such default, breach or non-compliance.
(O)Required Engineer-of-Record Certification.  Any notice, certification, report or application delivered by the DBOM Contractor to the BWS in connection with the Design-Build Work, or payment therefor, under this Article, Article 9 (Commissioning, Testing, Acceptance and Final Completion); Article 10 (Payment of the Design-Build Price) or any Schedule relating to the performance of the Design-Build Work shall be accompanied by a signed and sealed certificate of the Engineer-of-Record affirming the accuracy thereof to the best of his or her knowledge.  To the extent applicable, the form of certification required pursuant to this subsection shall comply with all requirements of Applicable Law.
SECTION 8.2.DIFFERING SITE CONDITIONS.
(A)Development Period Work Relating to Differing Site Conditions.  The DBOM Contractor shall review all available information, including the Reference Documents, and undertake all soils and other site conditions investigations required with respect to the Project Site during the Development Period as required pursuant to Article 6 (Development Period).
(B)Discovery of Differing Site Conditions.  Upon discovering a Differing Site Condition and before the condition is further disturbed, the DBOM Contractor shall immediately, after taking appropriate measures to secure the affected Design-Build Work: (1) stop work in and secure the affected area; and (2) notify the BWS of the alleged Differing Site Condition in accordance with this Section.  The DBOM Contractor’s initial notice shall be issued by telephone or in person to the Officer-in-Charge and shall be followed thereafter by written notice provided in accordance with Section 19.2 (Uncontrollable Circumstance Claim Procedures).  The written notice shall describe the specific differing conditions encountered, a brief description of why the condition encountered is considered a Differing Site Condition and the measures taken to address the differing conditions.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

(C)Relief for Differing Site Conditions.  If the DBOM Contractor establishes that the actual conditions encountered during performance of the Design-Build Work meet the criteria for a Differing Site Condition in accordance with this Section and Article 19 (Uncontrollable Circumstances) and materially and directly impact the DBOM Contractor’s cost or time of performance, then the DBOM Contractor shall be entitled to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances).  Notwithstanding anything set forth in this Section or in Article 19 (Uncontrollable Circumstances), no Uncontrollable Circumstance relief shall be allowed for any alleged Differing Site Condition unless the DBOM Contractor provides the BWS with notice in accordance with this Section.
SECTION 8.3.REGULATED SITE CONDITIONS.
(A)DBOM Contractor Responsibilities and Indemnity.  In performing the Design-Build Work, the DBOM Contractor shall exercise due care, in light of all relevant facts and circumstances, to avoid exacerbating any Regulated Site Condition after the location and existence of such Regulated Site Condition has been disclosed to the DBOM Contractor or becomes actually known by the DBOM Contractor.  Notwithstanding anything to the contrary in this Section, the DBOM Contractor shall bear full responsibility for the handling, treatment, storage, removal, remediation, avoidance, or other appropriate action (if any), with respect to:
(1)Any Regulated Substance present at, on, in or under, or migrating or emanating to or from the Project Site and State-owned land in the vicinity of the Project Site that is subject to the DLNR Right of Entry Permits, that were generated by or brought or caused to be brought on the Project Site by any act or omission of any DBOM Contractor Person; and
(2)The creation of any Regulated Site Condition due to DBOM Contractor Fault, or the exacerbation of any Regulated Site Condition due to DBOM Contractor Fault once the location and existence of such Regulated Site Condition becomes actually known to the DBOM Contractor or any other DBOM Contractor Person.

All remediation costs resulting from Regulated Substances or Regulated Site Conditions for which the DBOM Contractor bears responsibility pursuant to this Section shall be borne solely by the DBOM Contractor.  The DBOM Contractor shall indemnify, defend and hold harmless the BWS Indemnitees in accordance with and to the extent provided in Article 20 (Indemnification) from and against all Loss-and-Expense resulting from Regulated Substances or Regulated Site Conditions for which the DBOM Contractor bears responsibility pursuant to this Section.

(B)Known Regulated Site Conditions.  The DBOM Contractor acknowledges that the Known Regulated Site Conditions, and all cost, schedule and performance impacts relating to the DBOM Contractor’s responsibility to handle, remediate and otherwise deal with such Known Regulated Site Conditions in compliance with Applicable Law, have been fully taken into account in entering into this Service Agreement and in establishing the Project Schedule, the Scheduled Mechanical Completion Date and the Fixed Design-Build Price.  Accordingly, Known Regulated Site Conditions and any requirements to handle, remediate and otherwise deal with Known Regulated Site Conditions shall not constitute an Uncontrollable Circumstance.
(C)Unknown Regulated Site Conditions.  If the DBOM Contractor encounters any Unknown Regulated Site Conditions at the Project Site, it shall stop work immediately in the affected part of the Design-Build Work to the extent required to avoid any safety or health hazard or comply with Applicable Law until it has taken such action as is

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

necessary, in accordance with Applicable Law, to protect the interests of any affected party.  The DBOM Contractor shall, immediately upon encountering any Unknown Regulated Site Condition at the Project Site, notify the BWS and, if required by Applicable Law, all Governmental Bodies with jurisdiction over the Project or Project Site.  The DBOM Contractor’s initial notice shall be issued by telephone or in person to the Officer-in-Charge and shall be followed thereafter by written notice provided in accordance with Section 19.2 (Uncontrollable Circumstance Claim Procedures).
(D)Remediation of Unknown Regulated Site Conditions.  The DBOM Contractor shall take, or cause a Subcontractor to take, subject to subsections (E) (Relief for Unknown Regulated Site Conditions) and (F) (Articles of Historic or Scientific Value) of this Section, all necessary measures required to ensure that Unknown Regulated Site Conditions are remediated, rendered harmless or otherwise handled in accordance with Applicable Law.  The DBOM Contractor shall, prior to proceeding with any such work: (1) obtain all environmental site assessments of the affected property and submit copies of such assessments to the BWS for its approval; (2) develop remediation plans for the Unknown Regulated Site Condition, subject to the BWS’s approval; and (3) obtain all applicable Governmental Approvals to implement such plans.  During the period of any investigation and remediation efforts, the DBOM Contractor shall take all necessary measures to isolate and contain such Unknown Regulated Site Condition from the unaffected parts of the Design-Build Work, and shall continue the Design-Build Work to the maximum extent possible on unaffected parts of the Design-Build Work.
(E)Relief for Unknown Regulated Site Conditions.  Except for those Regulated Site Conditions (1) identified in subsection (A) (DBOM Contractor Responsibilities and Indemnity) of this Section and without limiting the DBOM Contractor’s obligations under subsection (D) (Remediation of Unknown Regulated Site Conditions) of this Section, and (2) constituting Known Regulated Site Conditions, if the DBOM Contractor establishes that the actual conditions encountered during performance of the Design-Build Work meet the criteria for Unknown Regulated Site Conditions in accordance with this Section and Article 19 (Uncontrollable Circumstances) and materially and directly impact the DBOM Contractor’s cost or time of performance, then the DBOM Contractor shall be entitled to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances).
(F)Articles of Historic or Scientific Value.  All articles of historical, archaeological, cultural, religious, scientific or similar significance, including ruins, sites, buildings, artifacts, coins, fossils and other objects of antiquity, that may have significance from a historical or scientific standpoint, which are known to exist at the Project Site as of the Contract Date or which may be uncovered by the DBOM Contractor during the progress of the Design-Build Work shall become the BWS’s property (or the State’s property to the extent provided under Applicable Law).  Such findings shall not be further disturbed and shall be reported promptly in writing to the Officer-in-Charge, who will determine in consultation with the DBOM Contractor (and the DLNR if the findings are on State-owned land), if the material is to be salvaged and the method of removal, where necessary, and the final disposition thereof.  If any such findings are made on State-owned land in the vicinity of the Project Site that is subject to the DLNR Right of Entry Permits, further notice shall be provided by the DBOM Contractor to the DLNR as and to the extent provided in subsection 4.2(D) (Department of Land and Natural Resources Right of Entry Permits).  The DBOM Contractor may be required to stop Design-Build Work in the vicinity of the discovery until such determination is made.  The Officer-in-Charge may require the DBOM Contractor to suspend Design-Build Work in the vicinity of the discovery until salvage is accomplished.  Any decision by the Officer-in-Charge to halt or delay the performance of the Design-Build Work by the DBOM Contractor pursuant to this subsection will be made in accordance with Section 8.6 (Suspension of Work), and the

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

DBOM Contractor will be entitled to Uncontrollable Circumstance relief as and to the extent provided therein.
(G)Generator Liability.  Nothing contained herein is intended to identify the DBOM Contractor as the generator of any pre-existing Hazardous Material.  Except with respect to those Hazardous Materials identified in subsection (A) (DBOM Contractor Responsibilities and Indemnity) of this Section as to which the DBOM Contractor bears responsibility, the BWS will execute, as generator, Hazardous Materials manifests for the transport and disposal of Hazardous Materials required in order for the DBOM Contractor to fulfill its obligations under this Section, as and to the extent required under Applicable Law.
(H)Archeological Construction Monitoring, Mitigation and Preservation Plans.  The DBOM Contractor shall comply with the SHPD-approved Archeological Construction Monitoring, Mitigation and Preservation Plans at all times during construction.
SECTION 8.4.CONSTRUCTION PRACTICE.  The DBOM Contractor shall perform the Design-Build Work in accordance with the Contract Standards and shall have exclusive responsibility for all construction means, methods, techniques, sequences, and procedures necessary or desirable for the correct, prompt, and orderly prosecution and completion of the Design-Build Work as required by this Service Agreement.  The responsibility to provide the construction means, methods, techniques, sequences and procedures referred to above shall include the obligation of the DBOM Contractor to provide the following construction requirements:  supervision, tools, implements, machinery, labor, materials and accessories necessary and proper for the purpose; installation, periodic inspection, and removal of temporary site lighting, including specific task lighting and emergency lighting; removal of miscellaneous temporary barricades, fencing, partitions, and other means of temporary separation/isolation on the site during construction; temporary offices and construction trailers; required design certifications; required approvals; weather protection; dust control; noise abatement, barriers, etc.; miscellaneous de-watering requirements; clean-up and housekeeping of the Project Site; construction trade management; temporary parking; vehicle traffic; health, safety and first aid facilities and equipment; correction of or compensation for defective work or equipment; Subcontractors’ insurance; storage areas; workshops and warehouses; temporary fire protection; security of the Project Site; temporary Utilities; Utility relocations necessary or convenient to its performance of the Design-Build Work; potable water; sanitary services; Subcontractor and vendor qualification; receipt and unloading of delivered materials and equipment; erection rigging; temporary supports; and construction coordination.  All equipment furnished by the DBOM Contractor and used on the Design-Build Work shall be of such size and of such mechanical condition that the Design-Build Work can be prosecuted in an acceptable manner at a satisfactory rate of progress and the quality of Design-Build Work produced will be satisfactory.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

SECTION 8.5.MAINTENANCE OF BWS WATER SYSTEM OPERATIONS.  The DBOM Contractor shall undertake and execute the Design-Build Work in a manner which does not interfere with or impair the ongoing operations of the BWS Water System.  The DBOM Contractor shall coordinate all Design-Build Work with the BWS in accordance with the Contract Standards.  The DBOM Contractor acknowledges that the operation of the BWS Water System may require a stoppage of Design-Build Work on all or a portion of the Project Site from time-to-time, subject to Section 8.6 (Suspension of Work).  The DBOM Contractor assumes the risk that the Design-Build Work can be accomplished in accordance with the Contract Standards in the manner required by this subsection.
SECTION 8.6.SUSPENSION OF WORK.
(A)BWS Right to Suspend Work.  The BWS may, at any time and for any reason, order the DBOM Contractor to suspend, delay or interrupt all or any part of the Design-Build Work for the period of time that the BWS deems appropriate for the convenience of the BWS.  Such a suspension shall be deemed a suspension for convenience.  The BWS may order suspension, delay or interruption of all or any part of the Design-Build Work if the DBOM Contractor does not comply with this Service Agreement.  Such a suspension shall be deemed a suspension for DBOM Contractor Fault.  When ordered by the BWS to suspend or resume Design-Build Work, the DBOM Contractor shall do so promptly.  The DBOM Contractor shall notify the Officer-in-Charge at least 24 hours before beginning actual resumption of operations following a suspension by the BWS.
(B)Uncontrollable Circumstance Relief Due to Suspension.  In the event the BWS exercises its right to suspend, delay or interrupt all or any part of the Design-Build Work pursuant to this Section, the DBOM Contractor shall be entitled to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances).  No adjustment will be made pursuant to this Section or Article 19 (Uncontrollable Circumstances), however, for any suspension, delay or interruption to the extent caused by DBOM Contractor Fault, including or suspension under subsection 8.7(E) (Health and Safety Compliance Requirements).  Any adjustment under this subsection shall be subject to the terms and conditions of Article 19 (Uncontrollable Circumstances), including, in particular, subsection 19.1(A) (Extent of Relief Available to the DBOM Contractor), so that the DBOM Contractor shall not be entitled to any relief pursuant to this Section absent the required demonstration of the impact of the suspension, delay or interruption on the critical path of the Project Schedule.  If the DBOM Contractor believes that the performance of the Design-Build Work is suspended, delayed, or interrupted for a reason for which it is entitled to Uncontrollable Circumstance relief pursuant to this Section, the DBOM Contractor shall submit timely written notice thereof to the BWS as provided in Section 19.2 (Uncontrollable Circumstance Claim Procedures).  The DBOM Contractor shall keep full and complete records of the costs and additional time of such suspension, delay, or interruption and shall permit the BWS to have access to those records and any other records as may be deemed necessary by the BWS to assist in evaluating any such Uncontrollable Circumstance claim.  No Uncontrollable Circumstance claim by the DBOM Contractor under this Section shall be allowed unless the DBOM Contractor has followed the procedures provided in this Section and in Section 19.2 (Uncontrollable Circumstance Claim Procedures).
(C)DBOM Contractor’s Responsibilities During Suspension.  In case of suspension in the performance of the Design-Build Work from any cause whatsoever pursuant to this Section, the DBOM Contractor shall:
(1)Indemnify and hold harmless the BWS Indemnitees from liability for any injury or damage occurring during the period that the performance of the Design-Build Work is suspended as and to the extent provided in Article 20 (Indemnification);

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

(2)Be responsible for and properly store all materials and equipment delivered to the Project Site;
(3)Immediately remove all surplus materials, equipment and rubbish, as directed by the Officer-in-Charge;
(4)If the Project Site is within public or private highways, roads or streets, neatly and compactly store all materials and equipment so as not to impede traffic or interfere with the use of public utilities or facilities;
(5)Provide suitable drainage and erect such temporary structures as are necessary to protect the Project or parts of the Project from damage;
(6)Properly and continuously maintain in an acceptable growing condition all living material in newly established plantings, seedlings and sodding furnished under this Service Agreement; and
(7)Continue to maintain liability insurance coverages in accordance with Section 18.1 (Insurance) and Schedule 18 (Insurance Requirements).
SECTION 8.7.RESPONSIBILITY FOR HEALTH AND SAFETY.
(A)Health and Safety Representative.  The DBOM Contractor assumes responsibility for implementing and monitoring all health and safety precautions and programs related to the performance of the Design-Build Work.  The DBOM Contractor shall, prior to commencing construction, designate an individual with the qualifications and experience necessary under Good Engineering and Construction Practice to supervise the implementation and monitoring of all health and safety precautions and programs related to the Design-Build Work (the “Health and Safety Representative”).  The Health and Safety Representative shall be an individual stationed at the Project Site who shall have no other responsibilities with respect to the Project other than supervising the implementation and monitoring of all health and safety precautions and programs related to the Design-Build Work.
(B)Precautions and Protection.  The DBOM Contractor shall take all reasonable precautions for the health and safety of, and shall provide all reasonable protection to prevent damage, injury or loss to:
(1)All employees and other persons who may be present on the Project Site;
(2)All the Design-Build Work, whether in storage on or off the Project Site, under the care, custody or control of the DBOM Contractor or any of its Subcontractors.  Machinery and equipment shall have proper guards in place and all hazards shall be eliminated in accordance with the latest health and safety provisions of the OSHA Construction Industry Regulations 29 CFR, Parts 1910 and 1926; and
(3)Other property at the Project Site or adjacent thereto, including plant facilities, trees, shrubs, lawns, archaeological pit caves, walks, pavements, roadways, structures and Utilities not designated for removal, relocation or replacement in the course of construction.

The DBOM Contractor shall erect and maintain, as required by existing conditions and the Contract Standards, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations, and notifying owners and users of adjacent sites and utilities.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

(C)Health and Safety Inspections and Meetings.  The DBOM Contractor is solely responsible to inspect, survey, and assess the Project Site and identify the existence of all permit-required confined spaces and non-permit confined spaces and comply with applicable OSHA regulations and standards.  The DBOM Contractor’s Project Site assessment shall begin upon the initiation of Design-Build Work and continue throughout the duration of the Design-Build Period.  The DBOM Contractor shall comply with all health and safety requirements imposed by Applicable Law, including 29 CFR 1910.146 and Chapter 396, HRS, in the performance of the Design-Build Work.  The Health and Safety Representative shall make routine daily inspections of the Project Site and shall hold weekly health and safety meetings with the DBOM Contractor’s personnel, Subcontractors and others as applicable.  The DBOM Contractor shall provide minutes of each health and safety meeting to the Officer-in-Charge and the Project Manager within five days of such meeting.
(D)Design-Build Health and Safety Plan.  The DBOM Contractor shall provide for the BWS’s review and comment, a Design-Build Health and Safety Plan, prepared in accordance with the Contract Standards, including Schedule 3 (General Design-Build Work Requirements) and HRS §396-18.  The Design-Build Health and Safety Plan shall include, but not be limited to, electrical safety, lock-out/tag-out, arc flash safety personal protection equipment while working in vicinity of energized electrical equipment, hazard communication, fire protection plan, emergency access plan, health and safety inspections of mechanized equipment, machinery, hoists, cranes, scaffolding, excavations, shoring, and related items.  The DBOM Contractor shall not perform any construction-related activity (including any activity that disturbs the Project Site) until the BWS has had an opportunity to review and comment on the Design-Build Health and Safety Plan.  The BWS shall provide any comments to the Design-Build Health and Safety Plan (and any proposed updates thereto) within 21 days of receipt from the DBOM Contractor.  The DBOM Contractor shall provide a final Design-Build Health and Safety Plan, having addressed any comments provided by the BWS, as a precondition to the establishment of the Construction Commencement Date under Section 6.7 (Construction Commencement Date Conditions).
(E)Health and Safety Compliance Requirements.  The DBOM Contractor shall, and shall cause all Subcontractors to, comply with: (1) all Applicable Law relating to safety; (2) the Design-Build Health and Safety Plan; and (3) any BWS-specific health and safety requirements provided to the DBOM Contractor.  The DBOM Contractor shall immediately report (no later than within 12 hours after its occurrence), in writing, any health and safety-related injury, loss, damage, accident or near miss arising from the Design-Build Work to the BWS and, to the extent mandated by Applicable Law, to all Governmental Bodies having jurisdiction over health and safety-related matters involving the Project.  The BWS shall have the right to suspend any or all Design-Build Work if the DBOM Contractor fails to comply with its obligations hereunder without any requirements of providing the DBOM Contractor with Uncontrollable Circumstance relief hereunder.
(F)Emergencies.  The DBOM Contractor shall provide for the BWS’s review and comment, a Design-Build Emergency Response Plan, prepared in accordance with the Contract Standards, including requirements set forth in Schedule 3 (General Design-Build Work Requirements).  The Design-Build Emergency Response Plan shall establish the protocols for the DBOM Contractor in dealing with emergencies impacting the performance of the Design-Build Work.  The DBOM Contractor shall not perform any construction-related activity (including any activity that disturbs the Project Site) until the BWS has had an opportunity to review and comment on the Design-Build Emergency Response Plan.  The BWS shall provide any comments to the Design-Build Emergency Response Plan (and any proposed updates thereto) within 21 days of receipt from the DBOM Contractor.  The DBOM Contractor shall provide a final Design-Build Emergency Response Plan, having addressed any comments provided by the BWS, as a precondition to the establishment of the Construction

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

Commencement Date under Section 6.7 (Construction Commencement Date Conditions). In case of an emergency which threatens immediate loss or damage to property or health and safety of life, the DBOM Contractor shall act immediately to prevent threatened loss, damage, injury or death.  The DBOM Contractor shall notify the BWS of the situation and all actions taken immediately thereafter.  If, in the opinion of the DBOM Contractor, immediate action is not required, the DBOM Contractor shall notify the Officer-in-Charge of the emergency situation and proceed in accordance with the Officer-in-Charge’s instructions.  However, if any loss, damage, injury or death occurs due to DBOM Contractor Fault, DBOM Contractor shall be fully liable for all costs, damages, claims, actions, suits, attorneys’ fees and all other expenses arising therefrom or relating thereto.  Prior to commencing its Design-Build Work and at all times during the performance of the Design-Build Work, the DBOM Contractor shall provide the BWS with two 24-hour emergency phone numbers where its representatives can be contacted.  When the BWS has been notified of emergency situations requiring, in the Officer-in-Charge’s reasonable opinion, immediate attention and rectification, the Officer-in-Charge will so notify the DBOM Contractor.  In the event the DBOM Contractor fails to commence actions to prevent threatened loss, damage, injury or death within one hour after notification from the Officer-in-Charge, the BWS may take all appropriate rectification actions and deduct the costs thereof from monies owed to the DBOM Contractor.
SECTION 8.8.SECURITY.
(A)Security Generally.  The DBOM Contractor, in accordance with the Contract Standards, shall be responsible for the security and protection of the Project and the Project Site, including any requirements set forth in Schedule 3 (General Design-Build Work Requirements).  The DBOM Contractor shall guard against all damage or injury to such properties caused by trespass, negligence, vandalism or malicious mischief of third parties, and shall operate, maintain, repair and replace all surveillance and other security equipment and assets constituting fixtures of the Project in accordance with the Contract Standards.  The DBOM Contractor shall comply with, and cause all Subcontractors to comply with, all terms and conditions set forth in subsection 4.2(C) (Project Site Access).
(B)Design-Build Security Plan.  The DBOM Contractor shall provide for the BWS’s review and comment, a Design-Build Security Plan, prepared in accordance with the Contract Standards.  The DBOM Contractor shall not perform any construction-related activity (including any activity that disturbs the Project Site) until the BWS has had an opportunity to review and comment on the Design-Build Security Plan.  The BWS shall provide any comments to the Design-Build Security Plan (and any proposed updates thereto) within 21 days of receipt from the DBOM Contractor.  The DBOM Contractor shall provide a final Design-Build Security Plan, having addressed any comments provided by the BWS, as a precondition to the establishment of the Construction Commencement Date under Section 6.7 (Construction Commencement Date Conditions).
SECTION 8.9.CONSTRUCTION MONITORING, OBSERVATIONS, TESTING AND UNCOVERING OF WORK.
(A)Observation and Design-Build Work Review Protocol.  During the progress of the Design-Build Work through Final Completion, the DBOM Contractor shall at all times afford the BWS, any Governmental Body having lawful jurisdiction and any of their authorized representatives, including the Project Manager, every reasonable opportunity for observing all Design-Build Work, and shall comply with the Design-Build Work review procedures set forth in Schedule 6 (Design-Build Work Review Procedures).  The DBOM Contractor shall use its best efforts to provide authorized BWS employees with safe access to the Design-Build Work.  During any such observation and inspection, all representatives of the BWS, including the Project Manager, shall comply with the DBOM Contractor’s Design-Build

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

Health and Safety Plan for the Design-Build Work applicable to areas visited, and shall in no material way interfere with the DBOM Contractor’s performance of any Design-Build Work.  The DBOM Contractor shall provide the Officer-in-Charge with proper and safe facilities for access to the Project Site and the shops of the DBOM Contractor, its Subcontractors or suppliers.  The DBOM Contractor, its Subcontractors or suppliers shall provide without charge all reasonable facilities and assistance for the safety and convenience of the person performing the inspection or testing.  Such assistance may include but not be limited to installation of hoists and ladders necessary to inspect the plant or the Project Site.  The right of access provided for under this Section shall extend to all storage facilities associated with the Design-Build Work, whether located on or off the Project Site.
(B)DBOM Contractor Tests and Inspections.  The DBOM Contractor shall conduct all tests of the Design-Build Work (including shop tests) or inspections required by the Contract Standards.  The DBOM Contractor shall give the BWS and the Project Manager reasonable advance notice (at least 10 Business Days) of tests or inspections required by the Contract Standards prior to the conduct thereof, to permit the attendance at such tests or inspections by the BWS or the Project Manager; provided that, the costs of the BWS or the Project Manager in connection with such attendance shall be borne by the BWS.  In no event shall the inability, failure or refusal of the BWS or the Project Manager to attend or be present at or during any such test or inspection delay the conduct of such test or inspection, delay the performance of the Design-Build Work or otherwise serve as the basis for relief from the DBOM Contractor’s obligations hereunder.  The DBOM Contractor shall engage the Engineer-of-Record to conduct or witness any such test or inspection required by the Contract Standards.  All analyses of test samples shall be conducted by persons appearing on lists of laboratories authorized to perform such tests by the State or federal agency having jurisdiction or, in the absence of such authorized list in any particular case, shall be subject to the approval of the BWS, which approval shall not be unreasonably withheld or delayed.  All test reports shall be delivered to the BWS for its review.  In addition to the foregoing, Acceptance Testing of the performance of the completed Project shall be conducted in accordance with Article 9 (Commissioning, Testing, Acceptance and Final Completion) and Schedule 9 (Acceptance Testing Requirements).
(C)BWS Tests, Observations and Inspections.  The BWS, its employees, agents, representatives and contractors (which may be selected in the BWS’s discretion), may at any reasonable time and with reasonable notice conduct such on-site observations and inspections, and such civil, structural, mechanical, electrical, chemical, or other tests as the BWS deems necessary or desirable to ascertain whether the Design-Build Work complies with the Contract Standards.  The costs of such tests, observations or inspections shall be borne by the BWS unless the test, observation or inspection reveals a material failure of the Design-Build Work to comply with this Service Agreement or Applicable Law, in which event the DBOM Contractor shall bear all reasonable costs and expenses of such observation, inspection or test.  The DBOM Contractor shall be entitled to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances) in the event that any requested test, observation or inspection causes a material delay in the DBOM Contractor’s critical path completion schedule, but only if such testing, observation or inspection does not reveal any material failure or non-compliance as set forth herein.  The DBOM Contractor acknowledges and agrees that any test, observation or inspection by the BWS or its representatives is for the sole benefit of the BWS and will be performed only to assure the BWS that the Design-Build Work, materials and progress rate complies with this Service Agreement.  Such actions by the BWS or its representatives shall not relieve the DBOM Contractor from its obligations to perform the Design-Build Work in accordance with the requirements of this Service Contract.
(D)Overtime Work Inspections.  If the DBOM Contractor wishes to work at such time of the day that is during the period other than the regular business hours of the

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

BWS, or on a Saturday, Sunday, or legal State holiday, the DBOM Contractor shall make a written request to the Officer-in-Charge for inspection services during such period.  If such a request is made and granted, the DBOM Contractor shall notify the Officer-in-Charge not less than 24 hours in advance of the time when such inspection services are required.  The DBOM Contractor shall pay the BWS in accordance with section 41-20.1 Revised Ordinances of Honolulu 1990, as amended, at the rate for the current year set by the Director, Department of Budget and Fiscal Services, or in the event the BWS has retained a private construction manager (including the Project Manager), the DBOM Contractor shall pay the rate established for the private construction manager for overtime inspection.  The BWS shall invoice the DBOM Contractor for overtime inspection services rendered by the BWS’s inspectors and any such private construction manager.
(E)Certificates and Reports.  The DBOM Contractor shall secure and deliver to the BWS promptly all required certificates of inspection, test reports, work logs, certified payrolls and approvals with respect to the Design-Build Work as and when required by the Contract Standards.
(F)Notice of Covering Design-Build Work.  The DBOM Contractor shall give the BWS notice in each Monthly Progress Report of its upcoming schedule with respect to the covering and completion of any Design-Build Work, and shall update such notice, if necessary, within a reasonable time period (at least five Business Days) before such covering and completion in order to offer a full and adequate opportunity to the BWS to inspect and test such part of the Design-Build Work before it is covered and completed.  In no event shall the DBOM Contractor cover any Design-Build Work prior to any required inspection by a Governmental Body under Applicable Law.  The BWS shall give the DBOM Contractor reasonable notice (a minimum of 48 hours) of any intended inspection or testing of such Design-Build Work in progress prior to its covering or completion.  If the BWS provides such notice, the DBOM Contractor shall afford the BWS a reasonable opportunity to conduct such tests or inspections, which the BWS shall promptly complete.  At the BWS’s written request, the DBOM Contractor shall take apart or uncover for inspection or testing any previously-covered or completed Design-Build Work; provided, however, that the BWS’s right to make such requests shall be limited to circumstances where there is a reasonable basis for concern by the BWS as to whether the disputed Design-Build Work complies with the requirements of this Service Agreement.  After the BWS inspects it, the DBOM Contractor shall restore the area to the standard required by this Service Agreement.  The cost of uncovering, taking apart, or replacing such Design-Build Work, along with the costs related to any delay in performing Design-Build Work caused by such actions, shall be borne as follows:
(1)By the DBOM Contractor, if such Design-Build Work was covered prior to any observation or test required by the Contract Standards or prior to any observation or test for which the BWS was not provided reasonable advance notice hereunder and did not have the appropriate observers observe the test, or prior to the date on which the BWS was to conduct any observation or test as to which the BWS has provided notice of its intention to conduct in accordance with this Section; and
(2)In all other cases, as follows:
(a)By the DBOM Contractor, if such observation or test reveals that the Design-Build Work does not comply with this Service Agreement; or
(b)By the BWS, if such observation or test reveals that the Design-Build Work complies with this Service Agreement, and shall result in a Change Order issued in accordance with Section 16.1 (Change Procedures).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

Except as provided in item (1) of this subsection, in the event such Design-Build Work does comply with this Service Agreement, the delay caused by such observation or test shall be treated as having been caused by an Uncontrollable Circumstance and any costs incurred with respect to such observation or test shall be for the account of the BWS (through and only through a Fixed Design-Build Price Adjustment) in accordance with Article 19 (Uncontrollable Circumstances).

SECTION 8.10.CORRECTION OF DESIGN-BUILD WORK.
(A)Correction of Non-Conforming Design-Build Work.  At the BWS’s order, the DBOM Contractor shall promptly repair, replace, restore, re-perform, rebuild, correct or remove any such non-conforming Design-Build Work.  The DBOM Contractor shall be solely responsible for the removal of defective work.  In the event of a failure of the DBOM Contractor to take action to correct any such non-conforming Design-Build Work within 10 Business Days of receipt of notice from the BWS requesting correction (or, for non-conforming Design-Build Work which cannot be corrected within 10 Business Days, if the DBOM Contractor fails to begin correction within 10 Business Days of receipt of such notice and diligently prosecute such correction to completion), the BWS shall have the right, but not the obligation, to correct or provide for the correction or removal of such non-conforming Design-Build Work and the costs and expenses reasonably incurred by the BWS in connection therewith shall be deducted from any payment due or to become due the DBOM Contractor, obtain reimbursement from the DBOM Contractor for such costs, or both.  The BWS will provide the DBOM Contractor with five Business Days’ advance written notice prior to exercising its right to correct or provide for the correction or removal of any non-conforming Design-Build Work pursuant to this Section.  The DBOM Contractor shall promptly take all action necessary to prevent similar deficiencies from occurring in the future.  The fact that the BWS may not have discovered Design-Build Work that does not conform with the Contract Standards shall not constitute an acceptance of such non-conforming Design-Build Work.
(B)Election to Accept Non-Conforming Design-Build Work.  The BWS may, in its discretion, elect by Change Order issued in accordance with Section 16.1 (Change Procedures), at the DBOM Contractor’s request, to accept non-conforming Design-Build Work and charge the DBOM Contractor (through a Fixed Design-Build Price Adjustment, adjustment to the Service Fee, or both, as appropriate) for the amount agreed upon by the parties by which the value of the DBOM Contractor’s services or Design-Build Work has been reduced.  The BWS shall have no obligation to accept non-conforming Design-Build Work pursuant to this subsection.
(C)Relation to Other Obligations.  The obligations specified in this Section establish only the DBOM Contractor’s specific obligation to correct the Design-Build Work and shall not be construed to establish any limitation with respect to any other obligations or liabilities of the DBOM Contractor under this Service Agreement.  This Section is intended to supplement (and not to limit) the DBOM Contractor’s obligations under and with respect to the Project Acceptance Criteria, the Performance Guarantees and any other provisions of this Service Agreement or Applicable Law.
SECTION 8.11.PROJECT WARRANTIES.  The DBOM Contractor warrants to the BWS that the structures, improvements, fixtures, machinery, equipment and materials incorporated in the Project will be new, of recent manufacture, of good quality, free from faults and defects, suitable for its intended purpose and in conformity with the Contract Standards.  The DBOM Contractor shall, for the protection of the BWS, obtain from all Subcontractors, vendors, suppliers and other persons from which the DBOM Contractor procures structures, improvements, fixtures, machinery, equipment and materials to be incorporated in the Project such warranties and guarantees as are customarily provided with respect thereto and as are

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

specifically required in Schedule 4 (Design and Construction Requirements) and the Contract Standards.  All such warranties and guarantees of Subcontractors shall be in writing and shall be enforceable by the DBOM Contractor and the BWS and their respective successors and assigns.  Upon Acceptance or any termination of this Service Agreement, such warranties and guarantees shall be assigned to the BWS without any additional cost or expense to the BWS, subject to the provisions of subsection 13.9(B) (Membrane Manufacturer’s Warranties and Guarantees) with respect to warranties and guarantees associated with the membranes.  No such warranty shall relieve the DBOM Contractor of any obligation hereunder, and no failure of any warranted or guaranteed structures, improvements, fixtures, machinery, equipment or material shall be the cause for any increase in the Design-Build Price or excuse any non-performance of the Design-Build Work unless such failure is itself attributable to an Uncontrollable Circumstance.
SECTION 8.12.EXISTING SOURCED SEAWATER WELLS AND UIC WELL.
(A)Existing Sourced Seawater Wells and UIC Well Generally.  The BWS has completed the design and construction of the Sourced Seawater Wells and the Existing UIC Well prior to the Contract Date and the design drawings, plans and specifications for such Wells have been provided to the DBOM Contractor.  The DBOM Contractor acknowledges that in accordance with this Section, the Sourced Seawater Wells and the Existing UIC Well shall become part of the Project and the DBOM Contractor shall assume control of the Sourced Seawater Wells and the Existing UIC Well, shall provide for the incorporation of the Sourced Seawater Wells and the Existing UIC Well into the Project information technology systems and instrumentation and controls as part of the Design-Build Work (including the furnishing and installation of Sourced Seawater pumps, ancillary appurtenances and necessary instrumentation in accordance with Schedule 4 (Design and Construction Requirements)) and shall have all operations, maintenance, repair, replacement and management obligations with respect thereto in accordance with this Service Agreement.  The DBOM Contractor shall utilize the Existing UIC Well as a monitoring well during the Term in accordance with Schedule 4 (Design and Construction Requirements).
(B)Condition of the Existing Sourced Seawater Wells; DBOM Contractor Evaluation.  The DBOM Contractor shall perform an evaluation of the Sourced Seawater Wells to determine, in accordance with Good Engineering and Construction Practice, to confirm whether the Sourced Seawater Wells are in compliance with the applicable well permits and permit production requirements (the “Sourced Seawater Wells Condition Standards”) during the Development Period.  Promptly following the evaluation, the DBOM Contractor shall prepare a report for the BWS setting forth the conclusions of the evaluation and, if necessary, any recommended repairs or replacements necessary to bring the Sourced Seawater Wells into compliance with the Sourced Seawater Wells Condition Standards.  In the event that the DBOM Contractor’s report contends that the Sourced Seawater Wells are not in compliance with the Sourced Seawater Wells Condition Standards, the parties shall meet promptly (in no event later than five Business Days following receipt of the report by the BWS) to attempt to resolve any issues and, if necessary, to develop a course of action to bring the Sourced Seawater Wells into compliance with the applicable Sourced Seawater Wells Condition Standards.  If, following such meeting between the parties, it is determined that repairs or replacements are necessary to bring the Sourced Seawater Wells into compliance with the applicable requirements of the Sourced Seawater Wells Condition Standards, the DBOM Contractor shall be entitled to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances), and the BWS shall implement (or have the DBOM Contractor implement pursuant to a Change Order issued in accordance with Section 16.1 (Change Procedures)) any such repairs or replacements at the BWS’s sole cost and expense.  In the event of any dispute between the parties regarding the conclusions set forth in the report prepared by the DBOM Contractor pursuant to this Section or over the extent of any repairs or

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

replacements necessary to bring the Sourced Seawater Wells to the condition required under this subsection, the DBOM Contractor may elect to initiate dispute resolution procedures in accordance with Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).
(C)Uncontrollable Circumstance Relief for Defects in Sourced Seawater Wells.  During the performance of Acceptance Testing and during the Operation Period, the DBOM Contractor shall be entitled to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances) in the event that (1) prior to the second anniversary of the Acceptance Date, any defect of the Sourced Seawater Wells, or (2) during the remainder of the Term thereafter, any latent defect (as defined below in this subsection) of the Sourced Seawater Wells (a) prevents, delays or otherwise interferes with the ability of the DBOM Contractor to achieve Acceptance in accordance with this Service Agreement, or (b) interferes with the ability of the DBOM Contractor to perform, or otherwise increases the costs of the DBOM Contractor in performing, the Operation Services (including compliance with the Performance Guarantees) in accordance with the Contract Standards.  In no event shall the DBOM Contractor be entitled to such relief to the extent caused by DBOM Contractor Fault.  For purposes of this Section, a “latent defect” shall mean a defect that could not reasonably be expected to have been discovered through appropriate due diligence in accordance with Good Engineering and Construction Practice in the performance of the evaluation of the condition of the Sourced Seawater Wells in accordance with subsection (B) (Condition of the Existing Sourced Seawater Wells; DBOM Contractor Evaluation) of this Section.  Any dispute between the parties regarding the condition of the Sourced Seawater Wells may be referred by the DBOM Contractor to the dispute resolution procedures established in accordance with Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).
(D)Insufficiency of Sourced Seawater Supply.  Nothing in this Section shall limit the DBOM Contractor’s right to Uncontrollable Circumstance relief under subsection 12.3(L) (Insufficiency of Sourced Seawater Supply) in the event that the Sourced Seawater Wells, when operated and maintained by the DBOM Contractor in accordance with the Contract Standards, do not produce a sufficient amount of Sourced Seawater to enable the DBOM Contractor to meet the Water Delivery Guarantee.
SECTION 8.13.MECHANICAL COMPLETION.
(A)Conditions to Mechanical Completion.  “Mechanical Completion” shall occur only when all of the following conditions have been satisfied, unless waived by the BWS:
(1)The DBOM Contractor has submitted and the BWS has approved in writing, such approval not to be unreasonably withheld, a certification by the DBOM Contractor that construction of the Project is physically complete and all other Design-Build Work pertaining to the Project, except the Acceptance Tests and the items on the Final Punch List, is complete and in all respects is in compliance with this Service Agreement;
(2)The DBOM Contractor has completed all Commissioning in accordance with the Commissioning Plan and has submitted its written Mechanical Completion report in accordance with Schedule 8 (Mechanical Completion Requirements);
(3)A preliminary or temporary certificate of occupancy has been issued for the Project, if required by Applicable Law;
(4)All Utilities specified or required under this Service Agreement to be arranged for by the DBOM Contractor are connected and functioning properly;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

(5)The DBOM Contractor and the BWS have agreed in writing upon the Final Punch List in accordance with Section 8.14 (Final Punch List) (or, if they are unable to agree, the BWS shall have prepared and issued the Final Punch List to the DBOM Contractor within 30 days of the DBOM Contractor having submitted its proposed Final Punch List to the BWS);
(6)The DBOM Contractor has delivered to the BWS written certification from the equipment manufacturers (including manufacturers of information technology systems and instrumentation and controls) that all major items of machinery and equipment (i.e., machinery and equipment constituting a part of the Project and having a cost (excluding overhead, profit and all costs associated with the labor of the DBOM Contractor or any of its Affiliates) equal to or greater than $25,000) included in the Project have been properly installed and tested in accordance with the manufacturers’ recommendations, warranties and requirements; provided, however, that to the extent that a manufacturer is not required to certify proper installation and testing to maintain a warranty, the Engineer-of-Records shall certify the proper installation and testing;
(7)The DBOM Contractor has delivered to the BWS a claims statement setting forth in detail all claims of every kind whatsoever of the DBOM Contractor connected with, or arising out of, the Design-Build Work pertaining to the Project, and arising out of or based on events prior to the date when the DBOM Contractor gives such statement to the BWS (including any unresolved claims requesting relief due to the occurrence of Uncontrollable Circumstances);
(8)The DBOM Contractor has delivered to the BWS the initial Operating Protocol and the draft Operation and Maintenance Manual in accordance with Section 11.6 (Operating and Maintenance Manual), Section 11.7 (Operating Protocol) and Schedule 11 (General Operations and Maintenance Requirements);
(9)The DBOM Contractor has delivered to the BWS the final: (a) Operation Period Health and Safety Plan in accordance with Section 11.8 (Safety), (b) Operation Period Security Plan in accordance with Section 11.9 (Security), and (c) Operation Period Emergency Response Plan in accordance with subsection 11.15(A) (Operation Period Emergency Response Plan);
(10)The DBOM Contractor has submitted to the BWS and the BWS has reviewed and approved the plan for Acceptance Testing as required by subsection 9.2(A) (Submittal of Full Facility Test and Acceptance Test Plan) and Schedule 9 (Acceptance Testing Requirements);
(11)The DBOM Contractor is authorized by all appropriate Governmental Bodies to perform the procedures necessary to achieve Acceptance and to conduct the Acceptance Tests under Applicable Law, and such authorization has not been withdrawn, revoked, suspended, superseded, or materially impaired or amended; and
(12)The DBOM Contractor has submitted written certification that all of the foregoing conditions have been satisfied and the BWS has approved the DBOM Contractor’s certification, which approval shall be effective as of the date of the DBOM Contractor’s certification.

Alternatively, Mechanical Completion shall occur on any date certified by the BWS, which shall have discretion to waive any of the foregoing conditions.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 8 - Construction of the Project

(B)Notice of Mechanical Completion.  The DBOM Contractor shall give the Officer-in-Charge at least 30 days’ prior written notice of the expected date of Mechanical Completion.
SECTION 8.14.FINAL PUNCH LIST.  The DBOM Contractor shall submit a proposed Final Punch List to the BWS and the Project Manager when the DBOM Contractor believes that the Design-Build Work has been substantially completed in compliance with this Service Agreement.  The “Final Punch List” shall be a statement of repairs, corrections and adjustments to the Design-Build Work, and incomplete aspects of the Design-Build Work, which in the DBOM Contractor’s opinion:
(1)the DBOM Contractor can complete before the Final Completion deadline provided in Section 9.7 (Final Completion), and with minimal interference to the occupancy, use and lawful operation of the Project; and
(2)would represent, to perform or complete, a total cost of not more than 1.0% of the portion of the Fixed Design-Build Price applicable to the construction of the Project (unless the BWS determines that a higher percentage is acceptable).

In no event shall the Final Punch List contain any incomplete items necessary for full Project operations.  The BWS shall have the right to approve the Final Punch List.  Completion of the Final Punch List work shall be verified by a final walk-through of the Project conducted by the BWS and the Project Manager with the DBOM Contractor and the Design-Build Manager.

ARTICLE 9

COMMISSIONING, TESTING, ACCEPTANCE AND FINAL COMPLETION
SECTION 9.1.COMMISSIONING.
(A)Generally.  Subject to any limitation imposed by the Contract Standards, including Schedule 8 (Mechanical Completion Requirements), the DBOM Contractor may commission and start-up the Project, test equipment and subsystems, and conduct post-start-up operations at its election at any time in compliance with Applicable Law.  The cost of all such Commissioning activities, regardless of their extent or duration, has been priced into the Fixed Design-Build Price.
(B)Commissioning Plan.  The Commissioning performed by the DBOM Contractor shall be in accordance with the Commissioning Plan prepared by the DBOM Contractor and approved by the BWS in accordance with Schedule 8 (Mechanical Completion Requirements).
(C)Water Production and Disposal during Commissioning.  All water, whether or not Product Water, produced by the Facility during Commissioning shall be recycled within the Project or shall be disposed of in accordance with Applicable Law.
SECTION 9.2.ACCEPTANCE TESTING.
(A)Submittal of Full Facility Test and Acceptance Test Plan.  At least 180 days before the Scheduled Acceptance Date, the DBOM Contractor shall prepare and submit to the BWS for its approval a detailed Full Facility Test and Acceptance Test Plan, which shall conform to the requirements of Schedule 9 (Acceptance Testing Requirements) in all respects.  If the DBOM Contractor and BWS are unable to agree upon an acceptable Full Facility Test and Acceptance Test Plan within 90 days of such submittal, the DBOM Contractor may elect to initiate dispute resolution procedures in accordance with Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).
(B)Notice of Commencement of Reliability Demonstration.  The DBOM Contractor shall provide the BWS with at least 30 days’ prior written notice of the expected initiation of the Reliability Demonstration.  At least 10 days prior to the actual commencement of the Full Facility Test, the DBOM Contractor shall certify in writing to the BWS that it is ready to begin the Reliability Demonstration in accordance with the Full Facility Test and Acceptance Test Plan and Schedule 9 (Acceptance Testing Requirements).
(C)Conditions to Commencement of the Full Facility Test and the Acceptance Tests.  Mechanical Completion shall have occurred, the requirements of subsections (A) (Submittal of Full Facility Test and Acceptance Test Plan) and (B) (Notice of Commencement of Reliability Demonstration) of this Section shall have been met and the BWS shall have approved the Full Facility Test and Acceptance Test Plan prior to the Commencement of the Reliability Demonstration.  In addition, the DBOM Contractor shall not commence the Full Facility Test until it has certified that it has complied with the pre-Full Facility Test requirements of Schedule 9 (Acceptance Testing Requirements).  The DBOM Contractor shall not commence the Acceptance Tests until the following events have occurred:
(1)The DBOM Contractor has successfully completed the Full Facility Test and received approval from the BWS to proceed with the Acceptance Test in accordance with Schedule 9 (Acceptance Testing Requirements);

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 9 - Commissioning, Testing, Acceptance and Final Completion

(2)If required by Applicable Law, the Department of Health has approved the Full Facility Test and Acceptance Test Plan proposed by the DBOM Contractor and approved by the BWS; and
(3)The DBOM Contractor has certified that it has complied with the pre-Acceptance Test requirements of Schedule 9 (Acceptance Testing Requirements).
(D)Conduct of the Reliability Demonstration.  The DBOM Contractor shall conduct the Reliability Demonstration in accordance with Schedule 9 (Acceptance Testing Requirements) and the Full Facility Test and Acceptance Test Plan, and shall notify the BWS when testing shall occur in accordance with subsection (B) (Notice of Commencement of Reliability Demonstration) of this Section and Schedule 9 (Acceptance Testing Requirements).  The DBOM Contractor shall permit the BWS and any other designated representatives of the BWS, including the Project Manager, to inspect the preparations for the Reliability Demonstration and to be present for the conduct of the Full Facility Test and the Acceptance Tests for purposes of ensuring compliance with the Full Facility Test and Acceptance Test Plan and the integrity of the Acceptance Test results.  Following the Acceptance Tests and prior to the Acceptance Date, the DBOM Contractor shall maintain the Project in accordance with the Contract Standards, including maintaining and protecting all membranes in accordance with the membrane manufacturer’s requirements.  The cost of all Reliability Demonstration activities, including any repetition of the Acceptance Tests, has been priced into the Fixed Design-Build Price.
(E)Test Report.  Within 30 days following the last day of the Acceptance Tests, the DBOM Contractor shall furnish the BWS and the Project Manager with ten copies of a written Acceptance Test report consistent with the requirements specified in Schedule 9 (Acceptance Testing Requirements), certified as true, complete and correct by the Design-Build Manager and the Engineer-of-Record.  Such Acceptance Test report shall describe and certify: (1) the Acceptance Tests conducted and the results of the Acceptance Tests, (2) the level of satisfaction of the Project Acceptance Criteria and (3) the level of satisfaction of all other requirements specified in Schedule 9 (Acceptance Testing Requirements).  Such Acceptance Test report shall also include copies of the original data sheets, log sheets and all calculations used to determine performance during the Acceptance Tests and copies of all laboratory reports conducted in conjunction with the Acceptance Tests, including all laboratory sampling and test results.  The failure of the DBOM Contractor to furnish the certified Acceptance Test report within such 30-day period shall constitute a breach of this Service Agreement and such failure shall not operate to extend the Extension Period or affect the BWS’s rights to assess liquidated damages and terminate this Service Agreement pursuant to Sections 9.4 (The Scheduled Acceptance Date and Delay Liquidated Damages), 9.6 (Failure to Achieve Acceptance) and 17.2 (Events of Default by the DBOM Contractor).
(F)Water Production and Delivery Prior to the Acceptance Date.  Except to the extent the parties have negotiated a Flow Rate in accordance with this subsection, the DBOM Contractor shall not deliver Product Water to the Point of Connection prior to the BWS’s concurrence that the Acceptance Date has occurred pursuant to subsection 9.5(A) (Acceptance Date Concurrence) and all water, whether or not Product Water, produced by the Facility during the Full Facility Test or the Acceptance Tests and thereafter prior to the Acceptance Date shall be recycled within the Project or shall be disposed of in accordance with Applicable Law.  During and following the Reliability Demonstration, if the New Domestic Water Supply Permit has been issued by the Department of Health, the BWS may (but shall be under no obligation to) request that the DBOM Contractor deliver Product Water to the Point of Connection at Flow Rates negotiated by the parties.  The terms of any agreement by the parties on negotiated Flow Rates, as well as any additional compensation for any Product Water

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 9 - Commissioning, Testing, Acceptance and Final Completion

actually delivered prior to the Acceptance Date, shall be set forth in a Contract Administration Memorandum.
SECTION 9.3.ACCEPTANCE DATE CONDITIONS.  The following conditions shall constitute the “Acceptance Date Conditions,” each of which must be satisfied in all respects by the DBOM Contractor in order for the Acceptance Date to occur, and each of which must be and remain satisfied as of the Acceptance Date:
(1)Achievement of Project Acceptance Criteria.  The DBOM Contractor shall have completed the Acceptance Tests and such tests shall have demonstrated that the Project has met the Project Acceptance Criteria, as certified by the DBOM Contractor pursuant to Section 9.2 (Acceptance Testing) and agreed to by the BWS pursuant to Section 9.5 (Acceptance Date Concurrence or Disagreement);
(2)Operating Governmental Approvals.  All Governmental Approvals required under Applicable Law, including the New Domestic Water Supply Permit, which are necessary for the operation of the Project shall have been duly obtained and shall be in full force and effect.  Certified copies of all such Governmental Approvals, to the extent not in the BWS’s possession, shall have been delivered to the BWS;
(3)Final Operation and Maintenance Manual.  The DBOM Contractor has delivered to the BWS the final Operation and Maintenance Manual in accordance with Section 11.6 (Operating and Maintenance Manual) and Schedule 11 (General Operations and Maintenance Requirements);
(4)Final Operating Protocol.  The DBOM Contractor has delivered to the BWS the final Operating Protocol in accordance with Section 11.7 (Operating Protocol) and Schedule 11 (General Operations and Maintenance Requirements);
(5)Ramp-Up Period Flow Rate.  The DBOM Contractor shall have coordinated with the BWS during the Acceptance Test and the initial ramp-up period Flow Rate for Product Water has been established by the BWS in accordance with Schedule 11 (General Operations and Maintenance Requirements);
(6)Required Operation Period Insurance.  The DBOM Contractor has obtained and submitted to the BWS certificates of insurance for all Required Operation Period Insurance specified in Section 18.1 (Insurance) and Schedule 18 (Insurance Requirements);
(7)Required Operations Performance Bond.  The DBOM Contractor has obtained and delivered to the BWS the Operations Performance Bond pursuant to Section 21.2 (Bonds); and
(8)No Default.  The DBOM Contractor has certified that there is no Event of Default by the DBOM Contractor existing under this Service Agreement or by the Guarantor under the Guaranty Agreement, or event which with the giving of notice or the passage of time would constitute an Event of Default by the DBOM Contractor hereunder or an Event of Default by the Guarantor under the Guaranty Agreement.
SECTION 9.4.THE SCHEDULED ACCEPTANCE DATE AND DELAY LIQUIDATED DAMAGES.
(A)Schedule for Achieving Acceptance.  The DBOM Contractor shall achieve Acceptance by the Scheduled Acceptance Date, as such date may be extended in accordance

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 9 - Commissioning, Testing, Acceptance and Final Completion

with this Section.  In the event of one or more delays caused by Uncontrollable Circumstances occurring after Mechanical Completion and prior to the Scheduled Acceptance Date, the Scheduled Acceptance Date shall be the date determined by adding to the Scheduled Acceptance Date the aggregate number of days of delay caused by such Uncontrollable Circumstance, subject to the requirements and limitations set forth in Article 19 (Uncontrollable Circumstances).  In the event of any such adjustment, delay liquidated damages payable by the DBOM Contractor under this Section, if any, shall be payable from the adjusted Scheduled Acceptance Date.
(B)Acceptance Prior to Scheduled Acceptance Date.  In the event that Acceptance occurs prior to the Scheduled Acceptance Date, the DBOM Contractor shall have no obligation to pay delay liquidated damages hereunder.  The DBOM Contractor shall, however, following the Acceptance Date, be responsible for all performance-related damages provided for in this Service Agreement during the Operation Period.
(C)Acceptance Subsequent to Scheduled Acceptance Date; Delay Liquidated Damages.  In the event that Acceptance occurs subsequent to the Scheduled Acceptance Date, the DBOM Contractor shall pay to the BWS daily delay liquidated damages in accordance with this subsection for each day that the Acceptance Date falls after the Scheduled Acceptance Date, up to the end of the Extension Period and thereafter until any termination of this Service Agreement for an Event of Default.  The amount of daily delay liquidated damages payable by the DBOM Contractor pursuant to this Section shall be $5,000 for each day of delay in achieving the Acceptance Date, subject to the limitations set forth in subsection 17.3(B) (Delay Liquidated Damages Sub-Limit).  Such damages shall be payable on the first day of each month and, upon any termination for failure to achieve Acceptance, upon the date of termination.
SECTION 9.5.ACCEPTANCE DATE CONCURRENCE OR DISAGREEMENT.
(A)Acceptance Date Concurrence.  If the DBOM Contractor verifies in the written report delivered pursuant to subsection 9.2(E) (Test Report) that the Acceptance Date Conditions have been satisfied, the BWS shall determine, within 60 days of its receipt of such report, whether it concurs with such certification.  If the BWS states in writing that it concurs with the DBOM Contractor’s certification and all other Acceptance Date Conditions set forth in Section 9.3 (Acceptance Date Conditions) have been satisfied, the Project shall be deemed to have achieved Acceptance and the Acceptance Date shall be deemed to have been established on the date upon which all of the conditions described in items (1) through (7) of Section 9.3 (Acceptance Date Conditions) (other than the BWS’s concurrence set forth in item (1) of such Section) were satisfied; provided, however, that Service Fee payments shall commence from the date of the BWS’s written concurrence.
(B)Acceptance Date Disagreement.  If the BWS determines at any time during such 60-day review period that it does not concur with the DBOM Contractor’s certification delivered pursuant to subsection 9.2(E) (Test Report), the BWS shall immediately send written notice to the DBOM Contractor of the basis for its disagreement.  In the event of any such non-concurrence by the BWS, the DBOM Contractor may elect to initiate dispute resolution procedures in accordance with Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).  Acceptance shall not be deemed to have been achieved unless the Acceptance Tests, conducted in a unified and continuous manner as provided in the Full Facility Test and Acceptance Test Plan and in Schedule 9 (Acceptance Testing Requirements), demonstrate that all of the Project Acceptance Criteria have been met.  In the event the DBOM Contractor, in conducting the Acceptance Tests, does not successfully meet the Project Acceptance Criteria, the DBOM Contractor shall take all action necessary (including making all capital investments, improvements or modifications, repairs and replacements and

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 9 - Commissioning, Testing, Acceptance and Final Completion

operating and management practices changes) in order for the Project to comply with the Project Acceptance Criteria and shall re-test the Project in accordance with Schedule 9 (Acceptance Testing Requirements).  The DBOM Contractor shall provide the BWS with at least three days’ written notice of any re-test of the Acceptance Tests.  Any capital investment, improvement or modification required to be made pursuant to this subsection, reasonably expected to result in a change to the Design and Construction Requirements, shall be subject to the BWS’s rights under Section 7.2 (Changes to the Design and Construction Requirements at DBOM Contractor Request).
(C)No Design-Build Price Payments for Acceptance Prior to Acceptance Date.  In no event shall the DBOM Contractor be entitled to the payment of the Design-Build Price associated with the achievement of Acceptance under Section 10.3 (Payment Procedure for Construction Period Work) until the parties have agreed that the DBOM Contractor has actually achieved Acceptance in accordance with this Article.  In addition, in the event of a disagreement by the BWS as to the achievement of Acceptance by the DBOM Contractor pursuant to this Section, the “Acceptance Date” for purposes of the BWS’s convenience termination rights under Article 17 (Breach, Default, Remedies and Termination) shall be the date the DBOM Contractor actually achieves Acceptance in accordance with this Article.
SECTION 9.6.FAILURE TO ACHIEVE ACCEPTANCE.  Unless, as of the last day of the Extension Period, Acceptance has been achieved in accordance with this Article, an Event of Default by the DBOM Contractor shall be deemed to have occurred under Section 17.2 (Events of Default by the DBOM Contractor) notwithstanding any absence of notice, further cure opportunity or other procedural rights accorded the DBOM Contractor thereunder, and the BWS shall thereupon have the right to terminate this Service Agreement upon written notice to the DBOM Contractor.  Upon any such termination, the BWS shall have all of the rights provided in Article 17 (Breach, Default, Remedies and Termination) upon a termination of the DBOM Contractor for cause.
SECTION 9.7.FINAL COMPLETION.  The DBOM Contractor shall achieve Final Completion within 180 days after the Acceptance Date.  “Final Completion” shall occur when all of the following conditions have been satisfied:
(1)Acceptance Achieved.  The DBOM Contractor has achieved Acceptance of the Project in accordance with Article 9 (Commissioning, Testing, Acceptance and Final Completion);
(2)Design-Build Work Completed.  All Design-Build Work (including all items on the Final Punch List and all clean up and removal of construction materials and demolition debris) is complete and in all respects is in compliance with this Service Agreement;
(3)Certificate of Occupancy Issued.  A final certificate of occupancy has been issued for the Project or any component thereof, if required by Applicable Law;
(4)Deliverable Material.  The DBOM Contractor shall have delivered to the BWS all Deliverable Material required by Section 4.7 (Deliverable Material).
(5)Final Record Drawings.  The DBOM Contractor shall have delivered to the BWS a final and complete set of construction record drawings in accordance with Schedule 3 (General Design-Build Work Requirements) and Schedule 6 (Design-Build Work Review Procedures);

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 9 - Commissioning, Testing, Acceptance and Final Completion

(6)Equipment Warranties and Manuals.  The DBOM Contractor shall be in possession of, and shall have delivered to the BWS copies of, the warranties of machinery, equipment, fixtures and vehicles constituting a part of the Project required to be obtained under Section 8.11 (Project Warranties) together with all related operating manuals supplied by the applicable supplier;
(7)Spare Parts In Storage.  All spare parts required by the Contract Standards have been delivered, inventoried and are in storage at the Project;
(8)Baseline Project Record.  The DBOM Contractor shall have furnished to the BWS the Baseline Project Record and record documentation required by subsection 13.5(B) (Baseline Project Record);
(9)Payment of Claims.  The DBOM Contractor has either certified to the BWS that all of its claims against the BWS have been paid or specifically identified in writing all claims that remain unsettled or unpaid; and
(10)Indemnity for Subcontractor Claims.  The DBOM Contractor has provided evidence to the BWS that no Encumbrances (other than Permitted Encumbrances) exist with respect to the Project and has provided a written representation that there exist no outstanding claims from Subcontractors or materials providers or, if there are outstanding claims from Subcontractors or materials providers, the DBOM Contractor shall state the nature and amount of the claims, identify the claimant, and indemnify defend and hold harmless the BWS Indemnitees in accordance with and to the extent provided in Article 20 (Indemnification) from and against all Loss-and-Expense resulting therefrom.  In addition, the DBOM Contractor shall certify that it will indemnify the BWS Indemnitee claims in accordance with Article 20 (Indemnification) for any unknown claims of Subcontractors or material providers; and
(11)Written Certification.  The DBOM Contractor has submitted written certification that all of the foregoing conditions have been satisfied and the BWS has approved the DBOM Contractor’s certification, which approval shall be effective as of the date of the DBOM Contractor’s certification.

Alternatively, Final Completion shall occur on any date certified by the BWS, which shall have discretion to waive any of the foregoing conditions.

SECTION 9.8.NO ACCEPTANCE, WAIVER OR RELEASE.  Unless other provisions of this Service Agreement specifically provide to the contrary, none of the following, without limitation, shall be construed as the BWS’s acceptance of any Design-Build Work which is defective, incomplete, or otherwise not in compliance with this Service Agreement, as the BWS’s release of the DBOM Contractor from any obligation under this Service Agreement, as the BWS’s extension of the DBOM Contractor’s time for performance, as an estoppel against the BWS, or as the BWS’s acceptance of any claim by the DBOM Contractor:
(1)The BWS’s payment to the DBOM Contractor or any other person of all or any portion of the Design-Build Price;
(2)Review or acceptance by the BWS or the Project Manager of any drawings, submissions, punch lists, other documents, certifications (other than the BWS’s acceptance of certificates relating to Mechanical Completion, Acceptance or Final Completion in accordance with this Article and Article 8 (Construction of the Project), respectively), or Design-Build Work of the DBOM Contractor or any Subcontractor;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 9 - Commissioning, Testing, Acceptance and Final Completion

(3)Review by the BWS or the Project Manager of (or failure to prohibit) any construction applications, means, methods, techniques, sequences, or procedures for the Design-Build Work;
(4)Entry at any time by the BWS or the Project Manager on the Project Site (including any area in which the Design-Build Work is being performed);
(5)Any inspection, testing, or approval of any Design-Build Work (whether finished or in progress) by the BWS, the Project Manager or any other person;
(6)The failure of the BWS, the Project Manager or any other person to respond in writing to any notice or other communication of the DBOM Contractor; or
(7)Any other exercise of rights or failure to exercise rights by the BWS hereunder.

ARTICLE 10

PAYMENT OF THE DESIGN-BUILD PRICE
SECTION 10.1.DESIGN-BUILD PRICE.
(A)Design-Build Price Generally.  The DBOM Contractor shall be entitled to receive the Design-Build Price for the Design-Build Work on a progress basis in accordance with the terms of this Article.  The Design-Build Price shall be the Fixed Design-Build Price, as adjusted by any Fixed Design-Build Price Adjustments set forth in subsection (C) (Fixed Design-Build Price Adjustments) of this Section.
(B)Fixed Design-Build Price.  The “Fixed Design-Build Price” is $149,648,118.00. Except as provided in subsection (C) (Fixed Design-Build Price Adjustments) of this Section, the Fixed Design-Build Price shall not be subject to adjustment in any manner whatsoever.  The Fixed Design-Build Price is inclusive of all Taxes payable in connection with the performance of the Design-Build Work, including all applicable State and City general excise, sales use and similar Taxes.  The Fixed Development Price set forth in subsection 10.2(A) (Fixed Development Price) is included within the Fixed Design-Build Price.
(C)Fixed Design-Build Price Adjustments.  Each adjustment to the Fixed Design-Build Price provided for in this subsection shall be deemed a “Fixed Design-Build Price Adjustment” and shall be reflected in a Change Order issued in accordance with Section 16.1 (Change Procedures).  The Fixed Design-Build Price shall be adjusted only for the following:
(1)Adjustment for Change Orders.  The Fixed Design-Build Price shall be adjusted to account for the cost of any Change Orders and Unilateral Change Directives issued by the BWS with respect to Design and Construction Requirements Changes or otherwise pursuant to and to the extent provided in Sections 7.3 (Other Changes to the Design-Build Work and Design and Construction Requirements) and 16.1 (Change Procedures).
(2)Adjustment for Uncontrollable Circumstances.  The Fixed Design-Build Price shall be adjusted to account for costs resulting from Uncontrollable Circumstances not reflected in item (1) above, as and to the extent provided in Article 19 (Uncontrollable Circumstances).
(3)ECI-Construction Labor Cost Adjustment.  The Fixed Design-Build Price shall be subject to a one-time adjustment pursuant to this subsection based on the change in the ECI-Construction Labor Index for the period starting on the date that is 120 days following the Proposal Submittal Date and ending on the date of issuance of the Notice to Proceed with the Construction Period in accordance with subsection 6.8(A) (Establishment of the Construction Commencement Date) (the “ECI-Construction Labor Cost Adjustment Date”).  The “ECI-Construction Labor Cost Adjustment” shall be calculated within 90 days following the ECI-Construction Labor Cost Adjustment Date (or upon release of the applicable ECI-Construction Labor Index by the BLS if later) by multiplying $149,648,118.00 (the amount of the Fixed Design-Build Price set forth in subsection (B) (Fixed Design-Build Price) minus (a) the Baseline Cost Amounts set forth in item (4) (Adjustment for Certain Raw Materials Cost Fluctuations) of this Section and (b) the Fixed Development Price set forth in subsection 10.2(A) (Fixed Development Price)) by the difference between: (i) a fraction, the denominator of which is the ECI-Construction Labor Index for the month in which the date that is 120 days following the Proposal Submittal Date occurs, and the numerator of which is the ECI-Construction Labor Index for the month in which the ECI-Construction Labor Cost Adjustment Date occurs; and (ii) 1.0.  The ECI-Construction Labor Cost Adjustment shall be added or

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 10 - Payment of the Design-Build Price

subtracted from the Fixed Design-Build Price, depending on whether the ECI-Construction Labor Index has increased or decreased from the date that is 120 days following the Proposal Submittal Date to the ECI-Construction Labor Cost Adjustment Date.  The calculation of the ECI-Construction Labor Cost Adjustment pursuant to this item (3) and the corresponding Fixed Design-Build Price Adjustment shall be reflected in a Contract Administration Memorandum.  The parties acknowledge that the ECI-Construction Labor Index is subject to a one-time revision four months after original publication.  Accordingly, the parties will review the ECI-Construction Labor Index four months after the ECI-Construction Labor Cost Adjustment Date to determine if the index value for the applicable ECI-Construction Labor Cost Adjustment Date has been revised.  In the event of any such revision, the applicable ECI-Construction Labor Cost Adjustment shall be revised through the execution of a subsequent Contract Administration Memorandum to reflect the revised ECI-Construction Labor Index for the ECI-Construction Labor Cost Adjustment Date.  If the BWS issues any limited Notice to Proceed under subsection 6.8(C) (BWS Issuance of Limited Notice to Proceed), then for purposes of performing the adjustment of the Fixed Design-Build Price pursuant to this item (3) with respect to that portion of the Fixed Design-Build Price applicable to the Design-Build Work, less any Baseline Cost Amounts applicable to such Design-Build Work, authorized to be performed pursuant to such limited Notice to Proceed:
(a)Such portion of the Fixed Design-Build Price shall be subtracted from the amount specified above in this item (3);
(b)The ECI-Construction Labor Cost Adjustment Date shall be the date of issuance of such limited Notice to Proceed under subsection 6.8(C) (BWS Issuance of Limited Notice to Proceed) and not the date of issuance of the Notice to Proceed with the Construction Period in accordance with subsection 6.8(A) (Establishment of the Construction Commencement Date); and
(c)A separate calculation of the ECI-Construction Labor Cost Adjustment and Fixed Design-Build Price Adjustment applicable to such portion of the Fixed Design-Build Price shall be performed in accordance with this item (3).
(4)Adjustment for Certain Raw Materials Cost Fluctuations.  The Fixed Design-Build Price shall be subject to a one-time adjustment pursuant to this subsection to account for fluctuations in the costs of the materials indicated in Table 10.1 below, for the period starting on the date that is 120 days following the Proposal Submittal Date and ending on the date of issuance of the Notice to Proceed with the Construction Period in accordance with subsection 6.8(A) (Establishment of the Construction Commencement Date) (the “Materials Cost Adjustment Date”).  Such adjustment to the Fixed Design-Build Price shall occur within 90 days following the Materials Cost Adjustment Date (or upon release of all applicable PPI indices by the BLS if later), and shall be calculated by adding or subtracting the Materials Cost Adjustment to the Fixed Design-Build Price in the manner set forth in this subsection. The calculation of the Materials Cost Adjustment pursuant to this item (4) and the corresponding Fixed Design-Build Price Adjustment shall be reflected in a Contract Administration Memorandum.
(a)The Materials Cost Adjustment.  The “Materials Cost Adjustment” shall equal the sum of the Record Adjustments, which shall be calculated in accordance with paragraph (c) below.  Record Adjustments reflecting a decrease in the applicable PPI shall offset Record Adjustments reflecting an increase in

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 10 - Payment of the Design-Build Price

the applicable PPI.  The Materials Cost Adjustment shall serve to increase the Fixed Design-Build Price in the event that the sum of the Record Adjustments equals a positive number and shall serve to reduce the Fixed Design-Build Price in the event that the sum of the Record Adjustments equals a negative number.
(b)Baseline Cost Amounts.  The “Baseline Cost Amounts” for each material shall be as set forth in Table 10.1 below.  The DBOM Contractor represents that the Baseline Cost Amounts consist only of the cost of the material (as included in the DBOM Contractor’s material take-offs upon which the DBOM Contractor based its Fixed Design-Build Price proposal to the BWS) and excludes all associated procurement costs, labor costs, and tax and freight charges. These Baseline Cost Amounts shall be used to calculate the Record Adjustments in accordance with subsection (c) below.
(c)Record Adjustments.  The parties shall calculate a “Record Adjustment” for each material indicated in Table 10.1 below within 90 days following the Materials Cost Adjustment Date (or upon release of all applicable PPI indices by the BLS if later) in accordance with this subsection.  Record Adjustments shall be based on the change in the applicable PPI indicated in Table 10.1 for the period starting on the date that is 120 days following the Proposal Submittal Date and ending on the Materials Cost Adjustment Date.  Record Adjustments shall be calculated by multiplying the applicable Baseline Cost Amount associated with the particular material by the Record Adjustment Factor.   The “Record Adjustment Factor” shall be based on the change in the applicable PPI for the month in which the date that is 120 days following the Proposal Submittal Date occurs (“PPI1”), compared to the applicable PPI for the month in which the Materials Cost Adjustment Date occurs (“PPI2”), and shall be calculated in accordance with the following formula:

Record Adjustment Factor = PPI2/ PPI1 – 1.00

The calculation of each Record Adjustment pursuant to this item (4) shall be reflected in a Contract Administration Memorandum.  The parties acknowledge that each PPI is subject to a one-time revision four months after original publication.  Accordingly, the parties will review each PPI four months after the Materials Cost Adjustment Date to determine if the index value for the applicable Materials Cost Adjustment Date has been revised.  In the event of any such revision, the applicable Record Adjustment shall be revised through the execution of a subsequent Contract Administration Memorandum to reflect the revised PPI for the Materials Cost Adjustment Date.  If the BWS issues any limited Notice to Proceed under subsection 6.8(C) (BWS Issuance of Limited Notice to Proceed), then for purposes of calculation of each Record Adjustment pursuant to this item (4) with respect to that portion of any Baseline Cost Amounts applicable to the Design-Build Work authorized to be performed pursuant to such limited Notice to Proceed:

(i)	Such portion of any Baseline Cost Amounts shall be subtracted from the amount specified in Table 10.1 below;
(ii)	The Materials Cost Adjustment Date shall be the date of issuance of such limited Notice to Proceed under subsection 6.8(C) (BWS Issuance of Limited Notice to Proceed) and not the date of issuance of the Notice to Proceed with the Construction Period in

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 10 - Payment of the Design-Build Price

accordance with subsection 6.8(A) (Establishment of the Construction Commencement Date); and
(iii)	A separate calculation of the Record Adjustment applicable to such portion of any Baseline Cost Amounts shall be performed in accordance with this item (4).

Except as provided in paragraph (a) above with respect to the calculation of the Materials Cost Adjustment, Record Adjustments shall not serve to increase or decrease the Fixed Design-Build Price.

Table 10.1

Dept of Labor PPI Series ID	Material	Baseline Cost Amounts
WPU1333	Ready Mix Concrete	$3,541,553.38
WPU05810212	Asphalt	$189,911.18
WPU1017	Steel Mill Products	$3,492,250.46
WPU0721	Products From Plastic	$3,501,427.93
WPU057	Refined Petroleum Products	$0.00
WPU101509	Other Stainless Castings, low alloy steel	$19,792.97
WPU102501	Aluminium Mill Shapes	$149,352.13
WPU10260314	Copper and Copper Alloy Wire and Cable, bare and timme	$298,113.84
WPU11710216	Electrical Conduit	$358,608.85
WPU1331	Masonry Block and Brick	$256,722.53
WPU101704	Hot Rolled Bars, Plates & Structural Shape	$78,984.80
WPU101708	Cold Finished Bars	$0.00
WPU072106	Plastic Construction Products	$560,228.47
WPU101706	Steel Pipe and Tubing	$1,335,175.96
WPU101502	Pressure and Soil Pipe and Fittings, Cast Iron	$2,739,834.29
WPU10250239	Copper Base Tube and Pipe	$63,814.70
WPU102603	Nonferrous Wire and	$298,223.66

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 10 - Payment of the Design-Build Price

Dept of Labor PPI Series ID	Material	Baseline Cost Amounts
	Cable
WPU1174	Transformers and Other Power Regulators	$289,595.67
WPU114902	Metal Valves	$1,257,625.28
WPU1334	Pre-cast Concrete	$1,463,565.72
WPU133201	Concrete Pipe	$0.00
WPU132101	Construction sand, gravel and stone	$1,429,498.57
WPU1175	Switchgear, switchboard equipment	$2,951,635.46
WPU1149	Misc. general purpose equipment	$7,151,101.71
WPU1173	Motors and Generators	$2,462,767.70
WPU114102	Industrial Pumps	$1,306,639.16
WPU1171	Wiring Devices, Electrical Conduit	$282,215.57

(D)Limitation on Payments for Costs of the Design-Build Work.  The DBOM Contractor agrees that the Design-Build Price shall be the DBOM Contractor’s entire compensation and reimbursement for the performance of the Design-Build Work, including the payment of any Taxes by the DBOM Contractor in connection with the Design-Build Work, obtaining all Utilities that the DBOM Contractor will require to perform the Design-Build Work as and to the extent provided in subsection 8.1(K) (Utilities), Commissioning and starting up the Project, operating the Project during the Full Facility Test, the Acceptance Tests and prior to the Acceptance Date and correcting all nonconforming Design-Build Work, all in accordance with the terms and conditions of this Service Agreement.  In no event shall the DBOM Contractor be entitled to any payment for Design-Build Work costs in excess of the Design-Build Price, notwithstanding any cost overruns the DBOM Contractor may incur.  The DBOM Contractor shall finance and pay for any such excess cost of the Design-Build Work in any manner it chooses without reimbursement from or other claim upon the BWS.  In no event shall any such DBOM Contractor financing create, grant or in any way establish any mortgage, Lien, security interest or other Encumbrance on or in this Service Agreement, the Project or any BWS Property.
(E)Financing of the Design-Build Price.  Subject to Section 22.12 (Contract Not Binding Unless Funds Available), the BWS shall secure the availability of all funds necessary to pay the Design-Build Price in a timely manner, whether through the authorization or issuance of revenue obligations of the BWS or otherwise as determined by the BWS.  The DBOM Contractor acknowledges that the BWS will obtain federal funding as described in subsection 4.1(C) (Compliance with Certain Federal Requirements) to reimburse itself for or to pay directly a portion of the Design-Build Price.  The DBOM Contractor shall cooperate with and assist the BWS and the EPA and Bureau of Reclamation in providing any information,

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 10 - Payment of the Design-Build Price

certifications or documents, and in attending meetings, hearings or forums, which may be reasonably required in connection with obtaining the funds necessary to pay the Design-Build Price.
(F)No Service Fee Payment Prior to Acceptance.  Prior to the Acceptance Date, the DBOM Contractor shall not be entitled to payment of the Service Fee.  All costs for design, construction through Final Completion, permitting, Commissioning, start-up, Acceptance Testing, and operations prior to the Acceptance Date, including costs for labor, materials, chemicals and Utilities have been priced into the Fixed Design-Build Price, which shall be payable to the DBOM Contractor in accordance with this Article.
SECTION 10.2.PAYMENT FOR THE DEVELOPMENT PERIOD WORK.
(A)Fixed Development Price.  The “Fixed Development Price” is an amount equal to $11,533,546.00. The DBOM Contractor shall be paid the Fixed Development Price for the Development Period Work performed under Article 6 (Development Period) in accordance with the terms of this Section.  The Fixed Development Price shall not be subject to adjustment in any manner whatsoever.  The Fixed Development Price is included within the Fixed Design-Build Price set forth in this subsection 10.1(B) (Fixed Design-Build Price).
(B)Fixed Payment and Performance Schedule.  The DBOM Contractor shall prepare the Progress Payment Schedule for payment of the Fixed Development Price in accordance with Schedule 10 (Design-Build Price and Maximum Drawdown Schedule) and shall be paid the Fixed Development Price on a progress payment basis in accordance with the terms and conditions of this Section and Schedule 10 (Design-Build Price and Maximum Drawdown Schedule), which payments are and shall be considered to be partial payments of the Design-Build Price to the DBOM Contractor.  Such payments shall be conditioned upon the DBOM Contractor’s final completion of each such Development Period activity corresponding to the payment date on the Progress Payment Schedule and shall not exceed the individual and aggregate maximum Fixed Development Price payments therefor.  All other costs and expenses incurred by the DBOM Contractor in performing its Development Period Work obligations during the Development Period shall be for the account of the DBOM Contractor and shall not be reimbursable.
(C)Disbursement Procedure.  The DBOM Contractor shall be entitled to receive from the BWS the payments for Development Period Work, which shall be made on a schedule of values basis in accordance with Progress Payment Schedule and shall be subject to the maximum payments set forth in Schedule 10 (Design-Build Price and Maximum Drawdown Schedule).  One week prior to the fixed payment date, the DBOM Contractor shall submit to the BWS:
(1)A certificate of the Design-Build Manager certifying (a) that the work corresponding to the payment date has been completely performed in accordance with the requirements of this Service Agreement, and (b) that the DBOM Contractor is neither in default under this Service Agreement nor in breach of any material provision of this Service Agreement such that the breach would, with the giving of notice or passage of time, constitute an Event of Default;
(2)Notice of any Liens which have been filed together with evidence that the DBOM Contractor has discharged or bonded against any such liens; and
(3)Any other documents or information relating to the Development Period Work or this Service Agreement requested by the BWS or the Officer-in-Charge or as

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 10 - Payment of the Design-Build Price

may be required by Applicable Law, this Service Agreement or generally accepted accounting practices or principles.

The Project Manager shall review the DBOM Contractor’s certification to the BWS for each Fixed Development Price payment and within 10 Business Days of receipt of the DBOM Contractor’s certification delivered pursuant to this Section, shall verify or dispute in writing (or by telecommunication promptly confirmed in writing) the DBOM Contractor’s certification that the DBOM Contractor has achieved the level of progress indicated and is entitled to payment.  If the Project Manager determines that the work has progressed as indicated in the DBOM Contractor’s certification, and the Project Manager provides written notice thereof to the DBOM Contractor and the BWS, the BWS shall pay the DBOM Contractor within 15 Business Days following such determination (but in no event later than 30 days after the BWS’s original receipt of the DBOM Contractor’s certification, subject to the BWS’s right to dispute payment in accordance with this Service Agreement and Applicable Law).   Disputes regarding payments of the Fixed Development Price shall be resolved in accordance with subsection (D) (Disbursement Dispute Procedures) of this Section.  The BWS shall pay any undisputed amounts of the Fixed Development Price in accordance with this Service Agreement and Applicable Law.  In accordance with HRS §103-32.1, payments of the Fixed Development Price shall be subject to retention by the BWS pursuant to subsection 10.3(D) (Retention).

(D)Disbursement Dispute Procedures.  If the Project Manager determines pursuant to subsection (C) (Disbursement Procedure) of this Section that the work required for any payment has not been completed as indicated by the DBOM Contractor, or otherwise disputes any certification, the Project Manager shall provide prompt written notice to the DBOM Contractor and the BWS as to the Project Manager’s reasons, in reasonable detail, for such determination or the basis for such dispute.  After receiving such determination notice, the DBOM Contractor may make the necessary corrections and resubmit a new certification to the Project Manager.  If the DBOM Contractor is unable to reach agreement with the Project Manager as to the completion of the required work, the DBOM Contractor may exercise its right to contest the Project Manager’s determination in accordance with the dispute resolution procedures set forth in Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).  Any proceedings undertaken to resolve a dispute arising under this subsection shall immediately terminate if (1) the DBOM Contractor demonstrates to the Project Manager that the required work has been completed as indicated in the certification giving rise to the dispute or that any disputed certification is correct, and (2) the Project Manager concurs with such demonstration.  The DBOM Contractor shall not be entitled to payment of the amount so disputed except upon resolution of the dispute in accordance with this subsection.  Payment shall be made only upon the submission of a certification indicating the work has been completed and no partial payments will be made for work which is in dispute or not otherwise fully completed.  In the event that upon resolution of any such dispute, it is determined that the DBOM Contractor was properly entitled to the disputed amount as of a date earlier than the date on which payment is actually made, the DBOM Contractor shall be entitled to receive, promptly following such resolution, such disputed amount plus interest on such disputed amount for the period of dispute calculated at the Overdue Rate.
SECTION 10.3.PAYMENT PROCEDURE FOR CONSTRUCTION PERIOD WORK.
(A)Progress Payments.  The DBOM Contractor shall prepare the Progress Payment Schedule for payment of the Fixed Design-Build Price in accordance with Schedule 10 (Design-Build Price and Maximum Drawdown Schedule) and shall be paid the Design-Build Price for Construction Period Work on a progress payment basis in accordance with the terms and conditions of this Section and Schedule 10 (Design-Build Price and Maximum Drawdown Schedule).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 10 - Payment of the Design-Build Price

(B)Construction Disbursement Procedure.  The DBOM Contractor shall be entitled to submit Requisitions for Construction Period Work and receive from the BWS the payments, which (1) shall be made on a percent complete or milestone basis, as applicable, in accordance with Schedule 10 (Design-Build Price and Maximum Drawdown Schedule), (2) shall be subject to the maximum drawdown limitations specified in Schedule 10 (Design-Build Price and Maximum Drawdown Schedule), and (3) shall be subject to the conditions to payment set forth in this Section; provided, however, that on the date that the Acceptance Date is permanently established under Section 9.5 (Acceptance Date Concurrence or Disagreement), the DBOM Contractor shall be entitled to receive all payments due for completed work (which is unencumbered or encumbered and secured by a bond) that remain unpaid as of such date except for the payment conditioned on achievement of Final Completion.  Each Requisition must be accompanied by a monthly requisition report, which shall include:
(1)A reasonably detailed description of all Design-Build Work actually completed to date;
(2)Revisions to the Project Schedule (or a revised Project Schedule) which shall reflect changes in the DBOM Contractor’s cost-loaded critical path schedule since the date of the last Requisition;
(3)Construction progress photographs in accordance with Schedule 6 (Design-Build Work Review Procedures);
(4)A signed and sealed certificate of the Engineer-of-Record and the Design-Build Manager certifying (1) the portion of the Fixed Design-Build Price which is payable to the DBOM Contractor, (2) that the DBOM Contractor is neither in default under this Service Agreement nor in breach of any material provision of this Service Agreement such that the breach would, with the giving of notice or passage of time, constitute an Event of Default, and (3) that all items applicable to the work entitling the DBOM Contractor to the requested payment under the schedule in Schedule 10 (Design-Build Price and Maximum Drawdown Schedule) have been completed in accordance therewith and with the Design and Construction Requirements;
(5)A verified statement setting forth the information required under any Applicable Law pertaining to prevailing wages;
(6)Copies of the certified payrolls and fringe benefits provided to the Officer-in-Charge during the month pursuant to subsection 5.2(G) (Certified Payrolls and Fringe Benefits) and Schedule 21 (Certain Federal Requirements and Guidelines);
(7)Notice of any Encumbrances which have been filed together with evidence that the DBOM Contractor has discharged or bonded against any such Encumbrances;
(8)A contractor’s affidavit regarding settlement of claims to the date of the Requisition and complete and legally effective releases or waivers acceptable to the BWS in the full amount of the payment plus all amounts of the Design-Build Price paid to the DBOM Contractor to the date of the Requisition, or if any Subcontractor refuses or fails to furnish such release or waiver, a bond or other security acceptable to the BWS to indemnify the BWS Indemnitees against any payment claim; and
(9)Any other documents or information relating to the Design-Build Work or this Service Agreement requested by the BWS or the Project Manager or as may be

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 10 - Payment of the Design-Build Price

required by Applicable Law, this Service Agreement or generally accepted accounting practices or principles.

The Project Manager shall review the DBOM Contractor’s certified Requisitions to the BWS for each Design-Build Price payment and within 10 Business Days after receipt of the DBOM Contractor’s written report delivered pursuant to this Section, shall verify or dispute in writing (or by telecommunication promptly confirmed in writing) the DBOM Contractor’s certification that the DBOM Contractor has achieved the level of progress indicated and is entitled to payment.  If the Project Manager determines that the work has progressed as indicated in the DBOM Contractor’s certified Requisition and the Project Manager provides written notice thereof to the DBOM Contractor and the BWS, the BWS shall pay the DBOM Contractor within 15 Business Days following such determination (but in no event later than 30 days after the BWS’s original receipt of the DBOM Contractor’s certified Requisition, subject to the BWS’s right to dispute payment in accordance with this Service Agreement and Applicable Law).  Disputes regarding payments of the Fixed Design-Build Price shall be resolved in accordance with subsection (C) of this Section.  The BWS shall pay any undisputed amounts of the Fixed Design-Build Price in accordance with this Service Agreement and Applicable Law.

(C)Disbursement Dispute Procedures.  If the Project Manager determines, pursuant to subsection (B) (Construction Disbursement Procedure) of this Section, that the work required for any payment has not progressed as indicated by the DBOM Contractor, or otherwise disputes any Requisition, the Project Manager shall provide prompt written notice to the DBOM Contractor and the BWS as to the Project Manager’s reasons, in reasonable detail, for such determination or the basis for such dispute.  After receiving such determination notice, the DBOM Contractor may make the necessary corrections and resubmit a certified Requisition to the Project Manager, or the Project Manager may agree on a revised amount, Requisition or estimate, as applicable, in which case the DBOM Contractor shall promptly notify the BWS of such agreement.  If the DBOM Contractor is unable to reach agreement with the Project Manager as to the progress of work, the DBOM Contractor may exercise its right to contest the Project Manager’s determination in accordance with the dispute resolution procedures set forth in Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).  Any proceedings undertaken to resolve a dispute arising under this subsection shall immediately terminate if (1) the DBOM Contractor demonstrates to the Project Manager that the work has proceeded as indicated in the certified Requisition giving rise to the dispute or that any disputed certified Requisition is correct, and (2) the Project Manager concurs with such demonstration.  The DBOM Contractor shall not be entitled to payment of the amount so requisitioned and disputed except upon resolution of the dispute in accordance with this subsection.  In the event that upon resolution of any such dispute, it is determined that the DBOM Contractor was properly entitled to the disputed amount as of a date earlier than the date on which payment is actually made, the DBOM Contractor shall be entitled to receive, promptly following such resolution, such disputed amount plus interest on such disputed amount for the period of dispute calculated at the Overdue Rate.
(D)Retention.  Pursuant to HRS §103-32.1, if the Officer-in-Charge finds that satisfactory progress is being made:
(1)Prior to the first fifty percent (50%) of the Design-Build Work having been performed in a satisfactory manner, progress payments to the DBOM Contractor for the Design-Build Work completed for the month shall be for a sum equal to ninety-five percent (95%) of each construction drawdown payment (after accounting for any deductions and contingencies), less previous payments and sums withheld by the BWS pursuant to this Service Agreement; and

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 10 - Payment of the Design-Build Price

(2)After the first fifty percent (50%) of the Design-Build Work has been completed and progress is satisfactory (determined upon certification by the Engineer-of-Record and the Design-Build Manager and confirmation by the Project Manager that construction of the Project is 50% complete and progress is satisfactory), progress payments will be for one hundred percent of each construction drawdown payment, less previous payments and sums withheld by the BWS pursuant to this Service Agreement.

In the event the Officer-in-Charge finds that the progress is not satisfactory, the Officer-in-Charge may continue to make progress payments to the DBOM Contractor for a sum equal to ninety-five percent (95%) of each construction drawdown payment, less previous payments and sums withheld by the BWS pursuant to this Service Agreement until such time as the DBOM Contractor achieves satisfactory progress.  The five percent (5%) withheld from the previous payments prior to any such reduction in retainage after the first fifty percent (50%) of the Design-Build Work has been completed and progress is satisfactory shall continue to be retained by the BWS.  The BWS shall release to the DBOM Contractor the accumulated funds retained from all prior drawdown payments (excluding interest) after Acceptance has occurred pursuant to Article 9 (Commissioning, Testing, Acceptance and Final Completion); provided, however, that to the extent items are contained on the Final Punch List, the BWS or the Project Manager shall reasonably estimate the cost to make each correction or to complete each such item and the BWS shall be entitled to withhold from payment of the retained funds an amount equal to 150% the aggregate value of such items, in addition to the amount of unresolved or unbonded claims by third parties or Encumbrances in connection with the Design-Build Work.  Upon Final Completion, and so long as the authority contained in the Governmental Approvals to operate the Project remains unimpaired, the BWS shall release to the DBOM Contractor all remaining retained funds, excluding any interest accrued on the amount of the retained funds which interest shall be for the account of the BWS.  Upon written request from the DBOM Contractor, if the completion of the Design-Build Work is being delayed by an Uncontrollable Circumstance through no fault of the DBOM Contractor, the DBOM Contractor may request the release of all or part of the amount withheld.  The Contracting Officer, upon recommendation of the Officer-in-Charge, may make additional payments from the amount withheld to the extent that such amount withheld is not required for the protection of the BWS.  The Contracting Officer may require the DBOM Contractor to submit tax clearances from the State and Internal Revenue Service and Surety clearance as a condition to the release of any retention.  The DBOM Contractor may request, and the Contracting Officer, upon recommendation of the Officer-in-Charge, may enter into, an agreement to allow the DBOM Contractor to withdraw from time to time the whole or any portion of the sums retained as set forth above upon depositing with the Contracting Officer any general obligation bond of the State or its political subdivisions with a market value not less than the sum to be withdrawn; provided that the Contracting Officer may require that the total market value of such bond be greater than the sum to be withdrawn.

SECTION 10.4.PERMISSIBLE WITHHOLDINGS.  In addition to the amounts required to be retained pursuant to subsection 10.3(D) (Retention), The BWS may disapprove and withhold and retain all or any portion of any payment requested in any Requisition in an amount equal to the sum of:
(1)Any amounts which are due the BWS hereunder, including any liquidated damages which are payable by the DBOM Contractor under Sections 5.1 (Management) and 9.4 (The Scheduled Acceptance Date and Delay Liquidated Damages) and any indemnification amounts which are due and owing to the BWS under Article 20 (Indemnification);
(2)Any other deductions which are required by Applicable Law;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 10 - Payment of the Design-Build Price

(3)Any payments with respect to which documents to be delivered in connection therewith are not correct and complete;
(4)Any payments with respect to which the Design-Build Work covered by such Requisition (or any previous Requisition) does not comply with this Service Agreement;
(5)Any payments with respect to which any person has asserted a Lien resulting from the acts or omissions of the DBOM Contractor in performing the Design-Build Work and such Lien remains unreleased or unbonded;
(6)The cost of repairing damage to any BWS Property and private property, to the extent the DBOM Contractor is responsible for such costs and fails to promptly repair or replace the damaged property as required by this Service Agreement; and
(7)All requisitioned payments, if an Event of Default of the DBOM Contractor has occurred under Section 17.2 (Events of Default by the DBOM Contractor);
(8)Any amounts required to satisfy any obligation of the DBOM Contractor to the BWS, the City, the State Department of Taxation or the Internal Revenue Service, including obligations not relating to this Service Agreement as required by law, and the obligation of the DBOM Contractor to the workers, Subcontractors, and suppliers who have performed labor or furnished material and equipment under this Service Agreement as the Contracting Officer deems necessary, but only with the concurrence of or instructions from the DBOM Contractor’s Surety; and
(9)Any other amounts which are payable by the DBOM Contractor to the BWS pursuant to the terms of this Service Agreement.

In addition, in the event the DBOM Contractor fails to pay any Taxes, assessments, penalties or fees imposed by any Governmental Body (including the City), then the DBOM Contractor authorizes the BWS to deduct and withhold or pay over to the appropriate Governmental Body those unpaid amounts upon demand by the Governmental Body; unless with respect to any Governmental Body other than the City, the DBOM Contractor is contesting any such Taxes assessments, penalties or fees in good faith by appropriate proceedings conducted with due diligence and the BWS has no liability as a result of the failure of the DBOM Contractor to pay any such Taxes assessments, penalties or fees during the period of contest.

SECTION 10.5.FINAL REQUISITION AND PAYMENT.
(A)Final Requisition.  Upon achieving Final Completion in accordance with Section 9.7 (Final Completion), the DBOM Contractor shall prepare and submit to the BWS a final Requisition.  The final Requisition shall enclose:
(1)American Institute of Architects (AIA) Document G707 (Consent of Surety to Final Payment) certifying the Surety agrees that final payment of the Fixed Design-Build Price shall not relieve the Surety of any of its obligations under the Design-Build Performance Bond or the Payment Bond;
(2)A contractor’s affidavit (and completed form DF-P-65, if requested by the BWS) regarding settlement of claims and complete and legally effective releases or waivers acceptable to the BWS in the full amount of the Design-Build Price, or if any Subcontractor refuses or fails to furnish such release or waiver, a bond or other

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 10 - Payment of the Design-Build Price

security acceptable to the BWS to indemnify the BWS Indemnitees against any payment claim;
(3)A notarized Certification for Employment of State Residents on Construction Procurement Contracts, as required by Section 5.3 (Employment of State Residents on Construction Contracts);
(4)Tax clearances from the director of taxation of the State and the Internal Revenue Service as shown on the Hawaii Compliance Certificate;
(5)Certification from the DBOM Contractor (in the form prescribed by the BWS) affirming that the DBOM Contractor has, as applicable, remained in compliance with all laws as required under this Service Agreement;
(6)Evidence of continuing insurance as required by Section 18.1 (Insurance) and Schedule 18 (Insurance Requirements);
(7)Evidence that the DBOM Contractor is compliant on Hawaii Compliance Express pursuant to Section 3-122-112, HAR; and
(8)A list of all pending property damage and personal injury or death insurance claims arising out of or resulting from the Design-Build Work, identifying the claimant and the nature of the claim.
(B)Final Payment.  If based on the Project Manager’s (1) observation of the Design-Build Work, (2) final inspection, and (3) review of the final Requisition and other documents required by subsection (A) (Final Requisition) of this Section, the Project Manager is satisfied that conditions for Final Completion have been satisfied, the Project Manager shall, within 10 Business Days after receipt of the final Requisition, furnish to the BWS and the DBOM Contractor the Project Manager’s recommendation of final payment and Final Completion.  If the Project Manager is not satisfied, the Project Manager shall return the final Requisition to the DBOM Contractor, indicating in writing the reasons for not recommending final payment, in which case the DBOM Contractor shall make the necessary corrections and resubmit the final Requisition.
(1)BWS Concurrence.  If the BWS concurs with the Project Manager’s recommendation of final payment, the BWS shall, within 15 Business Days, file a written notice of Final Completion and notify the DBOM Contractor and the Project Manager of such acceptance.  As soon as reasonably practicable (but in no event later than 30 days after the BWS’s original receipt of the DBOM Contractor’s final Requisition, subject to the BWS’s right to dispute payment in accordance with this Service Agreement and Applicable Law) after filing such notice, the BWS shall pay to the DBOM Contractor the balance of the Design-Build Price, subject to any withholdings and any other provisions governing final payment specified herein.
(2)BWS Non-Concurrence.  If the BWS does not concur with the Project Manager’s determination, the BWS shall return the Requisition to the DBOM Contractor, through the Project Manager, indicating in writing its reasons for refusing final payment and Final Completion.  The DBOM Contractor shall promptly make the necessary corrections and resubmit the Requisition to the Project Manager.  The BWS’s written determination shall bind the DBOM Contractor, unless the DBOM Contractor delivers to the BWS, through the Project Manager, written notice of a claim within 30 days after receipt of that determination.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 10 - Payment of the Design-Build Price

Pursuant to Section 3-122-112, HAR, final payment shall be withheld until the DBOM Contractor is compliant on Hawaii Compliance Express.  Final payment does not constitute a waiver by the BWS of any rights relating to the DBOM Contractor’s obligations under this Service Agreement.  Final payment constitutes a waiver of all claims by the DBOM Contractor against the BWS relating to the Design-Build Work, the payment of the Design-Build Price or otherwise in connection with the Design-Build Period other than those previously filed in writing with the BWS on a timely basis and still unsettled.

(C)Failure to Comply.  If the DBOM Contractor delays or fails to comply with the requirements of this Section, the Contracting Officer, upon recommendation of the Officer-in-Charge and without further obligation to the DBOM Contractor, may take any or all of the following actions:
(1)Upon notice from the State Department of Taxation or Internal Revenue Service, assign payment to the appropriate tax agency;
(2)Unilaterally use the final payment estimate of the Officer-in-Charge as the final payment to the DBOM Contractor; and
(3)Determine the DBOM Contractor to be nonresponsible, which may jeopardize the DBOM Contractor’s future status as a qualified bidder.

ARTICLE 11

OPERATION AND MANAGEMENT
SECTION 11.1.DBOM CONTRACTOR OBLIGATIONS GENERALLY.
(A)Operation and Management Responsibility for the Project.  Commencing on the Acceptance Date, the DBOM Contractor shall operate and manage the Project on a 24-hour per day, 7-day per week basis, and shall treat Sourced Seawater, produce and supply Product Water, dispose of Facility By-Products, provide all information necessary to secure and maintain Governmental Approvals, and otherwise operate and manage the Project so as to comply with the Contract Standards applicable to such activities.
(B)Encumbrances.  At all times during the Term, the DBOM Contractor shall keep the Project free from any and all Encumbrances (other than Permitted Encumbrances) arising out of or in connection with (1) the Contract Services, or (2) any acts, omissions or debts of the DBOM Contractor, the Guarantor, their Affiliates and their Subcontractors.
(C)Transfer and Application of Industry Experience.  The DBOM Contractor shall use reasonable efforts to transfer to and apply at the Facility the benefit of the advances and improvements in technology, management practices and operating efficiencies which are developed by the DBOM Contractor, the Guarantor and their Affiliates through the operation of their worldwide water treatment businesses and industry research and development activities conducted during the Term, and which are useful and appropriate in the good faith judgment of the DBOM Contractor for carrying out the Contract Services in a manner which improves upon the Contract Standards; provided, however, that the foregoing obligations shall not obligate the DBOM Contractor to: (i) undertake any physical modifications to the Project (including any Capital Modification); (ii) incur any additional operating, maintenance, repair or replacement costs; or (iii) accept any additional risk or liability beyond those imposed under the Contract Standards in effect as of the Contract Date, unless the BWS agrees to compensate the DBOM Contractor in a manner acceptable to the DBOM Contractor for undertaking such obligations.
SECTION 11.2.BWS OPERATION PERIOD OBLIGATIONS GENERALLY.  The BWS, in addition to the obligations it has accepted elsewhere in this Service Agreement, shall:
(1)Make available to the DBOM Contractor upon request copies of all information relating to the Project which is in the possession of the BWS and material to the DBOM Contractor’s performance hereunder;
(2)Grant and assure the DBOM Contractor access to the Project Site for the performance of the Operation Services;
(3)Maintain and repair in good working order the Product Water Transmission Line from the point on the exit port of the isolation valve to the Point of Connection, as and to the extent provided in Section 4.14.4 (Product Water Flow and Water Quality Compliance Point) of Schedule 4 (Design and Construction Requirements);
(4)Maintain and repair in good working order all BWS Water System assets (excluding the Project), which are material to the DBOM Contractor’s performance of the Operation Services; and

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 11 - Operation and Management

(5)Pay the Service Fee and any other amounts due the DBOM Contractor in accordance with the terms and conditions of this Service Agreement.
SECTION 11.3.SERVICE COORDINATION.
(A)Communications and Meetings.  On or before the Acceptance Date, the DBOM Contractor shall inform the BWS of the telephone, fax and pager numbers, e-mail addresses and other means by which the O&M Plant Manager, the Operations Lead, the DBOM Contractor Representative and Senior Supervisors may be contacted.  The BWS shall furnish to the DBOM Contractor comparable communications information with respect to the Project Manager.  The DBOM Contractor shall meet with the BWS each month to review the contents of the monthly operations reports required to be prepared pursuant to subsection 4.8(B) (Monthly Operations Reports).  The O&M Plant Manager, the Operations Lead and, if requested by the BWS, the DBOM Contractor Representative and Senior Supervisors each shall personally attend the monthly operations meetings with the BWS, and all special meetings which the BWS may reasonably request from time to time, to review management, operational, performance and planning matters arising with respect to the Project and this Service Agreement.  Any issue in dispute which the parties are unable to resolve at such monthly and special meetings may be referred to the dispute resolution procedures set forth in Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies), and the resolution of any issues resolved at such meetings or through such dispute resolution procedures shall be reflected in a Contract Administration Memorandum or a Contract Amendment, as applicable.
(B)Complaints and Communications.  The DBOM Contractor shall respond in a timely and effective manner to all complaints and communications received by the DBOM Contractor, BWS or the City regarding any matter related to the Operation Services, including the treatment and distribution of water, odor and air emissions, noise, light emissions, maintenance or construction.  The DBOM Contractor shall investigate each such complaint and communication and, if it has a valid basis, the DBOM Contractor shall promptly rectify the matter.  Complaints and communications concerning spillages, leaks, breaks, noise, light emissions and emergencies relating to the Project shall be responded to within one hour, and other communications within 24 hours.  All such complaints and communications shall be immediately logged and promptly responded to in writing and reported to the BWS as part of the monthly operations reports delivered pursuant to subsection 4.8(B) (Monthly Operations Reports).  The DBOM Contractor shall establish, maintain and make freely known a telephone number, e-mail address and mailing address to which customer or citizen complaints and communications may be directed.
SECTION 11.4.TRAINING OF BWS PERSONNEL.  The DBOM Contractor shall, on not less than 30 days’ prior written notice from the BWS, conduct a one-time training program for the BWS and its designees (including any successor operator personnel) in order to enable the BWS or its designee to assume operating and management responsibility for the Project at the expiration or earlier termination of this Service Agreement.  The program shall train supervisory and operating personnel in sufficient numbers and job classifications so as to allow the BWS and its designees to operate and manage the Project in accordance herewith.  The training afforded to BWS employees or designees shall be substantially equivalent to the training afforded the DBOM Contractor’s and Subcontractor’s employees in connection with the start-up of the Project prior to the Acceptance Tests. The DBOM Contractor shall be responsible for the cost of training such BWS employees or designees, which costs have been priced into the Service Fee.  In addition, the DBOM Contractor shall permit BWS supervisory and operating personnel to observe the DBOM Contractor’s operation of the Project for a period of up to six months prior to the expiration or earlier termination of this Service Agreement, which observation activities shall not interfere with the DBOM Contractor’s performance of the

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 11 - Operation and Management

Operation Services.  All costs pertaining to the observation activities of BWS supervisory and operating personnel shall be borne by the BWS.
SECTION 11.5.UTILITIES DURING THE OPERATION PERIOD.
(A)Electricity Supply and Consumption.  The BWS shall have the exclusive right and responsibility to arrange for the supply of electricity to the Project during the Operation Period, to determine the electricity supplier, and to negotiate and establish electric rates with the electricity supplier.  The DBOM Contractor shall cooperate with and assist the BWS in making such arrangements, and the BWS shall give reasonable consideration to any requests and recommendations made by the DBOM Contractor as to the terms and conditions of electricity supply.  The BWS shall pay all electricity bills in a timely manner, subject to annual reimbursement by the DBOM Contractor as part of the Annual Settlement Statement process set forth in Section 15.12 (Annual Settlement) in the event that the Guaranteed Maximum Annual Electricity Costs are exceeded as provided in subsection 15.12(B) (Annual Settlement of Electricity Costs).  Notwithstanding the preceding sentence, the DBOM Contractor shall reimburse the BWS in an amount equal to any charges or penalties imposed by the electricity provider resulting from DBOM Contractor Fault on a monthly basis as an Extraordinary Item credit.  The DBOM Contractor shall operate the Project in a manner which minimizes, to the maximum extent reasonably practicable in light of its obligation to provide the Operation Services, charges for electricity use, demand, transmission and distribution which are payable by the BWS hereunder.
(B)All Other Utilities.  Except as provided in subsection (A) (Electricity Supply and Consumption) of this Section with respect to the supply of electricity, the DBOM Contractor shall have the right and the responsibility to arrange for the supply of all Utilities required to perform the Operation Services, including natural gas, water, telephone and telecommunications, and to negotiate and establish rates and terms of service with the respective suppliers.  The DBOM Contractor shall pay all such Utility bills in a timely manner.  The DBOM Contractor acknowledges that the Fixed Component of the Service Fee includes all compensation to which the DBOM Contractor is entitled on account of such Utility services.
SECTION 11.6.OPERATION AND MAINTENANCE MANUAL.
(A)DBOM Contractor Responsibility.  The DBOM Contractor shall develop, provide and maintain the Operation and Maintenance Manual for the Project in accordance with the Contract Standards, including the specific requirements set forth in Schedule 11 (General Operations and Maintenance Requirements).  The Operation Services shall be performed in compliance with the Operation and Maintenance Manual.  The DBOM Contractor shall keep the Operation and Maintenance Manual current and shall supply the BWS with appropriate updates, supplements or revisions thereto annually or at any earlier time that a material change to the Operation and Maintenance Manual is made, to be reviewed and commented on in accordance with Schedule 11 (General Operations and Maintenance Requirements).  Such updates shall preserve the standards set forth in the initial Operation and Maintenance Manual.  Notwithstanding any such review and comment by and discussion with the BWS, the Operation and Maintenance Manual shall remain, at all times, the responsibility of the DBOM Contractor.  Neither the review of or comment upon, nor the failure of the BWS to comment upon, the Operation and Maintenance Manual shall: (1) relieve the DBOM Contractor of any of its responsibilities under this Service Agreement; (2) be deemed to constitute a representation by the BWS that operating the Project pursuant to the Operation and Maintenance Manual will cause the Project to be in compliance with the Contract Standards; or (3) impose any liability upon the BWS.  The DBOM Contractor shall keep and maintain an updated copy of the Operation and Maintenance Manual at the Project Site at all times throughout the Term.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 11 - Operation and Management

(B)Supplements for Capital Modifications.  The DBOM Contractor shall prepare supplements and revisions to the Operation and Maintenance Manual which are required due to the design, construction and installation of all Capital Modifications.  The cost and expense of all such supplements and revisions shall be borne by the DBOM Contractor, except with respect to supplements and revisions necessitated by Capital Modifications directed by the BWS or required by a Change in Law or other Uncontrollable Circumstance.
SECTION 11.7.OPERATING PROTOCOL.  The DBOM Contractor shall develop the Operating Protocol for the Project in coordination with the BWS and in accordance with the Contract Standards, including the specific requirements set forth in Schedule 11 (General Operations and Maintenance Requirements).  The Operating Protocol shall set forth all practices, procedures and protocols which are necessary or useful in coordinating the activities of the parties hereunder, including particularly the establishment and modification from time to time of the BWS’s demands for Product Water, all operational and informational communications between the BWS and the DBOM Contractor, and all data and information required to demonstrate the extent to which the Project is being operated in compliance with the Performance Guarantees.  The DBOM Contractor shall update and maintain the Operating Protocol in accordance with Section 12.9 (Service Coordination).
SECTION 11.8.SAFETY.  The DBOM Contractor shall maintain the safety of the Project at a level consistent with all federal (including OSHA), State and local safety and health rules and regulations, and the Contract Standards.  Without limiting the foregoing, the DBOM Contractor shall: (1) take all necessary precautions and establish and enforce all necessary safeguards for the safety of, and provide all necessary protection to prevent damage, injury or loss by reason of or related to the operation of the Project to, (a) all employees working at the Project and all other persons who may be involved with the operation, construction, maintenance, repair and replacement of the Project, (b) all visitors to the Project, (c) all materials and equipment under the care, custody or control of the DBOM Contractor on the Project Site, (d) other property constituting part of the Project, and (e) BWS Property; (2) give all notices and comply with all Applicable Laws relating to the safety of persons or property or their protection from damage, injury or loss; (3) designate a qualified and responsible employee at the Project whose duty shall be the development and implementation of safety and health requirements at the Project, the prevention of fires and accidents and the coordination of such activities, with federal, State, BWS and City officials; (4) operate all equipment in a manner consistent with the manufacturer’s safety requirements; (5) provide for safe and orderly vehicular movements; and (6) develop and implement a health and safety program that includes management commitment to maintaining a safe workplace, employee participation, hazard evaluation and controls, employee training and periodic inspections, hazard communications and other site-specific safety training.  The DBOM Contractor’s health and safety program shall include a written Operation Period Health and Safety Plan prepared in accordance with the Contract Standards and designed to implement the requirements of this Section and Schedule 11 (General Operations and Maintenance Requirements).  The Operation Period Health and Safety Plan, prepared in accordance with the Contract Standards including the requirements set forth in Schedule 11 (General Operations and Maintenance Requirements), shall be provided by the DBOM Contractor for the BWS’s review and comment.  The BWS shall provide any comments to the Operation Period Health and Safety Plan (and any proposed updates thereto) within 21 days of receipt from the DBOM Contractor.  The DBOM Contractor shall provide a final Operation Period Health and Safety Plan, having addressed any comments provided by the BWS, as a precondition to the establishment of Mechanical Completion under Section 8.13 (Mechanical Completion).  The DBOM Contractor shall make all modifications to the Project which are or may be required under OSHA, subject to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances) in the event of a Change in Law.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 11 - Operation and Management

SECTION 11.9.SECURITY.  The DBOM Contractor, in accordance with the Contract Standards, including the Operation Period Security Plan, shall be responsible for the security and protection of the Project and the Project Site.  The DBOM Contractor shall guard against all damage or injury to such properties caused by cyber threats, trespass, negligence, vandalism or malicious mischief of third parties, and shall operate, maintain, repair and replace all surveillance and other security equipment and assets constituting fixtures of the Project in accordance with the Contract Standards.  The Operation Period Security Plan, prepared in accordance with the Contract Standards including the requirements set forth in Schedule 11 (General Operations and Maintenance Requirements), shall be provided by the DBOM Contractor for the BWS’s review and comment.  The BWS shall provide any comments to the Operation Period Security Plan (and any proposed updates thereto) within 21 days of receipt from the DBOM Contractor.  The DBOM Contractor shall provide a final Operation Period Security Plan, having addressed any comments provided by the BWS, as a precondition to the establishment of Mechanical Completion under Section 8.13 (Mechanical Completion).  The DBOM Contractor shall provide the BWS, upon request, all information necessary to assist the BWS and the EPA with respect to any vulnerability assessment required under Applicable Law.
SECTION 11.10.SAMPLING, TESTING AND LABORATORY WORK.  The DBOM Contractor shall perform and provide all sampling, laboratory testing and analyses, and quality assurance and quality control procedures and programs required by the Contract Standards.  All testing laboratories shall be certified by all appropriate Governmental Bodies, as applicable, for the applicable test, shall meet all requirements specified in Schedule 16 (Monitoring, Sampling and Reporting Requirements), shall be operated in accordance with Good Industry Practice, and shall be audited and monitored by the DBOM Contractor for compliance with State, Department of Health and EPA standard test methods.  All sampling and test data shall be available for review by, and reported to, the BWS in accordance with Section 4.8 (Periodic Reports).  The DBOM Contractor explicitly assumes the risk of incorrect sampling, testing and laboratory work and any consequences thereof or actions taken or corrections needed based thereon, whether such work is performed by itself or third parties, both as to failures to detect and as to false detections.  The DBOM Contractor shall permit the BWS or its designee, at the BWS’s expense, to perform any testing, sampling or analytical procedure it deems appropriate, using the Facility, laboratory services available to the DBOM Contractor or otherwise.
SECTION 11.11.NO NUISANCE COVENANT.  In addition to the DBOM Contractor’s obligations with respect to the Environmental Guarantee set forth in Section 12.6 (Environmental Guarantee), the DBOM Contractor shall keep the Project neat, clean and litter-free at all times, ensure that the operation of the Project does not create any odor, litter, noise, visible algae, rust, corrosion, fugitive dust, vector, excessive light or other adverse environmental effects constituting, with respect to each of the foregoing, a nuisance condition under Applicable Law.  Should any such nuisance condition occur which is not caused by Uncontrollable Circumstances, the DBOM Contractor shall, immediately remedy the condition, pay any fines or penalties relating thereto, make all capital investments, improvements or modifications and changes in operating and management practices necessary to prevent a recurrence of the nuisance condition, and indemnify and hold harmless the BWS Indemnitees from any Loss-and-Expense relating thereto in the manner provided in Article 20 (Indemnification).  Any capital investment, improvement or modification required to be made pursuant to this subsection, reasonably expected to result in a material change to the Project, shall be considered a Capital Modification subject to the provisions of Article 14 (Capital Modifications).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 11 - Operation and Management

SECTION 11.12.OPERATING GOVERNMENTAL APPROVALS.
(A)Applications and Submittals.  The DBOM Contractor shall make all filings, applications, reports and certifications necessary to obtain and maintain all Governmental Approvals (other than BWS-designated Governmental Approvals) required to be made, obtained, maintained, renewed or extended by or in the name of the DBOM Contractor or the BWS under Applicable Law in order to operate the Project, including those set forth in Schedule 2 (Governmental Approvals).  All permit and filing fees required in order to obtain and maintain Governmental Approvals for the Operation Services shall be paid by the DBOM Contractor, regardless of the identity of the applicant, except with respect to BWS-designated Governmental Approvals or Governmental Approvals required in connection with an Uncontrollable Circumstance.  With respect to Governmental Approvals that are required to be obtained in the name of the BWS, the DBOM Contractor shall:
(1)Prepare the application, and develop and furnish all necessary supporting material;
(2)Supply all data and information which may be required;
(3)Familiarize itself with the terms and conditions of such Governmental Approvals;
(4)Attend all required meetings and hearings; and
(5)Take all other actions necessary in obtaining, maintaining, renewing, extending and complying with the terms of such Governmental Approvals.

The DBOM Contractor shall agree to be named as a co-permittee on any Governmental Approval if so required by the issuing Governmental Body or the BWS.  The DBOM Contractor shall manage the process of obtaining and maintaining the Governmental Approvals on behalf of the BWS for which it is responsible hereunder in a manner which affords the BWS a reasonable opportunity to participate in the permitting process as desired and to review and comment on such submittals and all material documentation submitted to and issued by any Governmental Body in connection therewith as provided in Schedule 2 (Governmental Approvals).  The BWS shall deliver to the DBOM Contractor all Governmental Approvals relating to the Project to which it is a party promptly following receipt thereof.

(B)Data and Information.  All data, information and action required to be supplied or taken in connection with the Governmental Approvals required for the Operation Services (including Sourced Seawater, Product Water and similar data and information that the BWS is required to report to Governmental Bodies under relevant Governmental Approvals) shall be supplied and taken on a timely basis by the DBOM Contractor considering the requirements of Applicable Law and the responsibilities of the BWS as the legal and beneficial owner of the Project and primary permittee.  The data and information supplied by the DBOM Contractor to the BWS and all regulatory agencies in connection therewith shall be correct and complete in all material respects, and shall be submitted in draft form to the BWS sufficiently in advance to allow full and meaningful review and comment by the BWS.  The DBOM Contractor shall be responsible for any schedule and cost consequences which may result from the submission of materially incorrect or incomplete information.  The DBOM Contractor shall not knowingly take any action in any application, data submittal or other communication with any Governmental Body regarding Governmental Approvals or the terms and conditions thereof that would impose any unreasonable cost, risk or burden on the BWS.  The BWS reserves the right to reject, modify, alter, amend, delete or supplement any information supplied, or term or

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 11 - Operation and Management

condition proposed, by the DBOM Contractor which would have the effect described in the preceding sentence.
(C)Non-Compliance and Enforcement.  The DBOM Contractor shall report to the BWS, immediately upon obtaining knowledge thereof, all violations or potential violations of the terms and conditions of any Governmental Approval or Applicable Law pertaining to the Project.  The BWS shall have the right independently to enforce compliance with the requirements of any Governmental Approval regardless of whether a concurrent or different regulatory enforcement action has been undertaken by any other Governmental Body.  In the event that the DBOM Contractor or any Subcontractor fails at any time to comply with Applicable Law (including any Governmental Approval) it shall take all actions required by subsection 4.4(E) (Fines, Penalties and Remediation), including immediately correcting such failure and resuming compliance with Applicable Law.
(D)Reports to Governmental Bodies.  The DBOM Contractor shall, in accordance with the Contract Standards, prepare all periodic reports, make all information submittals and provide all notices to all Governmental Bodies required by all Governmental Approvals and under Applicable Law with respect to the Project, including sampling and testing results.  Such reports shall contain all information required by the Governmental Body, and may be identical to comparable reports prepared for the BWS, if such are acceptable to the Governmental Body.  The DBOM Contractor first shall provide the BWS with copies of such regulatory reports for review, comment and signature, as applicable, at least 14 days before their filing with the Governmental Body; provided, however, that, (1) if Applicable Law requires the filing of a report within a shorter period, the DBOM Contractor shall provide reasonable notice and opportunity for the BWS to comment on a draft of the report prior to submission to the Governmental Body to the extent practicable, and (2) with respect to those circumstances (such as spills) where Applicable Law requires the submission of reports immediately or within a period which would not permit BWS review of a draft report, prior BWS review of a draft report shall not be required.  The DBOM Contractor shall provide to the BWS copies of all final communications and reports furnished to any Governmental Body pursuant to this Section simultaneously with their submittal to the Governmental Body.
(E)Potential Regulatory Change.  The DBOM Contractor shall keep the BWS regularly advised as to potential changes in regulatory requirements of which the DBOM Contractor has knowledge affecting the Project, and provide recommended responses to such potential changes so as to mitigate any possible adverse technical, compliance or economic impacts on the BWS should a Change in Law actually occur.
SECTION 11.13.BWS ACCESS TO PROJECT.  The BWS shall have the right at any time, on a 24-hour per day, 365-day per year basis, to visit and inspect the Project and observe the DBOM Contractor’s performance of the Operation Services.  The DBOM Contractor shall permit and facilitate access to the Project for such purposes by authorized BWS personnel and by agents and contractors designated by the BWS.  Keys or passwords, as applicable, for the facilities or structures comprising the Project shall be provided by the DBOM Contractor to the Officer-in-Charge and the Project Manager in accordance with the DBOM Contractor’s physical security plan and key control program.  All visitors shall comply with the Operation Period Health and Safety Plan, and shall not interfere with the DBOM Contractor’s operations of the Project.  When visiting any portion of the Project that is staffed by the DBOM Contractor at the time of the visit, all authorized BWS employees, agents and contractors shall announce themselves to the staff (and sign in/sign out in accordance with DBOM Contractor's visitation procedures, if applicable) and DBOM Contractor employees may elect to accompany any authorized BWS employees, agents and contractors during the visit.  The parties agree that the BWS shall have immediate access to the Project, and no DBOM Contractor rule or procedure shall impede, impair or delay such access; provided that the BWS and its respective

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 11 - Operation and Management

agents and contractors shall at all times comply with the Operation Period Health and Safety Plan.
SECTION 11.14.OPERATING DATA AND PROJECT RECORDS.
(A)Computerized Information System.  The DBOM Contractor, on and after the Acceptance Date, shall establish and maintain a computerized information system with respect to the Project for operations and maintenance data and process control, including the information necessary to verify calculations made pursuant to this Service Agreement and demonstrate compliance with the Contract Standards.  The DBOM Contractor shall maintain current and up to date records of the Operation Services throughout the Term.
(B)Availability of Operating Data to BWS.  The DBOM Contractor shall provide the BWS, through the BWS’s microwave radio system, read-only access to Product Water Flow Meter data and the real-time operations, maintenance, performance, Facility By-Products management, process control and similar data and parameters identified in Schedule 4 (Design and Construction Requirements).
(C)Record Documents.  The DBOM Contractor shall maintain at the Project and make available to the BWS upon request for review and copying all Design Documents and any similar documents relating to any Capital Modifications.  The DBOM Contractor shall: (1) keep current all such records to show any changes to the Project (including valves, pipes, pumps, meters and other assets) made by the DBOM Contractor in the performance of the Operation Services; (2) provide advice and assistance to the BWS, based on such records, in establishing and maintaining any BWS geographic mapping and information systems; and (3) provide an updated electronic copy of all record documents to the BWS when such changes occur.
SECTION 11.15.EMERGENCIES.
(A)Operation Period Emergency Response Plan.  No later than 180 days prior to the Scheduled Acceptance Date, the DBOM Contractor shall provide the BWS with an Operation Period Emergency Response Plan to be implemented in the event of an emergency, including fire, weather, environmental, health, safety and other potential emergency conditions, including natural disasters and other emergency threats, in accordance with Schedule 11 (General Operations and Maintenance Requirements).  The Operation Period Emergency Response Plan shall:  (1) provide for appropriate notifications to the BWS Emergency Department Operations Center, the City and all other Governmental Bodies having jurisdiction and for measures which facilitate coordinated emergency response actions by the BWS, the City and all such other appropriate Governmental Bodies; (2) specifically include spill prevention and response measures; and (3) assure the timely availability of all personnel required to respond to any emergency (no later than one hour during nights, weekends or holidays).  The Operation Period Emergency Response Plan, prepared in accordance with the Contract Standards including the American Water Infrastructure Act of 2018, as amended, and the requirements set forth in Schedule 11 (General Operations and Maintenance Requirements), shall be provided by the DBOM Contractor for the BWS’s review and comment.  The BWS shall provide any comments to the Operation Period Emergency Response Plan (and any proposed updates thereto) within 21 days of receipt from the DBOM Contractor.  The DBOM Contractor shall provide a final Operation Period Emergency Response Plan, having addressed any comments provided by the BWS, as a precondition to the establishment of Mechanical Completion under Section 8.13 (Mechanical Completion).  The Operation Period Emergency Response Plan shall be reviewed by the parties annually as part of the review of the annual operations report, and updated when necessary, in accordance with the Contract Standards.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 11 - Operation and Management

(B)Emergency Action.  Notwithstanding any requirement of this Service Agreement requiring BWS approval or consent to reports or submittals, if at any time the DBOM Contractor determines in good faith that an emergency situation exists such that action must be taken to protect the safety of the public or its employees, to protect the safety or integrity of the Project, or to mitigate the immediate consequences of an emergency event, then the DBOM Contractor shall take all such action it deems in good faith to be reasonable and appropriate under the circumstances.  As promptly thereafter as is reasonable, the DBOM Contractor shall notify the BWS of the event at an emergency phone number from a list supplied by the BWS, and the DBOM Contractor’s response thereto.  The cost of the DBOM Contractor’s response measures shall be borne by the DBOM Contractor except to the extent the emergency event was caused by an Uncontrollable Circumstance, in which case the BWS shall bear the cost in accordance with and to the extent provided in Article 19 (Uncontrollable Circumstances), subject to Cost Substantiation in accordance with Section 22.9 (Cost Substantiation).

ARTICLE 12

PERFORMANCE
SECTION 12.1.BWS WATER SYSTEM.
(A)Reliance.  The DBOM Contractor acknowledges that the Project will constitute a primary component of the BWS Water System and that the BWS, in meeting the water supply requirements of the BWS Service Area, is providing an essential public service, and in complying with Applicable Law, will rely on the performance by the DBOM Contractor of its obligations hereunder.
(B)Management of the BWS Water System and the Project.  The BWS has and shall retain full management responsibility for the BWS Water System.  The DBOM Contractor shall be responsible for the operation, maintenance, repair, replacement and management of the Project in accordance with this Service Agreement.
(C)Water Ownership and Limitations on DBOM Contractor Rights.  The BWS shall remain the owner of the Project and all Sourced Seawater and Product Water, notwithstanding the services provided by the DBOM Contractor hereunder.  The DBOM Contractor shall not treat water other than Sourced Seawater, and shall not use the Project for any purpose other than the purposes contemplated hereby or to serve or benefit any person other than the BWS.  The DBOM Contractor shall not impose a fee or charge on any person for the supply of Product Water.  The only compensation to the DBOM Contractor for providing the Operation Services shall be the Service Fee payable by the BWS hereunder.  Nothing in this Service Agreement shall confer upon the DBOM Contractor any rights with respect to the water rights of the BWS under any applicable contract, permit or other Governmental Approval or with respect to the rate setting powers of the BWS.
SECTION 12.2.WATER TREATMENT GUARANTEE.
(A)Applicable Law Limits.  Except to the extent relieved for Uncontrollable Circumstances, the DBOM Contractor shall operate the Project on a continuous, uninterrupted 24-hour per day, seven-day per week basis (except as expressly allowed otherwise in subsection 12.3(E) (Limited Permitted Downtime for Maintenance, Repair and Replacement)) so as to produce Product Water from Sourced Seawater in compliance with the requirements of Applicable Law.  In no event shall the DBOM Contractor deliver Product Water that is not in compliance with the requirements of Applicable Law.
(B)Enhanced Water Quality Standards.  In addition to its obligations to comply with the Product Water requirements imposed by Applicable Law as provided in subsection (A) (Applicable Law Limits) of this Section and except to the extent relieved for Uncontrollable Circumstances, the DBOM Contractor shall treat Sourced Seawater and produce and distribute Product Water in compliance with the contract requirements set forth in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages) (the “Enhanced Water Quality Standards”).  The requirement to meet the Enhanced Water Quality Standards and the requirements in subsection (A) (Applicable Law Limits) of this Section shall collectively mean the “Water Treatment Guarantee”.  Notwithstanding the foregoing, in the event that a conflict arises between the Product Water quality standards imposed by Applicable Law and the Enhanced Water Quality Standards, the DBOM Contractor shall at all times comply with the more stringent standard.
(C)Liquidated Damages and Other Remedies for Breach of Water Treatment Guarantee.  Except to the extent relieved for Uncontrollable Circumstances, the DBOM Contractor shall pay liquidated damages in the amounts set forth in Schedule 15 (Performance

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 12 - Performance

Guarantee Requirements and Liquidated Damages) for the DBOM Contractor’s failure to comply with certain Water Treatment Guarantee parameters.  These remedies are designed to recognize the benefits of consistently high performance and the relative severity of not meeting such Water Treatment Guarantee parameters.  The liquidated damages are divided into the following general categories of non-compliance events:
(1)Failure to Comply with Applicable Law or the Enhanced Water Quality Standards.  Any supply of Product Water for which the non-compliance events identified in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages) results in non-compliance with (i) Applicable Law, or (ii) the Enhanced Water Quality Standards; and
(2)Unacceptable Product Water Event.  Any supply of Product Water for which any of the non-compliance events identified in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages) results in (i) the need for public notification of non-compliance or (ii) the need for a “boil water” notice.

In addition to the liquidated damages that may be payable by the DBOM Contractor above, the occurrence of certain unacceptable Product Water events, including repeated, unexcused failures to meet the Water Treatment Guarantee, as identified in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages), shall constitute an Event of Default by the DBOM Contractor upon which the BWS may terminate this Service Agreement for cause in accordance with Section 17.2 (Events of Default by the DBOM Contractor).

(D)Adjustment of Liquidated Damages.  All initial liquidated damage dollar amounts specified in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages) shall be adjusted annually on July 1 of each Contract Year by the CPI Adjustment Factor.
(E)Indemnity for Loss-and-Expense from Non-Complying Product Water.  In the event that any Product Water supplied to the BWS Water System fails to comply with the Water Treatment Guarantee, except to the extent such failure of compliance is caused by an Uncontrollable Circumstance, the DBOM Contractor shall indemnify, defend and hold harmless the BWS Indemnitees in accordance with Article 20 (Indemnification) from any Loss-and-Expense resulting from the supply of such non-complying Product Water.  This indemnity shall extend to any liability resulting from property loss or damage or death or personal injury suffered or alleged to be suffered by any party from exposure to or as a result of using or consuming such non-complying Product Water based on any theory of recovery, including theories of product liability, toxic tort or environmental impairment.  The Loss-and-Expense relating to such liabilities to third parties to which the indemnity provided in this Section extends shall include any special, incidental, consequential, punitive and other similar damages awarded to such third parties, notwithstanding the waivers contained with respect to such damages as between the parties in Section 17.11 (No Special, Consequential or Punitive Damages); provided, however, that with respect to the indemnity requirement set forth in this subsection relating to special, incidental, consequential, punitive and other similar damages awarded to third-parties (not including fines or penalties levied or imposed by Governmental Bodies) arising from the failure to comply with the Water Treatment Guarantee, the DBOM Contractor’s liability with respect to such amounts that are not otherwise covered by their Required Insurance or other insurance policies shall be limited to $10,000,000.00 in the aggregate over the Term. The DBOM Contractor acknowledges that the liquidated damages provided for under this Section are not intended to compensate the BWS or otherwise serve as a remedy for the Loss-and-Expense associated with the third party liabilities to which the indemnification provided for under this subsection applies.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 12 - Performance

(F)Change in Law Affecting Product Water.  The parties acknowledge that a Change in Law may affect Product Water standards or impose more stringent requirements relating to equipment or processes than those established hereunder as of the Contract Date.  In the event a Change in Law occurs, the DBOM Contractor shall be entitled to performance relief or additional compensation under Article 19 (Uncontrollable Circumstances) only if: (1) such Change in Law imposes a regulatory standard or operating requirement with respect to any particular Product Water characteristic or parameter which is more stringent to comply with than the Contract Standards in effect as of the date of such Change in Law applicable to such characteristic or parameter, or requires equipment or processes not then in place or practiced at the Facility; and (2) the DBOM Contractor is unable, after taking all mitigation measures required under Article 19 (Uncontrollable Circumstances) with respect to such a Change in Law, to avoid the necessity for such performance relief or additional compensation.  The parties acknowledge and agree that, notwithstanding any other provision contained herein, the Enhanced Water Quality Standards are Contract Standards in effect as of the Contract Date.
SECTION 12.3.WATER DELIVERY GUARANTEE.
(A)Minimum and Maximum Daily Flow Rate.  Subject to the BWS’s rights to demand adjustments to the Flow Rates pursuant to this Section and except to the extent relieved due to the occurrence of Uncontrollable Circumstances in accordance with and to the extent provided in Article 19 (Uncontrollable Circumstances), the DBOM Contractor shall operate the Project so as to deliver Product Water to the Point of Connection at Flow Rates of no less than 1.615 MGD and no greater than 1.785 MGD each day during the Operation Period in order to meet the Water Delivery Guarantee specified in subsection (C) (Water Delivery Guarantee; Liquidated Damages) of this Section.
(B)  Compliance with Flow Rates.  The DBOM Contractor shall deliver Product Water to the Point of Connection strictly in accordance with the minimum and maximum daily Flow Rates specified in subsection (A) (Minimum and Maximum Daily Flow Rate) of this Section or as otherwise demanded by the BWS in accordance with this Section.  In no event shall the DBOM Contractor deliver Product Water to the Point of Connection in excess of such maximum daily Flow Rate without the express approval of the BWS.  Notwithstanding the absence of any liquidated damages for failure to comply with the minimum and maximum Flow Rates specified in subsection (A) (Minimum and Maximum Daily Flow Rate) of this Section, the DBOM Contractor acknowledges that, any such failure of compliance for 10 or more days in a Contract Year quarter (i.e., July-September, October-December, January-March and April-June) and/or 30 or more days in a Contract Year shall constitute a material breach of this Service Agreement that may result in a DBOM Contractor Event of Default under Section 17.2 (Events of Default by the DBOM Contractor).
(C)Water Delivery Guarantee; Liquidated Damages.  Subject to the BWS’s rights to demand adjustments to the Flow Rates pursuant to this Section and except to the extent relieved due to the occurrence of Uncontrollable Circumstances in accordance with and to the extent provided in Article 19 (Uncontrollable Circumstances), the DBOM Contractor shall operate the Project so as to deliver Product Water to the Point of Connection at an average Flow Rate of 1.7 MGD for each month during the Operation Period (the “Water Delivery Guarantee”).  For purposes of this Section, the first month of the Operation Period shall begin on the Acceptance Date and shall end on the last day of the month in which the Acceptance Date occurs.  The last month of the Operation Period shall begin on the first day of the month in which the Termination Date occurs and shall end on the Termination Date.  In the event the DBOM Contractor fails in any month to meet the Water Delivery Guarantee, the DBOM Contractor shall pay liquidated damages to the BWS in accordance with Schedule 15 (Performance Guarantee Requirements and Liquidated Damages).  All initial liquidated damage

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 12 - Performance

dollar amounts specified in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages) shall be adjusted annually on July 1 of each Contract Year by the CPI Adjustment Factor.  The BWS shall have the right to terminate this Service Agreement for a DBOM Contractor Event of Default in accordance with Section 17.2 (Events of Default by the DBOM Contractor) in the event of repeated, unexcused failures to meet the Water delivery Guarantee, as indicated in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages).
(D)Measuring Product Water Deliveries.  Product Water deliveries shall be measured at the Product Water Flow Meter for purposes of determining compliance with the Water Delivery Guarantee.
(E)Limited Permitted Downtime for Maintenance, Repair and Replacement Activities.  The DBOM Contractor shall be required to meet the Water Delivery Guarantee and all other obligations specified in this Section, notwithstanding any maintenance, repair and replacement activities required pursuant to Article 13 (Maintenance, Repair and Replacement); except that the DBOM Contractor shall be permitted to schedule downtime for planned Facility maintenance, repair and replacement activities for a single outage period with a maximum duration of 10 consecutive days of Facility outage in each Contract Year as and to the extent provided in this subsection.  Any such planned Facility maintenance, repair or replacement outage period shall be: (1) included in (a) the Maintenance, Repair and Replacement Plan or the annual updates thereto to be developed in accordance with Schedule 11 (General Operations and Maintenance Requirements), (b) the Major Maintenance, Repair and Replacement Schedule or the annual updates thereto to be developed in accordance with Schedule 11 (General Operations and Maintenance Requirements) and Schedule 12 (Major Maintenance, Repair and Replacement), or (c) the RO System Membrane Replacement Schedule or the annual updates thereto to be developed in accordance with Schedule 11 (General Operations and Maintenance Requirements) and Schedule 13 (RO System Membrane Replacement); and (2) approved in advance by BWS in accordance with this subsection. Such outages shall be used solely for planned maintenance, repair and replacement purposes.  In order for the BWS to coordinate such downtime with its other BWS Water System facilities, the DBOM Contractor shall provide the BWS for its approval at least 45 days’ prior written notice of the proposed dates for a Facility outage period to undertake such maintenance, repair and replacement activities. Within 15 days of its receipt of the DBOM Contractor’s notice, the BWS shall, in accordance with Section 11.2.18 (Maintenance, Repair and Replacement Plan) of Schedule 11 (General Operations and Maintenance Requirements), determine whether to approve, reject or delay the DBOM Contractor’s request for a Facility outage under this subsection. The DBOM Contractor shall be excused from compliance with the Flow Rate requirements in subsection (A) (Minimum and Maximum Daily Flow Rate) of this Section and the Water Delivery Guarantee during any planned maintenance, repair and replacement outage period approved by the BWS in accordance with this subsection.  In no event shall the DBOM Contractor otherwise shut down the Facility or fail to meet its Product Water delivery obligations under this Section due to any maintenance, repair and replacement activities required to be performed by the DBOM Contractor pursuant to Article 13 (Maintenance, Repair and Replacement).
(F)Product Water Delivery Ramp-Up Period.  Without limiting the BWS’s rights under subsections (G) (BWS Right to Adjust the Water Delivery Guarantee) and (H) (Extraordinary Flow Rate Change) of this Section with respect to Flow Rate adjustments, the BWS intends to begin the introduction of Product Water into the BWS Water System at the start of the Operation Period with a ramp-up of the Flow Rate from the Facility to monitor and assess if the Product Water is causing any material change to the quality of the water in the BWS Water System or in BWS’s customers’ uses or is likely to cause detrimental impacts to the BWS Water System or customers’ assets, as further described in Schedule 11 (General Operations and Maintenance Requirements).  The DBOM Contractor shall coordinate with the BWS during such ramp-up period to adjust the Flow Rate for Product Water as directed by the

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 12 - Performance

BWS in accordance with Schedule 11 (General Operations and Maintenance Requirements) and this subsection.  For purposes of determining the Chemicals Element payable pursuant to Section 15.4 (Fixed Component), adjustments of the Flow Rate directed by the BWS during the ramp-up period pursuant to this subsection shall be treated as if such adjustments are being made pursuant to subsection (G) (BWS Right to Adjust the Water Delivery Guarantee) of this Section.
(G)BWS Right to Adjust the Water Delivery Guarantee.  Without limiting the BWS’s rights under subsection (H) (Extraordinary Flow Rate Change) of this Section with respect to extraordinary Flow Rate changes, the BWS shall have the right in its discretion at any time by written notice to the DBOM Contractor in accordance with this subsection to adjust the average monthly Flow Rate specified in subsection (C) (Water Delivery Guarantee; Liquidated Damages) of this Section to either 0.85 MGD or 0 MGD.  In the event the BWS makes such an adjustment, the Water Delivery Guarantee shall be adjusted to reflect the average monthly Flow Rate specified by the BWS and the minimum and maximum daily Flow Rates set forth in subsection (A) (Minimum and Maximum Daily Flow Rate) of this Section shall be adjusted to reflect a minimum of 95% of the adjusted Flow Rate and a maximum of 105% of the adjusted Flow Rate.  Such adjusted Water Delivery Guarantee shall become effective in the month immediately following the month in which the BWS delivers notice pursuant to this subsection and shall remain in effect until further notice from the BWS; provided, however, that any adjusted Flow Rate pursuant to this subsection shall remain in effect for a minimum 60-day period, unless the parties agree to a shorter duration, in writing.  The BWS shall provide all notices pursuant to this subsection no later than the 20th day of the month immediately preceding the month in which an adjusted Water Delivery Guarantee is to take effect.  Except as otherwise specifically provided in this subsection, all other terms and conditions of this Section shall remain in effect during any period in which an adjusted Water Delivery Guarantee is in effect.
(H)Extraordinary Flow Rate Change.  The DBOM Contractor may be required from time to time, notwithstanding any other provisions of this Section, to change the Flow Rate in effect at any given time to respond to the following:
(1)BWS-Demanded Extraordinary Flow Rate Changes.  The BWS shall have the right, at any time and for any reason, notwithstanding the other provisions of this Section, to demand an extraordinary change in the Flow Rates to any other newly designated Flow Rate to the extent reasonably achievable.  The DBOM Contractor shall effectuate the extraordinary change demanded by the BWS to the designated Flow Rate as soon as is reasonably practical following the BWS’s demand.  The newly designated Flow Rate shall be maintained until further notice from the BWS, at which time the ordinary procedures for establishing the Flow Rate shall again apply.
(2)Emergency BWS Water System Events.  If a problem occurs in the BWS Water System, the DBOM Contractor shall assist the BWS in responding to such problem by permitting a change in the Flow Rate to the Point of Connection.  The BWS shall be responsible for monitoring the problem and the DBOM Contractor shall be responsible for maintaining the necessary Flow Rate changes until such time as the problem is resolved or the BWS issues a stop request.

Except for extraordinary Flow Rate changes required due to DBOM Contractor Fault, any extraordinary Flow Rate change required under this subsection shall be considered an Uncontrollable Circumstance, and the DBOM Contractor shall be relieved of its Water Delivery Guarantee obligations under this Section to the extent attributable to the extraordinary Flow Rate change in accordance with and to the extent provided in Article 19 (Uncontrollable Circumstances).  In particular, during the period in which such demand change applies, the

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 12 - Performance

BWS shall be responsible for any electricity demand levels established as a result of actions taken by the BWS under this subsection to the extent that such demand levels exceed those established under normal operating conditions.  In responding to any extraordinary Flow Rate changes under this subsection, however, the DBOM Contractor shall be responsible for meeting all other Performance Guarantees.  In no event shall a Flow Rate change implemented in accordance with the terms and conditions of subsection (F) (BWS Right to Adjust the Water Delivery Guarantee) of this Section constitute an extraordinary Flow Rate change under this subsection.  Any extraordinary Flow Rate change requested by the BWS that is beyond the Facility’s design capacity shall be subject to Article 14 (Capital Modifications).

(I)Relation of Product Water Demand and Delivery to Service Fee.  The DBOM Contractor shall have the Product Water delivery obligations and the BWS shall have the Product Water demand rights provided in this Section irrespective of the methodology established in Article 15 (Service Fee and Other Payments) for determining the Service Fee.
(J)BWS-Directed Curtailments and Shutdowns.  The DBOM Contractor acknowledges that operating conditions in the BWS Water System as a whole may require the BWS to immediately cease receiving Product Water, and that such conditions may therefore require the immediate curtailment or cessation of ordinary operations at the Facility.  Such conditions may occur as a result of mechanical or structural failure within the BWS Water System, emergency conditions originating in the BWS Water System or other unexpected factors.  The DBOM Contractor shall cooperate with the BWS during such conditions and shall curtail or cease operations at the Facility to the extent necessary to respond to such conditions immediately upon receipt by the O&M Plant Manager or the Operations Lead, as applicable, of such a directive from the BWS or the Officer-in-Charge.  The DBOM Contractor shall be entitled to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances) in the event of the issuance of any such directive, except to the extent caused due to DBOM Contractor Fault.  In responding to any curtailment or shutdown under this subsection, the DBOM Contractor shall be responsible for meeting the curtailed water delivery level and all other Performance Guarantees.  The DBOM Contractor shall resume operations of the Facility as soon as is reasonably practical following receipt by the DBOM Contractor of a written resumption directive issued by the BWS or the Officer-in-Charge.
(K)No BWS Obligation to Demand Water.  The BWS shall have the right, but not the obligation, during the Operation Period to demand Product Water in accordance herewith.  The BWS shall pay the Service Fee as provided in Article 15 (Service Fee and Other Payments), but shall not be liable in damages or otherwise for any failure to demand Product Water.
(L)Insufficiency of Sourced Seawater Supply.  In the event that at any time during the Term, the Sourced Seawater Wells, when operated and maintained by the DBOM Contractor in accordance with the Contract Standards, do not produce a supply of Sourced Seawater sufficient to enable the DBOM Contractor to meet the Water Delivery Guarantee, the DBOM Contractor shall be entitled to Uncontrollable Circumstance relief as and to the extent provided in this subsection and Article 19 (Uncontrollable Circumstances).  In such event, the BWS shall have the right to implement Capital Modifications for additional Sourced Seawater Wells or other means to remedy any such insufficiency in accordance with Section 14.5 (Capital Modifications Due to Uncontrollable Circumstances), or to modify the Water Delivery Guarantee to account for such insufficiency.  The DBOM Contractor shall mitigate, to the maximum extent practicable, any such additional costs to be borne by the BWS pursuant to this subsection.  The parties acknowledge and agree that Sourced Seawater production of 2.5 times the required average monthly Flow Rate of Product Water in effect from time to time pursuant to this Section shall constitute sufficient Sourced Seawater production to enable the DBOM Contractor to meet the Water Delivery Guarantee and that the DBOM Contractor shall

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 12 - Performance

not be entitled to Uncontrollable Circumstance relief pursuant to this subsection if the Sourced Seawater Wells, assuming operation and maintenance in accordance with the Contract Standards, are capable of producing 2.5 times the required average monthly Flow Rate in effect.
SECTION 12.4.PRODUCTION EFFICIENCY GUARANTEE.  Beginning on the Acceptance Date, the DBOM Contractor shall operate the Facility to achieve a RO Process Recovery that complies with the requirements set forth in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages) (the “Production Efficiency Guarantee”).
SECTION 12.5.HYDRAULIC TRANSIENTS GUARANTEE.  Except to the extent relieved due to the occurrence of Uncontrollable Circumstances in accordance with and to the extent provided in Article 19 (Uncontrollable Circumstances), the DBOM Contractor shall operate the Project so as to avoid the occurrence of sudden, significant changes in the Flow Rate and pressure of Product Water delivered to the Point of Connection in accordance with Schedule 15 (Performance Guarantee Requirements and Liquidated Damages) (the “Hydraulic Transients Guarantee”).  In the event the DBOM Contractor violates the Hydraulic Transients Guarantee, the DBOM Contractor shall be responsible for payment of the costs of repair of any Project components or portions of the BWS Water System or private property damaged as a result thereof.
SECTION 12.6.ENVIRONMENTAL GUARANTEE.  Except to the extent relieved due to the occurrence of Uncontrollable Circumstances in accordance with and to the extent provided in Article 19 (Uncontrollable Circumstances), the DBOM Contractor shall comply with the environmental requirements set forth in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages) and do all things necessary to assure that the Project meets all environmental requirements of Applicable Law, including any requirements set forth in the applicable Governmental Approvals and any other requirements of Applicable Law with respect to the control of noise, fugitive dust, traffic, litter, lighting, vectors, negative visual impacts of the Project and other adverse environmental effects on the surrounding community (the “Environmental Guarantee”).  Except to the extent relieved for Uncontrollable Circumstances as and to the extent provided in Article 19 (Uncontrollable Circumstances), the DBOM Contractor shall pay liquidated damages in the amounts set forth in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages) for the DBOM Contractor’s failure to comply with the specific requirements set forth in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages).
SECTION 12.7.SOURCED SEAWATER QUALITY AND UNCONTROLLABLE CIRCUMSTANCES.
(A)Relief Generally.  The DBOM Contractor shall be entitled to relief from the Performance Guarantees set forth in this Article in the event of variations in the nature, condition or quality of Sourced Seawater, only as and to the extent set forth in this Section and Article 19 (Uncontrollable Circumstances).
(B)Sourced Seawater Quality - Specified Parameters.  Except as provided in subsection (C) (Sourced Seawater Quality - Unspecified Parameters) of this Section, the DBOM Contractor shall not be entitled to Uncontrollable Circumstance relief hereunder on account of Sourced Seawater quality conditions so long as concentration levels or characteristics of any Sourced Seawater quality parameter which is listed among the Specified Sourced Seawater Quality Parameters are within the applicable range set forth in the Specified Sourced Seawater Quality Parameters specified in Table 2.3 of Schedule 4 (Design and Construction Requirements).  If the concentration levels or characteristics of any such Sourced Seawater quality parameter are outside the applicable parameter range, however, the DBOM Contractor

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 12 - Performance

shall be entitled to Uncontrollable Circumstance relief as and to the extent provided in Article 19 (Uncontrollable Circumstances), subject to any further limitations set forth in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages), and shall implement and comply with the response measures set forth in subsection (D) (Response Measures to Variations in Sourced Seawater Quality) of this Section.
(C)Sourced Seawater Quality - Unspecified Parameters.  The DBOM Contractor shall not be entitled to Uncontrollable Circumstance relief hereunder due to any concentration of a Sourced Seawater quality constituent that is not listed in the Specified Sourced Seawater Quality Parameters, except to the extent that the DBOM Contractor affirmatively demonstrates through properly signed, contemporaneous operating logs or other relevant evidence that:
(1)The Sourced Seawater contains an unanticipated and uncharacteristic concentration of a Sourced Seawater quality constituent that is not listed in the Specified Sourced Seawater Quality Parameters; and
(2)The Facility, when properly operated and maintained in accordance with the Contract Standards, does not reasonably have the capability to treat and remove the Sourced Seawater quality constituent at the concentrations received to produce Product Water in accordance with the Performance Guarantees.

For purposes of this Section, the range of Sourced Seawater quality reflected in any pilot testing data concerning the Sourced Seawater provided by the BWS in connection with the Stage-2 RFP, the data compiled by the DBOM Contractor in preparing its Proposal, information that is publicly available concerning similar seawater sources of the type contemplated by this Service Agreement, and information that is generally available to the water treatment industry and that a competent person suitably qualified to operate the Project would reasonably be expected to know in the exercise of Good Industry Practices, shall be considered in determining the anticipated and characteristic concentrations of the Sourced Seawater.

(D)Response Measures to Variations in Sourced Seawater Quality.  In the event of any variation in the nature, condition or quality of Sourced Seawater that would entitle the DBOM Contractor to relief in accordance with this Section, the DBOM Contractor shall, without limiting its obligations under the Contract Standards:  (1) take all appropriate mitigation actions in accordance with Good Industry Practice; (2) advise the BWS of the situation and the DBOM Contractor’s planned course of action as soon as reasonably possible but in any case within 24 hours after the DBOM Contractor’s first knowing of the occurrence of any such variation; (3) submit any notice thereof and take any other action required by Applicable Law; and (4) use all reasonable efforts consistent with Good Industry Practice to comply with the Performance Guarantees notwithstanding the occurrence of any such variation.
SECTION 12.8.BWS REMEDIES FOR NON-COMPLIANCE WITH PERFORMANCE GUARANTEES.
(A)Remedies.  If the DBOM Contractor fails to comply with any Performance Guarantee and is not excused from performance as a result of an Uncontrollable Circumstance, the DBOM Contractor shall, without relief under any other Performance Guarantee, and in addition to the payment of liquidated damages, reimbursements and any other remedy provided herein, allowed by Applicable Law or required by a Governmental Body: (1) promptly notify the BWS (immediately in the event of any violation of the Water Treatment Guarantee and within 24 hours of the DBOM Contractor’s having knowledge of any non-compliance with any other Performance Guarantee); (2) promptly provide the BWS within 24

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 12 - Performance

hours with copies of any notices sent to or received from the Department of Health, EPA or any other Governmental Body having regulatory jurisdiction with respect to any violations of Applicable Law; (3) pay any other resulting fines, levies, assessments, impositions, penalties or other charges resulting therefrom; (4) take any action (including making all capital investments, improvements or modifications or repairs, replacements and operating and management practices changes) necessary in order to comply with such Performance Guarantee, continue or resume performance hereunder and eliminate the cause of, and avoid or prevent recurrences of non-compliance with such Performance Guarantee; (5) promptly prepare all public notifications required by Applicable Law, and submit such notifications to the BWS for publication; and (6) assist the BWS with all public relations matters necessary to adequately address any public concern caused by such non-compliance, including, preparation of press releases, attendance at press conferences, and participation in public information sessions and meetings.  The DBOM Contractor shall provide notice to the BWS pursuant to item (1) of this subsection via facsimile or e-mail accompanied by telephone calls to the Officer-in-Charge and the Project Manager.  Any capital investment, improvement or modification required to be made pursuant to this subsection, reasonably expected to result in a material change to the Project, shall be considered a Capital Modification subject to the provisions of Article 14 (Capital Modifications).
(B)Performance Testing.  The BWS may, at any time, require a performance test to be conducted by the DBOM Contractor, at the BWS’s cost and expense, to demonstrate that the Project is operating in compliance with Applicable Law and the Performance Guarantees.  The performance tests shall be conducted in the same manner as provided for the exit performance test in Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).  If the test is not successfully passed, the DBOM Contractor shall reimburse the BWS for the cost and expense associated with the performance test and, at its own cost and expense, make all necessary repairs and replacements, including major repairs and replacements, or capital investments, improvements or modifications, and the test shall be re-performed at the DBOM Contractor’s sole cost.  Any capital investment, improvement or modification required to be made pursuant to this Section, reasonably expected to result in a material change to the Project, shall be considered a Capital Modification subject to the provisions of Article 14 (Capital Modifications).
(C)Indemnification.  Except to the extent due to the occurrence of Uncontrollable Circumstances, the DBOM Contractor shall indemnify, defend and hold harmless the BWS Indemnitees in accordance with and to the extent provided in Article 20 (Indemnification) from all Loss-and-Expense that may result from a failure of the DBOM Contractor to comply with the Performance Guarantees.
SECTION 12.9.SERVICE COORDINATION.  At least 60 days prior to the commencement of each Contract Year following the Acceptance Date, the DBOM Contractor shall update, subject to the approval of the BWS, the Operating Protocol consistent with the Contract Standards.  The BWS may direct the DBOM Contractor to revise the Operating Protocol for the current Contract Year at any time so long as it remains consistent with the Performance Guarantees and the terms and conditions of this Service Agreement.  The Officer-in-Charge and the Operations Lead shall be responsible for coordinating all matters relating to the Operating Protocol.
SECTION 12.10.METERING AND TESTING.
(A)Testing.  The DBOM Contractor shall conduct all tests of Sourced Seawater and Product Water in accordance with the Contract Standards.  The tests shall be made at State-certified laboratories to the extent required by the Contract Standards and shall be conducted at the DBOM Contractor’s sole cost and expense, except to the extent such tests

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 12 - Performance

are required by a Change in Law or any other Uncontrollable Circumstance and are not required under the terms hereof as of the Contract Date.  All Sourced Seawater and Product Water sampling and testing for contract performance shall be conducted at the testing locations identified in the testing and sampling standards set forth in Schedule 16 (Monitoring, Sampling and Reporting Requirements).  The BWS shall have the right to approve all testing locations.
(B)Metering and Weighing.  The DBOM Contractor shall maintain in good working order, and repair and replace when necessary, devices at the Facility capable of: (1) metering or weighing the daily total volume of Sourced Seawater provided to the Facility; (2) metering or weighing the daily total amount of Facility By-Products; (3) metering separately the daily total volume of Product Water delivered to the Point of Connection and (4) any other metering or weighing requirement imposed by the Contract Standards.  All metering and weighing devices shall be calibrated periodically in accordance with Schedule 11 (General Operations and Maintenance Requirements).  To the extent any metering or weighing device is incapacitated or is being tested, the DBOM Contractor shall estimate as accurately as practicable the data required by this subsection in accordance with the Contract Standards.  This estimate and methodology shall, with the BWS’s approval, be used as the basis for determining the operating data required hereunder during the outage.
SECTION 12.11.RELEASES, LEAKS AND SPILLS.
(A)Unauthorized Releases.  The DBOM Contractor shall operate the Project in such a manner that Sourced Seawater, Product Water, Facility By-Products or Consumables or other potential contaminants will not contaminate, or be released, leaked or spilled on or into, or discharged to the environment, other than as permitted by the most stringent of any of the Contract Standards.
(B)Notification and Reporting.  The DBOM Contractor, while contemporaneously notifying the BWS, shall be responsible for fulfilling all notification and reporting requirements established by Applicable Law related to any unauthorized release, as described in subsection (A) (Unauthorized Releases) of this Section, into the environment from or in connection with its operation and management of the Project.  The DBOM Contractor shall prepare a memorandum evidencing such notification and reporting and provide copies thereof to the BWS, along with any documents provided to the relevant Governmental Body regarding the release.  Notification and reporting shall be handled in accordance with the DBOM Contractor’s Operation Period Emergency Response Plan developed by the DBOM Contractor and approved by the BWS in accordance with Section 11.15 (Emergencies).
(C)Site Assessment upon Termination or Expiration.  The BWS may conduct an assessment of the Project Site upon expiration or earlier termination of this Service Agreement to determine whether any Sourced Seawater, Product Water, Facility By-Products or Consumables or other contaminants have been released, leaked or spilled on or into, or discharged into the environment in violation of this Section.  The DBOM Contractor shall be responsible for the remediation of any unauthorized release discovered by the BWS through any such assessment of the Project Site in the manner and to the extent provided in subsection (D) (Cleanup and Costs) of this Section.
(D)Cleanup and Costs.  The DBOM Contractor shall coordinate with the BWS and all appropriate Governmental Bodies in effectuating the prompt remediation of any unauthorized release.  The DBOM Contractor shall, in the most expeditious manner possible under the circumstances, cause any Sourced Seawater, Product Water, Facility By-Products or Consumables or other contaminants released without authorization to be cleaned up or remediated in accordance with Applicable Law.  All costs associated with performing any such

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 12 - Performance

clean up and remediation measures, including any fines, assessments, penalties or damages resulting from the unauthorized release, shall be borne by the DBOM Contractor, except to the extent the unauthorized release of Sourced Seawater, Product Water, Facility By-Products or Consumables or other contaminants resulted from an Uncontrollable Circumstance, in which case the appropriate portion of such costs shall be borne by the BWS in accordance with and to the extent provided in Article 19 (Uncontrollable Circumstances) on a reimbursable basis subject to Cost Substantiation.
(E)Indemnification.  Except to the extent due to the occurrence of Uncontrollable Circumstances, the DBOM Contractor shall indemnify, defend and hold harmless the BWS Indemnitees with respect to any releases, leaks or spills in accordance with and to the extent provided in Article 20 (Indemnification) from all Loss-and-Expense that may result from a failure to comply with this Section.
SECTION 12.12.DBOM CONTRACTOR DISPOSAL OF RESIDUALS.
(A)Residuals Management.  The DBOM Contractor shall locate an Acceptable Disposal Site, subject to the approval of the BWS, which shall not be unreasonably withheld, and shall make all necessary arrangements with the owner or operator thereof for the disposal of all Residuals during the Term.  The DBOM Contractor may utilize more than one Acceptable Disposal Site for the disposal of Residuals; provided, however, that each disposal site utilized by the DBOM Contractor must be an Acceptable Disposal Site in accordance with the requirements set forth in this Section.  The DBOM Contractor shall collect, segregate, treat and store Residuals from treatment operations at the Facility in an enclosed building in accordance with the Contract Standards.  The DBOM Contractor shall operate the Facility and treat Sourced Seawater so as to minimize the production of Residuals while complying with the Performance Guarantees.  The DBOM Contractor shall transport all Residuals to an Acceptable Disposal Site in a safe and environmentally sound manner and in accordance with Applicable Law.  All cost and expense of Residuals disposal shall be borne by the DBOM Contractor and, except as provided in subsection (E) (Title and Documentation) of this Section, no Uncontrollable Circumstance other than a Change in Law shall entitle the DBOM Contractor to any relief or additional compensation hereunder.
(B)Acceptable Disposal Site.  An “Acceptable Disposal Site”, as used herein, means either a sanitary landfill or other waste disposal or management facility or a beneficial reuse facility, which: (1) is located in the United States; (2) does not appear on any federal or state list of sites, such as but not limited to the National Priority List or the CERCLIS list under CERCLA, maintained for the purpose of designating landfills which are reasonably expected to require remediation on account of the release or threat of release of Hazardous Materials; and (3) is being operated at the time of disposal or delivery in accordance with Applicable Law, as evidenced by the absence of any significant regulatory sanctions or any significant enforcement actions with respect to material environmental matters.  The DBOM Contractor shall provide evidence satisfactory to the BWS, from time to time as requested, that the intended disposal location conforms to the requirements of this Section.  The DBOM Contractor may dispose of Residuals through a beneficial reuse application other than a beneficial reuse facility only with the express written approval of the BWS.  Any revenues generated from the beneficial reuse of Residuals shall be for the account of the BWS, unless otherwise agreed upon by the parties, in writing.
(C)Transportation Operations.  The DBOM Contractor shall provide for the transport of Residuals in accordance with Applicable Law and Good Industry Practice.  In the event of a release, spill, leak or loss of Residuals during transfer or transit, the DBOM Contractor shall immediately arrange for the clean-up of the material and transportation to an Acceptable Disposal Site, shall comply with the notification and reporting requirements set

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 12 - Performance

forth in subsection 12.11(B) (Notification and Reporting) and shall pay any resulting fines, assessments, penalties or damages resulting therefrom.
(D)Acceptable Disposal Site Information.  The DBOM Contractor shall keep and maintain such logs, records, manifests, bills of lading or other documents pertaining to the Residuals as are necessary or appropriate to comply with Governmental Approvals and to monitor and confirm compliance by the DBOM Contractor with the requirements of this Section, and shall collect and promptly provide the BWS with a copy of all weights and measures data and information relating to Residuals quantities generated and disposed of hereunder.
(E)Title and Documentation.  Without limiting any of the rights or remedies of the BWS under subsection (F) (Indemnity) of this Section in the event of a failure of the DBOM Contractor to comply with this Section, the BWS acknowledges and agrees that, except as otherwise provided in this subsection, the BWS shall be considered to be the owner and generator of all Residuals.  Notwithstanding the foregoing, the DBOM Contractor shall be considered to be the owner and generator of (1) Residuals bypassed, released, leaked or spilled on or into, the environment in contravention of the DBOM Contractor’s obligations under Section 12.11 (Releases, Leaks and Spills), except to the extent caused by Uncontrollable Circumstances, and (2) Residuals that (i) contain Hazardous Materials (“Hazardous Residuals”) as a result of DBOM Contractor Fault, and (ii) the DBOM Contractor introduced the Hazardous Materials into the Residuals or failed to properly notify, treat or dispose of known Hazardous Materials in connection with the performance of the Operation Services.  The BWS, only to the extent required by Applicable Law, shall sign all permits, manifests or similar documents required for handling, transportation or disposal of Residuals.
(F)Indemnity.  The DBOM Contractor shall indemnify, defend and hold harmless the BWS Indemnitees in accordance with Article 20 (Indemnification) from all Loss-and-Expense resulting from the generation, processing, transportation or disposal of Residuals, including Hazardous Residuals; provided, however, that, with respect to Hazardous Residuals, only to the extent that the DBOM Contractor has failed to comply with the Contract Standards so as to prevent the generation of, or to identify, Hazardous Residuals.
SECTION 12.13.DBOM CONTRACTOR DISPOSAL OF RO PROCESS WASTEWATER AND NON-PRODUCT WATER.  The DBOM Contractor shall dispose of all RO Process Wastewater and any non-Product Water on the Project Site through the UIC Transmission Line to the Underground Injection Well in accordance with the Contract Standards.  The DBOM Contractor shall operate the Facility and treat Sourced Seawater so as to minimize the production of RO Process Wastewater and non-Product Water and comply with the Performance Guarantees and applicable Governmental Approvals.
SECTION 12.14.ADMINISTRATIVE SANCTIONS.
(A)Compliance Failures.  The DBOM Contractor shall perform the Contract Services in accordance with the Contract Standards.  Except to the extent the DBOM Contractor is relieved for Uncontrollable Circumstances, the DBOM Contractor shall be subject to liquidated damages in accordance with subsection (B) (Liquidated Damages) of this Section for the DBOM Contractor’s failures of compliance indicated below:
(1)Failure to report any violation of any Governmental Approval or Applicable Law as required in accordance with the Contract Standards;
(2)Failure to calibrate or verify calibration of flow meters as required by the Contract Standards;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 12 - Performance

(3)Failure to respond within three Business Days to a written request for information related to this Service Agreement made by the Officer-in-Charge or the Project Manager and designated as a “priority request”;
(4)Failure to respond to complaints and communications received by the BWS, the City or the DBOM Contractor, as required by subsection 11.3(B) (Complaints and Communications);
(5)Failure to report complaints or communications to the BWS, as required by subsection 11.3(B) (Complaints and Communications);
(6)Failure to attend BWS meetings where matters relating to the Project are to be discussed, as reasonably requested, with advance notice from the BWS;
(7)failure to provide the BWS with any report, record, logs or other document required hereunder within seven days after the applicable due date;
(8)Failure to respond to alarms at the Project in accordance with the Contract Standards;
(9)Failure to provide any plan, proposal, report or other deliverable required hereunder with respect to Uncontrollable Circumstances or any regulatory matter by the deadline agreed upon by the parties with respect thereto; and
(10)Failure to properly sample, test or report the results thereof as required by Applicable Law;
(B)Liquidated Damages.  If the DBOM Contractor fails to comply with any of its performance obligations as set forth in subsection (A) (Compliance Failures) of this Section, the BWS, within 30 days after its discovery of such violation, shall notify the DBOM Contractor in writing of its alleged failure to perform.  The DBOM Contractor shall be subject to liquidated damages per occurrence for failures of performance under this Section in the following amounts (which initial amounts shall be subject to escalation annually on July 1 of each Contract Year by the CPI Adjustment Factor):
(1)$1,000 for the first failure to perform in any Contract Year.
(2)$2,000 for the second failure to perform in any Contract Year.
(3)$3,000 for the third failure to perform in any Contract Year.
(4)$4,000 for the fourth and any subsequent failure to perform in any Contract Year.

The DBOM Contractor shall have the right to contest the occurrence of any alleged violation or alleged failure to cure and the DBOM Contractor shall have no obligation to pay such contested amounts until the contest is resolved.  In no event shall the payment of liquidated damages by the DBOM Contractor for any failure of performance under this Section relieve the DBOM Contractor from the performance of the particular obligation.

ARTICLE 13

MAINTENANCE, REPAIR AND REPLACEMENT
SECTION 13.1.MAINTENANCE, REPAIR AND REPLACEMENT GENERALLY.
(A)Ordinary Maintenance, Repair and Replacements.  The DBOM Contractor shall perform all normal and ordinary maintenance of the machinery, equipment structures, improvements and all other property constituting the Project (including the Excluded Project Equipment and Structures), shall keep the Project (including the Excluded Project Equipment and Structures) in good working order, condition and repair, in a neat and orderly condition and in accordance with the Contract Standards, including Schedule 11 (General Operations and Maintenance Requirements), and shall maintain the aesthetic quality of the Project (including the Excluded Project Equipment and Structures) as originally constructed and in accordance with the Design and Construction Requirements.  The DBOM Contractor shall provide or make provisions for all labor, materials, supplies, equipment, spare parts, Consumables and services which are necessary for the normal and ordinary maintenance of the Project (including the Excluded Project Equipment and Structures) and shall conduct predictive, preventive and corrective maintenance of the Project (including the Excluded Project Equipment and Structures) as required by the Contract Standards.  The DBOM Contractor shall keep maintenance logs in accordance with the requirements set forth in Schedule 11 (General Operations and Maintenance Requirements) and shall populate the CMMS in accordance with Section 13.7 (Computerized Maintenance Management System).  The ordinary maintenance, repair and replacements described in this Section shall be included as part of the O&M Element of the Fixed Component of the Base Operating Charge of the Service Fee and shall not be included as part of the Annual Capital Maintenance Charge.
(B)Repair and Maintenance of Project Site.  The DBOM Contractor, in accordance with the Contract Standards, including Schedule 11 (General Operations and Maintenance Requirements), shall keep the grounds of the Project Site and the Access Road in a neat and orderly condition (including the cleanup of litter and debris on a daily basis).  The DBOM Contractor shall also maintain and repair all Project Site and Access Road signage, fencing, gates and other security systems.  In addition, the DBOM Contractor shall provide all landscaping services for the Project Site and the Access Road, including the replacement of all dead or dying plants in the manner provided in Schedule 11 (General Operations and Maintenance Requirements), and shall service and maintain the on-site irrigation system.  The DBOM Contractor’s obligations for repair and maintenance of the Access Road shall be limited to the obligations described in this subsection.
SECTION 13.2.MAJOR MAINTENANCE, REPAIR AND REPLACEMENTS.
(A)Major Maintenance, Repair and Replacements Generally.  The DBOM Contractor shall perform all major maintenance, repair and replacement of the machinery, equipment, structures, improvements and all other property constituting the Project during the Term required under the Contract Standards, including all Major Maintenance, Repair and Replacement, except as otherwise set forth in this Section.  The obligations of the DBOM Contractor under this Article and Schedule 12 (Major Maintenance, Repair and Replacement) are intended to assure that the Project is fully, properly and regularly maintained, repaired and replaced in order to preserve its long-term reliability, durability and efficiency, and that in any event the Project is returned to the BWS at the end of the Term in a condition which does not require the BWS to undertake a significant overhaul or immediate replacements in order to continue to provide reasonably priced and efficient water treatment services.  Nothing in this subsection shall limit the DBOM Contractor’s obligations with respect to the required condition of the Project Structures and the Project Equipment at the end of the Term under Section 13.5 (Project Evaluations).  The Service Fee, including payments to the DBOM Contractor against

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 13 - Maintenance, Repair and Replacement

the Annual Capital Maintenance Charge in accordance with Section 15.6 (Annual Capital Maintenance Charge), shall constitute the only compensation available to the DBOM Contractor for the performance of its Major Maintenance, Repair and Replacement obligations under this Article, except with respect to the replacement of Excluded Project Equipment and Structures), the costs of which are expressly excluded from payment against the Annual Capital Maintenance Charge, as further described in subsection (B) (Replacements of Excluded Project Equipment and Structures) of this Section.  The BWS’s approval for Major Maintenance, Repair and Replacement shall not be required unless it is for replacement of Excluded Project Equipment and Structures or constitutes a Capital Modification, in which event the BWS shall have the approval rights set forth in subsection (B) (Replacements of Excluded Project Equipment and Structures) of this Section and in Article 14 (Capital Modifications), respectively.
(B)Replacements of Excluded Project Equipment and Structures.  With respect to the “Excluded Project Equipment and Structures” identified in Schedule 12 (Major Maintenance, Repair and Replacement), the costs of Major Maintenance, Repair and Replacement that are included in and payable from the Annual Capital Maintenance Charge include only those costs necessary for major maintenance and repairs and exclude any costs necessary for replacement of such Excluded Project Equipment and Structures which shall be compensable separately as set forth in this subsection.  Any dispute between the parties regarding the necessity for any replacement of Excluded Project Equipment and Structures under this subsection may be referred to the dispute resolution procedures established in accordance with Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).
(1)Five-Year Major Maintenance, Repair and Replacement Plan.  The DBOM Contractor shall prepare an initial Five-Year Major Maintenance, Repair and Replacement Plan and updates thereto recommending anticipated major repair and replacement projects for the Excluded Project Equipment and Structures in accordance with Schedule 11 (General Operations and Maintenance Requirements).  The Five-Year Major Maintenance, Repair and Replacement Plan and each update thereto shall provide the BWS no less than two full Contract Years prior notice in advance of any necessary replacement of Excluded Project Equipment and Structures to allow the BWS adequate time to budget and procure (if applicable) the asset’s replacement.  The DBOM Contractor and the BWS shall periodically meet and confer (not less frequently than once each Contract Year) to discuss the Five-Year Major Maintenance, Repair and Replacement Plan and each update thereto and to agree whether or not any Excluded Project Equipment and Structures require replacement during the Term that is not the responsibility of the DBOM Contractor pursuant to Schedule 12 (Major Maintenance, Repair and Replacement) or due to DBOM Contractor Fault.
(2)BWS Right to Implement Replacement of Excluded Project Equipment and Structures.  BWS shall have the right to contract with third parties for the implementation of any replacement of Excluded Project Equipment and Structures on a traditional design-bid-build or alternative delivery basis, with the BWS rather than the DBOM Contractor responsible for the design and construction of such replacement, or with the DBOM Contractor acting as the BWS’s agent in the design-bid-build or alternate delivery process.
(3)DBOM Contractor Proposal for Replacement of Excluded Project Equipment and Structures.  The Officer-in-Charge may, in anticipation of possibly having the DBOM Contractor perform any replacement of Excluded Project Equipment and Structures, request the DBOM Contractor to prepare a proposal of cost and time to perform the contemplated replacement of the applicable Excluded Project Equipment

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 13 - Maintenance, Repair and Replacement

and Structures, including all supporting data reasonably required to substantiate the proposal.  The DBOM Contractor’s written proposal shall be prepared in accordance with the Contract Standards on a proposal request form approved by the Officer-in-Charge, shall be subject to Cost Substantiation, and shall be transmitted to the Officer-in-Charge promptly, but not later than 30 days after request by the Officer-in-Charge.  The DBOM Contractor’s written proposal shall remain a firm offer for a period not less than 60 days after receipt thereof by the Officer-in-Charge, unless the parties agree to a longer duration, in writing.
(4)DBOM Contractor Replacement of Excluded Project Equipment and Structures.  The DBOM Contractor shall consult with the BWS and the Project Manager concerning possible means of addressing any proposed replacements of Excluded Project Equipment and Structures, and the DBOM Contractor and the BWS will cooperate in order to minimize any delay or interference with the performance of the Operation Services and lessen any additional cost associated with the replacements of any Excluded Project Equipment and Structures.  Any agreement upon the scope and cost associated with any replacements of Excluded Project Equipment and Structures pursuant to this subsection shall be reflected in a Change Order or a Contract Administration Memorandum, as applicable, which shall set forth the payment terms thereof, which shall be payable under the Reimbursable Costs Charge of the Service Fee.  Following the performance of replacement of any Excluded Project Equipment and Structures by the DBOM Contractor in accordance with this subsection, the DBOM Contractor may submit a certified requisition to the BWS for the payment as part of its invoice for the Service Fee in accordance with Section 15.10 (Billing and Payment).  The DBOM Contractor’s certified requisitions shall state that the DBOM Contractor has incurred costs for amounts paid or incurred for the performance of replacement of the Excluded Project Equipment and Structures in accordance with this subsection and the applicable Change Order or Contract Administration Memorandum.  The DBOM Contractor’s certified requisitions shall not include any costs of Project operations and maintenance personnel of the DBOM Contractor.  Any dispute between the parties regarding the BWS’s approval of the DBOM Contractor’s certified requisitions under this subsection shall be subject to Section 15.13 (Billing Statement Disputes) and may be referred to the dispute resolution procedures established in accordance with Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).

Notwithstanding any of the foregoing terms and conditions of this subsection, if the replacement of any Excluded Project Equipment and Structures is necessary as the result of DBOM Contractor Fault, including failure of the DBOM Contractor to comply with its obligations under Section 13.1 (Maintenance, Repair and Replacement Generally), subsection (A) (Major Maintenance, Repair and Replacements Generally) of this Section and Schedules 11 (General Operations and Maintenance Requirements) or 12 (Major Maintenance, Repair and Replacement), then the costs incurred for the required replacement of Excluded Project Equipment and Structures shall be borne by the DBOM Contractor and not payable by the BWS pursuant to this subsection.

SECTION 13.3.MAINTENANCE, REPAIR AND REPLACEMENT PLAN AND SCHEDULE.
(A)Maintenance, Repair and Replacement Plan.  Schedule 11 (General Operations and Maintenance Requirements) contains requirements for preparing the DBOM Contractor’s plans and schedules for the maintenance, repairs and replacements of the Project.  The plans are intended to establish a minimum standard by which to measure the DBOM Contractor’s performance of its ongoing maintenance, repair and replacement obligations hereunder, and to assure that no material deferred or sub-standard maintenance, repair or

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 13 - Maintenance, Repair and Replacement

replacement occurs.  The DBOM Contractor shall prepare (and annually update) a Maintenance, Repair and Replacement Plan that is in compliance with the requirements set forth in Schedule 11 (General Operations and Maintenance Requirements).  The DBOM Contractor shall adhere to the Maintenance, Repair and Replacement Plan, except where it can demonstrate to the BWS that changes are reasonable under Good Industry Practice.  The timing and extent of maintenance, repair and replacement activities performed by the DBOM Contractor hereunder with respect to the Project, taken as a whole, shall equal or exceed the standard set for those activities by Schedule 11 (General Operations and Maintenance Requirements), as incorporated in the Maintenance, Repair and Replacement Plan and the Operation and Maintenance Manual.  The DBOM Contractor shall also perform any additional maintenance, repair and replacement work which is necessary in order to comply with the Contract Standards.  Schedule 11 (General Operations and Maintenance Requirements) also contains requirements for preparing the DBOM Contractor’s Five-Year Major Maintenance, Repair and Replacement Plan for major repair and replacement projects for the Excluded Project Equipment and Structures.  The DBOM shall submit the initial Five-Year Major Maintenance, Repair and Replacement Plan to the BWS prior to the commencement of the eighth Contract Year of the Operating Period and annual updates thereto shall be submitted in accordance with Schedule 11 (General Operations and Maintenance Requirements).
(B)Major Maintenance, Repair and Replacement Schedule.  Schedule 12 (Major Maintenance, Repair and Replacement) sets forth the initial schedule of Major Maintenance, Repair and Replacements which would be required to be performed by the DBOM Contractor over the Term hereof in order to achieve the standard of overall Project maintenance and repair deemed essential by the parties for the proper operability, durability and reliability of the Project over its expected useful life (the “Major Maintenance, Repair and Replacement Schedule”).  Without limiting any of the DBOM Contractor’s obligations under Section 13.2 (Major Maintenance, Repair and Replacements), the DBOM Contractor shall make and complete all Major Maintenance, Repair and Replacements which are necessary to achieve such standard of repair and replacement by performing Major Maintenance, Repair and Replacement in accordance with the Major Maintenance, Repair and Replacement Schedule, as such schedule may be altered or amended pursuant to this subsection. The parties acknowledge that, in light of the long term nature of this Service Agreement and the practical limitations on predicting with specificity the useful life of any particular asset, it may be appropriate from time to time to alter the Major Maintenance, Repair and Replacement Schedule.  Accordingly, the DBOM Contractor shall annually submit updates to the Major Maintenance, Repair and Replacement Schedule for BWS review and approval in accordance with Schedule 11 (General Operations and Maintenance Requirements).  Any alterations to the Major Maintenance, Repair and Replacement Schedule shall be reflected in a Contract Administration Memorandum.  The DBOM Contractor shall cooperate with the BWS in identifying any such alterations which may be desirable in order to anticipate or address the technical obsolescence of any component, system or process of the Project, and in proposing such alterations for the BWS’s approval.  In no event shall any such alteration of the Major Maintenance, Repair and Replacement Schedule result in an increase in the amount to be funded or otherwise paid by the BWS pursuant to Section 15.6 (Annual Capital Maintenance Charge) for any particular Contract Year; provided, however, that costs resulting from any alteration required with respect to replacement of any Excluded Project Equipment and Structures shall be payable in accordance with subsection 13.2(B) (Replacements of Excluded Project Equipment and Structures).
SECTION 13.4.MEMBRANE REPAIR AND REPLACEMENT.
(A)DBOM Contractor Responsibility for Membrane Replacement.  The DBOM Contractor shall maintain, repair and replace the RO system membranes in accordance with the Contract Standards, including the specific requirements set forth in Schedule 13 (RO

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 13 - Maintenance, Repair and Replacement

System Membrane Replacement).  The DBOM Contractor anticipates that the RO system membranes will need to be replaced in accordance with the RO System Membrane Replacement Schedule prepared and annually updated by the DBOM Contractor in accordance with Schedule 13 (RO System Membrane Replacement).  The RO System Membrane Replacement Schedule shall be subject to BWS approval pursuant to subsection (B) (BWS Approval of Initial and Updated RO System Membrane Replacement Schedule) of this Section and serve as the baseline for the DBOM Contractor’s RO system membrane repair and replacement obligations hereunder.  In no event shall the DBOM Contractor perform RO system membrane repair and replacement less frequently than indicated in the RO System Membrane Replacement Schedule, as such schedule may be updated in accordance with Schedule 13 (RO System Membrane Replacement) and subsection (B) (BWS Approval of Initial and Updated RO System Membrane Replacement Schedule) of this Section, unless otherwise agreed to by the BWS, in writing.  However, except to the extent relieved due to the occurrence of Uncontrollable Circumstances in accordance with and to the extent provided in Article 19 (Uncontrollable Circumstances), the DBOM Contractor shall be responsible for all RO system membrane repair and replacement required over the Term in order to meet the Performance Guarantees, including any earlier or more frequent RO system membrane repair and replacement than that anticipated by the RO System Membrane Replacement Schedule.  In no event shall any such earlier or more frequent RO system membrane repair and replacements entitle the DBOM Contractor to additional compensation hereunder or otherwise require the BWS to increase the amount to be funded for RO system membrane repair and replacement pursuant to Section 15.7 (Annual Membrane Replacement Charge).  The Service Fee, including payments to the DBOM Contractor against the Annual Membrane Replacement Charge in accordance with Section 15.7 (Annual Membrane Replacement Charge), shall constitute the only compensation available to the DBOM Contractor for the performance of its RO system membrane maintenance, repair and replacement obligations under this Article.
(B)BWS Approval of Initial and Updated RO System Membrane Replacement Schedule.  The DBOM Contractor shall provide for the BWS’s review and comment, an initial two-year forward-looking RO System Membrane Replacement Schedule, prepared in accordance with the Contract Standards, prior to the commencement of the second Contract Year of the Operation Period in accordance with Schedule 13 (RO System Membrane Replacement).  The DBOM Contractor shall provide a final initial RO System Membrane Replacement Schedule, having addressed any comments provided by the BWS, for approval by the BWS, acting reasonably, within 30 days following receipt of any such BWS comments.  The DBOM Contractor shall provide for the BWS’s review and comment, an updated two-year forward-looking RO System Membrane Replacement Schedule, prepared in accordance with the Contract Standards, prior to the commencement of each subsequent Contract Year of the Operation Period in accordance with Schedule 13 (RO System Membrane Replacement).  The DBOM Contractor shall provide a final updated RO System Membrane Replacement Schedule, having addressed any comments provided by the BWS, for approval by the BWS, acting reasonably, within 30 days following receipt of any such BWS comments.  It shall be reasonable for BWS to withhold approval of the initial and any updated RO System Membrane Replacement Schedule if the DBOM Contractor fails to demonstrate to the satisfaction of the BWS, acting reasonably, that the RO System Membrane Replacement Schedule, including any updates thereto, are consistent with Good Industry Practice and will result in a standard of overall RO system membrane operation, maintenance, repair and replacement which is equal or better than the standard required by the Contract Standards.  The initial and each updated RO System Membrane Replacement Schedule shall be reflected in a Contract Administration Memorandum.  In no event shall any such update of the RO System Membrane Replacement Schedule result in an increase in the amount to be funded by the BWS pursuant to Section 15.7 (Annual Membrane Replacement Charge) for any particular Contract Year.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 13 - Maintenance, Repair and Replacement

SECTION 13.5.PROJECT EVALUATIONS.
(A)Initial and Final Valuation of Vehicles, Rolling Stock, Spare Parts and Consumables.  The DBOM Contractor shall, within 180 days following the Acceptance Date and in conjunction with the BWS, prepare an itemized inventory and valuation of all vehicles, rolling stock, spare parts and Consumables having operational utility and present at the Project as of the Acceptance Date.  In like manner, prior to the Termination Date, the DBOM Contractor shall prepare an itemized inventory and valuation of all vehicles, rolling stock, spare parts and Consumables in stock at the Project and having operational utility at the Project which are to be transferred to the BWS on the Termination Date.  All such vehicles and rolling stock shall be in good working order and the title or leases thereto shall be transferred to the BWS at its request on the Termination Date.  The final valuation amount of spare parts and Consumables shall be compared to the initial valuation amount, as adjusted annually by the CPI Adjustment Factor.  The amount of any valuation shortfall shall be paid by the DBOM Contractor to the BWS on or before the Termination Date.
(B)Baseline Project Record.  The DBOM Contractor shall, within 180 days following the Acceptance Date, photograph, videotape and prepare an itemized inventory of all property constituting the Project, including records of assets originally installed, manufacturer and model number, identification number and original cost data (the “Baseline Project Record”).  The Baseline Project Record shall be prepared in accordance with Schedules 11 (General Operations and Maintenance Requirements) and 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards) and shall reflect, based on the Design-Build Price, the Design and Construction Requirements, the condition, functionality, value and useful life of the Project as originally constructed by the DBOM Contractor hereunder.  The purpose of the Baseline Project Record shall be to establish an informational baseline for determining compliance by the DBOM Contractor with its maintenance, repair and replacement obligations under this Article.  The Baseline Project Record shall be updated annually by the DBOM Contractor in accordance with Schedules 11 (General Operations and Maintenance Requirements) and 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).
(C)Periodic Inspection of the Project.  The DBOM Contractor shall perform annual inspections of the Project Equipment and Project Structures in accordance with Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).  The Baseline Project Record shall be annually updated by the DBOM Contractor as required by Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).
(D)Final Evaluation of the Project.  Not more than 180 days, nor later than 120 days, prior to the end of the Initial Term, the Independent Evaluator, at the direction of the BWS, shall conduct a final asset and performance evaluation of the Project in accordance with the protocol established in Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards) and shall utilize standard utility property evaluation methods.  In connection with the final asset and performance evaluation, the DBOM Contractor shall furnish the BWS and the Independent Evaluator with: (1) the Baseline Project Record and record documentation prepared pursuant to Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards) and all database information developed in connection with the implementation of the DBOM Contractor’s computerized maintenance management system pursuant to Section 13.7 (Computerized Maintenance Management System); and (2) all Project performance information for the End of Term Performance Evaluation Period in accordance with Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).    The evaluation of the Project Structures and the Project Equipment shall determine and establish the physical condition of the Project Structures and the Project Equipment as of the date of evaluation.  The end of Term performance evaluation shall determine whether the Project met the End of Term Performance Evaluation Requirements.  The Independent Evaluator shall present the results of

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 13 - Maintenance, Repair and Replacement

the final asset and performance evaluation of the Project in a Final Project Evaluation Report prepared in accordance with Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).
(E)Required Condition of Project Structures Upon Return to the BWS.  The Project Structures shall be returned to the BWS in good condition, working order and repair as when new, with ordinary wear and tear excepted as determined in light of the DBOM Contractor’s maintenance, repair and replacement obligations under Sections 13.1 (Maintenance, Repair and Replacement Generally) and 13.2 (Major Maintenance, Repair and Replacements).  For any Project Structures receiving functionality or structural integrity ratings of less than “3” (as defined in Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards)) during the final asset evaluation, the DBOM Contractor shall repair such Project Structures to meet such minimum condition rating and an amount estimated to be sufficient to make such repairs shall be included in the Handback Retainage determined in accordance with subsection (H) (Determination of Handback Retainage) of this Section.
(F)Required Condition of Project Equipment Upon Return to the BWS.  The Project Equipment shall be returned to the BWS in good condition, working order and repair as when new, with ordinary wear and tear excepted as determined in light of the DBOM Contractor’s maintenance, repair and replacement obligations under Sections 13.1 (Maintenance, Repair and Replacement Generally) and 13.2 (Major Maintenance, Repair and Replacements).  For any Project Equipment receiving equipment condition ratings of less than “3” (as defined in Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards)) during the final asset evaluation, the DBOM Contractor shall repair such Project Equipment to meet such minimum condition rating and an amount estimated to be sufficient to make such repairs shall be included in the Handback Retainage determined in accordance with subsection (H) (Determination of Handback Retainage) of this Section.  The RO system membranes shall be returned to the BWS in the condition and state of repair required by the RO System Membrane Replacement Schedule at the end of the Initial Term; provided, however, that nothing in this subsection shall limit the obligation of the DBOM Contractor with respect to RO system membrane repair and replacement required as a result of a failure of the Project to meet the Exit Test Procedures and Standards in accordance with subsection 17.9(F) (Exit Test).  In the event the final asset evaluation establishes a condition and state of repair deficiency of the RO system membranes based on the RO System Membrane Replacement Schedule, the DBOM Contractor shall remedy such deficiency and an amount estimated to be sufficient to remedy such deficiency shall be included in the Handback Retainage determined in accordance with subsection (H) (Determination of Handback Retainage) of this Section.
(G)End of Term Performance Evaluation.  Following the End of Term Performance Evaluation Period and the DBOM Contractor’s submittal of all relevant Project performance information from such period in accordance with Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards), the Independent Evaluator shall review such performance information and determine whether or not the Project satisfied all End of Term Performance Evaluation Requirements in accordance with the protocol established in Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).  In the event the Independent Evaluator determines that the Project failed to meet any of the End of Term Performance Evaluation Requirements, the DBOM Contractor shall be required to correct all Project deficiencies and demonstrate that the corrections are adequate to restore the Project’s capability to meet all Performance Guarantees and other Exit Test Procedures and Standards by conducting an Exit Test in accordance with subsection 17.9(F) (Exit Test).
(H)Determination of Handback Retainage.  In the event the Final Project Evaluation Report indicates that any Project Structures or Project Equipment fail to meet the

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 13 - Maintenance, Repair and Replacement

minimum condition ratings specified in subsections (E) (Required Condition of Project Structures Upon Return to the BWS) and (F) (Required Condition of Project Equipment Upon Return to the BWS) of this Section, the BWS shall, after giving due consideration to the Independent Evaluator’s assessment conducted pursuant to this Section and Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards) and estimate of the cost for the work required to repair any such Project Structures or Project Equipment, determine in good faith the amount that the BWS reasonably believes is necessary to complete the additional work required to meet such minimum condition requirements (the “Handback Retainage”).
(I)Establishment and Use of Handback Retainage Account.  The BWS shall hold back and retain from each monthly Service Fee payment (starting with the monthly payment for the first month after the BWS determines the amount of Handback Retainage pursuant to subsection (H) (Determination of Handback Retainage) of this Section an amount equal to (1) the Handback Retainage, divided by (2) the number of months between the first monthly payment for which Handback Retainage is withheld and the Termination Date, and shall deposit such amount in an interest bearing account held by a Qualified Commercial Bank (the “Handback Retainage Account”).  The account shall be the property of the BWS, subject to the DBOM Contractor’s right to request disbursements therefrom under this Section; provided, however, that any Handback Retainage remaining in the Handback Retainage Account shall be reimbursed to the DBOM Contractor when the minimum condition ratings specified in subsections (E) (Required Condition of Project Structures Upon Return to the BWS) and (F) (Required Condition of Project Equipment Upon Return to the BWS) of this Section for all applicable Project Structures and Project Equipment have been met.  The DBOM Contractor shall have the right, upon the submittal of certified requisitions to the BWS with full supporting receipts or other evidence of payment, to request disbursements from such account in amounts necessary to reimburse itself for amounts actually expended in the performance of the additional work necessary to meet the minimum condition ratings specified in subsections (E) (Required Condition of Project Structures Upon Return to the BWS) and (F) (Required Condition of Project Equipment Upon Return to the BWS) of this Section for all applicable Project Structures and Project Equipment.
(J)Performance of the Handback Work and Further Inspection.  The DBOM Contractor shall take all steps necessary to assure compliance with the minimum condition ratings specified in subsections (E) (Required Condition of Project Structures Upon Return to the BWS) and (F) (Required Condition of Project Equipment Upon Return to the BWS) of this Section for all applicable Project Structures and Project Equipment, notwithstanding the fact that the actual cost of compliance may be higher than the amount of the Handback Retainage.  At least 30 days prior to the Termination Date or a date that is mutually agreed upon, the DBOM Contractor and the BWS shall conduct a further joint inspection and survey of the condition of the Project and the progress of the handback work required hereunder.
(K)Final BWS Condition Assessment.  On, or within five Business Days after, the Termination Date, the BWS shall either:
(1)Issue to the DBOM Contractor a handback condition certificate confirming compliance with the minimum condition ratings specified in subsections (E) (Required Condition of Project Structures Upon Return to the BWS) and (F) (Required Condition of Project Equipment Upon Return to the BWS) of this Section and return any remaining Handback Retainage to the DBOM Contractor; or
(2)Notify the DBOM Contractor of its decision not to issue the handback certificate, setting out each respect in which the Project does not comply with the minimum condition ratings specified in subsections (E) (Required Condition of Project

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 13 - Maintenance, Repair and Replacement

Structures Upon Return to the BWS) and (F) (Required Condition of Project Equipment Upon Return to the BWS) of this Section and stating the BWS’s estimate of the cost of completing all work required for the Project to comply with such requirements.
(L)Final Compliance.  If the Project did not, at the Termination Date, comply in all respects with the minimum condition ratings specified in subsections (E) (Required Condition of Project Structures Upon Return to the BWS) and (F) (Required Condition of Project Equipment Upon Return to the BWS) of this Section, the BWS will promptly use any remaining proceeds of the Handback Retainage to complete any work necessary to cause such compliance; provided, however, that any such proceeds of the Handback Retainage which are not spent on such work shall be paid to the DBOM Contractor upon the completion of such work.  In the event the remaining proceeds of the Handback Retainage are insufficient to complete any such work, the DBOM Contractor shall make a cash payment to the BWS sufficient to enable the BWS to repair the applicable Project Structures and Project Equipment to the extent necessary to meet the minimum condition ratings specified in subsections (E) (Required Condition of Project Structures Upon Return to the BWS) and (F) (Required Condition of Project Equipment Upon Return to the BWS) of this Section.
(M)Effect of Election to Renew or Termination.  If the BWS elects to renew this Service Agreement at the end of the Initial Term, the final asset and performance evaluations required by this Section shall not be performed at the end of the Initial Term, but instead shall be performed at the end of the Renewal Term.  If the BWS terminates this Service Agreement pursuant to Section 17.7 (BWS Termination Options During the Operation Period), the final asset and performance evaluations required by this Section shall not be performed at the end of the Term, but instead shall be performed as soon as practicable following the delivery by the BWS of its written notice of termination to the DBOM Contractor.  Upon any such early termination, the final performance evaluation required by this Section shall be based on the performance of the Project during the final six months of the Term.  The standards established by this Section for the condition and performance capability of the Project upon its return to the BWS, as well as the BWS’s remedies for the failure to meet such standards, shall apply notwithstanding any such renewal or termination.
(N)Selection and Costs of Independent Evaluator.  The BWS shall have the right to appoint the Independent Evaluator for purposes of this Section and Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).  The DBOM Contractor shall have the right to approve the BWS’s selection of the Independent Evaluator, which approval shall not be unreasonably withheld or delayed.  The expense of the Independent Evaluator for all services performed pursuant hereto shall be borne equally by the parties.  Each party will be a party to the contract entered into with the Independent Evaluator for performance of its duties hereunder and the form of such contract shall be subject to the reasonable approval of each of the parties thereto.
SECTION 13.6.PERIODIC MAINTENANCE INSPECTIONS.
(A)Annual Maintenance Inspection.  The BWS may, in its discretion upon reasonable written notice to the DBOM Contractor, perform an inspection of the Project and relevant records of the DBOM Contractor each Contract Year following the Acceptance Date to determine compliance with the Contract Standards.  The DBOM Contractor shall cooperate fully with the inspections, which shall not interfere unreasonably with the DBOM Contractor’s performance of the Contract Services.
(B)Full-Scale Inspections.  Commencing upon the third anniversary of the Acceptance Date, and every third year thereafter during the Term, the BWS shall have the right to perform a full-scale inspection and review of the state of repair, working condition and performance capability of the Project, including testing of equipment to determine its physical

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 13 - Maintenance, Repair and Replacement

and operational conditions, and inspection of the general status of repairs of all Project Equipment and Project Structures, grounds, utility lines, spare parts, inventories, and operation, maintenance, repair and replacement records.  Such inspection and review shall be performed by or on behalf of the BWS at the BWS’s expense, and shall take place at such time as the BWS shall determine upon three months’ written notice to the DBOM Contractor.  The principal purpose of the inspection and review shall be to permit the BWS to ascertain on a comprehensive and focused basis the extent to which the Project is being properly maintained, repaired and replaced in accordance with the Contract Standards.  The inspection shall include a concurrent review of all relevant data, records and reports.  The DBOM Contractor shall cooperate fully with the inspections, which shall not interfere unreasonably with the DBOM Contractor’s performance of the Contract Services.
(C)Remediation.  Based on the annual operations and maintenance reports submitted by the DBOM Contractor pursuant to Section 4.8(D) (Annual Operations and Maintenance Reports) or the annual or periodic inspections and reviews conducted pursuant to this Section or any unscheduled inspection provided for herein, the BWS may submit a statement to the DBOM Contractor detailing any deficiencies found and requiring the DBOM Contractor to submit a plan of remediation.  Deficiencies identified by the BWS shall be limited to (1) Project Structures which fail to meet structural integrity and functionality ratings of 3 or greater, as defined in Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards), and (2) items that, if not addressed, could directly affect the performance of the Project and are vital to the successful operation of the Facility in accordance with Good Industry Practice.  The remediation plan shall be sufficient to reasonably demonstrate that, if implemented, the Project will be promptly brought into compliance with the requirements of this Article.  If the BWS accepts the remediation plan, the DBOM Contractor shall thereupon correct all deficiencies noted in accordance therewith.  Failing such corrective action, the Service Fee shall be reduced by the amount of the BWS’s estimated cost of remediation.  Any disputes with respect to the cause or amounts specified in the BWS’s statement, not resolved to the mutual satisfaction of the parties, shall be determined as provided in Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).
(D)Unscheduled Inspections and No Transfer of Responsibility.  Nothing in this Section shall limit the BWS’s right, on an unscheduled basis, at any time to inspect the Project and relevant records of the DBOM Contractor to determine compliance with this Article.  The DBOM Contractor acknowledges that the BWS’s inspection rights pursuant to this Section are intended solely for the informational purposes of the BWS to monitor the DBOM Contractor’s compliance with its obligations under this Article and agrees that no inspection by the BWS pursuant to this Section, nor any failure of the BWS to inspect the Project in accordance with this Section, shall serve to transfer the maintenance, repair and replacement responsibility for the Project from the DBOM Contractor to the BWS or to limit or otherwise affect the DBOM Contractor’s full responsibility for the maintenance, repair and replacement of the Project in accordance with this Article.
SECTION 13.7.COMPUTERIZED MAINTENANCE MANAGEMENT SYSTEM
(A)DBOM Contractor Responsibility.  The DBOM Contractor shall maintain, upgrade, repair and replace, as appropriate throughout the Term, the computerized maintenance management system (CMMS) to be installed as part of the Design-Build Work such that it is capable of providing a record of repair and replacement of the Project on a detailed, item-by-item basis; scheduling, carrying out, monitoring and controlling predictive, preventive and corrective maintenance programs; monitoring routine operations within the Project; issuing work orders and purchase orders; maintaining a spare parts inventory; and issuing exception, equipment status and repair priority reports.  The CMMS shall be developed consistently with the Baseline Project Record and Schedule 11 (General Operations and Maintenance Requirements), and shall be modified as and when appropriate during the Term

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 13 - Maintenance, Repair and Replacement

to take account of removals from and additions to the Project.  The DBOM Contractor shall utilize the CMMS to provide the BWS with documentation which allows it to efficiently monitor compliance by the DBOM Contractor with its maintenance, repair and replacement obligations hereunder.  The BWS shall have computer-based real time, read-only access to such system from off-site locations to be determined by the BWS.  The DBOM Contractor shall permit all electronic data to be replicated and provided to the BWS for review by any Project Manager.
(B)BWS-Directed Changes to Computerized Maintenance Management System.  The BWS may, from time to time during the Term, direct the DBOM Contractor to modify its CMMS to conform with changes made by the BWS to its computerized maintenance management system.  The DBOM Contractor’s cost and expense of any such modification shall be borne by the BWS, subject to Cost Substantiation.
SECTION 13.8.DISPOSAL OF SURPLUS EQUIPMENT.  The DBOM Contractor may, at the direction of the BWS in accordance with applicable BWS procedures, remove, dispose of and sell, in accordance with Applicable Law, equipment constituting part of the Project that is unused or obsolete and no longer needed.  All proceeds from any sale, net of the DBOM Contractor’s expense in arranging the sale, shall be the property of the BWS, and will be paid by the DBOM Contractor to the BWS as an Extraordinary Items credit.
SECTION 13.9.WARRANTIES.
(A)Generally.  During the Term, the DBOM Contractor shall be responsible for meeting the BWS’s operating and maintenance obligations under all manufacturers’ warranties on new equipment purchased and installed in the Project by the DBOM Contractor, and shall be the agent of the BWS in enforcing existing equipment warranties and guarantees.  The DBOM Contractor shall not be required to commence or maintain any litigation with respect to such warranties or guarantees, but may do so in its discretion.  The DBOM Contractor shall cooperate with and assist the BWS if the BWS seeks to enforce warranties and guarantees through litigation.  No manufacturers’ warranty of any Project Equipment shall relieve the DBOM Contractor of any obligation hereunder, and no failure of any warranted or guaranteed structures, improvements, fixtures, machinery, equipment or material shall be the cause for any increase in the Service Fee or excuse any non-performance of the Operation Services unless such failure is itself attributable to an Uncontrollable Circumstance.
(B)Membrane Manufacturer’s Warranties and Guarantees.  During the Term, the manufacturer’s warranties and guarantees associated with the membranes shall be for the benefit of the DBOM Contractor and the DBOM Contractor shall be responsible for meeting the operating and maintenance obligations under such warranties and guarantees.  Upon any termination of this Service Agreement, such warranties and guarantees shall be assigned to the BWS without any additional cost or expense to the BWS.  No such manufacturers’ warranty or guarantee shall relieve the DBOM Contractor of any obligation hereunder, and no failure of any warranted or guaranteed membrane shall be the cause for any increase in the Service Fee or excuse any non-performance of the Operation Services unless such failure is itself attributable to an Uncontrollable Circumstance.

ARTICLE 14

CAPITAL MODIFICATIONS
SECTION 14.1.CAPITAL MODIFICATIONS GENERALLY.
(A)Purpose.  The parties acknowledge that it may be necessary or desirable from time to time during the Operation Period to make Capital Modifications, either at the request of the DBOM Contractor or at the direction of the BWS, or to remedy DBOM Contractor breach or to respond to an Uncontrollable Circumstance.  Capital Modifications may be appropriate or desirable, for example, to improve the performance or increase the capacity of the Facility, to address or anticipate the obsolescence of portions of the Facility, to reduce the cost to the DBOM Contractor of performing the Contract Services or to reduce the Service Fee payable by the BWS as provided in subsection (E) (Cost Savings) of this Section.
(B)BWS Approval.  The BWS shall have the right, in its discretion, to approve all Capital Modifications.  All Capital Modifications shall be made and implemented in accordance with this Article.  The BWS shall have the express right to condition its approval of Capital Modifications proposed by the DBOM Contractor upon a sharing of any net cost savings expected to result therefrom or upon any further term or condition that the BWS may seek to establish with respect thereto.
(C)Responsibility for Costs.  The DBOM Contractor shall bear the cost and expense of all Capital Modifications required in accordance with Sections 14.3 (Maintenance, Repair and Replacement Capital Modifications) and 14.4 (Capital Modifications Required to Remedy DBOM Contractor Breach).  The responsibility for the cost and expense of any Capital Modifications requested by the DBOM Contractor in accordance with Section 14.2 (Capital Modifications at DBOM Contractor Request) shall be determined by the BWS in its discretion in accordance with its approval rights under this Section.  The BWS shall bear the cost and expense of all Capital Modifications required as a result of an Uncontrollable Circumstance, as discussed in Section 14.5 (Capital Modifications Due to Uncontrollable Circumstances), and all BWS-directed Capital Modifications, as discussed in Section 14.6 (Capital Modifications at BWS Direction).
(D)Third Party Borrowing or Financing.  Unless otherwise approved by the BWS in its discretion, the DBOM Contractor shall not borrow from any third party to finance any cost or expense required to be borne by the DBOM Contractor under subsection (C) (Responsibility for Costs) of this Section.  In no event shall the DBOM Contractor have any ownership interest in the Project as a result of any Capital Modification undertaken by the DBOM Contractor under this Article.  The BWS shall have the right to condition its approval of any third party borrowing or financing on any stipulation, term or condition that the BWS considers necessary or desirable in order to maintain its interest in and ownership of the Project.  Notwithstanding the foregoing, the DBOM Contractor may borrow from an Affiliate of the DBOM Contractor to finance any cost or expense required to be borne by the DBOM Contractor under subsection (C) (Responsibility for Costs) of this Section without the approval of the BWS; provided however, that no such borrowing may create, grant or in any way establish any mortgage, lien or security interest in this Service Agreement, the payments to be received by the DBOM Contractor under this Service Agreement, the Project or any BWS Property.
(E)Cost Savings.  In the event any Capital Modification is reasonably expected to result in a net cost savings to the DBOM Contractor, the parties shall negotiate in good faith the extent to which any such net cost savings shall be shared with the BWS, and the Service Fee shall be reduced accordingly.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 14 - Capital Modifications

SECTION 14.2.CAPITAL MODIFICATIONS AT DBOM CONTRACTOR REQUEST.  The DBOM Contractor shall have the right to propose Capital Modifications for the BWS’s consideration pursuant to this Section.  The DBOM Contractor’s proposal for a Capital Modification should provide sufficient information for the BWS to determine that the Capital Modification: (1) does not diminish the capacity of the Project to be operated so as to meet the Contract Standards; (2) does not impair the quality, integrity, durability and reliability of the Project; (3) is reasonably necessary or is advantageous for the DBOM Contractor to fulfill its obligations under this Service Agreement; and (4) is feasible.  The BWS shall have the absolute right to accept, reject or modify any Capital Modification proposed by the DBOM Contractor.  In no event shall the rejection or modification of any such Capital Modification by the BWS relieve the DBOM Contractor of its obligations under this Service Agreement.  Any such Capital Modification accepted or modified by the BWS, and any related change in the terms and conditions of this Service Agreement, shall be reflected in a Contract Amendment.
SECTION 14.3.MAINTENANCE, REPAIR AND REPLACEMENT CAPITAL MODIFICATIONS.  In the event that any repair or replacement proposed to be performed by the DBOM Contractor in satisfaction of its obligations under Article 13 (Maintenance, Repair and Replacement) can be reasonably expected to result in a material change to the Project, such repair or replacement shall constitute a Capital Modification in accordance with this Article.  The BWS shall have all approval rights provided under this Article with respect to any such Capital Modification, including the right to accept, reject or modify any such Capital Modification.  In no event shall the rejection or modification of any such Capital Modification by the BWS relieve the DBOM Contractor of its obligations under this Service Agreement.  Except as otherwise agreed to by the BWS, the design and construction costs of any such Capital Modification, and any related operation, maintenance, repair and replacement costs, shall be borne by the DBOM Contractor.  Any such Capital Modifications, and any related change in the terms and conditions of this Service Agreement, shall be reflected in a Contract Amendment.
SECTION 14.4.CAPITAL MODIFICATIONS REQUIRED TO REMEDY DBOM CONTRACTOR BREACH.  In the event that any capital investment, improvement or modification, required to be made by the DBOM Contractor in order to remedy a breach of this Service Agreement can be reasonably expected to result in a material change to the Project, such capital investment, improvement or modification shall constitute a Capital Modification under this Article.  The BWS shall have all approval rights provided under this Article with respect to any such Capital Modifications, including the right to accept, reject or modify any such Capital Modification.  In no event shall the rejection or modification of any such Capital Modification by the BWS relieve the DBOM Contractor of its obligations under this Service Agreement.  The design and construction costs of any such Capital Modification, and any related operation, maintenance, repair and replacement costs, shall be borne by the DBOM Contractor.  Any such Capital Modification, and any related change in the terms and conditions of this Service Agreement, shall be reflected in a Contract Amendment.
SECTION 14.5.CAPITAL MODIFICATIONS DUE TO UNCONTROLLABLE CIRCUMSTANCES.  Upon the occurrence of an Uncontrollable Circumstance after Final Completion, the BWS shall promptly proceed, subject to the terms, conditions and procedures set forth in this Article and Article 19 (Uncontrollable Circumstances), to make or cause to be made all Capital Modifications reasonably necessary to address the Uncontrollable Circumstance.  The DBOM Contractor shall consult with the BWS concerning possible means of addressing and mitigating the effect of any Uncontrollable Circumstance, and the DBOM Contractor and the BWS shall cooperate in order to minimize any delay, lessen any additional cost and modify the Project so as to permit the DBOM Contractor to continue providing the Contract Services in light of such Uncontrollable Circumstance.  The design and construction costs of any such Capital Modification, and any related operation, maintenance, repair and

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 14 - Capital Modifications

replacement costs, shall be borne by the BWS.  Any such Capital Modification made on account of Uncontrollable Circumstances, and any related change in the terms and conditions of this Service Agreement, shall be reflected in a Contract Amendment.
SECTION 14.6.CAPITAL MODIFICATIONS AT BWS DIRECTION.  The BWS shall have the right to make Capital Modifications at any time and for any reason whatsoever after Final Completion, whether and however the exercise of such rights affects this Service Agreement so long as the DBOM Contractor’s rights are protected as provided in Section 14.10 (DBOM Contractor Non-Impairment Rights).  The design and construction costs of any such Capital Modification made at the BWS’s direction under this Section, and any related operation, maintenance, repair and replacement costs, shall be borne by the BWS, through an adjustment to the Service Fee, through BWS financing, or both, as elected by the BWS pursuant to Sections 14.7 (Primary Procedure for Implementing Capital Modifications), 14.8 (Alternative Procedures for Implementing Capital Modifications) and 14.9 (Financing Capital Modifications).  The BWS shall have no obligation to direct the DBOM Contractor to make any Capital Modification.
SECTION 14.7.PRIMARY PROCEDURE FOR IMPLEMENTING CAPITAL MODIFICATIONS.
(A)Primary Implementation Procedure.  Unless the BWS determines pursuant to Section 14.8 (Alternative Procedures for Implementing Capital Modifications) that an alternative implementation procedure is to be employed, the implementation procedure set forth in this Section shall apply with respect to all Capital Modifications.
(B)DBOM Contractor Conceptual Plan and BWS Review.  At the request of the BWS and at the cost and expense of (i) the DBOM Contractor if the Capital Modification is a DBOM Contractor-requested Capital Modification or a Capital Modification required due to DBOM Contractor Fault; or (ii) the BWS if the Capital Modification is a BWS-directed Capital Modification or a Capital Modification required as a result of an Uncontrollable Circumstance, the DBOM Contractor shall prepare and deliver to the BWS a conceptual plan for the implementation of the Capital Modification.  The conceptual plan shall include the DBOM Contractor’s recommendations as to technology, design, construction, equipment, materials, and operating and performance impacts.  The foregoing recommendations shall seek to allow for maximum competition in price and shall not favor the DBOM Contractor or any of its Affiliates.  Preliminary schedule and capital and operating cost estimates shall be included, together with an assessment of possible alternatives.  The conceptual plan shall specifically evaluate reasonable alternatives to the mix of Capital Modifications and changed operating and management practices which the DBOM Contractor is recommending.  The BWS shall review the DBOM Contractor’s conceptual plan and recommendations, and undertake discussions with the DBOM Contractor in order to reach agreement on a basic approach to the Capital Modification.
(C)DBOM Contractor Implementation Proposal.  Following agreement on a basic approach to the Capital Modification, at the request of the BWS and, except with respect to Capital Modifications pursuant to Sections 14.2 (Capital Modifications at DBOM Contractor Request), 14.3 (Maintenance, Repair and Replacement Capital Modifications) and 14.4 (Capital Modifications Required to Remedy DBOM Contractor Breach), at the BWS’s expense, the DBOM Contractor shall submit a formal implementation proposal to the BWS for its consideration.  With respect to any Capital Modification to be undertaken at the BWS’s expense and as otherwise required by Applicable Law, the implementation proposal shall contain (1) a DBOM Contractor services element, to be implemented through a Contract Amendment, and (2) a third party construction services element, to be implemented through third party contracting.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 14 - Capital Modifications

(1)DBOM Contractor Services Element.  The DBOM Contractor services element shall contain: (a) the DBOM Contractor’s offer to perform design, construction management and acceptance testing services and obtain and maintain Governmental Approvals with respect to the Capital Modification for a fixed price or a guaranteed maximum price as agreed to by the parties, and shall include a guarantee of the performance of the Capital Modification through an acceptance test and a guaranteed maximum construction price if so requested by the BWS and agreed to by the DBOM Contractor; and (b) as applicable, the DBOM Contractor’s offer to operate, maintain, repair, replace, obtain and maintain Governmental Approvals for, and manage the Capital Modification following construction and acceptance for a fixed fee to be added to the Fixed Component of the Service Fee, and shall include long-term performance guarantees with respect to the Capital Modification.
(2)Third Party Construction Services Element.  The third party construction services element shall be a proposal by the DBOM Contractor to conduct, to the extent permitted under Applicable Law, a bidding or competitive proposal process for the construction work or the design-build work involved in completing the Capital Modification.  The bidding process shall include an advertisement for bids and a construction contract award to the lowest responsible bidder, and shall be conducted in accordance with the requirements of Applicable Law which govern construction projects undertaken by the BWS.  The resulting construction or design-build contract shall be held by and executed in the name of the BWS or the DBOM Contractor, as determined by the BWS in compliance with Applicable Law.  A “competitive proposal process” referred to herein may include a request for proposals and a design-build contract award to the proposer whose proposal is determined to provide the best value considering the relative importance of price and other evaluation factors included in the request for proposals.

With respect to any Capital Modification to be undertaken at the BWS’s expense, the BWS will have the right to elect to be a party to all such construction contracts or design-build contracts, including if the BWS determines it is required to be a party to such contracts by Applicable Law.

(D)Negotiation and Finalization of DBOM Contractor Implementation Proposal.  The parties shall proceed, promptly following the BWS’s review of the DBOM Contractor’s submittal and quotation, to negotiate to reach an agreement on price and any adjustment to the terms and conditions of this Service Agreement required under Section 14.10 (DBOM Contractor Non-Impairment Rights).  Any final negotiated agreement for the implementation of a Capital Modification under this Section shall address, as applicable: (1) design requirements; (2) construction management services; (3) acceptance tests, standards and procedures; (4) a guarantee of completion and acceptance; (5) performance guarantees; (6) exit tests standards and procedures; (7) any changes to the Performance Guarantees or other Contract Standards to take effect as a consequence of the Capital Modification; (8) a payment schedule for the design and construction management-related services; (9) provisions for review by the Project Manager; (10) any adjustments to the Service Fee resulting from the Capital Modification, including any related operation, maintenance, repair and replacement costs; (11) a financing plan; and (12) any other appropriate amendments to this Service Agreement.  The DBOM Contractor shall not be obligated to undertake any Capital Modification under Sections 14.5 (Capital Modifications Due to Uncontrollable Circumstances) or 14.6 (Capital Modifications at BWS Direction) except following agreement as to such negotiated adjustments.  The BWS shall have no obligation to reimburse the DBOM Contractor for any costs incurred pursuant to this Section except as part of a negotiated Change Order or Contract Amendment.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 14 - Capital Modifications

(E)Implementation Procedures and DBOM Contractor Performance.  With respect to each Capital Modification to be made by the DBOM Contractor, the BWS shall have the same substantive and procedural rights that it has with respect to the design, construction, Acceptance, Final Completion and Exit Testing of the Project, as set forth in Articles 7 (Design and Permitting of the Project), 8 (Construction of the Project) and 9 (Commissioning, Testing, Acceptance and Final Completion) and in Schedules 3 (General Design-Build Work Requirements), 5 (Design-Build Quality Management Plan and Quality Control Requirements), 6 (Design-Build Work Review Procedures), 9 (Acceptance Testing Requirements) and 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).  The DBOM Contractor shall comply with Applicable Law and all other Contract Standards in connection with any Capital Modification undertaken by the DBOM Contractor pursuant to this Article.
SECTION 14.8.ALTERNATIVE PROCEDURES FOR IMPLEMENTING CAPITAL MODIFICATIONS.  With respect to any Capital Modification to be undertaken at the BWS’s expense and as otherwise required by Applicable Law, the BWS shall be under no obligation to utilize the primary implementation procedure for Capital Modifications set forth in Section 14.7 (Primary Procedure for Implementing Capital Modifications), and may instead, in its discretion, utilize any other implementation procedure available to it or required under Applicable Law.  Alternative implementation procedures may include, to the extent permissible under Applicable Law:  (1) contracting with the DBOM Contractor on a sole source basis to implement the Capital Modification on a design-build or design-build-operate basis; (2) contracting with the DBOM Contractor to manage a competition for design-build services to implement the Capital Modification; and (3) contracting with third parties for the implementation of the Capital Modification on a traditional design-bid-build basis, with the BWS rather than the DBOM Contractor responsible for the design and construction of the Capital Modification, or with the DBOM Contractor acting as the BWS’s agent in the design-bid-build process.  While it is the intention of the BWS to have the DBOM Contractor operate, maintain, repair, replace and manage Capital Modifications on an integrated basis with the Project, the BWS is not obligated to do so and may contract for such services with a third party.  The BWS may determine to proceed with an alternative implementation procedure for a Capital Modification at any time, whether before or after entering into negotiations with the DBOM Contractor under the primary implementation procedure specified under Section 14.7 (Primary Procedure for Implementing Capital Modifications).  No alternative implementation procedure for Capital Modifications shall impair the DBOM Contractor’s rights under Section 14.10 (DBOM Contractor Non-Impairment Rights).
SECTION 14.9.FINANCING CAPITAL MODIFICATIONS.  The BWS shall provide financing or secure an appropriation for any Capital Modification for which it is financially responsible under this Article, and shall make the proceeds of the financing or appropriation available to the DBOM Contractor to pay the negotiated price based on the requirements of Applicable Law.  The DBOM Contractor shall finance and pay for any Capital Modification for which it is financially responsible under this Article without reimbursement from or other claim upon the BWS, subject to the limitations set forth in subsection 14.1(D) (Third Party Borrowing or Financing).  The BWS in its discretion may voluntarily, if requested by the DBOM Contractor, provide financing for the Capital Modifications for which the DBOM Contractor is financially responsible hereunder, on terms and conditions established by the BWS in its discretion.
SECTION 14.10.DBOM CONTRACTOR NON-IMPAIRMENT RIGHTS.  No Capital Modification, other than a DBOM Contractor-requested Capital Modification or a Capital Modification under Sections 14.2 (Capital Modifications at DBOM Contractor Request) and 14.3 (Maintenance, Repair and Replacement Capital Modifications), shall be made that materially impairs any right, materially impairs the ability to perform, imposes any material

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 14 - Capital Modifications

additional obligation or liability, or materially increases the costs of the DBOM Contractor hereunder, including operating, maintenance, repair and replacement costs related to such Capital Modification.  The DBOM Contractor shall have no right to object to any such Capital Modification, however, if the BWS affords the DBOM Contractor appropriate price, schedule, performance and other relief necessary to avoid any such material effect.

ARTICLE 15

SERVICE FEE AND OTHER PAYMENTS
SECTION 15.1.SERVICE FEE GENERALLY.  From and after the Acceptance Date (subject to subsection 9.5(A) (Acceptance Date Concurrence)), the BWS shall pay the Service Fee to the DBOM Contractor as compensation for performance of the Operation Services under this Service Agreement.  The Service Fee shall be calculated according to this Article.  Examples of the calculation of the Service Fee and the application of the Adjustment Factors are included in Schedule 20 (Example Service Fee Calculations).  The Service Fee set forth in this Article 15 and the example Service Fee calculations set forth in Schedule 20 (Example Service Fee Calculations) shall, to the extent possible, be interpreted in a manner that reconciles any difference or ambiguities, but if there are any irreconcilable inconsistencies between this Article 15 and Schedule 20 (Example Service Fee Calculations), the provisions of this Article 15 shall govern.
SECTION 15.2.SERVICE FEE FORMULA.  The Service Fee shall be calculated in accordance with the following formula:
ASF = BOC + ACMC + AMRC + RC + EI
Where,
ASF	=	Annual Service Fee
BOC	=	Base Operating Charge
ACMC	=	Annual Capital Maintenance Charge
AMRC	=	Annual Membrane Replacement Charge
RC	=	Reimbursable Costs Charge
EI	=	Extraordinary Items Charge or Credit

Each component of the Service Fee shall be determined in accordance with this Article.  The Service Fee is inclusive of all Taxes payable in connection with the performance of the Operation Services, including all applicable State and City general excise, sales use and similar Taxes.

SECTION 15.3.BASE OPERATING CHARGE COMPONENTS.
(A)Base Operating Charge Formulas.  The “Base Operating Charge” shall be calculated in accordance with the following formulas:
BOC = FC + VC
FC = OE + CE
Where,

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 15 - Service Fee and Other Payments

BOC	=	Base Operating Charge
CE	=	Chemicals Element
FC	=	Fixed Component
OE	=	O&M Element
VC	=	Variable Component
(B)Basis of Fixed Component.  The Fixed Component of the Base Operating Charge consists of the Chemicals Element and the O&M Element and represents the DBOM Contractor’s base compensation for the performance of the Contract Services, excluding the performance of Major Maintenance, Repair and Replacement and RO system membrane repair and replacement, as further described in Section 15.4 (Fixed Component).
(C)Basis of Variable Component.  The Variable Component of the Base Operating Charge has been established to compensate the DBOM Contractor for a portion of the savings in the BWS’s electricity expense achieved by the DBOM Contractor, as further described in Section 15.5 (Variable Component) and subsection 15.12(B) (Annual Settlement of Electricity Costs) (the “Electricity Savings Element”).
(D)Adjustment Factors Applicable to the Fixed Component.  The Adjustment Factors applicable to the Fixed Component of the Base Operating Charge shall consist of the “CPI Adjustment Factor” and the “Chemicals Adjustment Factor”, each of which shall be calculated as follows:
CPIAFn	=	CPIn-1 ÷ CPIb
CAFn	=	PPI-Cn-1 ÷ PPI-Cb
Where,
CPIAFn	=	The CPI Adjustment Factor for Contract Year “n”.
CPI	=

The final non-seasonally adjusted Consumer Price Index, for All Items, All Urban Consumers for the Honolulu Area (Series ID: CUURS49FSA0), as reported by the U.S. Department of Labor, Bureau of Labor Statistics (BLS).

CPIn-1	=

The average of the six bi-monthly (or 12 monthly in the event BLS reports monthly) CPI values occurring in the Contract Year preceding the Contract Year with respect to which a calculation is to be made thereunder.  For example, for the Contract Year beginning July 1, 2026, CPIn-1 is the average of the six bi-monthly CPI values for the months of July 2025 through May 2026.

CPIb	=	The base CPI which is the average of the six bi-monthly CPI values for the months of July 2021 through May 2022.
CAFn	=	The Chemicals Adjustment Factor for Contract Year “n”.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 15 - Service Fee and Other Payments

PPI-C	=	The final non-seasonally adjusted Producer Price Index, Industrial Chemical, for U.S. (Series ID: WPU061), as reported by the U.S. Department of Labor, Bureau of Labor Statistics.
PPI-Cn-1	=

The average of the 12 monthly PPI-C values occurring in the Contract Year preceding the Contract Year with respect to which a calculation is to be made thereunder.  For example, for the Contract Year beginning July 1, 2027, PPI-Cn-1 is the average of the 12 monthly CPI values for the months of July 2026 through June 2027.

PPI-Cb	=	The base PPI-C which is the average of the 12 monthly PPI-C values for the months of July 2021 through June 2022.

If the final value of any component index is not available for the applicable period when required hereunder, the amount of the adjustment to be made shall be estimated by using the preliminary value of the index for the applicable period or the final value of the index for the latest available period.  All calculations and payments based on such estimate shall be adjusted as soon as reasonably practicable after the final value of the index for the applicable period is published.  The DBOM Contractor shall set forth the calculation of the estimated values of the index in its monthly invoices until the final values are published.  The DBOM Contractor shall set forth the calculation of the final values of the index and the resulting calculation of the adjustment, if any, to payments made based on the estimated values during the Contract Year in an invoice as soon as practicable after the final value is published.  Any dispute as to the estimated values, the final values or the calculation of payment adjustments shall be governed by Section 15.13 (Billing Statement Disputes).  If any component index is no longer published at the time that adjustment is to be calculated, or if the base or method of calculation used for the component index is altered, the calculation shall be made using a comparable similar index or method mutually agreed upon by the DBOM Contractor and the BWS.

SECTION 15.4.FIXED COMPONENT.  The Fixed Component of the Base Operating Charge is comprised of the O&M Element and the Chemicals Element.  The O&M Element that would be payable if the Acceptance Date were to occur in the reference Contract Year beginning July 1, 2022 and ending June 30, 2023 is $1,952,193.00. The Chemicals Element that would be payable if the Acceptance Date were to occur in the reference Contract Year beginning July 1, 2022 and ending June 30, 2023 is $416,598.00. In the event the BWS adjusts the Flow Rate pursuant to subsection 12.3(G) (BWS Right to Adjust the Water Delivery Guarantee), then the Chemicals Element specified in the preceding sentence shall be reduced by: (1) $200,000.00 during long-term operation at 0.85 MGD; and (2) $400,000.00 during long-term operation at 0 MGD.  For adjustments of the Flow Rates pursuant to subsection 12.3(G) (BWS Right to Adjust the Water Delivery Guarantee) comprising less than a full Contract Year, the adjustment to the Chemicals Element calculated under this subsection shall be appropriately prorated for the applicable period.  The individual elements of the Fixed Component of the Base Operating Charge shall be adjusted on July 1 of each Contract Year by multiplying: (a) the initial O&M Element specified in this subsection by the CPI Adjustment Factor, and (b) the initial Chemicals Element specified in this subsection by the Chemicals Adjustment Factor.
SECTION 15.5.VARIABLE COMPONENT.  Subject to the limitations set forth in Section 15.14 (Private Business Use Restrictions), the Variable Component of the Base Operating Charge shall be equal to the Electricity Savings Element, as determined in accordance with Section 15.12 (Annual Settlement).  The Electricity Savings Element shall not be paid to the DBOM Contractor for electricity consumption or demand savings generated by

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 15 - Service Fee and Other Payments

BWS actions or initiatives.  The Electricity Savings Element payable to the DBOM Contractor in any Contract Year shall not exceed $100,000 (which initial amount shall be subject to escalation annually on July 1 of each Contract Year by the CPI Adjustment Factor) unless otherwise agreed to in writing by the parties.
SECTION 15.6.ANNUAL CAPITAL MAINTENANCE CHARGE.
(A)Generally.  The BWS shall pay the DBOM Contractor for Major Maintenance, Repair and Replacement solely in accordance with this Section, except as provided with respect to replacement of Excluded Project Equipment and Structures in accordance with subsection 13.2(B) (Replacements of Excluded Project Equipment and Structures).  The Annual Capital Maintenance Charge shall be the maximum amount payable to the DBOM Contractor in any Contract Year for Major Maintenance, Repair and Replacement in accordance with subsection 13.2(A) (Major Maintenance, Repair and Replacements Generally) and Section 13.3 (Maintenance, Repair and Replacement Plan and Schedule).  The Annual Capital Maintenance Charge shall be determined in accordance with subsections (B) (Annual Capital Maintenance Charge) and (C) (Annual Adjustment to the Annual Capital Maintenance Charge) of this Section.
(B)Annual Capital Maintenance Charge.  The “Annual Capital Maintenance Charge” that would be payable during the Initial Term if the Acceptance Date were to occur in the reference Contract Year beginning July 1, 2022 and ending June 30, 2023 is $301,720.00. The Annual Capital Maintenance Charge specified in the preceding sentence shall not be payable during the Renewal Term and shall be replaced with $430,640.00, which amount shall be payable during the Initial Renewal Term.  The Annual Capital Maintenance Charge specified in the preceding sentence shall not be payable during the Additional Renewal Term and shall be replaced with $499,100.00, which amount shall be payable during the Additional Renewal Term.  The initial amounts set forth in this subsection that are payable during the Initial Term, the Initial Renewal Term and the Additional Renewal Term, respectively, shall be subject to annual adjustment by the Capital Maintenance Adjustment Factor in accordance with subsection (C) (Annual Adjustment to the Annual Capital Maintenance Charge) of this Section.
(C)Annual Adjustment to the Annual Capital Maintenance Charge.  The applicable initial Annual Capital Maintenance Charge specified in subsection (B) (Annual Capital Maintenance Charge) of this Section shall be adjusted on July 1 of each Contract Year by multiplying such amount by the Capital Maintenance Adjustment Factor.  The “Capital Maintenance Adjustment Factor” shall be calculated as follows:
CMAF	=	[0.30 x (CPIn-1 ÷ CPIb)] + [0.70 x (CE-PCIn-1 ÷ CE-PCIb)]
Where,
CPI	=

The final non-seasonally adjusted Consumer Price Index, for All Items, All Urban Consumers for the Honolulu Area (Series ID: CUURS49FSA0), as reported by the U.S. Department of Labor, Bureau of Labor Statistics (BLS).

CE-PCI	=	The Chemical Engineering Plant Cost Index, as published in Chemical Engineering magazine.
CPIn-1	=

The average of the six bi-monthly (or 12 monthly in the event BLS reports monthly) CPI values occurring in the Contract Year preceding the Contract Year with respect to which a calculation is to be made thereunder.  For example, for the Contract Year

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 15 - Service Fee and Other Payments

beginning July 1, 2026, CPIn-1 is the average of the six bi-monthly CPI values for the months of July 2025 through May 2026.
CPIb	=	The base CPI which is the average of the six bi-monthly CPI values for the months of July 2021 through May 2022.
CE-PCI n-1	=

The average of the 12 monthly CE-PCI values occurring in the Contract Year preceding the Contract Year with respect to which a calculation is to be made thereunder.  For example, for the Contract Year beginning July 1, 2027, CE-PCI n-1 is the average of the 12 monthly CE-PCI values for the months of July 2026 through June 2027.

CE-PCI b	=	The base CE-PCI which is the average of the 12 monthly CE-PCI values for the months of July 2021 through June 2022.

If the final value of any component index is not available for the applicable period when required hereunder, the amount of the adjustment to be made shall be estimated by using the preliminary value of the index for the applicable period or the final value of the index for the latest available period.  All calculations and payments based on such estimate shall be adjusted as soon as reasonably practicable after the final value of the index for the applicable period is published.  If any component index is no longer published at the time that adjustment is to be calculated, or if the base or method of calculation used for the component index is altered, the calculation shall be made using a comparable similar index or method mutually agreed upon by the DBOM Contractor and the BWS.

(D)MRR Account.  On or before the Acceptance Date, the DBOM Contractor shall establish a separate account (the “MRR Account”) with a Qualified Commercial Bank to be agreed between the parties, acting reasonably, into which the DBOM Contractor shall deposit BWS payments of the Annual Capital Maintenance Charge on a monthly basis, which payments shall accrue in the MRR Account over the Term, subject to the terms and conditions of this Section.  The MRR Account shall be a joint account with both the DBOM Contractor and the BWS being the only two named account holders.  Within three Business Days following confirmation by such Qualified Commercial Bank of the establishment of the MRR Account, the DBOM Contractor shall provide to the BWS the details regarding the MRR Account, including the name, address and contact information for the Qualified Commercial Bank and the account number.  The DBOM Contractor shall include a copy of each monthly MRR Account statement as part of its invoice for the Service Fee in accordance with Section 15.10 (Billing and Payment).  Upon any termination of this Service Agreement in accordance with Article 17 (Breach, Default, Remedies and Termination), any amount remaining in the MRR Account that has not been paid to the DBOM Contractor and that is not due and owing to the DBOM Contractor for Major Maintenance, Repair and Replacement in accordance with this Section, shall be paid to (or withdrawn by) the BWS; provided, however, that any amount remaining in the MRR Account upon any such termination of this Service Agreement shall first be available to reimburse the DBOM Contractor for third party Subcontractor expenses (excluding any Affiliate of the DBOM Contractor and without mark-up for profit, administration or otherwise) paid or incurred by the DBOM Contractor in satisfying its obligation to remedy any deficiency in the condition of the Project Structures or Project Equipment in accordance with Section 13.5 (Project Evaluations), subsection 17.9(F) (Exit Test) and Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).  Upon the expiration of this Service Agreement, however, any amount remaining in the MRR Account that has not been paid to the DBOM Contractor and that is not due and owing to the DBOM Contractor for (a) Major Maintenance, Repair and Replacement in accordance with this Section or (b) for reimbursement of third party

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 15 - Service Fee and Other Payments

Subcontractor expenses (excluding any Affiliate of the DBOM Contractor and without mark-up for profit, administration or otherwise) paid or incurred by the DBOM Contractor in satisfying its obligation to remedy any deficiency in the condition of the Project Structures or Project Equipment in accordance with Section 13.5 (Project Evaluations), subsection 17.9(F) (Exit Test) and Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards), shall be retained by the DBOM Contractor.
(E)Drawings from MRR Account during the Operation Period.  The DBOM Contractor may withdraw funds from the MRR Account in such amounts and at such times as needed to pay for Major Maintenance, Repair and Replacements performed in accordance with subsection 13.2(A) (Major Maintenance, Repair and Replacements Generally) and Section 13.3 (Maintenance, Repair and Replacement Plan and Schedule).  In connection with any draw of funds from the MRR Account, the DBOM Contractor shall include as part of its invoice for the Service Fee in accordance with Section 15.10 (Billing and Payment) a written notice indicating that the DBOM Contractor has incurred costs for amounts paid or incurred to third party Subcontractors (excluding any Affiliate of the DBOM Contractor) for the performance of Major Maintenance, Repair and Replacement in accordance with subsection 13.2(A) (Major Maintenance, Repair and Replacements Generally) and Section 13.3 (Maintenance, Repair and Replacement Plan and Schedule), together with evidence of the costs that are the subject of such drawing and such other supporting information as the BWS may reasonably require.  The DBOM Contractor shall, notwithstanding anything to the contrary set forth in subsection 16.1(F) (Overhead and Profit), be entitled to a mark-up of 8% (payable solely from the MRR Account) with respect to Subcontractor costs associated with any such Major Maintenance, Repair and Replacements to account for the DBOM Contractor’s overhead and administrative costs.  The DBOM Contractor shall also provide a detailed report to the BWS describing all Major Maintenance, Repair and Replacements made and uses and withdrawals of funds from the MRR Account during the Contract Year as part of its Annual Settlement Statement in accordance with Section 15.12 (Annual Settlement).  The DBOM Contractor shall not draw funds from the MRR Account for any costs of Project operations and maintenance personnel of the DBOM Contractor.  If the BWS determines that any funds withdrawn by the DBOM were not used for Major Maintenance, Repair and Replacements, then, upon notice from the BWS, the DBOM Contractor shall promptly deposit an amount equal to the funds previously withdrawn on account of ineligible costs, as determined by the BWS, into the MRR Account.  Any dispute between the parties regarding the DBOM Contractor’s draw of funds from the MRR Account under this Section shall be subject to Section 15.13 (Billing Statement Disputes) and may be referred to the dispute resolution procedures established in accordance with Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).  In no event shall the DBOM Contractor withdraw funds from the MRR Account for any purpose other than in accordance with this Section.
(F)Undisbursed Amounts.  The portion of any Annual Capital Maintenance Charge amount deposited in the MRR Account that remains undisbursed to the DBOM Contractor at the end of any Contract Year, together with any undisbursed amounts from previous Contract Years, shall be carried forward into subsequent Contract Years and shall be available for withdrawal from the MRR Account by the DBOM Contractor in accordance with this Section.
(G)No Limitation on DBOM Contractor Obligations.  The DBOM Contractor acknowledges that the Annual Capital Maintenance Charge applicable in any Contract Year shall not serve as a limitation of the DBOM Contractor’s obligations with respect to Major Maintenance, Repair and Replacement under Article 13 (Maintenance, Repair and Replacement).  Except to the extent relieved due to the occurrence of Uncontrollable Circumstances in accordance with and to the extent provided in Article 19 (Uncontrollable Circumstances) and as provided with respect to the replacement of Excluded Project

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 15 - Service Fee and Other Payments

Equipment and Structures in accordance with subsection 13.2(B) (Replacements of Excluded Project Equipment and Structures), the DBOM Contractor shall be solely responsible for all costs of Major Maintenance, Repair and Replacement above the Annual Capital Maintenance Charge.
SECTION 15.7.ANNUAL MEMBRANE REPLACEMENT CHARGE.
(A)Generally.  The BWS shall pay the DBOM Contractor for RO system membrane repair and replacement solely in accordance with this Section.  The Annual Membrane Replacement Charge shall be the maximum amount payable to the DBOM Contractor in any Contract Year for the performance by the DBOM Contractor of its RO system membrane repair and replacement obligations under Section 13.4 (Membrane Repair and Replacement).  The Annual Membrane Replacement Charge shall be determined in accordance with subsections (B) (Annual Membrane Replacement Charge) and (C) (Annual Adjustment to the Annual Membrane Replacement Charge) of this Section.
(B)Annual Membrane Replacement Charge.  The “Annual Membrane Replacement Charge” that would be payable if the Acceptance Date were to occur in the reference Contract Year beginning July 1, 2022 and ending June 30, 2023 is $51,408.00. Such initial amount shall be subject to annual adjustment by the Capital Maintenance Adjustment Factor in accordance with subsection (C) (Annual Adjustment to the Annual Membrane Replacement Charge) of this Section.
(C)Annual Adjustment to the Annual Membrane Replacement Charge.  The initial Annual Membrane Replacement Charge specified in subsection (B) (Annual Membrane Replacement Charge) of this Section shall be adjusted on July 1 of each Contract Year by multiplying such amount by the Capital Maintenance Adjustment Factor, calculated in accordance with subsection 15.6(C) (Annual Adjustment to the Annual Capital Maintenance Charge).
(D)Membrane Replacement Account.  On or before the Acceptance Date, the DBOM Contractor shall establish a separate account (the “Membrane Replacement Account”) with a Qualified Commercial Bank to be agreed between the parties, acting reasonably, into which the DBOM Contractor shall deposit BWS payments of the Annual Membrane Replacement Charge on a monthly basis, which payments shall accrue in the Membrane Replacement Account over the Term, subject to the terms and conditions of this Section.  The Membrane Replacement Account shall be a joint account with both the DBOM Contractor and the BWS being the only two named account holders.  Within three Business Days following confirmation by such Qualified Commercial Bank of the establishment of the Membrane Replacement Account, the DBOM Contractor shall provide to the BWS the details regarding the Membrane Replacement Account, including the name, address and contact information for the Qualified Commercial Bank and the account number.  The DBOM Contractor shall include a copy of each monthly Membrane Replacement Account statement as part of its invoice for the Service Fee in accordance with Section 15.10 (Billing and Payment).  Upon any termination of this Service Agreement in accordance with Article 17 (Breach, Default, Remedies and Termination), any amount remaining in the Membrane Replacement Account that has not been paid to the DBOM Contractor and that is not due and owing to the DBOM Contractor for RO system membrane repair and replacement in accordance with this Section, shall be paid to (or withdrawn by) the BWS; provided, however, that any amount remaining in the Membrane Replacement Account upon any such termination of this Service Agreement shall first be available to reimburse the DBOM Contractor for third party Subcontractor expenses (excluding any Affiliate of the DBOM Contractor and without mark-up for profit, administration or otherwise) paid or incurred by the DBOM Contractor in satisfying its obligation to remedy any deficiency in the condition of the RO system membranes in accordance with Section 13.5

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 15 - Service Fee and Other Payments

(Project Evaluations), subsection 17.9(F) (Exit Test) and Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).  Upon the expiration of this Service Agreement, however, any amount remaining in the Membrane Replacement Account that has not been paid to the DBOM Contractor and that is not due and owing to the DBOM Contractor for (a) RO system membrane repair and replacement in accordance with this Section or (b) for reimbursement of third party Subcontractor expenses (excluding any Affiliate of the DBOM Contractor and without mark-up for profit, administration or otherwise) paid or incurred by the DBOM Contractor in satisfying its obligation to remedy any deficiency in the condition of the RO system membranes in accordance with Section 13.5 (Project Evaluations), subsection 17.9(F) (Exit Test) and Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards), shall be retained by the DBOM Contractor.
(E)Drawings from Membrane Replacement Account during the Operation Period.  The DBOM Contractor may withdraw funds from the Membrane Replacement Account in such amounts and at such times as needed to pay for RO system membrane repair and replacement performed in accordance with Section 13.4 (Membrane Repair and Replacement).  In connection with any draw of funds from the Membrane Replacement Account, the DBOM Contractor shall include as part of its invoice for the Service Fee in accordance with Section 15.10 (Billing and Payment) a written notice indicating that the DBOM Contractor has incurred costs for amounts paid or incurred to third party Subcontractors (excluding any Affiliate of the DBOM Contractor) for the performance of RO system membrane repair and replacement in accordance with Section 13.4 (Membrane Repair and Replacement), together with evidence of the costs that are the subject of such drawing and such other supporting information as the BWS may reasonably require.  The DBOM Contractor shall, notwithstanding anything to the contrary set forth in subsection 16.1(F) (Overhead and Profit), be entitled to a mark-up of 8% (payable solely from the Membrane Replacement Account) with respect to Subcontractor costs associated with any such RO system membrane repair and replacements to account for the DBOM Contractor’s overhead and administrative costs. The DBOM Contractor shall also provide a detailed report to the BWS describing all RO system membrane repair and replacements made and uses and withdrawals of funds from the Membrane Replacement Account during the Contract Year as part of its Annual Settlement Statement in accordance with Section 15.12 (Annual Settlement).  The DBOM Contractor shall not draw funds from the Membrane Replacement Account for any costs of Project operations and maintenance personnel of the DBOM Contractor.  If the BWS determines that any funds withdrawn by the DBOM were not used for RO system membrane repair and replacements, then, upon notice from the BWS, the DBOM Contractor shall promptly deposit an amount equal to the funds previously withdrawn on account of ineligible costs, as determined by the BWS, into the Membrane Replacement Account.  Any dispute between the parties regarding the DBOM Contractor’s draw of funds from the Membrane Replacement Account under this Section shall be subject to Section 15.13 (Billing Statement Disputes) and may be referred to the dispute resolution procedures established in accordance with Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).  In no event shall the DBOM Contractor withdraw funds from the Membrane Replacement Account for any purpose other than in accordance with this Section.
(F)Undisbursed Amounts.  The portion of any Annual Membrane Replacement Charge amount deposited in the Membrane Replacement Account that remains undisbursed to the DBOM Contractor at the end of any Contract Year, together with any undisbursed amounts from previous Contract Years, shall be carried forward into subsequent Contract Years and shall be available for withdrawal from the Membrane Replacement Account by the DBOM Contractor in accordance with this Section.
(G)No Limitation on DBOM Contractor Obligations.  The DBOM Contractor acknowledges that the Annual Membrane Replacement Charge applicable in any Contract Year

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 15 - Service Fee and Other Payments

shall not serve as a limitation of the DBOM Contractor’s obligations with respect to RO system membrane repair and replacement under Article 13 (Maintenance, Repair and Replacement).  Except to the extent relieved due to the occurrence of Uncontrollable Circumstances in accordance with and to the extent provided in Article 19 (Uncontrollable Circumstances), the DBOM Contractor shall be solely responsible for all costs of RO system membrane repair and replacement above the Annual Membrane Replacement Charge.
SECTION 15.8.REIMBURSABLE COSTS CHARGE.  Subject to subsection 22.9(G) (Payment of Reimbursable Expenses), the Reimbursable Costs Charge shall be an amount equal to:
(1)The actual and direct expenses (without mark-up for profit, administration or otherwise) paid by the DBOM Contractor during each Contract Year of the Operation Period to unrelated parties in connection with any real property or possessory interest Taxes required to be paid by the DBOM Contractor under Section 15.15 (Tax Exemption of the Project), if any; and
(2)All payments to the DBOM Contractor during the Term for replacement of Excluded Project Equipment and Structures under subsection 13.2(B) (Replacements of Excluded Project Equipment and Structures).
SECTION 15.9.EXTRAORDINARY ITEMS CHARGE OR CREDIT.
(A)Extraordinary Items.  The Extraordinary Item component of the Service Fee, which may be a charge or a credit, shall be equal to the sum of the following items (each an “Extraordinary Item” hereunder):
(1)The amounts payable by the BWS for increased operation, maintenance or other costs incurred on account of the occurrence of an Uncontrollable Circumstance which is chargeable to the BWS hereunder, net of any operation, maintenance or other cost savings achieved by the DBOM Contractor in mitigating the effects of the occurrence of such an Uncontrollable Circumstance; plus or minus
(2)Any adjustments to the Service Fee resulting from a Capital Modification under the provisions of Article 14 (Capital Modifications); minus
(3)Any reimbursement payments owned by the DBOM Contractor for any charges or penalties imposed by the electricity provider resulting from DBOM Contractor Fault pursuant to subsection 11.5(A) (Electricity Supply and Consumption); minus
(4)Any proceeds from any sale of surplus equipment, net of the DBOM Contractor’s expense in arranging the sale, pursuant to Section 13.8 (Disposal of Surplus Equipment); minus
(5)Any liquidated damages or reimbursement payments owed by the DBOM Contractor due to non-performance specifically provided for under Article 12 (Performance) or any other provision hereof; minus
(6)Any indemnification payments owed by the DBOM Contractor pursuant to Article 20 (Indemnification) or any other provision hereof; and, plus or minus
(7)Any other increase or reduction in the Service Fee provided for under any other Article of this Service Agreement.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 15 - Service Fee and Other Payments

(B)Treatment of Extraordinary Items Component.  For purposes of compliance with Section 15.14 (Private Business Use Restrictions), upon the occurrence of any event giving rise to an Extraordinary Item and in advance of the payment of any Extraordinary Item, the BWS and the DBOM Contractor agree to treat and designate the particular Extraordinary Item in one of the following ways:
(1)An ongoing adjustment to the Fixed Component of the Base Operating Charge in a stated dollar amount to be effective in a specified Contract Year;
(2)A one-time adjustment to the Fixed Component of the Base Operating Charge in a stated dollar amount to apply for a specified Contract Year;
(3)An amount in the nature of actual and direct expenses (without mark-up for profit, administration or otherwise) paid by the DBOM Contractor to unrelated third parties in connection with the Extraordinary Item;
(4)An amount to be paid to the DBOM Contractor either on a one-time basis or on an ongoing basis which will be deemed to be added to and included within the Variable Component of the Base Operating Charge in one or more specified Contract Years, notwithstanding the absence of specification of the Extraordinary Item as part of the Variable Component in Section 15.5 (Variable Component);
(5)A one-time amount or an amount to be paid annually for each remaining Contract Year in the Initial Term, resulting from a Capital Modification either directed by the BWS or caused by an Uncontrollable Circumstance that is in the nature of a capital expenditure for acquisition, construction, improving or equipping of the Facility as contrasted with a payment in the nature of compensation for services in managing or operating the Facility; or
(6)An amount in the nature of liquidated damages, reimbursement payments, indemnification payments or other payments of a similar, but specifically described, nature to be paid by the DBOM Contractor to the BWS.
SECTION 15.10.BILLING AND PAYMENT.
(A)Billing.  The BWS shall pay the Service Fee in monthly installments in an amount equal to the sum of: (1) one-twelfth of the annual Fixed Component; (2) any monthly Reimbursable Costs Charge; (3) any Extraordinary Items determined on a monthly basis; (4) one-twelfth of any Extraordinary Items determined on an annual basis in accordance with Section 15.9 (Extraordinary Items Charge or Credit) and (5) any adjustments, plus or minus, to reconcile any prior monthly Service Fee payments.  Any overpayment from prior months shall be credited against the monthly Service Fee payment.  There shall be no estimated Electricity Savings Element included in any monthly invoice.  Any amount due the DBOM Contractor on account of the Electricity Savings Element and any amount due the BWS on account of exceedances of the Guaranteed Maximum Annual Electricity Costs shall be paid as part of the Annual Settlement Statement process pursuant to Section 15.12 (Annual Settlement).
(B)Payment.  The Service Fee for each month shall be on account of the Operation Services rendered during the prior month.  The DBOM Contractor shall provide the BWS with an invoice by the fifteenth day of each month which sets forth the monthly portion of the Service Fee for the prior month and which shows the annual Service Fee and each component thereof as calculated for the then current Contract Year, together with the accumulated payments for each component to the date of such invoice and such other documentation or information as the BWS may reasonably require to determine the accuracy

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 15 - Service Fee and Other Payments

and appropriateness of the invoice.  The BWS shall pay the invoice within 30 days of receipt, subject to the BWS’s rights to dispute the invoice pursuant to Section 15.13 (Billing Statement Disputes).  Pursuant to Section 3-122-112, HAR, final payment shall be withheld until the DBOM Contractor is compliant on Hawaii Compliance Express.
(C)BWS Service Fee Offset Rights.  Once it is determined that liquidated damages or other reimbursements are owed to the BWS in accordance with the terms and conditions of this Service Agreement, the BWS shall notify the DBOM Contractor and the DBOM Contractor shall include such liquidated damages and other reimbursements as an Extraordinary Item credit in the next monthly invoice provided to the BWS in accordance with this Section.  In the event the DBOM Contractor does not include such liquidated damages or other reimbursements in the next monthly invoice provided to the BWS in accordance with this Section, the BWS shall have the right to offset the Service Fee otherwise payable for such monthly invoice by the amount of such liquidated damages or other reimbursements.  Notwithstanding any of the foregoing, the BWS shall have the right to offset the Service Fee otherwise payable to the DBOM Contractor for the final monthly invoice of the Term by the amount of any liquidated damages or other reimbursements due to the BWS in accordance with the terms and conditions of this Service Agreement.
SECTION 15.11.ESTIMATES AND ADJUSTMENTS.
(A)Pro Rata Adjustments.  Any computation under this Article made on the basis of a stated period shall be adjusted on a pro rata basis to take into account any initial or final period which is a partial period.  For purposes of this subsection, a month shall be taken as a month containing 30 days and a year shall be taken as a year containing 360 days.
(B)Budgeting.  For BWS budgeting purposes, no later than 180 days preceding July 1 of each Contract Year, the DBOM Contractor shall provide to the BWS a written statement setting forth for such Contract Year its reasonable estimate of the aggregate Service Fee, each component thereof, and the Adjustment Factors.  The written statement shall also include a reasonable estimate of the costs for any replacement of Excluded Project Equipment and Structures that the parties have agreed will be performed during the Contract Year in accordance with subsection 13.2(B) (Replacements of Excluded Project Equipment and Structures).  The estimates shall not be binding on the DBOM Contractor but shall establish the basis for monthly billing for such Contract Year, subject to annual settlement pursuant to this Article.
SECTION 15.12.ANNUAL SETTLEMENT.
(A)Generally.  Within 30 days after the end of each Contract Year, the DBOM Contractor shall provide to the BWS an annual settlement statement (the “Annual Settlement Statement”) setting forth the actual aggregate Service Fee payable with respect to such Contract Year and a reconciliation of such amount with the amounts actually paid by the BWS with respect to such Contract Year.  The annual settlement process shall provide for the reconciliation of the Variable Component subject to the limitations set forth in Section 15.14 (Private Business Use Restrictions).  As part of the annual settlement process, the BWS shall pay the DBOM Contractor any Electricity Savings Element, or the DBOM Contractor shall pay the BWS an amount equal to any overpayment made by the BWS for electricity which would have been avoided had the DBOM Contractor met the Guaranteed Maximum Annual Electricity Costs as determined in accordance with subsection (B) (Annual Settlement of Electricity Costs) of this Section.  The BWS or the DBOM Contractor, as appropriate, shall pay all known and undisputed amounts within 60 days after receipt or delivery of the Annual Settlement Statement.  If any amount is then in dispute or is for other reasons not definitely known at the time the Annual Settlement Statement is due, the Annual Settlement Statement shall identify

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 15 - Service Fee and Other Payments

the subject matter and reasons for such dispute or uncertainty and, in cases of uncertainty, shall include a good faith estimate by the DBOM Contractor of the amount in question.  When the dispute is resolved or the amount otherwise finally determined, the DBOM Contractor shall file with the BWS an amended Annual Settlement Statement which shall, in all other respects, be subject to this Section.
(B)Annual Settlement of Electricity Costs.  As part of the annual settlement process, the BWS shall, within 30 days after the end of each Contract Year, calculate the Actual Annual Electricity Costs and the Guaranteed Maximum Annual Electricity Costs.  The Guaranteed Maximum Annual Electricity Costs shall be calculated in accordance with Schedule 14 (Guaranteed Maximum Electricity Utilization and Demand).  If the Actual Annual Electricity Costs resulting from the DBOM Contractor’s operation of the Project for a Contract Year are greater than the Guaranteed Maximum Annual Electricity Costs, the DBOM Contractor shall reimburse the BWS in an amount equal to such excess costs.  If the Actual Annual Electricity Costs are less than 95% of the Guaranteed Maximum Annual Electricity Costs, the BWS shall pay the DBOM Contractor an Electricity Savings Element in an amount equal to 50% of the difference between 95% of the Guaranteed Maximum Annual Electricity Costs and the Actual Annual Electricity Costs, except as limited by Sections 15.5 (Variable Component) and 15.14 (Private Business Use Restrictions).
SECTION 15.13.BILLING STATEMENT DISPUTES.  If the BWS disputes any amount billed by the DBOM Contractor, the BWS may either (1) pay the disputed amount when otherwise due, and provide the DBOM Contractor with a written objection indicating the amount that is being disputed and providing all reasons then known to the BWS for its objection to or disagreement with such amount, or (2) pay the undisputed amount when due, and provide the DBOM Contractor with written objection as aforesaid within the time when the disputed amount would otherwise have been payable.  When any billing dispute is finally resolved, if payment by the BWS to the DBOM Contractor of amounts withheld or reimbursement to the BWS by the DBOM Contractor of amounts paid under protest is required, such payment or reimbursement shall be made within 30 days of the date of resolution, with interest at the Overdue Rate calculated from the date on which the payment was or would have been paid to the date on which the payment is reimbursed or paid.
SECTION 15.14.PRIVATE BUSINESS USE RESTRICTIONS.
(A)Payments to DBOM Contractor.  It is the intent of the BWS and the DBOM Contractor that this Service Agreement shall be construed and applied so as to constitute a management contract that does not result in private business use of property financed by the BWS within the meaning and intent of the applicable regulations and rulings of the Internal Revenue Service.  In particular, the BWS and the DBOM Contractor agree that, notwithstanding any provision of this Service Agreement to the contrary, the BWS shall be under no obligation to, and shall not, pay compensation for services to the DBOM Contractor for any Contract Year, if such payment, or any portion thereof, would result in any portion of the DBOM Contractor’s compensation being based on net profit or net losses, as such terms are defined in Internal Revenue Service Revenue Procedure 2017-13 (“Rev. Proc. 2017-13”), of the Project.  The payment by the BWS of any reimbursable costs to the DBOM Contractor pursuant to Section 15.8 (Reimbursable Costs Charge) shall not constitute “compensation for services” for purposes of this Section.
(B)Review of Adjustments to the Service Fee.  If, at any time or from time to time, during the Operation Period: (1) the scope of the Operation Services is increased or reduced pursuant to the terms of this Service Agreement; and (2) there is an adjustment to the Service Fee due to such increase or reduction in the Operation Services, the parties shall review, as of the date of such adjustment, the Service Fee for compliance with Rev. Proc. 2017-

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 15 - Service Fee and Other Payments

13 and the requirements of this Section.  Any such adjustment of the Fixed Component and review of the Service Fee shall, at the BWS’s cost, be subject to the review and approval of counsel with expertise in public finance tax matters for confirmation that such adjustment will not adversely affect the tax-exempt status of any obligations issued by the BWS with respect to the Project.
SECTION 15.15.TAX EXEMPTION OF PROJECT.  It is the intent of the parties that the Project shall be municipally owned property and not subject to real property or possessory interest taxation.  If the DBOM Contractor is nonetheless required to pay any real property or possessory interest tax on account of the Project, the DBOM Contractor shall be entitled to recover the amount paid as a Reimbursable Costs Charge pursuant to Section 15.8 (Reimbursable Costs Charge).

ARTICLE 16

CHANGE PROCEDURES AND DISPUTE RESOLUTION
SECTION 16.1.CHANGE PROCEDURES.
(A)Modifications Must be in Writing.  Subject to Section 22.4 (Service Agreement Amendments), any modification, alteration, amendment, change, or extension of any term, provision or condition of this Service Agreement permitted hereunder, including as a result of Uncontrollable Circumstances as and to the extent provided in Article 19 (Uncontrollable Circumstances), shall be made by a written Contract Amendment signed by the DBOM Contractor and the BWS, provided that Change Orders shall be made in accordance with subsection (C) (Change Orders) of this Section.  Any adjustment in the Fixed Design-Build Price or the Service Fee made pursuant to this Section shall be determined as set forth in subsection (E) (Price Adjustment) of this Section or as negotiated by the parties.
(B)No Oral Modification.  No oral modification, alteration, amendment, change, or extension of any term, provision, or condition of this Service Agreement shall be permitted, except as set forth in Section 16.2 (Claims Based on Oral Directives).
(C)Change Orders and Unilateral Change Directives.  The Officer-in-Charge may at any time, without notice to any Surety, issue a Change Order or Unilateral Change Directive pursuant to this Section to make changes in the scope of the Contract Services as may be found to be necessary or desirable.  Such changes shall not invalidate this Service Agreement or release any Surety, and the DBOM Contractor shall perform the Contract Services as changed, as though it had been part of the original Service Agreement.  Any change will be set forth in a Change Order or Unilateral Change Directive.  The parties intend to negotiate the terms of any Change Order providing for a change in the scope of the Contract Services prior to the DBOM Contractor incurring any costs with respect to any such change or adjustment.  The DBOM Contractor shall consult with the BWS concerning possible means of addressing any proposed change in the scope of the Contract Services and, without limiting any of the rights of the BWS under Section 7.2 (Changes to the Design and Construction Requirements at DBOM Contractor Request), the DBOM Contractor and the BWS will cooperate in order to minimize any delay and lessen any additional cost in light of such proposed change in the scope of the Contract Services.  Any Change Order making a change in the scope of the Contract Services shall be signed on behalf of the BWS and the DBOM Contractor.  Each Change Order shall be specific and final as to prices and extensions of time with no reservations or other provisions allowing for future additional money or time solely as a result of the particular changes identified and fully compensated in the Change Order.  Notwithstanding the foregoing, however, the Officer-in-Charge shall have the right to issue a written order directing a change in scope of the Contract Services pursuant to this Section, which order shall specify any appropriate price, performance or schedule relief, if any, associated with the change in scope of the Contract Services (a “Unilateral Change Directive”).  A Unilateral Change Directive may be issued to address any inability of the parties to reach agreement as to the terms and conditions of a Change Order, or to direct changes in the Contract Services in circumstances where the DBOM Contractor has no entitlement to an increase in compensation, schedule adjustment or other performance relief hereunder, including changes required due to DBOM Contractor Fault.  No Unilateral Change Directive shall be made that would be contrary to Applicable Law.  Upon receipt of a Unilateral Change Directive, the DBOM Contractor shall promptly proceed with the performance of any change in the Contract Services as instructed and shall promptly notify the Officer-in-Charge in writing of: (1) the DBOM Contractor’s agreement (or disagreement in accordance with subsection (I) (Claims) of this Section) with any price, performance or schedule relief, if any, as may be proposed by the Officer-in-Charge in the Unilateral Change Directive; and/or (2) the DBOM Contractor’s belief that the Unilateral Change Directive will have a material and adverse effect

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 16 - Change Procedures and Dispute Resolution

on the DBOM Contractor’s ability to construct or operate the Project in accordance with subsection (I) (Claims) of this Section. If the DBOM Contractor receives a written communication signed on behalf of the Officer-in-Charge, which the DBOM Contractor believes is a Unilateral Change Directive that is not so identified, or a verbal communication which the DBOM Contractor believes is a Unilateral Change Directive, it shall not proceed with the purported change in the Contract Services until it receives written confirmation from the Officer-in-Charge that such communication is in fact a Unilateral Change Directive.  A Unilateral Change Directive that is signed by the DBOM Contractor and approved by the BWS in accordance with its procurement rules and regulations, reflecting the scope of work, and any related price, performance or schedule relief will be deemed a Change Order.  In the absence of a Change Order or Unilateral Change Directive, the DBOM Contractor will not be entitled to payment for any such extra Contract Services.
(D)Adjustments of Price or Time for Performance.  If any Change Order or Unilateral Change Directive increases or decreases the DBOM Contractor’s cost of, or the time required for, performance of any part of the Contract Services, whether or not changed by the Change Order or Unilateral Change Directive, as applicable, an adjustment may be made and this Service Agreement shall be modified in writing accordingly.  Any adjustment in the Fixed Design-Build Price or the Service Fee, as applicable, made pursuant to this Section shall be determined in accordance with subsection (E) (Price Adjustment) of this Section pursuant to Sections 3-125-3 (Modifications to Goods and Services Contracts) and 3-125-4 (Changes for Construction Contracts), HAR, as applicable.  Failure of the parties to agree to an adjustment in time shall not excuse the DBOM Contractor from proceeding with the Contract Services as changed, provided that the Unilateral Change Directive makes such provisional adjustments in time as the Officer-in-Charge deems reasonable. On any price adjustment, the DBOM Contractor shall submit detailed cost breakdowns for materials, equipment and labor, including additional or reductions in time, for the Officer-in-Charge’s approval, within five Business Days or within such further time as the Officer-in-Charge may allow, from the time the DBOM Contractor is informed of any changes in the Contract Services to be performed by the DBOM Contractor. The Cost Substantiation shall be subject to Section 22.9 (Cost Substantiation) and include the DBOM Contractor’s and Subcontractor’s cost breakdown to a level of detail acceptable to the Officer-in-Charge.  Should the DBOM Contractor delay or refuse to submit a detailed cost breakdown for the changed Contract Services, the Officer-in-Charge may determine the price adjustment to which the DBOM Contractor may be entitled in accordance with subsection (E) (Price Adjustment) of this Section and include any such adjustment in a Unilateral Change Directive.   The DBOM Contractor will be granted an extension of time only if the changes are on the critical path and affect the Scheduled Acceptance Date.  If the DBOM Contractor feels that an extension of time is justified, the DBOM Contractor must request it in writing when submitting the detailed cost breakdown for the Change Order.  The DBOM Contractor must show how the Scheduled Acceptance Date will be affected based on the progress of the Project and must also support the proposed extension of time with schedules and statements from its Subcontractors, suppliers and manufacturers as to the extent of the delay.
(E)Price Adjustment.  Any adjustment in the Fixed Design-Build Price or the Service Fee made pursuant to this Service Agreement shall be determined in one or more of the following ways:
(1)By agreement on a fixed price adjustment before commencement of the pertinent Contract Services;
(2)By unit prices specified in this Service Agreement or subsequently agreed upon before commencement of the pertinent Contract Services;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 16 - Change Procedures and Dispute Resolution

(3)By the costs attributable to the event or situation covered by the change, plus appropriate profit or fee as specified in this Service Agreement or subsequently agreed upon before commencement of the pertinent Contract Services;
(4)Whenever there is a variation in quantity for any work covered by a line item in the breakdown of costs provided by the DBOM Contractor pursuant to contractual pre-work submittal requirements, by the Officer-in-Charge, at the Officer-in-Charge’s discretion, adjusting the Fixed Design-Build Price or the Service Fee, as applicable, proportionately;
(5)In such other manner as the parties may mutually agree before commencement of the pertinent Contract Services;
(6)In the absence of agreement between the parties, in accordance with the provisions of Section 103D-501(b)(5) (Contract Clauses and Their Administration), HRS, and applicable sections of Chapters 3-122 (Procurement Policy Board), 125 (Modifications and Termination of Contracts), and 126 (Legal and Contractual Remedies), HAR, in connection with issuance of any Unilateral Change Directive.
(F)Overhead and Profit.  In determining the cost or credit to the BWS resulting from a change, the allowances for all overhead, extended overhead resulting from adjustments to contract time (including home office and field overhead) and profit combined, shall not exceed the percentages set forth below (except as otherwise limited by Section 19.3 (Uncontrollable Circumstance Relief)):
(1)For the DBOM Contractor, for any work performed by its own labor forces, 20 percent of the cost;
(2)For each Subcontractor involved, for any work performed by its own forces, 20 percent of the cost;
(3)For the DBOM Contractor or any Subcontractor, for work performed by their Subcontractors, 10 percent of the amount due the performing Subcontractor.
(4)Not more than three line item percentages for fee and overhead, not to exceed the maximum percentages shown above, will be allowed regardless of the number of tier Subcontractors.
(5)The BWS, in determining an adjustment in price using any of the methods listed in items (1) through (5) of subsection (E) (Price Adjustment) of this Section, may not mandate that the DBOM Contractor submit its proposal for a price adjustment at a specified percentage that it unilaterally considers to be acceptable.

The provisions in this subsection shall not be construed to impair the right of the DBOM Contractor and the BWS from mutually agreeing to a price adjustment under any method listed in items (1) through (5) of subsection (E) (Price Adjustment) of this Section.

(G)Cost or Pricing Data.  The DBOM Contractor shall provide cost or pricing data for any price adjustments subject to the provisions of Section 103D-312 (Fair and Reasonable Pricing Policy; Cost or Pricing Data), HRS, and Chapter 3-122, subchapter 15 (Cost or Pricing Data), HAR, in accordance with this subsection.
(1)Application.  For any adjustment exceeding $100,000, the DBOM Contractor shall submit cost or pricing data and certification of that data, except as

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 16 - Change Procedures and Dispute Resolution

provided for in item (3) (Exceptions) of this subsection.  Certification shall be in the form prescribed by the BWS.  For adjustments less than $100,000, the Officer-in-Charge may, upon written determination that the circumstances warrant submission of cost or pricing data, require cost or pricing data.
(2)Cost or Pricing Data Defined.  Cost or pricing data mean all facts as of the date of price agreement that prudent buyers and sellers would reasonably expect to affect price negotiations significantly.  Such data are factual, not judgmental, and are therefore verifiable.  While they do not indicate the accuracy of a prospective contractor's judgment about future costs or projections, they do include the data forming the basis for that judgment.  Cost or pricing data are more than historical accounting data; they are facts that can reasonably be expected to contribute to the soundness of estimates of future costs and to the validity of determinations of costs already incurred including such factors as:
(a)Vendor quotations;
(b)Nonrecurring costs;
(c)Information on changes in production methods and in production or purchasing volume;
(d)Data supporting projections of business prospects and objectives and related operations costs;
(e)Unit cost trends such as those associated with labor efficiency;
(f)Make or buy decisions;
(g)Labor union contract negotiations; and
(h)Information on management decisions that could have a significant bearing on costs.
(3)Exceptions.  Cost or pricing data are not required if the price is based on:
(a)Contract unit prices;
(b)Adequate competition, as in receiving bids or quotations from various Subcontractors or suppliers for changed Contract Services;
(c)Established catalogue prices or market prices; or
(d)Prices set by law or regulation.

However, the Officer-in-Charge may request cost or pricing data if the Officer-in-Charge considers that such price is not reasonable.

(4)Submission of Cost or Pricing Data and Certification.  Cost or pricing data shall be submitted to the Officer-in-Charge prior to beginning price negotiations.  The DBOM Contractor shall submit certification of that as soon as practicable after agreement is reached on price that the cost or pricing data submitted are accurate, complete, and current as of the date of reaching agreement on price.  Certification constitutes a representation as to the accuracy of the data upon which the DBOM

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 16 - Change Procedures and Dispute Resolution

Contractor’s judgment is based.  A certificate of current cost or pricing data shall not substitute for examination and analysis of the DBOM Contractor’s proposal.
(5)Defective Cost or Pricing Data.  If certified cost or pricing data are subsequently found to have been inaccurate, incomplete, or not current as of the date stated in the certificate, the BWS is entitled to an adjustment of the Fixed Design-Build Price or the Service Fee, as applicable, including profit or fee, to exclude any significant sum by which the Fixed Design-Build Price or the Service Fee, as applicable, including profit or fee, was increased because of the defective data.  If the DBOM Contractor and the Officer-in-Charge cannot agree as to the existence of defective cost or pricing data or amount of adjustment due to defective cost or pricing data, the Officer-in-Charge shall set an amount in accordance with the provisions of subchapter 15, Chapter 3-122 (Cost or Pricing Data), HAR, and the DBOM Contractor may appeal this decision as a contract controversy under Chapter 3-126 (Legal and Contractual Remedies), HAR, in accordance with Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).
(H)Modification of Bonds.  For any single modification of this Service Agreement resulting in an increase of the Fixed Design-Build Price, the DBOM Contractor shall certify to the BWS that the Payment Bond and the Design-Build Performance Bond have been amended to reflect such modification to Service Agreement and increase in the Fixed Design-Build Price.  The DBOM Contractor shall deliver a new or amended Payment Bond and Design-Build Performance Bond in compliance with Section 21.2 (Bonds) no later than ten days following the date of issuance of the Change Order or Unilateral Change Directive providing for such Fixed Design-Build Price Adjustment.
(I)Claims.  Upon agreement upon a Change Order or receipt of a Unilateral Change Directive, the DBOM Contractor shall proceed with the pertinent Contract Services.  Failure of the parties to agree to an adjustment in a Unilateral Change Directive shall not excuse the DBOM Contractor from proceeding with the Contract Services as changed.  The right of the DBOM Contractor to dispute the adjustment of the Fixed Design-Build Price or Service Fee, as applicable, or time or both included in a Unilateral Change Directive shall not be waived by its performing the applicable changed Contract Services; provided, however, that the DBOM Contractor follows the notice requirements for disputes and claims established by this Service Agreement.  If the DBOM Contractor does not agree with any of the terms or cost of the Unilateral Change Directive work or believes that the Unilateral Change Directive will have a material and adverse effect on the DBOM Contractor’s ability to construct or operate the Project, the DBOM Contractor shall, within 30 days after receipt of a Unilateral Change Directive, unless such period is extended by the Officer-in-Charge in writing, file notice of intent to assert a claim for an adjustment or other appropriate relief.  The requirement for filing a timely written notice cannot be waived and shall be a condition precedent to the assertion of a claim for Unilateral Change Directive work.  No claim by the DBOM Contractor for an adjustment or other appropriate relief hereunder shall be allowed if written notice is not given prior to final payment under this Service Agreement, provided that in the absence of a Unilateral Change Directive, nothing herein shall restrict the DBOM Contractor’s right to pursue a claim arising under this Service Agreement or for breach of contract.  No claim shall be made by the DBOM Contractor for any loss of anticipated profits because of any alterations, or by reason of any variation between the approximate quantities and the quantities of work as done.  In the event of any dispute between the parties regarding the terms of any Unilateral Change Directive issued by the BWS pursuant to this Section, the DBOM Contractor may elect to initiate dispute resolution procedures in accordance with Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 16 - Change Procedures and Dispute Resolution

SECTION 16.2.CLAIMS BASED ON ORAL DIRECTIVES.
(A)Oral Directives.  Any oral order, direction, instruction, interpretation or determination from the Officer-in-Charge which, in the opinion of the DBOM Contractor, causes any change, can be considered as a change only if the DBOM Contractor gives the Officer-in-Charge written notice of its intent to treat the oral order, direction, instruction, interpretation or determination as a Unilateral Change Directive.  The written notice must be delivered to the Officer-in-Charge before the DBOM Contractor acts in conformity with the oral order, direction, instruction, interpretation or determination, but not more than five days after delivery of the oral order to the DBOM Contractor.  The written notice shall state the date, circumstances, whether a time extension will be requested, and source of the order that the DBOM Contractor regards as a change.  The written notice may not be waived and shall be a condition precedent to the filing of a claim by the DBOM Contractor pursuant to Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).  Unless the DBOM Contractor acts in accordance with this procedure, any oral order shall not be treated as a change and the DBOM Contractor waives any claim for an increase in the contract time or contract price related to the work.
(B)Acknowledgment of Oral Directive.  Not more than five days after receipt of the written notice from the DBOM Contractor submitted pursuant to subsection (A) (Oral Directives) of this Section, the Officer-in-Charge shall agree to a Change Order or issue a Unilateral Change Directive for the subject work if the Officer-in-Charge agrees that it constitutes a change.  If no Change Order is agreed to by the parties or no Unilateral Change Directive is issued by the BWS in the time established, it shall be deemed a rejection of the DBOM Contractor’s claim for a change, unless the Officer-in-Charge agrees to a longer duration, in writing.  If the DBOM Contractor objects to the Officer-in-Charge’s refusal to agree to a Change Order or to issue a Unilateral Change Directive, it shall file a written protest with the Officer-in-Charge within 30 days after delivery to the Officer-in-Charge of the DBOM Contractor’s written notice of its intention to treat the oral order as a change pursuant to subsection (A) (Oral Directives) of this Section.  In all cases the DBOM Contractor shall proceed with the work as directed by the Officer-in-Charge.  The protest shall be determined in accordance with the disputes provisions under Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).  In the event the Officer-in-Charge issues a Unilateral Change Directive pursuant to this subsection, the DBOM Contractor shall promptly advise the Officer-in-Charge in writing in accordance with subsection 16.1(I) (Claims) of any disagreement by the DBOM Contractor with any price, performance or schedule relief, if any, as may be proposed by the Officer-in-Charge in the Unilateral Change Directive or if the DBOM Contractor believes that the Unilateral Change Directive will have a material and adverse effect on the DBOM Contractor’s ability to construct or operate the Project.
SECTION 16.3.AUTHORITY TO RESOLVE CONTRACT AND BREACH OF CONTRACT CONTROVERSIES.
(A)Decisions of the Officer-in-Charge.  Any question or dispute concerning any provision of this Service Agreement that may arise during its performance shall initially be decided by the Officer-in-Charge; provided, that decisions on questions or disputes relating to default or termination of this Service Agreement, extra cost to the BWS where the cost is $25,000 or more, and payment thereof, shall be made only with the approval of the Contracting Officer.
(B)Controversies between the BWS and the DBOM Contractor.  All controversies between the Officer-in-Charge and the DBOM Contractor which arise under, or are by virtue of, this Service Agreement and which are not resolved by mutual agreement between the Officer-in-Charge and the DBOM Contractor, shall be decided by the Contracting

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 16 - Change Procedures and Dispute Resolution

Officer in writing, within the time limitations below, after receipt of a written request from the DBOM Contractor for a final decision:
(1)For controversies or claims not exceeding fifty thousand dollars ($50,000): ninety (90) calendar days after receipt of the written request.
(2)For claims exceeding fifty thousand dollars ($50,000): ninety (90) calendar days after receipt of the claim; provided that if a decision is not issued within ninety calendar days, the Contracting Officer shall notify the DBOM Contractor of the time within which the Contracting Officer will make the decision.  The reasonableness of this time period will depend on the size and complexity of the claim and the adequacy of the DBOM Contractor’s supporting data and other relevant factors.
(C)Failure of Contracting Officer to Provide Final Decision.  If a decision on a controversy or a claim not exceeding fifty thousand dollars ($50,000) is not made within ninety (90) calendar days after receipt of the DBOM Contractor’s written request for a final decision, or if a decision is not made within the time promised for a claim in excess of fifty thousand dollars ($50,000), the DBOM Contractor may proceed as if an adverse decision has been received.
(D)Controversies Involving BWS Claims Against the DBOM Contractor.  All controversies involving claims asserted by the BWS against the DBOM Contractor, which cannot be resolved by mutual agreement, shall be the subject of a decision by the Contracting Officer or the Officer-in-Charge, as applicable.
(E)Decision.  The Contracting Officer shall immediately furnish a copy of the decision to the DBOM Contractor, by certified mail, return receipt requested, or by any other method that provides evidence of receipt.  Any such decision shall be final and conclusive, unless fraudulent, or unless the DBOM Contractor brings an action seeking judicial review of the decision in a Circuit Court of the State within 180 days from the date of receipt of the decision.
(F)Continued Performance by DBOM Contractor.  The DBOM Contractor shall comply with any decision of the Contracting Officer and proceed diligently with performance of the Contract Services pending final resolution by a Circuit Court of the State of any controversy arising under, or by virtue of, this Service Agreement, except where there has been a material breach of this Service Agreement by the BWS; provided that in any event the DBOM Contractor shall proceed diligently with the performance of the Contract Services where the Contracting Officer has made a written determination that continuation of work under this Service Agreement is essential to the public health and safety.
(G)Payments.  The amount determined payable pursuant to the decision, less any portion already paid, normally should be paid without awaiting DBOM Contractor action concerning appeal.  Such payments shall be without prejudice to the rights of either party and where such payments are required to be returned by a subsequent decision, interest on such payments shall be paid at the statutory rate from the date of payment.
(H)Interest.  Interest on amounts ultimately determined to be due to a DBOM Contractor or the BWS shall be payable at the Overdue Rate from the date the BWS receives notice of the written claim through the date of the decision or judgment, whichever is later; except that if an action is initiated in Circuit Court pursuant to Section 103D-711, HRS, interest under this subsection shall only be calculated until the time such action is initiated.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 16 - Change Procedures and Dispute Resolution

(I)Cost of Dispute.  The DBOM Contractor shall pay to the BWS the amount of the BWS’s costs to enforce this Service Agreement, including amounts for attorneys’ fees, consultants’ fees and expenses.
(J)Remedies.  Any dispute arising under or out of this Service Agreement is subject to Chapter 3-126, HAR.  The procedures and remedies provided for therein shall be the exclusive means available for persons aggrieved in connection with a suspension or debarment proceeding, or in connection with a contract controversy, to resolve their claims or differences.  The contested case proceedings set out in Chapter 91, HRS, shall not apply to debarments or suspensions, or the resolution of contract controversies.
SECTION 16.4.FORUM FOR LEGAL PROCEEDINGS.  It is the express intention of the parties that all Legal Proceedings related to this Service Agreement or to the Project or to any rights or any relationship between the parties arising therefrom shall be solely and exclusively initiated and maintained in Circuit Court of the State located in Honolulu, Hawaii.  The DBOM Contractor and the BWS each irrevocably consents to the jurisdiction of such court in any such Legal Proceeding and waives any objection it may have to the laying of the jurisdiction of any such Legal Proceeding.
SECTION 16.5.CONTINUANCE OF PERFORMANCE DURING DISPUTE.  Unless otherwise directed in writing by the BWS, at all times during the course of any dispute resolution procedure under Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies) or Legal Proceeding, the DBOM Contractor shall continue with the performance of the Contract Services in a diligent manner and in accordance with the applicable provisions of this Service Agreement as interpreted by the BWS.  Each party shall continue to satisfy any payment obligations to the other party during the pendency of any such dispute, subject to the terms and conditions of this Service Agreement.  Records of the Contract Services performed during such time shall be kept in accordance with the applicable provisions of this Service Agreement.

ARTICLE 17

BREACH, DEFAULT, REMEDIES AND TERMINATION
SECTION 17.1.REMEDIES FOR BREACH.
(A)Generally.  The parties agree that, except as otherwise provided in this Article with respect to termination rights, in the event that either party breaches this Service Agreement, the other party may exercise any legal rights it may have under this Service Agreement, under the Security Instruments and under Applicable Law to recover damages or to secure specific performance, and that such rights to recover damages and to secure specific performance shall ordinarily constitute adequate remedies for any such breach.  Neither party shall have the right to terminate this Service Agreement except as expressly provided in this Article.
(B)No Effect On Contract Services.  The exercise by the BWS of any of its rights under this Article shall not reduce or affect in any way the DBOM Contractor’s responsibility hereunder to perform the Contract Services.  Without limiting the foregoing, termination of this Service Agreement shall not relieve the DBOM Contractor of any responsibilities under this Service Agreement for Contract Services performed.  Nor shall termination of this Service Agreement relieve the Surety or Sureties of obligations under the Security Instruments for Contract Services performed.
(C)No Duplicative Recovery; Express Remedies.  Every right to claim compensation, indemnification or reimbursement under this Service Agreement shall be construed so that the recovery is without duplication to any other amount recoverable under this Service Agreement.  Without prejudice to any legal right or entitlement of the DBOM Contractor to specific performance or injunctive relief, the DBOM Contractor’s sole remedy in relation to matters for which an express right or remedy is stated in this Service Agreement shall be that express right or remedy, and the DBOM Contractor shall have no additional right or remedy arising by common law, in equity, by statute or otherwise.
SECTION 17.2.EVENTS OF DEFAULT BY THE DBOM CONTRACTOR.
(A)Events of Default Not Requiring Previous Notice or Cure Opportunity for Termination.  Each of the following shall constitute an Event of Default by the DBOM Contractor upon which the BWS, by notice to the DBOM Contractor, may terminate this Service Agreement without any requirement of having given notice previously or of providing any further cure opportunity:
(1)Security for Performance.  The failure of the DBOM Contractor to obtain, maintain in full force and effect or renew within 30 days prior to expiration any Security Instrument required by Article 21 (Security for Performance) as security for the performance of this Service Agreement (unless the BWS has released the DBOM Contractor from its obligation to provide an Operations Performance Bond pursuant to subsection 21.3(B) (Release of Operations Performance Bond)), subject to the terms and conditions of Sections 21.1 (Guarantor) and 21.2 (Bonds);
(2)Results of Enhanced Pilot Testing.  Failure of the DBOM Contractor to demonstrate through its Enhanced Pilot Testing that the proposed treatment processes at the Facility will produce Product Water that will be a “reasonable match”, as provided in subsection 6.4(E) (BWS Termination Rights);
(3)Failure to Achieve Acceptance.  Except to the extent excused due to the occurrence of Uncontrollable Circumstances, the failure of the DBOM Contractor to

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

achieve Acceptance prior to the end of the Extension Period as provided in Section 9.6 (Failure to Achieve Acceptance);
(4)Failure to Meet Certain Performance Guarantees.  Except to the extent excused due to the occurrence of Uncontrollable Circumstances, the failure of the DBOM Contractor to meet certain Performance Guarantees to the extent provided in Schedule 15 (Performance Guarantee Requirements and Liquidated Damages);
(5)Non-Compliance with Flow Rates.  Except to the extent excused due to the occurrence of Uncontrollable Circumstances, the failure of the DBOM Contractor to comply with the minimum and maximum Flow Rates specified in subsection 12.3(A) (Minimum and Maximum Daily Flow Rate) to the extent provided in subsection 12.3(B) (Compliance with Flow Rates);
(6)Accrual of Performance-Related Liquidated Damages.  The assessment of liquidated damages by the BWS pursuant to Sections 12.2 (Water Treatment Guarantee), 12.3 (Water Delivery Guarantee), 12.6 (Environmental Guarantee) and 12.14 (Administrative Sanctions) and Schedule 15 (Performance Guarantee Requirements and Liquidated Damages) in an aggregate amount that exceeds the liquidated damages sublimit amount specified in subsection 17.3(D) (Performance-Related Liquidated Damages Sub-Limit) to the extent provided in such subsection;
(7)Emergency Response.  The failure of the DBOM Contractor to immediately take all appropriate action in the event that the BWS notifies the DBOM Contractor at any time after Mechanical Completion that a public health or safety emergency exists or is threatened due to the DBOM Contractor’s failure to comply with the Contract Standards, except to the extent the DBOM Contractor is prevented from taking any such actions due to the occurrence of an Uncontrollable Circumstance;
(8)Abandonment of the Project.  The abandonment or failure to operate all or a portion of the Project for two or more consecutive days in any Contract Year unless caused by Uncontrollable Circumstances;
(9)Insolvency.  The insolvency of the DBOM Contractor or the Guarantor as determined under the Bankruptcy Code;
(10)Voluntary Bankruptcy.  The filing by the DBOM Contractor or the Guarantor of a petition of voluntary bankruptcy under the Bankruptcy Code; the consenting of the DBOM Contractor or the Guarantor to the filing of any bankruptcy or reorganization petition against the DBOM Contractor or the Guarantor under the Bankruptcy Code; or the filing by the DBOM Contractor or the Guarantor of a petition to reorganize the DBOM Contractor or the Guarantor pursuant to the Bankruptcy Code;
(11)Involuntary Bankruptcy.  The issuance of an order of a court of competent jurisdiction appointing a receiver, liquidator, custodian or trustee of the DBOM Contractor or the Guarantor or of a major part of the DBOM Contractor’s or the Guarantor’s property, respectively, or the filing against the DBOM Contractor or the Guarantor of a petition to reorganize the DBOM Contractor or the Guarantor pursuant to the Bankruptcy Code, which order shall not have been discharged or which filing shall not have been dismissed within 90 days after such issuance or filing, respectively;
(12)Default of Guarantor.  The failure of the Guarantor to make any payment or perform any other obligation under the Guaranty in a timely manner; or

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

(13)Guarantor Financial Condition.  The failure of the DBOM Contractor to provide credit enhancement when and as required by subsection 21.1(D) (Credit Enhancement Upon a Material Adverse Change).
(B)Events of Default Requiring Previous Notice and Cure Opportunity for Termination.  It shall be an Event of Default by the DBOM Contractor upon which the BWS may terminate this Service Agreement, by notice to the DBOM Contractor, if:
(1)Representations and Warranties.  Any representation or warranty of the DBOM Contractor hereunder or the Guarantor under the Guaranty Agreement was false or inaccurate in any material respect when made, and the legality of this Service Agreement or the Guaranty Agreement or the ability of the DBOM Contractor to carry out its obligations hereunder or the ability of the Guarantor to carry out its obligations thereunder is thereby materially and adversely affected;
(2)Payment Default.  The DBOM Contractor fails, refuses or otherwise defaults in its duty to pay any amount required to be paid to the BWS under this Service Agreement within 60 days following the due date for such payment;
(3)Resumption of Contract Services.  The DBOM Contractor fails to resume performance of the Contract Services which have been suspended or stopped within a reasonable time after receipt of notice from the BWS to do so or (if applicable) after cessation of the event preventing performance;
(4)Non-compliance with Applicable Law or BWS Instructions.  The DBOM Contractor fails materially to comply with any Applicable Law or fails unreasonably to comply with the instructions of the BWS consistent with this Service Agreement;
(5)Refusal to Correct Non-conforming Contract Services. The DBOM Contractor performs Contract Services which deviate from this Service Agreement, and neglects or refuses to correct rejected Contract Services;
(6)Failure to Achieve Final Completion.  Except to the extent excused due to the occurrence of Uncontrollable Circumstances, the failure of the DBOM Contractor to achieve Final Completion by the date set forth in Section 9.7 (Final Completion); or
(7)Material Breaches.  The DBOM Contractor commits a material breach of this Service Agreement or otherwise fails to perform any other material obligation under this Service Agreement (unless such failure is excused by an Uncontrollable Circumstance as and to the extent provided herein).
(C)Notice and Cure Opportunity.  The DBOM Contractor acknowledges that the BWS has an immediate termination right upon the occurrence of any of the Events of Default listed in subsection (A) (Events of Default Not Requiring Previous Notice or Cure Opportunity for Termination) of this Section and that the DBOM Contractor has no further right of notice or cure in such circumstances of default.  Conversely, no default listed in subsection (B) (Events of Default Requiring Previous Notice and Cure Opportunity for Termination) of this Section shall constitute an Event of Default giving the BWS the right to terminate this Service Agreement for cause under this Section unless:
(1)The BWS has given prior written notice to the DBOM Contractor (and its Surety) stating that a specified default has occurred which gives the BWS a right to terminate this Service Agreement for cause under this Section, and describing the default in reasonable detail; and

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

(2)The DBOM Contractor has not initiated within a reasonable time (in any event not more than 30 days from the initial default notice) and continued with due diligence to carry out to completion all actions reasonably necessary to correct the default and prevent its recurrence.

If the DBOM Contractor shall have initiated within such reasonable time and continued with due diligence to carry out to completion all actions required under item (2) above, the default shall not constitute an Event of Default during such period of time (in any event not more than 60 days from the initial default notice) as the DBOM Contractor shall continue with due diligence to carry out to completion all such actions.

(D)Other Remedies Upon DBOM Contractor Event of Default.  The right of termination provided under this Section upon an Event of Default by the DBOM Contractor is not exclusive.  If this Service Agreement is terminated by the BWS for an Event of Default by the DBOM Contractor, the BWS shall have the right to pursue a cause of action for actual damages and to exercise all other remedies which are available to it under this Service Agreement, under the Security Instruments and under Applicable Law.  The DBOM Contractor shall not be entitled to any compensation for services provided subsequent to receiving any notice of termination for an Event of Default under this Section.
(E)Relationship to Liquidated Damages.  Termination by the BWS pursuant to this Section shall not relieve the DBOM Contractor or its Surety from liability for the liquidated damages provided for under this Service Agreement.  The parties acknowledge and agree that such liquidated damages are intended solely to compensate the BWS for costs and expenses associated with the specific circumstances identified in the specific provisions providing for such liquidated damages and are not intended to liquidate all damages that the BWS is likely to suffer in the event of a DBOM Contractor Event of Default under this Article.  Accordingly, except as specifically provided in Section 17.3 (Limitation on DBOM Contractor Liability) and except with respect to damages relating solely to the specific circumstances for which liquidated damages are provided under this Service Agreement, the payment of any such liquidated damages by the DBOM Contractor shall not serve to limit or otherwise affect the BWS’s right to pursue and recover damages under subsection (D) (Other Remedies upon DBOM Contractor Event of Default) of this Section.
SECTION 17.3.LIMITATION ON DBOM CONTRACTOR LIABILITY.
(A)Initial Stated Monetary Limitation.  The DBOM Contractor’s aggregate liability under this Service Agreement and, accordingly, the liability of the Guarantor under the Guaranty Agreement, with respect to damages of any kind payable to the BWS arising from a termination of this Service Agreement for the period beginning on the Contract Date and ending on the date which is three years after the Acceptance Date shall not exceed an amount equal to the Design-Build Price.
(B)Delay Liquidated Damages Sub-Limit.  The DBOM Contractor’s aggregate liability under this Service Agreement and, accordingly, the liability of the Guarantor under the Guaranty Agreement, with respect to the payment of liquidated damages pursuant to Section 9.4 (The Scheduled Acceptance Date and Delay Liquidated Damages), shall not exceed an amount equal to 10% of the Design-Build Price.
(C)Stated Monetary Limitation for Contract Years Four through the End of the Term.  The DBOM Contractor’s aggregate liability under this Service Agreement and, accordingly, the liability of the Guarantor under the Guaranty Agreement, with respect to damages of any kind payable to the BWS arising out of the termination of this Service

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

Agreement for the period beginning on the date which is three years after the Acceptance Date and continuing until the end of the Term shall not exceed an amount equal to $10,000,000.
(D)Performance-Related Liquidated Damages Sub-Limit.  The DBOM Contractor’s aggregate liability under this Service Agreement and, accordingly, the liability of the Guarantor under the Guaranty Agreement, with respect to the payment of liquidated damages pursuant to Sections 12.2 (Water Treatment Guarantee), 12.3 (Water Delivery Guarantee), 12.6 (Environmental Guarantee) and 12.14 (Administrative Sanctions) and Schedule 15 (Performance Guarantee Requirements and Liquidated Damages), shall not exceed $1,500,000 (which initial amount shall be subject to escalation annually on July 1 of each Contract Year by the CPI Adjustment Factor) in any Contract Year.  In the event that the aggregate amount of any such liquidated damages assessed against the DBOM Contractor and, accordingly, the Guarantor under the Guaranty Agreement, by the BWS exceeds the amount specified in this subsection at any time during a Contract Year, the DBOM Contractor shall be deemed to be in material breach of this Service Agreement and such material breach may result in a DBOM Contractor Event of Default under Section 17.2 (Events of Default by the DBOM Contractor) unless the DBOM Contractor has paid all such previously assessed liquidated damages to the BWS and the parties agree to increase the amount specified in this subsection pursuant to a Contract Amendment.
SECTION 17.4.APPLICABILITY AND INTERPRETATION OF THE LIMITATIONS ON LIABILITY.  The limitations on liability provided for in Section 17.3 (Limitation on DBOM Contractor Liability) apply solely to the liability of the DBOM Contractor and the Guarantor for damages to the BWS arising out of a termination of this Service Agreement and specified liquidated damages, as applicable.  The limitations on liability provided for in Section 17.3 (Limitation on DBOM Contractor Liability) do not apply to any other liability, loss, damage, cost or expense that may be incurred by the DBOM Contractor or the Guarantor in connection with this Service Agreement, including any of the following liabilities, losses, damages, costs or expenses:
(1)Any financial, economic or other loss, cost or expense sustained by the DBOM Contractor in the performance of the Contract Services or any other loss sustained by the DBOM Contractor, the Guarantor, or any other party in connection with this Service Agreement, the Guaranty Agreement or other agreement relating to the Project;
(2)Any loss, cost or expense sustained by the DBOM Contractor, the Guarantor, or the DBOM Contractor’s Surety in order to perform the Contract Services, including those incurred in seeking to cure or prevent any breach of this Service Agreement;
(3)Any fines or penalties levied or imposed by any Governmental Body;
(4)Any claims, losses or penalties incurred by the DBOM Contractor or the Guarantor to third parties in any Legal Proceedings;
(5)Any defense or indemnity obligation owed by the DBOM Contractor pursuant to Article 20 (Indemnification);
(6)Payment of any defense costs, including attorney’s fees, to, for, or on behalf of the BWS or any other BWS Indemnitee with respect to any third party claim;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

(7)Any payments made to the BWS or to any other BWS Indemnitee in connection with any Required Insurance under this Service Agreement, including the proceeds of Required Insurance and the payment of any deductible; and
(8)Any claims, losses, penalties or settlement payments paid to the BWS in connection with any tort claim by the BWS against the DBOM Contractor arising from gross negligence, intentional or willful misconduct, fraud, misrepresentation or false claims.
SECTION 17.5.EVENTS OF DEFAULT BY THE BWS.
(A)Events of Default Permitting Termination.  The failure, refusal or other default by the BWS in its duty to pay any undisputed amount required to be paid to the DBOM Contractor under this Service Agreement within 60 days following the due date for such payment shall constitute an Event of Default by the BWS upon which the DBOM Contractor, by notice to the BWS, may terminate this Service Agreement, subject to the terms and conditions of this Section.
(B)Notice and Cure Opportunity.  No such default described in subsection (A) (Events of Default Permitting Termination) of this Section shall constitute an Event of Default giving the DBOM Contractor the right to terminate this Service Agreement for cause under this Section unless:
(1)The DBOM Contractor has given prior written notice to the BWS stating that a specified default has occurred which gives the DBOM Contractor a right to terminate this Service Agreement for cause under this Section, and describing the default in reasonable detail; and
(2)The BWS has neither challenged in an appropriate forum the DBOM Contractor’s conclusion that such default has occurred or constitutes a material breach of this Service Agreement nor initiated within a reasonable time (in any event not more than 30 days from the initial default notice given pursuant to item (1) above) and continued with due diligence to carry out to completion all actions reasonably necessary to correct the default and prevent its recurrence.

If the BWS shall have initiated and continued with due diligence to carry out to completion all actions required under item (2) above, the default shall not constitute an Event of Default during such period of time (in any event not more than 60 days from the initial default notice) as the BWS shall continue with due diligence to carry out to completion all such actions.

(C)Other BWS Breaches Constituting Uncontrollable Circumstances.  Except for the BWS Events of Default described in subsection (A) (Events of Default Permitting Termination) of this Section, the failure of the BWS to perform any other material obligation under this Service Agreement (unless such default is due to DBOM Contractor Fault), shall constitute an Uncontrollable Circumstance as and to the extent provided in Article 19 (Uncontrollable Circumstances), and the DBOM Contractor shall have no right to terminate this Service Agreement.
(D)Effect of Termination.  If this Service Agreement is terminated by the DBOM Contractor for cause as a result of an Event of Default by the BWS, the BWS will pay the DBOM Contractor the same amount which would be payable under subsections 17.6(C) (Compensation in Connection with BWS Convenience Termination During the Design-Build Period) or 17.7(C) (Compensation in Connection with BWS Convenience Termination During the Operation Period), as applicable (calculated as provided therein), if this Service Agreement

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

were terminated at the election of the BWS for convenience and without cause based on the date of termination.  The BWS shall have no further liability to the DBOM Contractor for any Event of Default or termination under this Section.
(E)Payment of Amounts Owing Through the Termination Date.  Without duplicating any amount required to be paid pursuant to subsection (D) (Effect of Termination) of this Section, upon any termination pursuant to this Section, the DBOM Contractor will be paid all amounts due for the Contract Services performed prior to the Termination Date to be paid as part of the Design-Build Price or Service Fee, as applicable, but not yet paid as of the Termination Date.
SECTION 17.6.BWS TERMINATION OPTIONS DURING THE DESIGN-BUILD PERIOD.
(A)BWS Termination for Cause.  The BWS shall have the right during the Design-Build Period to terminate this Service Agreement for cause and to pursue all remedies available pursuant to this Article, without cost or liability to the BWS, based upon the occurrence of any Event of Default by the DBOM Contractor under Section 17.2 (Events of Default by the DBOM Contractor) during the Design-Build Period.
(B)BWS Convenience Termination Right Prior to the Acceptance Date.  The BWS shall have the right at any time prior to the Acceptance Date, exercisable in its discretion, for its convenience and without cause, to terminate this Service Agreement in whole or in part upon 60 days’ written notice to the DBOM Contractor.  Upon any such termination, the DBOM Contractor shall incur no further obligations in connection with the terminated Design-Build Work, and on the date set in the notice of termination the DBOM Contractor shall stop work to the extent specified. The DBOM Contractor shall also terminate outstanding orders and Subcontracts that the BWS does not elect to have assigned to it pursuant to Section 17.9 (Obligations of the DBOM Contractor upon Termination or Expiration) as they relate to the terminated Design-Build Work.  The DBOM Contractor shall settle the liabilities and claims arising out of the termination of Subcontracts and orders connected with the terminated Design-Build Work, subject to the BWS’s approval.  The DBOM Contractor must still complete the Design-Build Work not terminated by the notice of termination and may incur obligations as necessary to do so.  The Officer-in-Charge may require the DBOM Contractor to transfer title and deliver to the BWS in the manner and to the extent directed by the Officer-in-Charge: (1) any completed construction, goods, or work product; and (2) the partially completed construction, goods, materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (the “Construction Material”) as the DBOM Contractor has specifically produced or specially acquired for the performance of the terminated part of the Design-Build Work.  The DBOM Contractor shall protect and preserve property in the possession of the DBOM Contractor in which the BWS has an interest.  If the Officer-in-Charge does not exercise the right specified above with respect to the transfer of title to and delivery of Construction Material, the DBOM Contractor shall use its best efforts to sell the construction, goods, and construction materials in accordance with the standards of Section 490:2-706, HRS.
(C)Compensation in Connection with BWS Convenience Termination During the Design-Build Period.  Following the exercise by the BWS of its convenience termination rights pursuant to subsection (B) (BWS Convenience Termination Right Prior to the Acceptance Date) of this Section, the DBOM Contractor shall submit a termination claim specifying the amounts due because of the termination for convenience together with cost or pricing data, submitted to the extent required by the Hawaii Procurement Code and its administrative rules, bearing on such claim.  Following the submittal of such termination claim, the Officer-in-Charge and the DBOM Contractor may agree to a settlement provided the termination claim is supported by cost or pricing data submitted as required and that the settlement does not

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

exceed the Design-Build Price plus settlement costs reduced by payments previously made by the BWS, the proceeds of any sales of construction, goods, and construction materials under subsection (B) (BWS Convenience Termination Right Prior to the Acceptance Date) of this Section, and the value of any Design-Build Work that has not been terminated.  In the event the Officer-in Charge and the DBOM Contract fail to agree to a complete settlement of the termination claim, the Contracting Officer shall pay the DBOM Contractor the following amounts, provided payments agreed upon pursuant to the preceding sentence of this subsection shall not duplicate payments under this subsection for the following:
(1)The actual cost of all Design-Build Work performed prior to the effective date of the notice of termination plus a five percent (5%) mark-up on actual direct costs on the portion of the Design-Build Work (the mark-up shall not include anticipatory profit or consequential damages) less amounts paid or to be paid for completed portions of the Design-Build Work; provided, however, that if it appears that the DBOM Contractor would have sustained a loss if the entirety of the Design-Build Work would have been completed, no mark-up shall be allowed or included and the amount of compensation shall be reduced to reflect the anticipated rate of loss;
(2)Subject to the prior approval of the Contracting Officer, the cost of settling and paying claims arising out of the termination of Subcontracts or orders that the BWS does not elect to have assigned to it pursuant to Section 17.9 (Obligations of the DBOM Contractor upon Termination or Expiration) pursuant to subsection (B) (BWS Convenience Termination Right Prior to the Acceptance Date) of this Section.  Subcontractors shall be entitled to a mark-up of no more than ten percent (10%) on direct costs incurred to the date of termination.  These costs must not include costs paid in accordance with above item (1) of this subsection;
(3)The reasonable settlement costs of the DBOM Contractor including accounting, legal, clerical, and other expenses reasonably necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of the Design-Build Work and for the termination of Subcontracts thereunder, together with reasonable storage, transportation, and other costs incurred in connection with the protection or disposition of property allocable to the terminated portion of the Design-Build Work; and
(4)The total sum to be paid to the DBOM Contractor under this subsection shall not exceed the total Design-Build Price plus the reasonable settlement costs of the DBOM Contractor reduced by the amount of payments otherwise made, the proceeds of any sales of construction, goods, and construction materials under subsection (B) (BWS Convenience Termination Right Prior to the Acceptance Date) of this Section, and the value of any Design-Build Work that has not been terminated.

If the DBOM Contractor fails to file a termination claim within one year from the effective date of termination, the Contracting Officer may, upon recommendation of the Officer-in-Charge, pay the DBOM Contractor, if at all, an amount set in accordance with items (1) through (4) of this subsection.  Costs claimed, agreed to, or established under this subsection shall be in accordance with the Hawaii Procurement Code and its administrative rules and shall be subject to Cost Substantiation.  Under no circumstances shall the DBOM Contractor or any Subcontractor be entitled to anticipatory or unearned profits, unabsorbed overhead, opportunity costs, or consequential or other damages as a result of a termination for convenience under this Section.

(D)Payment of Amounts Owing Through the Termination Date.  Upon any termination pursuant to this Section, the DBOM Contractor shall also be paid all amounts due

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

for the Design-Build Work performed prior to the Termination Date to be paid as part of the Design-Build Price but not yet paid as of the Termination Date.
(E)Delivery of Design-Build Period Work Product to the BWS.  Concurrently with payment by the BWS to the DBOM Contractor of the amount due upon any termination of this Service Agreement under this Section, the DBOM Contractor shall deliver to the BWS all of its Design-Build Period work product (including Deliverable Material) produced during the period commencing on the Contract Date to the Termination Date hereunder, which work product immediately shall become the property of the BWS.  The BWS shall have all rights set forth in Section 4.7 (Deliverable Material) with respect to the use of such work product.  As provided in Section 4.7 (Deliverable Material), the BWS’s use of any Deliverable Material for any purpose other than in connection with the continued development, implementation, operation or expansion of the Project shall be at its own risk and the DBOM Contractor shall have no liability therefor.
SECTION 17.7.BWS TERMINATION OPTIONS DURING THE OPERATION PERIOD.
(A)BWS Termination for Cause.  The BWS shall have the right at any time during the Operation Period to terminate this Service Agreement for cause and to pursue all remedies available pursuant to this Article, without cost or liability to the BWS, based upon the occurrence of any Event of Default by the DBOM Contractor under Section 17.2 (Events of Default by the DBOM Contractor).
(B)BWS Convenience Termination Right During the Operation Period.  The BWS shall have the right at any time following the Acceptance Date, exercisable in its discretion, for its convenience and without cause, to terminate this Service Agreement in whole or in part upon 90 days’ written notice to the DBOM Contractor.  Upon any such termination, the DBOM Contractor shall incur no further obligations in connection with the terminated Operation Services, and on the date set in the notice of termination the DBOM Contractor shall stop work to the extent specified. The DBOM Contractor shall also terminate outstanding orders and Subcontracts that the BWS does not elect to have assigned to it pursuant to Section 17.9 (Obligations of the DBOM Contractor upon Termination or Expiration) as they relate to the terminated Operation Services for which the DBOM Contractor shall be compensated in accordance with subsection (C) (Compensation in Connection with BWS Convenience Termination During the Operation Period) of this Section.  The DBOM Contractor shall settle the liabilities and claims arising out of the termination of Subcontracts and orders connected with the terminated Operation Services, subject to the BWS’s approval.  The DBOM Contractor must still complete the Operation Services not terminated by the notice of termination and may incur obligations as necessary to do so for which the DBOM Contractor shall be compensated by BWS in accordance with the applicable provisions of Article 15 (Service Fee and Other Payments).  The DBOM Contractor may be required to transfer title and deliver to the BWS in the manner and to the extent directed by the Officer-in-Charge or the Contracting Officer any completed goods and the partially completed goods and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights, hereinafter called “O&M Material,” as the DBOM Contractor has specifically produced or specially acquired for the performance of the terminated Operation Services.  The DBOM Contractor shall, upon direction of the Officer-in-Charge, protect and preserve property in the possession of the DBOM Contractor in which the BWS has an interest.  If the Officer-in-Charge does not exercise the right specified above with respect to the transfer of title to and delivery of O&M Material, the DBOM Contractor shall use its best efforts to sell such goods and manufacturing materials.
(C)Compensation in Connection with BWS Convenience Termination During the Operation Period.  Following the exercise by the BWS of its convenience termination rights

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

pursuant to subsection (B) (BWS Convenience Termination Right During the Operation Period) of this Section, the DBOM Contractor shall submit a termination claim specifying the amounts due because of the termination for convenience together with cost or pricing data, submitted to the extent required by Subchapter 15, Chapter 3-122, HAR, bearing on such claim.  Following the submittal of such termination claim, a settlement may be agreed to by both parties provided the DBOM Contractor has filed a termination claim supported by cost or pricing data to the extent required by Subchapter 15, Chapter 3-122, HAR, and that the settlement does not exceed the total applicable annual Service Fee plus settlement costs reduced by payments previously made by the BWS, the proceeds of any sales of goods and manufacturing materials under subsection (B) (BWS Convenience Termination Right During the Operation Period) of this Section, and the value of any Operation Services that have not been terminated.  In the event the BWS and the DBOM Contract fail to agree to a complete settlement of the termination claim, the DBOM Contractor shall be paid the following amounts, provided payments agreed upon pursuant to the preceding sentence of this subsection shall not duplicate payments under this subsection for the following:
(1)The actual cost of all Operation Services performed prior to the effective date of the notice of termination plus a five percent (5%) mark-up on actual direct costs on such portion of the Operation Services (the mark-up shall not include anticipatory profit or consequential damages), less amounts paid or to be paid for completed portions of the Operation Services; provided that if it appears that the DBOM Contractor would have sustained a loss if the entirety of the Operation Services would have been completed, no mark-up shall be allowed or included and the amount of compensation shall be reduced to reflect the anticipated rate of loss;
(2)Subject to the prior approval of the Contracting Officer, the cost of settling and paying claims arising out of the termination of Subcontracts or orders that the BWS does not elect to have assigned to it pursuant to Section 17.9 (Obligations of the DBOM Contractor upon Termination or Expiration) pursuant to subsection (B) (BWS Convenience Termination Right During the Operation Period) of this Section.  Subcontractors shall be entitled to a mark-up of no more than ten percent (10%) on direct costs incurred to the date of termination.  These costs must not include costs paid in accordance with above item (1) of this subsection;
(3)The reasonable settlement costs of the DBOM Contractor including accounting, legal, clerical, and other expenses reasonably necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of the Operation Services and for the termination of Subcontracts thereunder, together with reasonable storage, transportation, and other costs incurred in connection with the protection or disposition of property allocable to the terminated portion of the Operation Services; and
(4)The total sum to be paid to DBOM Contractor under this paragraph shall not exceed the total applicable annual Service Fee plus settlement costs reduced by payments previously made by the BWS, the proceeds of any sales of goods and manufacturing materials under subsection (B) (BWS Convenience Termination Right During the Operation Period) of this Section, and the value of any Operation Services that have not been terminated.

If the DBOM Contractor fails to file a termination claim within one year from the effective date of termination, payment may be made by the BWS to the DBOM Contractor, if at all, in an amount set in accordance with items (1) through (4) of this subsection.  Costs claimed, agreed to, or established under this subsection shall be in accordance with the Chapter 3-123, HAR, and shall be subject to Cost Substantiation.  Under no circumstances shall the DBOM

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

Contractor or any Subcontractor be entitled to anticipatory or unearned profits, unabsorbed overhead, opportunity costs, or consequential or other damages as a result of a termination for convenience under this Section.

(D)Payment of Amounts Owing Through the Termination Date.  Upon any termination pursuant to this Section, the DBOM Contractor shall also be paid, subject to Sections 15.10 (Billing and Payment) and 15.11 (Estimates and Adjustments), all amounts due for the Operation Services performed prior to the Termination Date and to be paid as part of the Service Fee but not yet paid as of the date of termination.
SECTION 17.8.GENERAL PROVISIONS REGARDING CONVENIENCE TERMINATION.
(A)Termination Payment Contingent Upon Surrender of Possession.  The BWS shall have no obligation to pay any applicable termination payment under subsections 17.6(C) (Compensation in Connection with BWS Convenience Termination During the Design-Build Period) or 17.7(C) (Compensation in Connection with BWS Convenience Termination During the Operation Period), except concurrently with the surrender of possession and control by the DBOM Contractor of the Project to the BWS.
(B)Adequacy of Termination Payment.  The DBOM Contractor agrees that the applicable termination payment provided under subsections 17.6(C) (Compensation in Connection with BWS Convenience Termination During the Design-Build Period) or 17.7(C) (Compensation in Connection with BWS Convenience Termination During the Operation Period) shall fully and adequately compensate the DBOM Contractor and all Subcontractors for all costs of undertaking their obligations under subsection 17.9(A) (DBOM Contractor Obligations), foregone potential profits and any charges of any kind whatsoever (whether foreseen or unforeseen), including initial transition and mobilization costs and demobilization, employee transition and other similar wind-down costs, attributable to the termination of the DBOM Contractor’s right to perform this Service Agreement.
(C)Consideration for Convenience Termination Right.  The right of the BWS to terminate this Service Agreement for its convenience and in its discretion in accordance with this Article constitutes an essential part of the overall consideration for this Service Agreement, and the DBOM Contractor hereby waives any right it may have under Applicable Law to assert that the BWS owes the DBOM Contractor a duty of good faith dealing in the exercise of such right.
(D)Completion or Continuance by BWS.  After the date of any convenience termination under this Article, the BWS may at any time (but without any obligation to do so) take any and all actions necessary or desirable to continue and complete the Contract Services so terminated, including entering into contracts with other operators and contractors.
SECTION 17.9.OBLIGATIONS OF THE DBOM CONTRACTOR UPON TERMINATION OR EXPIRATION.
(A)DBOM Contractor Obligations.  Upon any termination of the DBOM Contractor’s right to perform this Service Agreement under Sections 17.6 (BWS Termination Options During the Design-Build Period) and 17.7 (BWS Termination Options During the Operation Period), or upon the expiration of this Service Agreement under Section 3.1 (Effective Date and Initial Term), the DBOM Contractor shall, as applicable:
(1)Stop the Contract Services on the date and to the extent specified by the BWS;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

(2)Promptly deliver to the BWS all Design Documents and construction record drawings prepared by the DBOM Contractor in carrying out the Design-Build Work which have not previously been delivered to the BWS, and all supporting design notebooks, calculations, record files, design meeting memoranda, and construction meeting memoranda;
(3)Promptly take all action as necessary to protect and preserve all materials, equipment, tools, facilities and other property including all of the items described in item (8) below;
(4)Promptly remove from the Project all equipment, implements, machinery, tools, temporary facilities of any kind and other property owned or leased by the DBOM Contractor (including temporary sheds, trailers, workshops and toilets), and repair any damage caused by such removal;
(5)Clean the Project, including the Project Site, and leave it in a neat and orderly condition;
(6)Promptly remediate any unauthorized release in accordance with Section 12.11 (Releases, Leaks and Spills);
(7)Subject to subsection (B) (Hiring of DBOM Contractor Personnel) of this Section, promptly remove all employees of the DBOM Contractor and any Subcontractors and vacate the Project Site;
(8)Promptly deliver to the BWS a list of all supplies, materials, machinery, equipment, property and special order items previously delivered or fabricated by the DBOM Contractor or any Subcontractor but not yet incorporated in the Project;
(9)Provide the BWS with a 30-day supply of chemicals and other Consumables and a reasonable supply of spare parts in light of the nature and condition of the Project as of the Termination Date;
(10)Deliver to the BWS the Operation and Maintenance Manual and all computer programs used at the Project in the performance of the Contract Services, including all revisions and updates thereto;
(11)Provide the BWS with a list of all computer and other files relevant to the Project and access, user names, passwords and security codes with instructions and demonstrations which show how to open and change such codes;
(12)Deliver to the BWS a copy of all books and records in its possession relating to the performance of the Contract Services, including all books, records, documents and computer data relating to the operation, maintenance, activities and administration of the Project and its various components and facilities;
(13)Advise the BWS promptly of any special circumstances which might limit or prohibit cancellation of any Subcontract;
(14)Promptly deliver to the BWS copies of all Subcontracts, together with a statement of:
(a)The items ordered and not yet delivered pursuant to each agreement;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

(b)The expected delivery date of all such items;
(c)The total cost of each agreement and the terms of payment; and
(d)The estimated cost of canceling each agreement;
(15)Assign to the BWS any Subcontract that the BWS elects in writing, at its sole election and without obligation, to have assigned to it.  The BWS shall assume, and the DBOM Contractor shall be relieved of its obligations under, any Subcontract so assigned;
(16)Unless the BWS directs otherwise, terminate all Subcontracts and make no additional agreements with Subcontractors;
(17)Provide the BWS with a list of all Project Equipment subject to patents, licenses, franchises, trademarks or copyrights and the associated royalties and license fees associated therewith which the BWS will be responsible for paying on or after the Termination Date;
(18)As directed by the BWS, transfer to the BWS by appropriate instruments of title, and deliver to the Project Site (or such other place as the BWS may specify), all special order items pursuant to this Service Agreement for which the BWS has made or is obligated to make payments;
(19)Promptly transfer to the BWS all warranties given by any manufacturer or Subcontractor with respect to particular components of the Design-Build Work or the Operation Services;
(20)Notify the BWS promptly in writing of any Legal Proceedings against the DBOM Contractor by any Subcontractor or other third parties relating to the termination of the Design-Build Work or the Operation Services (or any Subcontracts);
(21)Give written notice of termination, effective as of date of termination of this Service Agreement, promptly under each policy of Required Insurance (with a copy of each such notice to the BWS), but permit the BWS to continue such policies thereafter at its own expense, if possible;
(22)Arrange its dealings with employees such that no “successor clause” or accrued benefit liability will bind the BWS in the event the BWS determines to offer employment to the DBOM Contractor’s employees at the Project following the Termination Date;
(23)Retain on the Project, computer systems to be delivered to the BWS including all Project-related files, data, information and software and to not delete any such files, data, information or software; and
(24)Take such other actions, and execute such other documents as may be necessary to effectuate and confirm the foregoing matters, or as may be otherwise necessary or desirable to minimize the BWS’s costs, and take no action which shall increase any amount payable by the BWS under this Service Agreement.
(B)Hiring of DBOM Contractor Personnel.  Upon the termination or expiration of this Service Agreement under any provision hereof, the BWS or any successor operator of the Project designated by the BWS shall have the right to offer employment to any

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

DBOM Contractor employee employed at the Project.  No DBOM Contractor employment agreement, job offer, letter or similar document may contravene this right.  The DBOM Contractor shall assist and cooperate with any such employee transition in the manner reasonably requested by the BWS.
(C)Continuity of Service and Technical Support.  Upon any termination of the DBOM Contractor’s right to perform this Service Agreement under any provision hereof referred to in Sections 17.6 (BWS Termination Options During the Design-Build Period) or 17.7 (BWS Termination Options During the Operation Period) or upon the expiration of this Service Agreement under Section 3.1 (Effective Date and Initial Term), the DBOM Contractor, at the request and direction of the BWS, shall provide for an effective continuity of service and the smooth and orderly transition of management to the BWS or any replacement operator designated by the BWS.  Such service shall be for a period of up to 90 days and shall include providing technological and design advice and support and delivering any plans, drawings, renderings, blueprints, operating manuals, computer programs, spare parts or other information useful or necessary for the BWS or any replacement operator designated by the BWS to carry out and complete the Design-Build Work and to perform the Operation Services.  In addition, the DBOM Contractor shall provide the BWS and any replacement operator with a one-time training program relating to the operation and maintenance of the Project, including any Capital Modifications thereto.
(D)DBOM Contractor Payment of Certain Costs.  If termination is pursuant to Section 17.2 (Events of Default by the DBOM Contractor), the DBOM Contractor shall be obligated to pay the costs and expenses of undertaking its obligations under subsection (C) (Continuity of Service and Technical Support) of this Section.  If the DBOM Contractor fails to comply with any obligation under this Section, the BWS may perform such obligation and the DBOM Contractor shall pay on demand all reasonable costs thereof subject to cost substantiation.
(E)BWS Payment of Certain Costs.  If termination is for the convenience of the BWS under Sections 17.6 (BWS Termination Options During the Design-Build Period) or 17.7 (BWS Termination Options During the Operation Period) or due to a BWS Event of Default pursuant to Section 17.5 (Events of Default by the BWS), or upon the expiration of this Service Agreement under Section 3.1 (Effective Date and Initial Term), the BWS shall pay to the DBOM Contractor within 60 days of the date of the DBOM Contractor’s invoice supported by Cost Substantiation: (1) all reasonable costs and expenses incurred by the DBOM Contractor in satisfying its obligations under subsection (C) (Continuity of Service and Technical Support) of this Section; and (2) in circumstances of early termination for the convenience of the BWS under Section 17.7 (BWS Termination Options During the Operation Period) or due to a BWS Event of Default pursuant to Section 17.5 (Events of Default by the BWS) only, an amount based upon the “unamortized” value of the work to be performed by the DBOM Contractor as agreed upon by the parties for the performance of the initial Exit Test pursuant to subsection (F) (Exit Test) of this Section.
(F) Exit Test.  Not later than 30 days after (a) the date of submittal of the Final Project Evaluation Report by the Independent Evaluator in the event the DBOM Contractor is required to perform an Exit Test pursuant to subsection 13.5(G) (End of Term Performance Evaluation) or (b) the Termination Date resulting from an early termination of this Service Agreement, the DBOM Contractor shall prepare and submit to the BWS for its approval an Exit Test Plan for Exit Testing of the Project, which shall conform to the requirements of Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards) in all respects.  The BWS shall submit its comments on the Exit Test Plan to the DBOM Contractor within 30 days after receipt thereof, and the DBOM Contractor thereafter shall prepare a final Exit Test Plan, incorporating the BWS’s comments, for submittal to the BWS within 10 days.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

In the event the DBOM Contractor is required to perform an Exit Test pursuant to subsection 13.5(G) (End of Term Performance Evaluation), then after the DBOM Contractor corrects all Project deficiencies necessary to restore the Project’s capability to meet all Performance Guarantees as required pursuant to Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards) and after reasonable advance notice to the BWS, the DBOM Contractor shall perform the Exit Test of the Project.  The Exit Test shall demonstrate compliance with the Exit Test Procedures and Standards for 14 consecutive days in the six month period preceding the expiration of the Term, or as soon as is reasonably practicable after the Termination Date resulting from an early termination of this Service Agreement, in accordance with Schedule 17 (Asset Evaluation Protocol and Exit Test Procedures and Standards).  If the Exit Test shows that the Project is operating out of compliance with the Performance Guarantees and the other Exit Test Procedures and Standards, then within 30 days of such test results, the DBOM Contractor shall submit to the BWS a plan for remediation and retesting.  The BWS shall have 30 days to approve such plan, which approval shall not be unreasonably withheld.  The DBOM Contractor shall make all repairs, replacements, renewals and operating changes and take all other actions (including making all capital investments, improvements or modifications) which may be necessary to enable the Project to meet the Performance Guarantees and the other Exit Test Procedures and Standards.  The Project shall then be re-tested to demonstrate that the necessary corrective action has been taken and the Project is in compliance with the Performance Guarantees and the other Exit Test Procedures and Standards.  No such testing or retesting shall relieve the DBOM Contractor of its obligations under this Service Agreement during the performance of the test or retest.  Any capital investment, improvement or modification required to be made pursuant to this subsection, reasonably expected to result in a material change to the Project, shall be considered a Capital Modification subject to the provisions of Article 14 (Capital Modifications).  In the event a re-test fails to demonstrate that the Project meets the Performance Guarantees and the other Exit Test Procedures and Standards, the DBOM Contractor shall, at the election of the BWS, either remedy the deficiency and re-test the Project or make a cash payment to the BWS sufficient to enable the BWS to remedy the deficiency.  The provisions of this subsection shall survive the termination of this Service Agreement.
SECTION 17.10.NO WAIVERS.  No action of the BWS or DBOM Contractor pursuant to this Service Agreement (including any investigation or payment), and no failure to act, shall constitute a waiver by either party of the other party’s compliance with any term or provision of this Service Agreement.  No course of dealing or delay by the BWS or DBOM Contractor in exercising any right, power or remedy under this Service Agreement shall operate as a waiver thereof or otherwise prejudice such party’s rights, powers and remedies.  No single or partial exercise of (or failure to exercise) any right, power or remedy of the BWS or the DBOM Contractor under this Service Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
SECTION 17.11.NO SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.  In no event shall either party hereto be liable to the other or obligated in any manner to pay to the other any special, incidental, consequential, punitive or similar damages based upon claims arising out of or in connection with the performance or non-performance of its obligations or otherwise under this Service Agreement, or the material falsity or inaccuracy of any representation made in this Service Agreement, whether such claims are based upon contract, tort, negligence, warranty or other legal theory.  The waiver of the foregoing damages under this Section is intended to apply only to disputes and claims as between the BWS and the DBOM Contractor, and specifically is not intended to limit the scope of the indemnity provisions in Article 20 (Indemnification) with respect to third party claims.  The indemnity provisions of Article 20 (Indemnification) include all claims by third parties irrespective of the nature thereof or the relief sought thereby subject to the exceptions and limitations set forth in subsection 20.1(B) (Exceptions and Limitations on the DBOM Contractor Indemnity).

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 17 - Breach, Default, Remedies and Termination

ARTICLE 18

INSURANCE
SECTION 18.1.INSURANCE.
(A)DBOM Contractor Insurance.  At all times during the Term, the DBOM Contractor shall obtain and maintain the Required Insurance in accordance with Schedule 18 (Insurance Requirements), shall pay all premiums with respect thereto as the same become due and payable, and shall comply with all Insurance Requirements.  The Required Design-Build Period Insurance shall be provided concurrently with the execution and delivery of this Service Agreement (or as otherwise specified in Schedule 18 (Insurance Requirements)) and shall remain in effect for the periods specified in Schedule 18 (Insurance Requirements) in annually (or other) renewable periods.  The Required Operation Period Insurance shall be provided as a condition precedent to Acceptance and shall remain in effect for the Operation Period in annually (or other) renewable periods.  The DBOM Contractor’s liability insurance, including professional liability, shall not include any design-build or similar exclusions that would compromise coverages because of the design-build nature of the Design-Build Work to be performed pursuant to this Service Agreement.
(B)Insurers, Deductibles and BWS Rights.  All Required Insurance shall be obtained and maintained from financially sound and generally recognized responsible insurance companies that comply with the applicable requirements specified in Schedule 18 (Insurance Requirements).  The insurers issuing policies of Required Insurance shall be authorized to write such insurance in the State and shall be selected by the DBOM Contractor with the consent of the BWS, which consent shall not be unreasonably withheld.  The insurance coverage may be written with deductible or self-insured retention amounts within the limits provided in Schedule 18 (Insurance Requirements), and the DBOM Contractor shall be responsible for any deductible or self-insured retention amounts.  The DBOM Contractor shall also be responsible for all self-insured retentions contained in its insurance coverages, as well as any excluded losses if such losses are within the liability of the DBOM Contractor hereunder.  All policies evidencing such insurance shall provide for:
(1)Payment of the losses to the BWS and to the DBOM Contractor as their respective interests may appear;
(2)At least 60 days’ prior written notice of the cancellation thereof to the BWS (except for cancellation resulting from non-payment of premium); and
(3)At least 10 days’ prior written notice of cancellation thereof to the BWS in the event of cancellation resulting from non-payment of premium.

All policies of insurance provided by or on behalf of the DBOM Contractor shall be primary and non-contributory with respect to any insurance or self-insurance carried by the BWS.  Unless the applicable insurance policy expressly allows the insurer to investigate and settle claims without the insured’s or additional insured’s approval, the BWS shall have the right to fully participate in all insurance claim settlement negotiations and to approve all final insurance settlements, which approval shall not be unreasonably withheld.

(C)Certificates, Policies and Notice.  The Required Insurance, including any renewals thereof, shall be evidenced by certificates of insurance as provided herein and in Schedule 18 (Insurance Requirements).  No later than the 30 days prior to the issuance date of each policy of Required Insurance, including any renewals thereof, the DBOM Contractor shall provide the BWS with a draft certificate of insurance for review and approval, and shall deliver the final, approved certificate of insurance to the BWS promptly following its issuance.  Not

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 18 - Insurance

later than 60 days prior to the beginning of each Contract Year throughout the Term, the DBOM Contractor shall furnish certificates of insurance to the BWS to confirm the continued effectiveness of the Required Insurance.  The DBOM Contractor shall keep all such certificates on file during the Term and the BWS may further submit all such certificates pertaining to liability insurance to the DLNR as and to the extent required by the DLNR Right of Entry Permits.  Whenever a Subcontractor is utilized, the DBOM Contractor shall either obtain and maintain or require the Subcontractor to obtain and maintain insurance in accordance with the applicable requirements of Schedule 18 (Insurance Requirements) and shall provide the BWS with certificates evidencing such insurance.  The DBOM Contractor shall maintain current certificates of all Required Insurance at the Project Site at all times throughout the Term.  In addition to the foregoing, the DBOM Contractor shall provide the BWS, within 10 days of BWS’s request, with certified copies of all Project-specific polices of Required Insurance.  All Required Insurance furnished through the DBOM Contractor’s corporate insurance policies shall be made available for review by the BWS or its designated representatives at a location acceptable to the BWS upon the reasonable request of the BWS; provided, however, that, in order to help protect the confidentiality of such corporate insurance policies, the DBOM Contractor shall not be required to provide the BWS with copies of such policies (other than as mandated by Applicable Law) and may redact pricing information and provisions unrelated to the Project from such policies prior to review; provided, however, that copies of policies of liability insurance shall be filed with the Department of Land and Natural Resources as and to the extent required by the DLNR Right of Entry Permits.  Notwithstanding the foregoing, the BWS accepts no responsibility for the confidentiality of the DBOM Contractor’s corporate insurance policies and shall not be liable in any manner for any inadvertent disclosure of such policies to any third party.  The DBOM Contractor shall certify to the BWS that the policies being provided for review are a complete, true and correct compilation of all relevant polices evidencing insurance required under Schedule 18 (Insurance Requirements), recognizing that the BWS and its designated representatives will rely on such certification.  In the event that any review by the BWS of a policy of Required Insurance reveals that the Required Insurance is not in compliance with this Service Agreement, the DBOM Contractor shall remedy the defect and, without limiting any other BWS right or remedy provided for under this Service Agreement in the event of a failure of compliance with the Insurance Requirements, shall reimburse the BWS for the cost and expense of any additional review necessary to confirm compliance.
(D)Maintenance of Insurance Coverage.  If the DBOM Contractor fails to pay any premium for Required Insurance, or if any insurer cancels any Required Insurance policy and the DBOM Contractor fails to obtain replacement coverage so that the Required Insurance is maintained on a continuous basis, then, at the BWS’s election (but without any obligation to do so), the BWS may pay such premium or procure similar insurance coverage from another company or companies and upon such payment by the BWS the amount thereof shall be immediately reimbursable to the BWS by the DBOM Contractor.  The DBOM Contractor shall not perform Design-Build Work during any period when any policy of Required Design-Build Period Insurance is not in effect.  The DBOM Contractor shall comply with all Insurance Requirements and take all steps necessary to assure that the Project remains continuously insured in accordance with the requirements of this Service Agreement.  The failure of the DBOM Contractor to obtain and maintain any Required Insurance shall not relieve the DBOM Contractor of its liability for any losses intended to be insured thereby.  Should any failure to provide continuous insurance coverage occur, the DBOM Contractor shall indemnify, defend and hold harmless the BWS Indemnitees in the manner provided in Article 20 (Indemnification), from and against any and all Loss-and-Expense arising out of such failure.  The purchase of the Required Insurance to satisfy the DBOM Contractor’s obligations under this Section shall not be a satisfaction of any DBOM Contractor liability under this Service Agreement or in any way limit, modify or satisfy the DBOM Contractor Indemnity.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 18 - Insurance

(E)BWS Insurance.  At all times following Acceptance, the BWS shall obtain and maintain property insurance on the Project to the full replacement value thereof, with reasonable deductibles or self-insured retention amounts determined by the BWS from time to time.  The BWS shall be responsible for the payment of all deductibles or self-insured retention amounts under the insurance required to be provided by the BWS pursuant to this subsection; provided, however, that the DBOM Contractor shall be responsible for the payment of such amounts to the extent required to be paid due to DBOM Contractor Fault.
(F)Reductions for Insurance Proceeds.  Whenever this Service Agreement obligates the BWS to pay any amount to the DBOM Contractor in respect of an event or circumstance for which, or with respect to the consequences of which, an insurance claim may be made by the DBOM Contractor under the Required Insurance, the amount which the BWS is obligated to pay will be reduced by the amount of insurance proceeds which the DBOM Contractor recovers or would have been entitled to recover if it had complied with the requirements of this Service Agreement or any policy of Required Insurance.  Whenever this Service Agreement obligates the DBOM Contractor to pay any amount to the BWS in respect of an event or circumstance for which, or with respect to the consequences of which, an insurance claim may be made by the BWS under the insurance required by subsection (E) (BWS Insurance) of this Section, the amount which the DBOM Contractor is obligated to pay will be reduced by the amount of insurance proceeds which the BWS recovers or would have been entitled to recover if it had complied with the requirements of subsection (E) (BWS Insurance) of this Section.
(G)Department of Land and Natural Resources Required Insurance.  The DLNR Right of Entry Permits require that the DBOM Contractor procure and maintain a policy or policies of comprehensive public liability insurance, or its equivalent, in an amount of at least $1,000,000 for each occurrence and $2,000,000 aggregate, and with coverage terms acceptable to the Chairperson of the DLNR, during the period when the DLNR Right of Entry Permits are in effect.  The parties acknowledge and agree that the commercial general liability insurance that is required to be obtained and maintained by the DBOM Contractor as Required Insurance exceeds the preceding required coverage amounts as of the Contract Date.  This insurance shall not be cancelled, limited in scope of coverage, or nonrenewed until written notice has been given to the DLNR.  Pursuant to the DLNR Right of Entry Permits, the DLNR retains the right at any time to review the coverage, form, and amount of the liability insurance required to be provided by the DLNR Right of Entry Permits.  If, in the opinion of the DLNR, the insurance provisions in the DLNR Right of Entry Permits do not provide adequate protection for the DLNR, the DLNR may require the DBOM Contractor to obtain insurance sufficient in coverage, form, and amount to provide adequate protection.  The DLNR’s requirements shall be reasonable but be designed to assure protection for and against the kind and extent of the risks which exist at the time a change in insurance is required.  The DLNR shall notify BWS and the DBOM Contractor in writing of changes in the insurance requirements under the DLNR Right of Entry Permits and the DBOM Contractor shall submit copies of acceptable insurance policies or certificates thereof with the DLNR incorporating the changes within receipt of the notice.  In the event any such DLNR requirements require the DBOM Contractor to obtain insurance coverage beyond what is required to be provided by the Required Insurance, the costs of such additional insurance shall be a pass through cost to the BWS, subject to Cost Substantiation, and shall be reflected in a Change Order or other Contract Amendment.  The procuring of the required policies of insurance shall not be construed to limit the DBOM Contractor’s liability under the DLNR Right of Entry Permits nor to release or relieve the DBOM Contractor of the indemnification provisions and requirements of the DLNR Right of Entry Permits, as further described in subsection 4.2(D) (Department of Land and Natural Resources Right of Entry Permits).  Notwithstanding the policies of insurance, the DBOM Contractor shall be obligated for the full and total amount of any damage, injury, or loss

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 18 - Insurance

caused by any DBOM Contractor Person’s negligence or neglect connected with the DLNR Right of Entry Permits.

ARTICLE 19

UNCONTROLLABLE CIRCUMSTANCES
SECTION 19.1.UNCONTROLLABLE CIRCUMSTANCES GENERALLY.
(A)Extent of Relief Available to the DBOM Contractor.  If an Uncontrollable Circumstance occurs, the DBOM Contractor may be entitled to relief from its obligations, extensions of time and compensation, as and to the extent provided in this Article. The DBOM Contractor’s relief hereunder shall be limited to those circumstances specifically identified in the definition of Uncontrollable Circumstances.  The relief for an Uncontrollable Circumstance described in this Article shall apply to all obligations in this Service Agreement, except to the extent specifically provided otherwise, notwithstanding that such relief is specifically mentioned with respect to certain obligations in this Service Agreement but not other obligations.
(B)Effect of Uncontrollable Circumstances on Obligations.  Neither party shall be entitled to bring a claim for a breach of obligations under this Service Agreement by the other party or incur any liability to the other party for any losses or damages incurred by that other party to the extent that an Uncontrollable Circumstance occurs and the affected party is prevented from carrying out obligations by that Uncontrollable Circumstance.  During the continuance of any Uncontrollable Circumstance, the affected party shall be excused from performing those of its obligations directly affected by such Uncontrollable Circumstance.  If the DBOM Contractor is the affected party, the DBOM Contractor’s rights and obligations in respect of the relevant Uncontrollable Circumstance shall be as set forth in this Article.  If the BWS is the affected party, the BWS shall promptly notify the DBOM Contractor of the occurrence of such Uncontrollable Circumstance, which notice shall include:
(1)The date of its commencement;
(2)Its effect on the obligations of the BWS hereunder; and
(3)Any action proposed by the BWS to mitigate its effect.

Without limiting any obligation under this Article, as soon as practicable following notification of any Uncontrollable Circumstance, the parties shall consult with each other in good faith and use all reasonable efforts to agree on appropriate terms to mitigate the effects of the Uncontrollable Circumstance and facilitate the continued performance of this Service Agreement.  The affected party shall notify the other party as soon as practicable after the Uncontrollable Circumstance ceases or no longer causes the affected party to be unable to comply with its obligations under this Service Agreement.

(C)Mitigation Given Effect.  Any relief to which a party is entitled under this Article on account of an Uncontrollable Circumstance shall be adjusted to account for the effect of the mitigation measures which were or should have been taken by the party in compliance with its duty to mitigate under Section 22.10 (General Duty to Mitigate).
(D)Applicable Law Compliance.  Nothing in this Article shall be interpreted as relieving the DBOM Contractor of its obligation, following any and all Uncontrollable Circumstances, to perform its obligations under this Service Agreement in compliance with Applicable Law.
(E)Limitations on DBOM Contractor Relief.  The DBOM Contractor shall not be entitled to Uncontrollable Circumstance relief hereunder, and an Uncontrollable Circumstance shall not be deemed to have occurred, to the extent the occurrence or effect of

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 19 - Uncontrollable Circumstances

any event or circumstance results from the willful or negligent act, error or omission, or breach of this Service Agreement on the part of any DBOM Contractor Person, including any DBOM Contractor Fault.  Uncontrollable Circumstance relief hereunder shall be limited to that relief which properly reflects the interference with performance, the time lost, or the amount of the increased cost (as applicable), in each case, as a direct result of the occurrence of the Uncontrollable Circumstance and only to the minimum extent reasonably arising as a result of the Uncontrollable Circumstance.
(F)No Relief from Payment Obligations Accrued and Owing.  No Uncontrollable Circumstance shall serve to excuse either party from performing its obligations to pay monies previously accrued and owing to the other party.
(G)Contract Services Not Affected; Resumption of Performance.  Without limiting anything set forth in Section 16.5 (Continuance of Performance During Dispute), the DBOM Contractor shall perform all Contract Services not affected by the Uncontrollable Circumstance.  Promptly following the occurrence of an Uncontrollable Circumstance, the DBOM Contractor shall use all reasonable efforts to eliminate the cause and consequences thereof and resume performance of the Contract Services affected by the Uncontrollable Circumstance.
SECTION 19.2.UNCONTROLLABLE CIRCUMSTANCE CLAIM PROCEDURES.
(A)Notice and Written Report.  In order to assert an entitlement based on the occurrence of an Uncontrollable Circumstance, the DBOM Contractor shall give written notice of the occurrence of the Uncontrollable Circumstance to the Officer-in-Charge as soon as practicable, and in any event within 10 Business Days of the date the DBOM Contractor has knowledge that the Uncontrollable Circumstance has caused or is likely to cause an entitlement under this Service Agreement.  The DBOM Contractor’s notice shall include a written report:
(1)Describing the Uncontrollable Circumstance and the cause thereof, to the extent known;
(2)Stating the date on which the Uncontrollable Circumstance began, its estimated duration, the estimated time during which the performance of such party’s obligations hereunder shall be delayed, or otherwise affected, to the extent known;
(3)Summarizing the consequences of the Uncontrollable Circumstance and the expected impact on the performance of the DBOM Contractor’s obligations under this Service Agreement; and
(4)Indicating the nature and scope of the DBOM Contractor’s potential entitlement to relief.
(B)Updates.  The DBOM Contractor shall provide the Officer-in-Charge with periodic updates, together with further details and supporting documentation, as it receives or develops additional information pertaining to the Uncontrollable Circumstance and the matters described in subsection (A) (Notice and Written Report) of this Section.  In particular, the DBOM Contractor shall notify the Officer-in-Charge as soon as the Uncontrollable Circumstance has ceased and of the time when performance of its affected obligations can be resumed.
(C)Submittal of Relief Request.  The DBOM Contractor shall submit to the Officer-in-Charge a further written notice making its request for specific relief, the basis

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 19 - Uncontrollable Circumstances

therefor and the event giving rise to the requested relief (the “Relief Request Notice”), promptly after becoming aware of such occurrence, but not more than 30 Calendar Days after the BWS’s receipt of the notice required under subsection (A) (Notice and Written Report) of this Section.  Each Relief Request Notice shall include all information required in this Article with respect to the specific relief being requested, including a description of:
(1)The amount, if any, by which the Fixed Design-Build Price or the Service Fee is proposed to be adjusted as a result of such Uncontrollable Circumstance;
(2)Any areas where costs might be reduced and the approximate amount of such cost reductions; and
(3)Its estimated impact on the other obligations of the DBOM Contractor under this Service Agreement.
(D)Delay in Notification.  If any Uncontrollable Circumstance notice or any required information is submitted by the DBOM Contractor to the BWS after the dates required under this Section, then the DBOM Contractor’s entitlement to relief hereunder due to the occurrence of the Uncontrollable Circumstance shall have been waived, and the DBOM Contractor shall have no rights to any further relief hereunder based upon the occurrence of an Uncontrollable Circumstance.  With regard to submittal of the notice required under subsection (A) (Notice and Written Report) of this Section, the DBOM Contractor shall be deemed to have knowledge that the Uncontrollable Circumstance has caused or is likely to cause an entitlement under this Service Agreement if such occurrence could reasonably have been known, identified, discovered or observed by the DBOM Contractor through the employment of procedures consistent with Good Engineering and Construction Practice or Good Industry Practice, as applicable.
(E)Multiple and Overlapping Claims.  The DBOM Contractor may make multiple but not duplicative claims with respect to an Uncontrollable Circumstance.
(F)Burden of Proof and Mitigation.  The DBOM Contractor shall bear the burden of proof in establishing the occurrence of an Uncontrollable Circumstance and the entitlement to relief based thereon, and shall demonstrate that the DBOM Contractor complied with its mitigation obligations under Section 22.10 (General Duty to Mitigate).
(G)BWS Response.  BWS may, but shall have no obligation to, respond to the DBOM Contractor’s initial notice concerning the occurrence of an Uncontrollable Circumstance under subsection (A) (Notice and Written Report) of this Section.  Within 30 Calendar Days after receipt of a Relief Request Notice pursuant to subsection (C) (Submittal of Relief Request) of this Section, the BWS will issue a written determination as to the extent, if any, to which it concurs with the DBOM Contractor’s request, and the reasons therefor.
(H)Agreement or Dispute.  The agreement of the parties as to the specific relief to be given the DBOM Contractor on account of an Uncontrollable Circumstance will be evidenced by a Contract Administration Memorandum (subject to the limitations set forth in Section 22.3 (Service Agreement Administration)), Change Order (entered into in accordance with Section 16.1 (Change Procedures)) or a Contract Amendment, as applicable.  In the event of any dispute of the parties concerning Uncontrollable Circumstance relief, the DBOM Contractor may initiate the dispute resolution procedures in accordance with Section 16.3 (Authority to Resolve Contract and Breach of Contract Controversies).
(I)Certifications.  Each submittal made under this Section by the DBOM Contractor shall be accompanied by a certification of the DBOM Contractor Representative that

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 19 - Uncontrollable Circumstances

the submittal is made in good faith; that the supporting data are complete and accurate at the time of the submittal to the best knowledge of the DBOM Contractor; and that the requested relief accurately reflects the relief to which the DBOM Contractor reasonably believes it is entitled hereunder.  The DBOM Contractor shall have no entitlement to relief for uncertified claims.
SECTION 19.3.UNCONTROLLABLE CIRCUMSTANCES RELIEF.  If and to the extent that an Uncontrollable Circumstance materially and directly interferes with, delays or increases the cost to the DBOM Contractor performing the Contract Services in accordance herewith, the DBOM Contractor shall, except as and to the extent provided in this Article and Article 20 (Indemnification)), and subject to Section 19.4 (Schedule Relief and Related Price Relief), be entitled to:
(1)Relief from its performance obligations;
(2)An adjustment to the Project Schedule and the Scheduled Acceptance Date; or
(3)A Fixed Design-Build Price Adjustment or an adjustment to the Service Fee, as applicable, for such costs (including the costs reasonably incurred in connection with mitigation measures undertaken by the DBOM Contractor pursuant to Section 22.10 (General Duty to Mitigate)), determined in accordance with this Section and Sections 3-125-12 (Price Adjustment for Goods and Services Contracts) and 3-125-13 (Price Adjustment for Construction Contracts), HAR, as applicable, or any combination thereof, each of which properly reflects the interference with performance, the time lost as a result thereof, or the amount of the increased cost, in each case only to the minimum extent necessary to compensate the DBOM Contractor or provide performance or schedule relief and only to the extent directly attributable to the Uncontrollable Circumstance.  Price relief associated with an Uncontrollable Circumstance may include a mark-up, which shall be consistent with subsection 16.1(F) (Overhead and Profit).  Any cost reduction achieved, or which should have been achieved, through the mitigation measures undertaken by the DBOM Contractor pursuant to Section 22.10 (General Duty to Mitigate) shall be reflected in a reduction of the amount by which the Fixed Design-Build Price or the Service Fee would have otherwise been increased or shall serve to reduce the Design-Build Price or the Service Fee to reflect such mitigating measures, as applicable.  The DBOM Contractor shall not be entitled to any price relief on account of any costs incurred as the result of DBOM Contractor Fault or an act, event or circumstance that the DBOM Contractor is obligated to insure against under Article 18 (Insurance), irrespective of any limits of coverage and of any deductible applicable under any policy of insurance maintained or required to be maintained thereunder.  Except as expressly provided in subsection 19.4(B) (Compensable Uncontrollable Circumstance Delay), the DBOM Contractor shall not be entitled to any price relief on account of delays attributable to Uncontrollable Circumstances.

SECTION 19.4.SCHEDULE RELIEF AND RELATED PRICE RELIEF.
(A)Conditions to Schedule Relief.  The DBOM Contractor shall not be entitled to an adjustment to the Scheduled Acceptance Date, the Extension Period or to the number of days allowed for the achievement of Final Completion, or any other schedule adjustment under this Service Agreement, unless the DBOM Contractor demonstrates:
(1)That an Uncontrollable Circumstance has occurred and, subject to the time impact analysis requirements of Schedule 7 (Progress Schedule Requirements) during the Design-Build Period, the impact of the Uncontrollable Circumstance is to

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one or more critical path activities in the Project Schedule, as updated, maintained and revised by the DBOM Contractor in accordance with the Contract Standards;
(2)The DBOM Contractor, in view of all circumstances, exercised reasonable efforts to avoid and mitigate the delay; and
(3)The delay was not caused by DBOM Contractor Fault.

As indicated in item (1) of this subsection, any requests for time extensions during the Design-Build Period shall be limited to demonstrable delays in the critical path attributable to the event or circumstance giving rise to the request.  To be considered by the BWS, the request shall be in sufficient detail (as determined by the BWS) to enable the BWS to ascertain the basis and amount of the time requested.  The DBOM Contractor shall be responsible for preparing a Project Schedule update demonstrating to the BWS’s reasonable satisfaction that the event or circumstance: (a) had a specific impact on the critical path, and except in cases of concurrent delay, was the sole cause of such impact, and (b) could not have been avoided by re-sequencing of the Design-Build Work or other reasonable alternatives.  In evaluating any request, the BWS will consider previous delays to the critical path that are not attributable to Uncontrollable Circumstances between the date of issuance of the Notice to Proceed for the Development Period or the Construction Period, as applicable, up to the point of the delay resulting from the applicable Uncontrollable Circumstance, and the effect any such previous delays have on the completion times included in the Project Schedule shall not be included in the time extension granted on account of the Uncontrollable Circumstance.  The DBOM Contractor shall not be entitled to any time extension for Project delays unless such delays impact the ability of the DBOM Contractor to achieve the Scheduled Acceptance Date or Final Completion, as applicable, by the specified deadline.  Delays that impact the DBOM Contractor’s ability to achieve planned early achievement of Acceptance or Final Completion, as applicable, shall not be the subject of a time extension.

(B)Compensable Uncontrollable Circumstance Delay.  Except for those circumstances described in this Service Agreement for which Uncontrollable Circumstance price relief is expressly excluded (including as provided in subsection 19.7(A) (Limitations on Relief for Naturally Occurring Events Outside the State)), the DBOM Contractor shall be entitled to a Fixed Design-Build Price Adjustment in an amount equal to the additional costs incurred by the DBOM Contractor to account for the impact of schedule delays caused by Uncontrollable Circumstances, determined in accordance with subsection (A) (Conditions to Schedule Relief) of this Section and Section 3-125-13 (Price Adjustment for Construction Contracts), HAR, as and to the extent provided in this subsection.  The amount of such Fixed Design-Build Price Adjustment shall reflect, and the compensation to which the DBOM Contractor is entitled shall include, only reasonable and necessary additional time-related general conditions costs actually incurred by the DBOM Contractor that are directly attributable to the period of Uncontrollable Circumstance delay, subject to subsection 19.1(C) (Mitigation Given Effect) and Cost Substantiation in accordance with Section 22.9 (Cost Substantiation), and any such adjustment shall not include a duplication of costs covered by the mark-up on Subcontractor costs set forth in Section 19.3 (Uncontrollable Circumstance Relief).
(C)Concurrent Delay.  The DBOM Contractor’s entitlement to price relief for Uncontrollable Circumstance delays under subsection (B) (Compensable Uncontrollable Circumstance Delay) of this Section shall be limited to the extent of any concurrent delay by the DBOM Contractor or to the extent performance was, or would have been, suspended, delayed, or interrupted by another cause for which the DBOM Contractor is responsible.

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SECTION 19.5.UNUSUALLY SEVERE AND ABNORMAL CLIMATIC EVENTS.  If the DBOM Contractor intends to seek Uncontrollable Circumstance relief on the basis of unusually severe and abnormal climatic events, the DBOM Contractor shall, in addition to fulfilling all other requirements of this Article, demonstrate that the actual weather encountered was unusually severe and abnormal compared with the five-year average weather statistics compiled by the United States National Oceanic and Atmospheric Administration for the time of year and locality of the Project Site.
SECTION 19.6.EXISTING COVID-19 PANDEMIC.  The parties acknowledge and agree that the pricing and schedule for the performance of the Contract Services have been proposed and agreed upon during the COVID-19 pandemic.  The parties further acknowledge and agree that while the DBOM Contractor has the right to claim Uncontrollable Circumstances pursuant to this Article 19 (Uncontrollable Circumstances), with respect to claims arising from COVID-19, the DBOM Contractor shall only be entitled to relief pursuant to this Article 19 (Uncontrollable Circumstances) in the event that COVID-19-related restrictions and conditions change from those restrictions and conditions in effect on the Contract Date and such change materially expands the scope, interferes with, delays or increases the cost of performing the Contract Services in accordance herewith.
SECTION 19.7.ADDITIONAL LIMITATIONS ON RELIEF.
(A)Limitations on Relief for Naturally Occurring Events Outside the State.  Naturally occurring events (as more particularly described in item (g) of the Inclusions to the definition of Uncontrollable Circumstances) occurring outside the State shall entitle the DBOM Contractor to schedule relief, subject to the limitations set forth in Section 19.4 (Schedule Relief and Related Price Relief), but shall not entitle the DBOM Contractor to price or other performance relief hereunder.  Nothing in this subsection shall limit or otherwise affect the DBOM Contractor’s obligations under this Service Agreement in the event of the occurrence of an Uncontrollable Circumstance, including the DBOM Contractor’s obligations under this Article to mitigate the Uncontrollable Circumstance, notify the BWS and bear the burden of proving the occurrence of an Uncontrollable Circumstance and its impact on the DBOM Contractor.
(B)Change in Law Pertaining to Taxes.  The DBOM Contractor shall be entitled to Change in Law relief under this Article for a Change in Law pertaining to Taxes only to the extent such Change in Law: (1) imposes a new State or local Tax on the private provision of water treatment services or on any possessory interest or right to use or occupancy conveyed under this Service Agreement; (2) acts as a franchise, utility or similar Tax; (3) imposes a new State or City sales Tax or an increase in the rate of a State or City Tax imposed on building materials used in the construction of the Project; or (4) imposes a new tariff imposed by the United States or an increase in the rate of a tariff imposed by the United States on building materials used in the construction of the Project.  Nothing in this subsection shall limit or otherwise affect the DBOM Contractor’s obligations under this Service Agreement in the event of the occurrence of an Uncontrollable Circumstance, including the DBOM Contractor’s obligations under this Section to mitigate the Uncontrollable Circumstance, notify the BWS and bear the burden of proving the occurrence of an Uncontrollable Circumstance and its impact on the DBOM Contractor.
SECTION 19.8.CAPITAL MODIFICATIONS.  Before proposing any adjustment to the Service Fee in its Relief Request Notice, the DBOM Contractor shall determine whether any increased costs of operation and maintenance of the Project resulting from an Uncontrollable Circumstance can reasonably and prudently be reduced by the undertaking of a Capital Modification.  In the event that the DBOM Contractor makes such a determination, the DBOM Contractor shall so advise the BWS in accordance with Sections 14.5 (Capital

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 19 - Uncontrollable Circumstances

Modifications Due to Uncontrollable Circumstances) and 14.7 (Primary Procedure for Implementing Capital Modifications).  The BWS shall thereupon determine, in its discretion, whether such a Capital Modification shall be undertaken and shall so advise the DBOM Contractor within 60 days of receipt of such notice by the DBOM Contractor.  In no event shall the DBOM Contractor undertake such Capital Modification except at the express written direction of the BWS.
SECTION 19.9.RELEASE.  The DBOM Contractor’s acceptance of any performance, price or schedule adjustment under this Article shall be construed as a release of the BWS by the DBOM Contractor (and all persons claiming by, through or under the DBOM Contractor) from any and all losses or expenses resulting from, or otherwise attributable to, the event giving rise to the adjustment claimed.

ARTICLE 20

INDEMNIFICATION
SECTION 20.1.DBOM CONTRACTOR’S OBLIGATION TO INDEMNIFY.
(A)DBOM Contractor Indemnity.  Subject to subsection (B) (Exceptions to and limitations on the DBOM Contractor Indemnity), the DBOM Contractor shall indemnify, defend and hold harmless the BWS, the City and the State of Hawaii Department of Land and Natural Resources and each of their respective elected officials, appointed officers, consultants, representatives, volunteers, agents and employees (collectively, the “BWS Indemnitees”, and each a “BWS Indemnitee”), to the fullest extent permitted by law, from and against (and pay the full amount of) any and all Loss-and-Expense that any BWS Indemnitee may sustain in connection with any third party claims, Legal Proceedings, damages, losses, liabilities, response costs, costs and expenses, including any injury to or death of persons or damage to or loss of property, and including attorneys’ and expert witness fees and costs, arising out of, relating to or resulting from, or alleged to result from or in connection with):
(1)DBOM Contractor Fault;
(2)Any breach of any terms or conditions set forth in this Service Agreement (including any representation or warranty herein) by any DBOM Contractor Person;
(3)Any and all stop notices, Liens, or both, filed in connection with the Contract Services, including all expenses and attorneys’ fees incurred in discharging any stop notice or Lien, provided that the BWS is not in default in payments owing to the DBOM Contractor with respect to such Contract Services;
(4)Any claims of harassment arising from the conduct of the DBOM Contractor or any DBOM Contractor Person; or
(5)Any other specific act, event or circumstance as to which the DBOM Contractor is expressly obligated to provide an indemnity hereunder, including:
(a)Activities on the Project Site, as and to the extent provided in subsection 4.2(C) (Project Site Access);
(b)Activities on the State-owned land in the vicinity of the Project Site that is subject to the DLNR Right of Entry Permits, as and to the extent provided in subsection 4.2(D) (Department of Land and Natural Resources Right of Entry Permits);
(c)Non-compliance by the DBOM Contractor with Applicable Law, as provided in subsection 4.4(E) (Fines, Penalties and Remediation);
(d)Release of Regulated Substances, including any de minimis quantities, by any DBOM Contractor Person, as provided in subsection 8.3(A) (DBOM Contractor Responsibilities and Indemnity);
(e)Labor disputes, as provided in subsection 5.2(C) (Labor Relations);
(f)Subcontractor claims, as provided in subsection 5.4(J) (Subcontractor Claims);

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(g)Releases, leaks and spills, as provided in Section 12.11 (Releases, Leaks and Spills);
(h)The generation, processing, transportation or disposal of Residuals, as provided in Section 12.12 (DBOM Contractor Disposal of Residuals);
(i)Intellectual Property claims, as provided in subsection 22.6(B) (Protection from Infringement); and
(j)Failure by the DBOM Contractor to advise the BWS of any potential infringement or unauthorized use resulting from a Unilateral Change Directive, as provided in subsection 22.6(C) (Exceptions to Infringement Protection).
(B)Exceptions to and Limitations on the DBOM Contractor Indemnity.  The DBOM Contractor Indemnity shall not operate to indemnify any BWS Indemnitee:
(1)To the extent the act, event or circumstance subject to the DBOM Contractor Indemnity was caused by an Uncontrollable Circumstance;
(2)To the extent the act, event or circumstance subject to the DBOM Contractor Indemnity was caused by BWS Fault or the negligence of the BWS Indemnitee seeking indemnification;
(3)To the extent the DBOM Contractor’s obligation to indemnify is limited by Applicable Law, including anti-indemnity statutes; or
(4)To the extent the DBOM Contractor’s indemnification of BWS for special incidental, consequential, punitive and similar damages awarded to third parties (not including fines or penalties levied or imposed by Governmental Bodies) arising from the failure to meet the Water Treatment Guarantee is limited pursuant to subsection 12.2(E) (Indemnity for Loss-and-Expense from Non-Complying Product Water).

In addition, where any claim results from the concurrent negligence of (a) a BWS Indemnitee and (b) any DBOM Contractor Person, the DBOM Contractor Indemnity shall apply only to the extent of the negligence of the DBOM Contractor Person.

(C)No Insurance Limitation.  The DBOM Contractor Indemnity shall not be limited by the Required Insurance or by any coverage exclusions or other provisions in any policy of Required Insurance or other insurance maintained by the DBOM Contractor which is intended to respond to such events.
(D)Reductions.  The BWS Indemnitees’ right to indemnification pursuant to this Article shall be reduced by all proceeds actually received by the BWS Indemnitees from any:
(1)Insurance policy;
(2)Settlement agreement; or
(3)Other third party indemnification agreement.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 20 - Indemnification

The DBOM Contractor shall indemnify the BWS Indemnitees in a timely manner.  The BWS Indemnitees, however, shall reimburse the DBOM Contractor for any proceeds subsequently received from the sources described in this subsection, to the extent that the DBOM Contractor would not have otherwise owed the BWS Indemnitees if such proceeds were available when the DBOM Contractor originally indemnified the BWS Indemnitees.

(E)Reliance by BWS Indemnitees.  This Section may be relied upon by the BWS Indemnitees and may be enforced directly by any of them against the DBOM Contractor in the same manner and for the same purpose as if pursuant to a contractual indemnity directly between them and the DBOM Contractor.  The DBOM Contractor hereby acknowledges and agrees that it is the DBOM Contractor’s obligation to cause the Project to be designed and to construct, operate and maintain the Project in accordance with the Contract Standards and that the BWS Indemnitees are fully entitled to rely on the DBOM Contractor’s performance of such obligation.  The DBOM Contractor further agrees that any review, approval, or both, by the BWS and others hereunder shall not relieve the DBOM Contractor of any of its obligations under this Service Agreement or in any way diminish its liability for performance of such obligations or its obligations to provide indemnities hereunder.
SECTION 20.2.INDEMNIFICATION PROCEDURES.
(A)Notice.  If a BWS Indemnitee receives any notice, demand, letter or other document concerning any claim for which it appears that the BWS Indemnitee is, or may become entitled to, indemnification for a Loss-and-Expense under this Service Agreement in respect of the entire claim, the BWS Indemnitee will give notice in writing to the DBOM Contractor as soon as reasonably practicable.  A delay by the BWS Indemnitee in providing such notice beyond such period shall not waive any right to indemnification except to the extent that the DBOM Contractor demonstrates, bearing the burden of proof, that it is prejudiced, suffers loss, or incurs expense because of the delay.
(B)Consolidation of Claims.  If a notice of claim is given pursuant to subsection (A) (Notice) of this Section by more than one BWS Indemnitee relating to the same facts or circumstances, the DBOM Contractor may, acting reasonably and in consultation with the BWS Indemnitees named in the claims, require the consolidated administration and coordination of all such noticed claims by common counsel.
(C)DBOM Contractor Right to Dispute and Conduct Claim.  If notice is given as provided in subsection (A) (Notice) of this Section, the DBOM Contractor shall be entitled, acting reasonably and in consultation with the BWS Indemnitees named in the claim, to dispute the claim in the name of the BWS Indemnitee at the DBOM Contractor’s own expense and take conduct of any defense, dispute, compromise, or appeal of the claim and of any incidental negotiations.  Within 10 Business Days of the notice from the BWS Indemnitee under subsection (A) (Notice) of this Section, the DBOM Contractor shall notify the BWS Indemnitee of its intention to take conduct of the claim or notify the BWS Indemnitee that it does not intend to take conduct of the claim.  The BWS Indemnitee will give the DBOM Contractor all reasonable cooperation, access and assistance for the purposes of considering and resisting such claim.
(D)Rights and Duties of the Parties.  With respect to any claim conducted by the DBOM Contractor pursuant to subsection (C) (DBOM Contractor Right to Dispute and Conduct Claim) of this Section:
(1)The DBOM Contractor shall keep the BWS Indemnitee fully informed and consult with it about material elements of the conduct of such defense, including any settlement discussions;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 20 - Indemnification

(2)The DBOM Contractor shall demonstrate to the BWS Indemnitee, at the reasonable request of the BWS Indemnitee, that the DBOM Contractor has sufficient means to pay all costs and expenses that it may incur by reason of conducting such defense; and
(3)The DBOM Contractor shall have full control, acting reasonably and in consultation with the BWS Indemnitees named in the claim, of such defense and proceedings, including any compromise or settlement thereof; provided, however, that any such compromise or settlement involving non-monetary obligations of any BWS Indemnitees, or otherwise having a direct effect upon such BWS Indemnitee’s continuing operations, shall (a) contain a full release of the applicable BWS Indemnitee from all liability to the plaintiffs or claimants who are parties to or otherwise bound by the settlement, and (b) be subject to the consent of such BWS Indemnitee, which consent will be obtained by BWS and will not be unreasonably withheld, conditioned or delayed.  If requested by the DBOM Contractor, acting reasonably, the BWS Indemnitee will at the sole cost and expense of the DBOM Contractor, cooperate with the DBOM Contractor and its counsel in contesting any claim which the DBOM Contractor elects to contest, including the making of any related counterclaim against the person asserting the claim or any cross-complaint against any person.
(E)BWS Indemnitee Rights to Conduct Defense.  The BWS Indemnitee may take conduct of any defense, dispute, compromise or appeal of the claim subject to the DBOM Contractor Indemnity, including any incidental negotiations, if:
(1)The DBOM Contractor fails to notify the BWS Indemnitee of its intention to take conduct of the relevant claim within 10 Business Days of the notice from the BWS Indemnitee under subsection (A) (Notice) of this Section or notifies the BWS Indemnitee that it does not intend to take conduct of the claim;
(2)The BWS Indemnitee reasonably determines that a conflict exists between it and the DBOM Contractor or another BWS Indemnitee which prevents or potentially prevents the DBOM Contractor from presenting a full and effective defense; or
(3)The DBOM Contractor fails to comply in any material respect with subsection (D) (Rights and Duties of the Parties) of this Section.
(F)Transfer of Conduct of Claim to BWS Indemnitee.  A BWS Indemnitee may at any time, without limiting the DBOM Contractor’s obligation to defend and indemnify the BWS Indemnitees under this Article (including the obligation to pay Fees and Costs in connection with such indemnity), give notice to the DBOM Contractor that it is retaining or taking over, as the case may be, the conduct of any defense, dispute, compromise, settlement or appeal of any claim, or of any incidental negotiations, to which subsection (E) (BWS Indemnitee Rights to Conduct Defense) of this Section applies.  On receipt of such notice the DBOM Contractor will promptly take all steps necessary to transfer the conduct of such claim to the BWS Indemnitee, and will provide to the BWS Indemnitee all reasonable cooperation, access and assistance for the purposes of considering and resisting such claim.
(G)DBOM Contractor Responsibility for Costs.  If a BWS Indemnitee is entitled and elects to conduct its own defense pursuant to subsection (E) (BWS Indemnitee Rights to Conduct Defense) of this Section, all Fees and Costs incurred by the BWS Indemnitee in investigating, defending and conducting the claim for which it is entitled to indemnification hereunder shall constitute a Loss-and-Expense subject to the DBOM Contractor Indemnity.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 20 - Indemnification

(H)Infringement of Intellectual Property Rights.  In response to any claim of infringement or alleged infringement of the Intellectual Property rights of any person, the DBOM Contractor may replace such infringing or allegedly infringing item, provided that:
(1)The replacement is performed without additional cost to BWS; and
(2)The replacement has at least equal quality performance capabilities when used in conjunction with the Project.

ARTICLE 21

SECURITY FOR PERFORMANCE
SECTION 21.1.GUARANTOR.
(A)Guaranty Agreement.  The DBOM Contractor, concurrently with the execution and delivery of this Service Agreement, has caused the Guaranty Agreement to be provided by the Guarantor in the form attached hereto as a Transaction Form.
(B)Reports and Notifications Concerning the Financial Condition of the Guarantor.  The DBOM Contractor shall furnish the BWS, within 180 days after the end of each fiscal year of the Guarantor, consolidated balance sheets and income statements for the Guarantor attached to the audited year-end financial statements for that fiscal year reported upon by the Guarantor's independent public accountant.  If applicable, the DBOM Contractor shall also furnish the BWS with copies of the quarterly and annual reports and other filings of the Guarantor filed with the Securities and Exchange Commission or comparable foreign regulatory body.  If the Guarantor is not required to file quarterly reports with the Securities and Exchange Commission or a comparable foreign regulatory body, the DBOM Contractor shall provide the BWS with unaudited quarterly financial statements within 60 days following the end of each quarter based on the Guarantor's fiscal year.
(C)Material Adverse Change to the Financial Condition of the Guarantor.  A “Material Adverse Change” shall be any change to the financial condition of the Guarantor that actually has, or is reasonably likely to have, a significant adverse effect on the Guarantor’s ability to perform its obligations under the Guaranty Agreement, including any change that results in a 20% decline in the Guarantor’s net worth.  For purposes of this Section, “net worth” shall mean stockholder or shareholder equity, as reported on the Guarantor’s balance sheet.  Notwithstanding any of the forgoing, no Material Adverse Change shall be deemed to have occurred under this Section to the extent that the DBOM Contractor or the Guarantor, at its sole cost and expense, is able to obtain and maintain either a shadow or actual investment grade credit rating for the Guarantor on its senior debt from one or more of the Rating Agencies.  Any credit rating analysis by any of the Rating Agencies pursuant to this Section shall assume a hypothetical borrowing by the Guarantor of an amount at least equal to the then applicable limit of liability provided for under Section 17.3 (Limitation on DBOM Contractor Liability).  For purposes of this subsection “investment grade” means a rating of at least BBB- from S&P or Fitch and a rating of at least Baa3 from Moody’s.  The BWS shall notify the DBOM Contractor of any determination by the BWS of the occurrence of a Material Adverse Change.  Such determination may be based on any of the information required to be provided by the DBOM Contractor pursuant to subsection (B) (Reports and Notifications Concerning the Financial Condition of the Guarantor) of this Section or based on any publicly available information concerning the financial condition of the Guarantor.  The DBOM Contractor shall provide the BWS with a written response concerning the BWS’s determination within 10 days following the BWS’s notification and the parties shall meet within a reasonable time thereafter (not to exceed an additional 10 days following the BWS’s original notification unless otherwise agreed to by the BWS) to discuss the BWS’s determination and the DBOM Contractor’s response.  Following such meeting, if the BWS determines, acting reasonably, that a Material Adverse Change has occurred, then the DBOM Contractor shall provide credit enhancement in accordance with subsection (D) (Credit Enhancement Upon a Material Adverse Change) of this Section.  The DBOM Contractor shall also immediately notify the BWS of any Material Adverse Change.
(D)Credit Enhancement Upon a Material Adverse Change.  If a Material Adverse Change occurs, the DBOM Contractor shall, at its sole cost and expense, cause to be provided credit enhancement of its obligations hereunder within 30 days after the BWS’s final

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 21 - Security for Performance

determination of such occurrence pursuant to subsection (C) (Material Adverse Change to the Financial Condition of the Guarantor) of this Section or notification of such occurrence by the DBOM Contractor, as applicable.  Such credit enhancement shall be in the form either of:
(1)An unconditional guarantee of all of the DBOM Contractor’s obligations hereunder provided by a corporation or financial institution meeting the minimum financial requirements set forth in subsection (C) (Material Adverse Change to the Financial Condition of the Guarantor) of this Section and otherwise acceptable to the BWS; or
(2)Subject to the approval of the BWS in its discretion, a substitute instrument providing security for the performance of the DBOM Contractor’s obligations hereunder in a form and manner acceptable to the BWS.

In the event that the DBOM Contractor provides credit enhancement in the form of a replacement guarantor pursuant to item (1) of this subsection, the replacement guarantor shall become the Guarantor for purposes of this Service Agreement and the provisions of this Section shall apply equally to such replacement Guarantor.  The BWS shall have the right but not the obligation, exercisable in its discretion, to waive, modify, alter or replace the foregoing requirement from time to time as and to the extent the BWS deems necessary to protect the public interest and to secure the performance by the DBOM Contractor of its obligations hereunder and by the Guarantor of its obligations under the Guaranty Agreement in light of the nature, extent and potential duration of the Material Adverse Change.

(E)BWS Termination Rights Associated with the Financial Condition of the Guarantor.  In the event the DBOM Contractor fails to provide credit enhancement when and as required by subsection (D) (Credit Enhancement Upon a Material Adverse Change) of this Section an Event of Default by the DBOM Contractor shall be deemed to have occurred under Section 17.2 (Events of Default by the DBOM Contractor) notwithstanding any absence of notice, further cure opportunity or other procedural rights accorded the DBOM Contractor thereunder, and the BWS shall thereupon have the right to terminate this Service Agreement upon written notice to the DBOM Contractor.  Upon any such termination, the BWS shall have all of the rights provided in Article 17 (Breach, Default, Remedies and Termination) upon a termination of the DBOM Contractor for cause.
SECTION 21.2.BONDS.
(A)Performance and Payment Bonds.  The DBOM Contractor, concurrently with the execution and delivery of this Service Agreement, has provided the BWS with the Design-Build Performance Bond and the Payment Bond on or prior to the Contract Date.  The Design-Build Performance Bond and the Payment Bond shall be issued by a Surety (or Sureties) meeting the qualification requirements set forth in subsection (C) (Surety Requirements) of this Section and in the forms attached as Transaction Forms hereto.  Each of the Payment Bond and the Design-Build Performance Bond shall be in an amount equal to 100% of the Design-Build Price.  The Design-Build Performance Bond shall remain open in an amount equal to 100% of the Design-Build Price, including any Fixed Design-Build Price Adjustments, until Final Completion.  The Payment Bond shall remain open in an amount equal to 100% of the Design-Build Price, including any Fixed Design-Build Price Adjustments, until Final Completion.  Prior to the DBOM Contractor’s undertaking any Capital Modification under this Service Agreement, the DBOM Contractor shall provide a performance bond and a payment bond, each in an amount equal to the costs of such Capital Modification, and such bonds shall otherwise comply with the requirements of Applicable Law and this Section.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 21 - Security for Performance

(B)Operations Performance Bond.  Pursuant to Section 9.3 (Acceptance Date Conditions), the DBOM Contractor must provide the Operations Performance Bond as an Acceptance Date Condition issued by a Surety (or Sureties) meeting the qualification requirements set forth in subsection (C) (Surety Requirements) of this Section and in the form attached as a Transaction Form hereto.  The Operations Performance Bond shall serve as security for the performance of the Operation Services by the DBOM Contractor, and shall be in the initial stated amount equal to the annual Service Fee, shall be for a term of one year, and shall be continuously renewed, extended or replaced so that it remains in effect for the entire Term; provided, however, that the initial stated amount of the Operations Performance Bond shall be adjusted on July 1 of each Contract Year by the by the CPI Adjustment Factor.  If the Operations Performance Bond expires or is terminated prior to the expiration of this Service Agreement, prior to such expiration or termination, the DBOM Contractor shall provide a substitute Operations Performance Bond in the amount and in accordance with the provisions of this subsection such that there is no gap in coverage.  In no event shall the Operations Performance Bond serve as a limitation on the liability of the DBOM Contractor under this Service Agreement.
(C)Surety Requirements.  The Payment Bond, the Design-Build Performance Bond and the Operations Performance Bond shall each be signed and issued by a Surety (or Sureties): (1) approved by the BWS and having a rating of “A-” in the latest revision of the A.M. Best Company’s Insurance Report; (2) listed in the United States Treasury Department’s Circular 570, “Companies Holding Certificates of Authority as Acceptable Sureties on Federal Bonds and as Acceptable Reinsurance Companies”; and (3) licensed to issue bonds in the State.  Whenever the BWS deems the Surety (or Sureties) to be inadequate, it may, upon written demand, require the DBOM Contractor to furnish an additional Surety to provide the Payment Bond, the Design-Build Performance Bond or the Operations Performance Bond, as applicable, that meets the qualification requirements set forth in this subsection to cover any remaining and applicable Contract Services.  Until the Payment Bond, the Design-Build Performance Bond or the Operations Performance Bond, as applicable, required of such additional Surety is furnished, the BWS shall have the right to suspend payments under this Service Agreement.
(D)Monitoring of Sureties.  The DBOM Contractor shall be responsible throughout this Service Agreement for monitoring the financial condition of any Surety issuing bonds under this Service Agreement and for making inquiries no less often than annually to confirm that each such Surety company maintains at least the minimum rating level specified in this Section.  In the event the rating of any issuing Surety falls below such minimum level, the DBOM Contractor shall promptly notify the BWS of such event and shall promptly furnish or arrange for the furnishing of a substitute or an additional bond of a Surety whose rating and other qualifications satisfy all above requirements, unless the BWS agrees to accept the Surety or agrees to an alternative method of assurance.  Upon such notice by the DBOM Contractor of such an event, the BWS shall not unreasonably withhold its approval of such assurance.
(E)Payment Claims Against the Payment Bond.  Each person who has furnished labor or material to the DBOM Contractor for the Design-Build Work is furnished under this section, and who has not been paid amounts due before the expiration of a period of 90 days after the day on which the last of the labor was performed or material was furnished or supplied, for which a claim is made, may institute an action for the amount, or balance thereof, unpaid at the time of the institution of the action against the DBOM Contractor or the DBOM Contractor and its Surety, on the Payment Bond and have its rights and claims adjudicated in the action, and judgment rendered thereon; subject to the BWS priority on the Payment Bond.  As a condition precedent to any such suit, written notice shall be given by registered or certified mail to the DBOM Contractor and the Surety, within 90 days from the date on which the person did or performed the last labor or furnished or supplied the last of the material for

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 21 - Security for Performance

which claim is made, stating with substantial accuracy the amount claimed and the name of the party to whom the material was furnished or supplied or for whom the labor was done or performed.  Every suit instituted upon the Payment Bond shall be brought in the circuit court of the circuit in which the Project is located, but no suit shall be commenced after the expiration of one year after the day on which the last of the labor was performed or material was supplied for the Design-Build Work.  The obligee named in the Payment Bond need not be joined as a party in any suit.  If the full amount of the liability of the DBOM Contractor or the DBOM Contractor and its Surety on the security is insufficient to pay the full amount of the claims, then, after paying the full amount due the BWS, the remainder shall be distributed pro rata among the claimants.  Certified copies of the Payment Bond may be requested and obtained by any person upon payment of the costs of reproduction and certification of the bond, and postage.  A certified copy of the Payment Bond shall be prima facie evidence of the contents, execution, and delivery of the original.
SECTION 21.3.COSTS OF PROVIDING SECURITY FOR PERFORMANCE.
(A)Generally.  The cost and expense of obtaining and maintaining the Security Instruments required under this Article as security for the performance of the DBOM Contractor’s obligations hereunder is included in the Fixed Design-Build Price or Service Fee, as applicable, and shall be borne by the DBOM Contractor without further reimbursement from the BWS.
(B)Release of Operations Performance Bond.  The BWS shall have the right at any time to release the DBOM Contractor from its obligation to provide the Operations Performance Bond required under this Article.  Upon any such release, the Fixed Component of the annual Service Fee shall be reduced on an ongoing basis for the remainder of the Term by an amount equal to $16,645.00 (which initial amount shall be subject to escalation annually on July 1 of each Contract Year by the CPI Adjustment Factor).

ARTICLE 22

MISCELLANEOUS PROVISIONS
SECTION 22.1.OWNERSHIP OF THE PROJECT AND INDEPENDENT CONTRACTOR STATUS.  The Project shall be owned by the BWS at all times.  The DBOM Contractor shall perform the Design-Build Work and Operation Services provided for herein as an independent contractor and shall not have any legal, equitable, tax beneficial or other ownership or leasehold interest in the Project.
SECTION 22.2.RELATIONSHIP OF THE PARTIES.  The DBOM Contractor is an independent contractor of the BWS and the relationship between the parties shall be limited to performance of this Service Agreement in accordance with its terms.  Neither party shall have any responsibility with respect to the services to be provided or contractual benefits assumed by the other party.  Nothing in this Service Agreement shall be deemed to constitute either party a partner, agent or legal representative of the other party.  No liability or benefits, such as workers compensation, pension rights or liabilities, or other provisions or liabilities arising out of or related to a contract for hire or employer/employee relationship shall arise or accrue to any party’s agent or employee as a result of this Service Agreement or the performance thereof.
SECTION 22.3.SERVICE AGREEMENT ADMINISTRATION.
(A)Administrative Communications.  The parties recognize that a variety of contract administrative matters will routinely arise throughout the Term.  These matters will by their nature involve requests, notices, questions, assertions, responses, objections, reports, claims, and other communications made personally, in meetings, by phone, by mail and by electronic and computer communications.  The purpose of this Section is to set forth a process by which the resolution of the matters, once resolution is reached, can be formally reflected in the common records of the parties so as to permit the orderly and effective administration of this Service Agreement.
(B)Contract Administration Memoranda.  The principal formal tool for the administration of routine matters arising under this Service Agreement between the parties which do not require a Contract Amendment shall be a “Contract Administration Memorandum.” A Contract Administration Memorandum shall be prepared, once all preliminary communications have been concluded, to evidence the resolution reached by the BWS and the DBOM Contractor as to matters of interpretation and application arising during the course of the performance of their obligations hereunder.  Such matters may include, for example:  (1) issues as to the meaning, interpretation or application of this Service Agreement in particular circumstances or conditions; (2) calculations required to be made; (3) notices, waivers, releases, satisfactions, confirmations, further assurances, consents and approvals given hereunder; and (4) other similar routine contract administration matters.
(C)Procedure.  Either party may request the execution of a Contract Administration Memorandum.  When resolution of the matter is reached, a Contract Administration Memorandum shall be prepared by or at the direction of the BWS reflecting the resolution.  Contract Administration Memoranda shall be serially numbered, dated, signed by the DBOM Contractor Representative and the Officer-in-Charge, and, at the request of the BWS, co-signed by a Senior Supervisor for the DBOM Contractor.  The BWS and the DBOM Contractor each shall maintain a parallel, identical file of all Contract Administration Memoranda, separate and distinct from the Contract Amendments and all other documents relating to the administration and performance of this Service Agreement.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 22 - Miscellaneous Provisions

(D)Effect.  Executed Contract Administration Memoranda shall serve to guide the ongoing interpretation and application of the terms and conditions of this Service Agreement, subject to the limitations set forth in subsection 22.4(A) (Amendments Generally).
SECTION 22.4.SERVICE AGREEMENT AMENDMENTS.
(A)Amendments Generally.  Notwithstanding the provisions of Section 22.3 (Service Agreement Administration), no material change, alteration, revision or modification of the terms and conditions of this Service Agreement shall be made except through a written amendment to this Service Agreement (a “Contract Amendment”) duly authorized, approved or ratified by the BWS (as and to the extent required by Applicable Law) and duly authorized by the DBOM Contractor.
(B)Procedure.  Contract Amendments shall be serially numbered, dated and signed by a Senior Supervisor for the DBOM Contractor and by the Mayor of the BWS or his or her designee.  The BWS and the DBOM Contractor each shall maintain a parallel, identical file of all Contract Amendments, separate and distinct from the Contract Administration Memoranda and all other documents relating to the administration and performance of this Service Agreement.
SECTION 22.5.CONTRACT REPRESENTATIVES.
(A)DBOM Contractor Representative.  The initial DBOM Contractor Representative shall be Nate Owen, who is identified in Schedule 19 (Key Individuals and Approved Subcontractors) as among the DBOM Contractor’s Key Individuals and as having key responsibility for overall Project management on behalf of the DBOM Contractor.  The DBOM Contractor Representative shall reside in the City at all times during the Term.  The DBOM Contractor acknowledges that the performance of the individual serving from time to time as the DBOM Contractor Representative will have a material bearing on the quality of service provided hereunder, and that effective cooperation between the BWS and the DBOM Contractor Representative will be essential to effectuating the intent and purposes of this Service Agreement.  Accordingly, not fewer than 60 days prior to the date on which any candidate for DBOM Contractor Representative from time to time during the Term is proposed by the DBOM Contractor to assume the role of the DBOM Contractor Representative and overall Project management responsibility, the DBOM Contractor shall: (1) provide the BWS with a comprehensive resume of the candidate’s licenses, training, experience, skills and approach to management and customer relations; and (2) afford the BWS an opportunity to interview the candidate with respect to such matters.  The BWS shall have the right within 30 days following such interview to disapprove the hiring of the proposed candidate, which right of disapproval shall not be exercised unreasonably.  The initial DBOM Contractor Representative shall not be replaced, unless otherwise approved by the BWS in its discretion, for a period of three years from the Acceptance Date absent death, disability, retirement, resignation or cessation of employment with the DBOM Contractor.  The DBOM Contractor shall replace the DBOM Contractor Representative at the request of the BWS, after notice and a reasonable opportunity for corrective action, in the event the BWS determines, in its discretion, that an unworkable relationship has developed between the DBOM Contractor Representative and the BWS.
(B)DBOM Contractor’s Senior Supervisors.  The DBOM Contractor shall appoint and inform the BWS from time to time of the identity of the corporate officials of the DBOM Contractor and the Guarantor with senior supervisory responsibility for the Project and the performance of this Service Agreement (the “Senior Supervisors”).  The DBOM Contractor shall promptly notify in writing to the BWS of the appointment of any successor Senior Supervisors.  The Senior Supervisors and the DBOM Contractor Representative shall cooperate with the BWS in any reviews of the performance of the Design-Build Manager, the O&M Plant

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 22 - Miscellaneous Provisions

Manager and the Operations Lead which the BWS may undertake from time to time, and shall give full consideration to any issues raised by the BWS in conducting such performance reviews.
(C)BWS’s Officer-in-Charge.  The DBOM Contractor understands and agrees that the BWS’s Officer-in-Charge has only limited authority with respect to the implementation of this Service Agreement, and cannot bind the BWS with respect to any Contract Amendment or to incurring costs in excess of the amounts appropriated therefor.  Within such limitations, the DBOM Contractor shall be entitled to rely on the written directions of the Officer-in-Charge.  The Officer-in-Charge shall have the right at any time to issue the DBOM Contractor a written request for information relating to this Service Agreement.  Any written request designated as a “priority request” shall be responded to by the DBOM Contractor within three Business Days.
(D)BWS Approvals and Consents.  When this Service Agreement requires any approval or consent by the BWS to a DBOM Contractor submission, request or report, the approval or consent shall, within the limits of the authority of subsection (C) (BWS’s Officer-in-Charge) of this Section, be given by the Officer-in-Charge in writing and such writing shall be conclusive evidence of such approval or consent, subject only to compliance by the BWS with the Applicable Law that generally governs its affairs.  Unless expressly stated otherwise in this Service Agreement, and except for requests, reports and submittals made by the DBOM Contractor that do not, by their terms or the terms of this Service Agreement, require a response or action, if the BWS does not find a request, report or submittal acceptable, it shall provide written response to the DBOM Contractor describing its objections and the reasons therefor within 30 days of the BWS’s receipt thereof.  If no response is received, the request, report or submittal shall be deemed rejected unless the BWS’s approval or consent may not be unreasonably delayed by the express terms hereof, and the DBOM Contractor may resubmit the same, with or without modification.  Requests, reports and submittals that do not require a response or other action by the BWS pursuant to some specific term of this Service Agreement shall be deemed acceptable to the BWS if the BWS shall not have objected thereto within 30 days of the receipt thereof.
SECTION 22.6.PROPERTY RIGHTS.
(A)Identification of all Intellectual Property.  The DBOM Contractor shall identify to the BWS all Deliverable Material that constitutes Intellectual Property developed by the DBOM Contractor or any third party as or through the use of the Project or otherwise in connection with the performance of the Contract Services.
(B)Protection from Infringement.  The DBOM Contractor shall pay all royalties and license fees in connection with the Contract Services during the Term.  The DBOM Contractor shall indemnify, defend and hold harmless the BWS Indemnitees in the manner provided in Article 20 (Indemnification) from and against any and all Loss-and-Expense arising out of or related to the infringement or unauthorized use of any patent, trademark, copyright or trade secret relating to or for the Contract Services.  At its option, the DBOM Contractor shall acquire the rights of use under infringed patents, or modify or replace infringing equipment with equipment equivalent in quality, performance, useful life and technical characteristics and development so that such equipment does not so infringe; provided, however, that any such modification or replacement shall be subject to the BWS’s approval, which shall not be unreasonably withheld or delayed.  The provisions of this Section shall survive termination of this Service Agreement.
(C)Exceptions to Infringement Protection.  Unless otherwise agreed to by the parties, the DBOM Contractor’s obligations under this Section shall not apply to:

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 22 - Miscellaneous Provisions

(1)Infringement resulting from Unilateral Change Directives;
(2)Infringement resulting from unauthorized additions, changes or modifications to the Deliverable Material, process or equipment made or caused to be made by the BWS subsequent to delivery by the DBOM Contractor; or
(3)Any claimed infringement which is settled without the consent of the DBOM Contractor.

The DBOM Contractor shall promptly advise the BWS as to whether any Unilateral Change Directive may result in any infringement or unauthorized use and, in the event of any failure by the DBOM Contractor to so advise the BWS, the DBOM Contractor shall indemnify, defend and hold harmless the BWS in accordance with and to the extent provided in Article 20 (Indemnification) for any Loss-and-Expense resulting from any such infringement or unauthorized use.

(D)Intellectual Property Developed by the DBOM Contractor.  All Intellectual Property developed by the DBOM Contractor at or through the use of the Project or otherwise in connection with the performance of the Contract Services shall be owned by the DBOM Contractor subject to the terms and conditions of this Section, and is hereby licensed to the BWS on a non-exclusive, cost free, perpetual basis for use by the BWS and any successor operator of the Project (but, with respect to any successor operator, only in connection with the operation of the Project).  Such Intellectual Property shall include technology, inventions, innovations, processes, know-how, formulas and software, whether protected as proprietary information, trade secrets, or patents.  The BWS shall have an irrevocable, perpetual and unrestricted right to use such Intellectual Property for any BWS purpose, whether before or following the Termination Date.  Neither the BWS nor the DBOM Contractor shall license, transfer or otherwise make available such Intellectual Property to any third party for remuneration except with the consent of the other, which consent may be conditioned upon mutual agreement as to the sharing of any such remuneration.  The BWS’s use of any such Intellectual Property for purposes other than in connection with the Project shall be at its own risk and the DBOM Contractor shall have no liability therefor.
SECTION 22.7.INTEREST ON OVERDUE OBLIGATIONS.  With respect to the Design-Build Period, all amounts due hereunder that are not paid when due shall bear interest at the rate of interest which is the Overdue Rate.  With respect to the Operation Period, all amounts due hereunder, whether as damages, credits, revenue, charges or reimbursements, that are not paid when due shall bear interest at the rate of interest which is the Overdue Rate, on the amount outstanding from time to time, on the basis of a 365-day year, counting the actual number of days elapsed, and such interest accrued at any time shall, to the extent permitted by Applicable Law, be deemed added to the amount due as accrued.
SECTION 22.8.NEGOTIATED FIXED PRICE WORK.
(A)Fixed Component of the Service Fee and Fixed Design-Build Price.  The Fixed Component of the Service Fee and the Fixed Design-Build Price have been fixed and agreed to by the parties based on the DBOM Contractor’s Proposal submitted in response to the Stage-2 RFP, and are not subject to Cost Substantiation.  Notwithstanding the foregoing sentence, the DBOM Contractor shall furnish the BWS with all cost information required by the BWS for the payment of the Design-Build Price under Article 10 (Payment of the Design-Build Price).
(B)Negotiated Lump Sum Pricing of Work for Which the BWS is Financially Responsible.  This Service Agreement obligates the BWS to pay for certain costs resulting from

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 22 - Miscellaneous Provisions

Uncontrollable Circumstances and otherwise as more specifically provided herein.  It is the expectation of the parties, in general, that the BWS will pay for such costs on a negotiated, lump sum basis, and that the lump sum price will be negotiated in advance of the DBOM Contractor’s performance of the work.  To facilitate such negotiations, the DBOM Contractor shall furnish the BWS with all information reasonably required by the BWS regarding the DBOM Contractor’s expected costs of performing the work and its mark-up, which shall be consistent with subsection 16.1(F) (Overhead and Profit).  Once the parties agree upon the lump sum price, the DBOM Contractor’s actual costs of performance shall not be subject to Cost Substantiation unless after-the-fact Cost Substantiation with respect to all or a portion of the DBOM Contractor’s actual costs was agreed to by the parties in establishing the lump sum price.
SECTION 22.9.COST SUBSTANTIATION.
(A)Cost Substantiation Generally.  The DBOM Contractor shall provide Cost Substantiation for the costs for which the BWS is financially responsible hereunder, other than the Fixed Component of the Service Fee and the Fixed Design-Build Price and the costs for which the parties have negotiated a lump sum price, all as and to the extent provided in Section 22.8 (Negotiated Fixed Price Work).  In incurring costs which are or may be subject to Cost Substantiation, the DBOM Contractor shall utilize competitive practices to the maximum reasonable extent (including, where practicable, obtaining three competing quotes or estimates for costs expected to be in excess of $50,000 (which initial amount shall be subject to escalation annually on July 1 of each Contract Year by the CPI Adjustment Factor)), and shall enter into subcontracts on commercially reasonable terms and prices in light of the work to be performed and the BWS’s potential obligation to pay for it.
(B)Costs Requiring Cost Substantiation.  Cost Substantiation shall be provided as soon as reasonably practicable after the costs which require substantiation have been incurred by the DBOM Contractor.  Examples of costs which require substantiation include (1) work done on an emergency basis to respond to an Uncontrollable Circumstance, where it is not reasonably practicable for the parties in advance to negotiate a lump sum price for the work; and (2) work done by the DBOM Contractor under subsection 17.9(C) (Continuity of Service and Technical Support) upon the expiration or termination of this Service Agreement, to the extent such costs are the responsibility of the BWS under subsection 17.9(E) (BWS Payment of Certain Costs).  Cost Substantiation shall also be required where the parties agree that the DBOM Contractor shall perform work on a cost-plus basis, subject to the limitations set forth in subsection (F) (Subcontractor Mark-Ups) of this Section.
(C)Cost Substantiation Certificate.  Any certificate delivered hereunder to substantiate cost shall state the amount of such cost and the provisions of this Service Agreement under which such cost is chargeable to the BWS, shall describe the competitive or other process utilized by the DBOM Contractor to obtain the commercially reasonable price, and shall state that such services and materials are reasonably required pursuant to this Service Agreement.  The Cost Substantiation certificate shall be accompanied by copies of such documentation as shall be necessary to reasonably demonstrate that the cost as to which Cost Substantiation is required has been paid or incurred.  Such documentation shall be in a format reasonably acceptable to the BWS and shall include reasonably detailed information concerning all Subcontracts and, with respect to self-performed work, (1) the amount and character of materials, equipment and services furnished or utilized, the persons from whom purchased, the amounts payable therefor and related delivery and transportation costs and any sales or personal property Taxes; (2) a statement of the equipment used and any rental payable therefor; (3) employee hours, duties, wages, salaries, benefits and assessments; and (4) profit, administration costs, bonds, insurance, taxes, premiums overhead, and other

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 22 - Miscellaneous Provisions

expenses.  The DBOM Contractor’s entitlement to reimbursement of Cost Substantiated costs of the DBOM Contractor shall be subject to the limitations set forth in this Section.
(D)Allowable Design-Build Work Costs.  All Design-Build Work costs which are subject to Cost Substantiation shall be further subject to the terms, conditions and limitations set forth in Schedule 10 (Design-Build Price and Maximum Drawdown Schedule).
(E)Evidence of Costs Incurred.  To the extent reasonably necessary to confirm direct costs required to be Cost Substantiated, copies of timesheets, invoices, canceled checks, expense reports, receipts and other documents, as appropriate, shall be delivered to the BWS, with the request for reimbursement of such costs.
(F)Subcontractor Mark-Ups.  The DBOM Contractor shall be entitled to a mark-up set forth in Section 16.1 (Change Procedures) for a combination, of overhead, risk, profit and contingency for costs of its own personnel, and a mark-up set forth in Section 16.1 (Change Procedures)  for a combination of overhead, risk, profit and contingency for costs of its Subcontractors.  No mark-up will be added to the DBOM Contractor’s costs for lodging and meals or travel.  Construction and operation Subcontractors similarly will have no mark-ups for costs for their subcontractors’ lodging and meals or travel.
(G)Payment of Reimbursable Expenses.  Payment requests for reimbursable expenses shall be accompanied and supported by receipted invoices for all charges.  The BWS must approve of all reimbursable expenses in writing.  Payment for reimbursable items shall be made for allowable costs in accordance with HAR, Title 3, Department of Accounting and General Services, Chapter 3-122, Subchapter 15, Cost or Pricing Data, and Chapter 3-123, Cost Principles.
SECTION 22.10.GENERAL DUTY TO MITIGATE.
(A)Mitigation by the DBOM Contractor.  In all cases where the DBOM Contractor is entitled to receive any relief from the BWS or exercise any rights, including the right to receive any payments, costs, damages or extensions of time, whether on account of Uncontrollable Circumstance or otherwise, the DBOM Contractor shall use all reasonable efforts to mitigate such amount required to be paid by the BWS to the DBOM Contractor under this Service Agreement, or the length of the extension of time.  Upon request from the BWS, the DBOM Contractor shall promptly submit a detailed description, supported by all such documentation as the BWS may reasonably require, of the measures and steps taken by the DBOM Contractor to mitigate and meet its obligations under this Section.
(B)Mitigation by the BWS.  In all cases where the BWS is entitled to receive from the DBOM Contractor any compensation, costs or damages, but not in any other cases, the BWS will use all reasonable efforts to mitigate such amount required to be paid by the DBOM Contractor to the BWS under this Service Agreement, provided that such obligation shall not require the BWS to:
(1)Take any action which is contrary to the public interest of the BWS, the City or the State, as determined by the BWS in its discretion;
(2)Undertake any mitigation measures that might be available arising out of its status as a Governmental Body, but which measure would not normally be available to a private commercial party; or
(3)Alter the amount of liquidated damages it is entitled to receive hereunder.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 22 - Miscellaneous Provisions

The BWS shall have no obligation to mitigate, implied or otherwise, except as set forth in this Section or as expressly provided in this Service Agreement.  Upon request by the DBOM Contractor, the BWS will promptly submit a detailed description, supported by all such documentation as the DBOM Contractor may reasonably require, of the measures and steps taken by the BWS to mitigate and meet its obligations under this Section.

SECTION 22.11.ACTIONS OF THE BWS IN ITS GOVERNMENTAL CAPACITY.  Nothing in this Service Agreement shall be interpreted as limiting the rights and obligations of the BWS under Applicable Law in its governmental capacity (including police power actions to protect health, safety and welfare or to protect the environment), or as limiting the right of the DBOM Contractor to bring any action against the BWS, not based on this Service Agreement, arising out of any act or omission of the BWS in its governmental capacity.
SECTION 22.12.CONTRACT NOT BINDING UNLESS FUNDS AVAILABLE.
(A)Manager Certification.  This Service Agreement is a multi-term contract pursuant to Section 3-122-149, HAR.  Therefore, the Manager shall only be required to certify that there is an appropriation or balance of an appropriation over and above all outstanding contracts that is sufficient to cover the amount required to be paid under this Service Agreement during the current BWS fiscal year or remaining portion of the current fiscal year during the Term.  Payment and performance obligations for succeeding BWS fiscal year periods during the Term shall be subject to the availability and appropriation of funds therefor from sources that are identified in writing by the BWS.  This Service Agreement shall be subject to cancellation if funds are not appropriated or otherwise made available to support continuation of payment and performance obligations in any fiscal year period succeeding the initial fiscal year during the Term; however, this shall not affect either BWS’s rights or the DBOM Contractor’s rights under any termination clause of this Service Agreement. The Manager will notify the DBOM Contractor on a timely basis that the funds are, or are not, available for the continuation of this Service Agreement for each succeeding fiscal year period. In the event of cancellation of the Service Agreement, such cancellation shall constitute a termination of this Service Agreement for its convenience pursuant to Sections 17.6 (BWS Termination Options During the Design-Build Period) or 17.7 (BWS Termination Options During the Operation Period), as applicable.
(B)Certification of a Portion of Funds.  Certification of a portion of the total funds required for this Service Agreement or any Change Order or Contract Amendment may be permitted when an immediate solicitation or amendment to a contract will result in significantly more favorable contract terms and conditions to the BWS than a solicitation or amendment made at a later date; provided that certification for partial funding shall be permitted only if the Manager states in the certificate that the availability of funds in excess of the amount certified as available shall be contingent upon future appropriations or special fund revenues.  This Service Agreement and any Change Order or Contract Amendment that is partially funded shall be enforceable only to the extent to which funds have been certified as available.
(C)Contracts Involving Federal Funds.  In any contract involving not only State, City, or BWS funds but also supplemental funds from the federal government, or involving one hundred percent (100%) federal funds, this Section shall be applicable only to that portion of the contract amount obligated and payable out of State, City, or BWS funds; however, this provision shall be liberally construed so as not to hinder or impede the BWS in contracting for any project involving financial aid from the federal government.
(D)No Adjustments Unless Sufficient Funds are Made Available.  In the event that any contract modification, Change Order, Contract Amendment or adjustment

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 22 - Miscellaneous Provisions

results in an increase in the total project budget or total contract budget, the Officer-in-Charge shall not execute or make any contract modification, Change Order, Contract Amendment or adjustment in contract price unless sufficient funds are made available therefor, or the scope of the project or contract is adjusted so as to permit the degree of completion that is feasible within the existing project budget or contract project; provided, that with respect to the validity, as to the DBOM Contractor, of any executed contract modification, Change Order, Contract Amendment or adjustment in contract price which the DBOM Contractor has reasonably relied upon, it shall be presumed that there has been compliance with the Section.
SECTION 22.13.ASSIGNMENT.
(A)By the DBOM Contractor.  The DBOM Contractor shall not assign, transfer, convey, lease, encumber or otherwise dispose of this Service Agreement, its right to execute the same, or its right, title or interest in all or any part of this Service Agreement or any monies due hereunder prior to their payment to the DBOM Contractor, whether legally or equitably, by power of attorney or otherwise, without the prior written consent of the BWS.  The DBOM Contractor shall submit a written request for assignment of this Service Agreement to the BWS, which shall include details of the technical and financial resources available to the proposed assignee to fulfill its obligations in performing all obligations of the DBOM Contractor under this Service Agreement.  In addition, the proposed assignee shall certify to the BWS, in writing, that:
(1)The proposed assignee has adequate technical and financial resources to perform all obligations of the DBOM Contractor under this Service Agreement;
(2)Performance by the proposed assignee will not have an adverse impact on the continuing performance by the DBOM Contractor of its obligations under this Service Agreement; and
(3)The proposed assignee agrees to assume all obligations of the DBOM Contractor under this Service Agreement, including remedying any breaches that occurred prior to such assignment whether known or unknown at the time of assignment.

The BWS shall not be bound by any such certification and shall have the independent right to make its own determination with respect to any matter certified by any proposed assignee pursuant to this subsection.  Any BWS approval of an assignment of this Service Agreement given in one instance shall not relieve the DBOM Contractor of its obligation to obtain the prior written approval of the BWS to any further assignment.  Any such assignment of this Service Agreement which is approved by the BWS, shall require the assignee of the DBOM Contractor to assume the performance of and observe all obligations, representations and warranties of the DBOM Contractor under this Service Agreement, and no such assignment shall relieve the Guarantor of any of its obligations under the Guaranty Agreement, which shall remain in full force and effect during the Term hereof. The approval of any assignment, transfer or conveyance shall not operate to release the DBOM Contractor in any way from any claims already made against the DBOM Contractor under this Service Agreement unless such approval specifically provides otherwise.  Any such approval of assignment shall be conditioned upon the assignee expressly agreeing to assume all obligations of the DBOM Contractor under this Service Agreement, including remedying any breaches that occurred prior to such assignment whether known or unknown at the time of assignment.

(B)By the BWS.  The BWS may not assign its rights or obligations under this Service Agreement without the prior written consent of the DBOM Contractor.  The BWS may, however, assign its rights and obligations under this Service Agreement, without the

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 22 - Miscellaneous Provisions

consent of the DBOM Contractor, to another Governmental Body if such assignee assumes, and is legally capable of discharging the duties and obligations of the BWS hereunder.
SECTION 22.14.CONFIDENTIALITY.
(A)Confidential Nature of Information.  The DBOM Contractor shall treat all information obtained from the BWS in the performance of this Service Agreement as confidential and proprietary to the BWS to the extent permitted by law.
(B)Limitation on Use and Disclosure.  The DBOM Contractor shall not use any information obtained as a consequence of the performance of the Contract Services for any purpose other than fulfillment of the DBOM Contractor’s scope of work.  The DBOM Contractor shall not disclose any information obtained from the BWS or obtained as a consequence of the performance of the Contract Services to any person other than its own employees, agents or Subcontractors who have a need for the information for the performance of work under this Service Agreement, unless such disclosure is specifically authorized in writing by the BWS.
(C)Security Plan.  If requested by the BWS, the DBOM Contractor shall, at its sole cost and expense, prepare a security plan to assure that information obtained from the BWS or as a consequence of the performance of the Contract Services is not used for any unauthorized purpose or disclosed to unauthorized persons.  The DBOM Contractor shall advise the BWS of any request for disclosure of information or of any actual or potential disclosure of information.
(D)Information Provided to BWS.  All information, data, or other material provided by the DBOM Contractor to the BWS shall be subject to the Uniform Information Practices Act, chapter 92F, HRS, as modified by Chapter 323F, HRS.
(E)Survival.  The DBOM Contractor’s obligations under this paragraph shall survive the termination of this Service Agreement.
SECTION 22.15.CONFIDENTIALITY OF PERSONAL INFORMATION.
(A)Definitions.  For purposes of this Section, “personal information” means an individual’s first name or first initial and last name in combination with any one or more of the following data elements, when either name or data elements are not encrypted:
(1)Social security number;
(2)Driver's license number or Hawaii identification card number; or
(3)Account number, credit or debit card number, access code or password that would permit access to an individual's financial information.

Personal information does not include publicly available information that is lawfully made available to the general public from federal, BWS, or local government records.  For purposes of this Section, “technological safeguards” means the technology and the policy and procedures for use of the technology to protect and control access to personal information.

(B)Confidentiality of Material.  All material given to or made available to the DBOM Contractor by the BWS by virtue of this Service Agreement that is identified as personal information shall be safeguarded by the DBOM Contractor and shall not be disclosed without the prior written approval of the BWS.  The DBOM Contractor agrees not to retain, use or disclose personal information for any purpose other than as permitted or required by this

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 22 - Miscellaneous Provisions

Service Agreement.  The DBOM Contractor agrees to implement appropriate technological safeguards that are acceptable to the BWS to reduce the risk of unauthorized access to personal information.  The DBOM Contractor shall report to the BWS in a prompt and complete manner any security breaches involving personal information.  The DBOM Contractor agrees to mitigate, to the extent practicable, any harmful effect that is known to DBOM Contractor because of a use or disclosure of personal information by DBOM Contractor in violation of the requirements of this subsection.  The DBOM Contractor shall complete and retain a log of all disclosures made of personal information received from the BWS, or personal information created or received by the DBOM Contractor on behalf of the BWS.
(C)Security Awareness Training and Confidentiality Agreements.  The DBOM Contractor certifies that all of its employees who will have access to personal information have completed training on security awareness topics relating to protecting personal information.  The DBOM Contractor certifies that confidentiality agreements have been signed by all of its employees who will have access to personal information acknowledging that:
(1) The personal information collected, used or maintained by the DBOM Contractor will be treated as confidential;
(2)Access to the personal information will be allowed only as necessary to perform the Contract Services; and
(3)Use of the personal information will be restricted to uses consistent with the services subject to this Service Agreement.
(D)Termination for Cause.  In addition to any other remedies provided for by this Service Agreement, if the BWS learns of a material breach of this Section by the DBOM Contractor, the BWS may at its discretion:
(1)Provide an opportunity for the DBOM Contractor to cure the breach or end the violation; or
(2)Immediately terminate this Service Agreement.

In either instance, the DBOM Contractor and the BWS shall follow chapter 487N, HRS, with respect to notification of a security breach of personal information.

(E) Records Retention.  Upon any termination of this Service Agreement, the DBOM Contractor shall pursuant to Chapter 487R, HRS, destroy all copies (paper or electronic form) of personal information received from the BWS.  Without limiting anything set forth in Section 4.9 (Financial Records), the DBOM Contractor and any Subcontractors shall maintain the files, books, and records that relate to this Service Agreement, including any personal information created or received by the DBOM Contractor on behalf of the BWS, and any cost or pricing data, for three years after the date of final payment under this Service Agreement.  The personal information shall continue to be confidential and shall not be disclosed without the prior written approval of the BWS.  After the three year retention period has ended, the files, books, and records that contain personal information shall be destroyed pursuant to Chapter 487R, HRS.
SECTION 22.16.ASSIGNMENT OF ANTITRUST CLAIMS.  The BWS and the DBOM Contractor recognize that in actual economic practice, overcharges resulting from antitrust violations are in fact usually borne by the purchaser. Therefore, the DBOM Contractor hereby assigns to the BWS any and all claims for such overcharges as to goods and

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 22 - Miscellaneous Provisions

materials purchased in connection with this Service Agreement, except as to overcharges which result from antitrust violations commencing after the price is established under this Service Agreement or any Change Order and which are not passed on to the BWS under an escalation clause.  In addition, the DBOM Contractor warrants and represents that each of its first tier Suppliers and Subcontractors shall assign any and all such claims to the BWS, subject to the same exception.
SECTION 22.17.CAMPAIGN CONTRIBUTIONS BY STATE AND COUNTY CONTRACTORS.  The DBOM Contractor is hereby notified of the applicability of Section 11-355, HRS, which states that campaign contributions are prohibited from a State and county government contractor during the term of the contract if the contractor is paid with funds appropriated by the legislative body between the execution of the contract through the completion of the contract.
SECTION 22.18.PUBLICITY.  The DBOM Contractor shall not refer to the BWS, the City, or any office, agency, or officer thereof, or any BWS or City employee, or the services or goods, or both, provided under this Service Agreement, in any of the DBOM Contractor’s brochures, advertisements or other publicity.  All media inquiries and communications to the DBOM Contractor about the subject matter of this Service Agreement shall be referred to the BWS.
SECTION 22.19.COMPLIANCE WITH MATERIAL AGREEMENTS.  The DBOM Contractor shall comply with its obligations under agreements of the DBOM Contractor which are material to the performance of its obligations under this Service Agreement.  The BWS shall comply with its obligations under agreements of the BWS which are material to the performance of its obligations hereunder.
SECTION 22.20.BINDING EFFECT.  This Service Agreement shall inure to the benefit of and shall be binding upon the BWS and the DBOM Contractor and any assignee acquiring an interest hereunder consistent with Section 22.13 (Assignment).
SECTION 22.21.NOTICES.
(A)Procedure.  Unless expressly agreed to by the parties otherwise, all notices, consents, approvals or written communications given pursuant to the terms of this Service Agreement shall be: (1) in writing and delivered in person; (2) transmitted by certified mail, return receipt requested, postage prepaid or by overnight courier utilizing the services of a nationally-recognized overnight courier service with signed verification of delivery; or (3) given by facsimile transmission, if a signed original is deposited in the United States Mail within two days after transmission.  Notices shall be deemed given only when actually received at the address first given below with respect to each party.  Either party may, by like notice, designate further or different addresses to which subsequent notices shall be sent.
(B)BWS Notice Address.  Notices required to be given to the BWS shall be addressed as follows:
Honolulu Board of Water Supply 630 South Beretania Street Honolulu, Hawaii 96843 Attn: Ernest Y.W. Lau, P.E. Manager and Chief Engineer Telephone No.: (808) 748-5061 Email Address: elau@hbws.org

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 22 - Miscellaneous Provisions

with a copy to:

Honolulu Board of Water Supply

630 South Beretania Street

Honolulu, Hawaii 96843
Attn: Barry Usagawa

Program Administrator, Water Resources Division
Telephone No.: (808) 748-5900

Email Address: busagawa@hbws.org

(C)Project Manager Notice Address.  After the BWS designates the Project Manager, the BWS shall provide the DBOM Contractor with the Project Manager’s notice address for purposes of this subsection.  Notices required to be given to the Project Manager shall be given to the Project Manager at such address after receipt from the BWS with a copy to the BWS at the address provided in (B) above.
(D)DBOM Contractor Notice Address.  Notices required to be given to the DBOM Contractor shall be addressed as follows:
Kalaeloa Desalco LLC 17520 Newhope St., Suite 180 Fountain Valley, CA 92708 Attn: Nate Owen President Telephone No.: (714) 514-8883 Email Address: nowen@percwater.com with a copy to: Consolidated Water US Holdings, Inc. 5810 Coral Ridge Dr. Suite 220 Coral Springs, FL 33076 Attn: Frederick McTaggart Director Telephone No.: (954) 509-8280 Email Address: fmctaggart@cwco.com
SECTION 22.22.NOTICE OF LITIGATION.  In the event the DBOM Contractor or BWS receives notice of or undertakes the defense or the prosecution of any Legal Proceedings, claims, or investigations in connection with the Project, the party receiving such notice or undertaking such defense or prosecution shall give the other party timely notice of such proceedings and shall inform the other party in advance of all hearings regarding such proceedings.  For purposes of this Section only, “timely notice” shall be deemed given if the receiving party has a reasonable opportunity to provide objections or comments or to proffer to assume the defense or prosecution of the matter in question, given the deadlines for response established by the relevant rules of procedure.
SECTION 22.23.FURTHER ASSURANCES.  The BWS and DBOM Contractor each agree to execute and deliver such further instruments and to perform any acts that may be necessary or reasonably requested in order to give full effect to this Service Agreement.  The BWS and the DBOM Contractor, in order to carry out this Service Agreement, each shall use all commercially reasonable efforts to provide such information, execute such further instruments and documents and take such actions as may be reasonably requested by the other and not

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Service Agreement Article 22 - Miscellaneous Provisions

inconsistent with the provisions of this Service Agreement and not involving the assumption of obligations or liabilities different from or in excess of or in addition to those expressly provided for herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Service Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BOARD OF WATER SUPPLY, CITY AND COUNTY OF HONOLULU		KALAELOA DESALCO LLC

By:	/s/ Ernest Y.W. Lau, P.E.	By:	/s/ Nathan Owen

Name:	Ernest Y.W. Lau, P.E.	Name:	Nathan Owen
Printed		Printed

Title:	Manager and Chief Engineer	Title:	President

Date: _June 2, 2023 ____________________		Date: _May 9, 2023 _________________________
“Contract Date”

APPROVED AS TO CONTENTS
By: /s/ Barry Usagawa Name: Barry Usagawa Printed Title: Program Administrator

APPROVED AS TO FORM AND LEGALITY
By: /s/ Geoffrey M. Kam Name: Geoffrey M. Kam Printed Title: Deputy Corporation Counsel

SERVICE AGREEMENT

DBOM CONTRACTOR ACKNOWLEDGMENT

STATE OF California   )

: SS.

COUNTY OF Orange    )

On this 9th day of May, 2023 before me appeared

Nathan Owen to me known to be the person(s) described in and who, on the date set forth above did in fact sign his/her name before me, and being by me duly sworn, did say that he isPresident of Kalaeloa Desalco LLC the DBOM Contractor named in the foregoing instrument, and that he is authorized to sign said 242 page instrument entitled Service Agreement and dated May 9, 2023 on behalf of the DBOM Contractor, and acknowledges that he/she/they executed said instrument as the free act and deed of the DBOM Contractor.

/s/ Dianna J. Benesh

(Notary Seal)Notary Public

State of California

My commission

expires: February 12, 2027

SCHEDULES

TO THE SERVICE AGREEMENT
FOR THE
KALAELOA SEAWATER DESALINATION FACILITY
DESIGN, BUILD, OPERATE AND MAINTAIN PROJECT
OAHU, HAWAII

between

THE BOARD OF WATER SUPPLY, CITY AND COUNTY OF HONOLULU

and

KALAELOA DESALCO LLC

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